As filed with the Securities and Exchange Commission on September 30, 1997.
                                                     Registration No. 333-04964C
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                _______________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                                ________________

                       BLUE RIDGE ENERGY FUND 1996/1997
                (Name of Small Business Issuer in Its Charter)
                                _______________


            Kentucky                                  1381                        61-1310934
(State or other jurisdiction              (Primary Standard Industrial        (I.R.S. Employer
of incorporation or organization)         Classification Code Number)         Identification No.)

                          632 Adams Street, Suite 700
                         Bowling Green, Kentucky 42101
                                 (800) 798-3389
(Address and Telephone Number of Principal Executive Offices and Principal Place
                                  of Business)
                                _______________

                               James T. Cook, Jr.
              Vice President-Finance, and Chief Financial Officer
                             Blue Ridge Group, Inc.
                          632 Adams Street, Suite 700
                         Bowling Green, Kentucky 42101
                                 (800) 798-3389
           (Name, Address and Telephone Number of Agent for Service)

                          Copies of communications to:

                             IVAN M. DIAMOND, ESQ.
                        Greenebaum Doll & McDonald PLLC
                            3300 National City Tower
                        Louisville, Kentucky 40202-3197
                                 (502) 589-4200

     Approximate Date of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                _______________


     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


================================================================================

                                                                      PROSPECTUS
                        BLUE RIDGE ENERGY FUND 1996/1997

                        $1,000,000 Minimum Subscriptions
              Per Partnership Minimum Offering Amount $1,000,000
      (1,000 Units at $1,000 Per Unit) Minimum Purchase: 5 Units ($5,000)

     Blue Ridge Energy Fund 1996/1997 (the "Program") is a series of up to ten limited partnerships which will be formed to purchase, drill, own and operate oil and gas wells primarily in Texas, Oklahoma and Kentucky. See "Proposed Activities." Interests in the Program have been offered over a period which commenced September 24, 1996. Interests in the partnerships designated "Blue Ridge Energy Fund 1997--Limited Partnership" will be offered during 1997. Interest not sold during 1997 may be offered in 1998 and designated "Blue Ridge Energy Fund 1998--Limited Partnership". The primary purpose of the partnerships will be to generate revenue from oil and gas sales and distribute the proceeds to the partners. The economic benefits of the investment are expected to include deductions in 1997 (with respect to the partnerships designated "Blue Ridge Energy Fund 1997--Limited Partnership") and in 1998 (with respect to the partnerships designated "Blue Ridge Energy Fund 1998--Limited Partnership") for intangible drilling costs and when wells are in production for depletion. See "Summary of the Offering--Terms of the Offering." Although $10,000,000 of units of partnership interest are available for sale, the program has limited the maximum capitalization of any individual partnership to $2,000,000.

     . Units of general and limited partnership interests ("Units") in oil and gas development limited partnerships are being offered to potential investors in accordance with this prospectus.

     . The managing general partner anticipates that, if the minimum offering of $1,000,000 is achieved, approximately 85% of the total capital contributions will be utilized for oil and gas well drilling and completion activities. See "Source of Funds and Use of Proceeds."

     . Investors who purchase general partnership interests will be subject to unlimited liability.

         THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF
                 RISK.  See "Risk Factors" beginning on page 8.

                           --------------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND  EXCHANGE  COMMISSION   OR  ANY  STATE  GOVERNMENTAL  AGENCY OR
       STATE  SECURITIES  COMMISSION,  NOR  HAS  THE  COMMISSION  OR  ANY
         STATE  GOVERNMENTAL  AGENCY  OR  STATE SECURITIES  COMMISSION
          PASSED UPON THE  ACCURACY OR  ADEQUACY OF THIS  PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           --------------------------
         NEITHER THE ATTORNEY GENERAL OF THE STATE OF NEW YORK NOR THE
           ATTORNEY GENERAL OF THE STATE OF NEW JERSEY NOR THE BUREAU
             OF SECURITIES OF THE STATE OF NEW JERSEY HAS PASSED ON
                OR  ENDORSED  THE  MERITS OF THIS OFFERING.  ANY
                  REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

=====================================================================================
                                          Underwriting Discounts     Proceeds to each
                    Price to Public         and Commissions(1)       Partnerships(2)
-------------------------------------------------------------------------------------
Per Unit             $     1,000          $      100 (10%)           $      900 (90%)
-------------------------------------------------------------------------------------
Total Minimum        $ 1,000,000          $  100,000 (10%)           $  900,000 (90%)
-------------------------------------------------------------------------------------
Total Maximum        $10,000,000          $1,000,000 (10%)           $9,000,000 (90%)
=====================================================================================

(1) Includes a 2% reimbursement for due diligence expenses and marketing support fees which is payable to the Dealer-Manager.

(2) Before deducting expenses payable by each Partnership estimated at $25,000 if the minimum number of Units are sold to $50,000 if the maximum number of Units are sold, including legal, accounting, printing and filing and registration fees. The aggregate maximum expenses for this offering to be paid collectively by all of the Partnerships will not exceed $250,000.

                   Dealer-Manager--Ridgemont Securities, Inc.
                                 (800) 586-8764

      A Member of the National Association of Securities Dealers, Inc. and
                   Securities Investor Protection Corporation

                 The date of this Prospectus is ____________________, 1997.

 .    The drilling of oil and gas wells is highly risky and includes the possibility of a total loss of one's investment.

 .    Total reliance is on the Managing General Partner for management and control of each partnership.

 .    No prospects for oil and gas drilling have yet been selected and therefore no investor will have an opportunity to evaluate any of the prospects before investing in the partnership.

 .    Investors who purchase general partnership interests will be subject to unlimited liability. All general partnership interests, other than the general partnership interest held by the Managing General Partner, will be converted into limited partnership interests upon completion of drilling.

 .    Revenues of each partnership are directly related to oil and gas prices which cannot be predicted.

 .    An investment in the Program is illiquid--investors may not be able to sell their partnership interests.

 .    Investment is suitable only for investors having substantial financial resources and who desire a long-term investment.

 .    Significant tax considerations are involved in an investment, including but not limited to: possible modification or elimination of tax benefits; possible loss of partnership classification; limited partners must have substantial current taxable income from passive trade or business activities to benefit from tax losses arising from the particular partnership; and possible recognition of taxable income by an Investor Partner with no corresponding cash distribution by the partnership.

 .    The partnerships are subject to various conflicts of interest arising out of their relationship with the Managing General Partner. See "Management-- Conflicts of Interest."

 .    Substantial compensation and fees are payable by the Partnership to the
     Managing General Partner and affiliates upon formation and throughout the life of the partnership.

 .    Ridgemont Securities, Inc., the Dealer-Manager, may be deemed to be an affiliate of the Managing General Partner.

     The minimum capital for each partnership to be raised from investors is $1,000,000, while the maximum capital is $2,000,000. The Managing General Partner has complete discretion as to when the offering of a particular partnership terminates at any point after the minimum subscription is reached. Nevertheless, it is the intention of the Managing General Partner to terminate the offering of each partnership (assuming the minimum subscription has been reached) at or near the time of the respective targeted closing dates for each partnership. No offering of a partnership designated "Blue Ridge Energy Fund 1997--Limited Partnership" may extend beyond December 31, 1997, and no offering of a partnership designated "Blue Ridge Energy Fund 1998--Limited Partnership" may extend beyond December 31, 1998. See "Terms of the Offering--General." No particular partnership will be funded if the minimum subscription is not attained. Moreover, no Units in a Partnership will be offered or sold after the closing of the offering of that Partnership.

     Subscription proceeds of each Partnership will be held in a separate interest-bearing escrow account at South Central Bank of Bowling Green, Inc. (the "Escrow Agent"). In the event that the minimum required subscription is not realized with respect to a Partnership, that Partnership will not be funded, and the Escrow Agent will promptly return all subscription proceeds to the respective subscribers in full with any interest earned thereon and without any deduction therefrom. See "Terms of the Offering--General."

     Units are being offered at a price of $1,000 per Unit. The minimum subscription is 5 Units ($5,000). Units will not be sold to tax-exempt investors or to foreign investors.

     Each partnership intends to furnish to investors annual reports containing audited financial statements, a report thereon by its independent certified public accountants, and a semi-annual report containing unaudited financial information for the first six months of each year.

                              TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
SUMMARY OF THE OFFERING......................................................................  1
  Terms of the Offering......................................................................  1
  Special Risks of the Partnerships..........................................................  3
  Risks Pertaining to Oil and Gas Investments................................................  4
  Tax Risks..................................................................................  4
  Compensation of the Managing General Partner...............................................  5
  Participation in Costs and Revenues........................................................  5
  Application of Proceeds....................................................................  6
  Tax Considerations; Opinion of Counsel.....................................................  6
  Rights of the Investor Partners............................................................  7

RISK FACTORS.................................................................................  8
  Special Risks of the Partnerships..........................................................  8
  Risks Pertaining to Oil and Gas Investments................................................ 13
  Tax Risks.................................................................................. 15

TERMS OF THE OFFERING........................................................................ 18
  General.................................................................................... 18
  Activation of the Partnerships............................................................. 20
  Types of Units............................................................................. 21
  Conversion of Units by Additional General Partners......................................... 22
  Unit Repurchase Program.................................................................... 23
  Investor Suitability....................................................................... 24

ASSESSMENTS AND FINANCING.................................................................... 26

SOURCE OF FUNDS AND USE OF PROCEEDS.......................................................... 27
  Source of Funds............................................................................ 27
  Use of Proceeds............................................................................ 27
  Subsequent Source of Funds................................................................. 28

PARTICIPATION IN COSTS AND REVENUES.......................................................... 28
  Revenues................................................................................... 29
  Costs...................................................................................... 29
  Allocations Among Investor Partners; Deficit Capital Account
    Balances................................................................................. 32
  Cash Distribution Policy................................................................... 32
  Termination................................................................................ 33
  Amendment of Partnership Allocation Provisions............................................. 33

COMPENSATION TO THE MANAGING GENERAL PARTNER AND AFFILIATES.................................. 34

PROPOSED ACTIVITIES.......................................................................... 36
  Introduction............................................................................... 36
  Investment Objectives...................................................................... 37
  Development Policies....................................................................... 37
  Drilling Policy............................................................................ 37
  Acquisition of Undeveloped Prospects....................................................... 38
  Evaluation of Prospects.................................................................... 40
  Title to Properties........................................................................ 40
  Oil and Gas Prospects...................................................................... 41
  Geology.................................................................................... 41
  Drilling and Completion Phase.............................................................. 44
  Drilling and Operating Agreement........................................................... 45
  Production Phase of Operations............................................................. 46
  Interests of Parties....................................................................... 47
  Insurance.................................................................................. 47
  The Managing General Partner's Policy Regarding Roll-Up and
    Other Significant Transactions........................................................... 49

COMPETITION, MARKETS AND REGULATIONS......................................................... 51
  Competition and Markets.................................................................... 51
  Regulation................................................................................. 52
  Gas Pricing................................................................................ 52
  Proposed Regulation........................................................................ 52

MANAGEMENT................................................................................... 53
  General Management......................................................................... 53
  Experience and Capabilities as Driller/Operator............................................ 53
  Managing General Partner................................................................... 54
  Certain Shareholders of the Managing General Partner....................................... 55
  Remuneration............................................................................... 56
  Legal Proceedings.......................................................................... 56
  Certain Transactions....................................................................... 57
  Conflicts of Interest...................................................................... 57

FIDUCIARY RESPONSIBILITY OF THE MANAGING GENERAL PARTNER..................................... 62

PRIOR ACTIVITIES............................................................................. 63
  Prior Partnerships......................................................................... 63
  Previous Drilling Activities............................................................... 65
  Payout and Net Cash Tables................................................................. 67
  Tax Deductions and Tax Credits of Participants in Previous
    Partnerships............................................................................. 71

TAX CONSIDERATIONS........................................................................... 73
  Classification as Partnership.............................................................. 73
  Taxation of Partners....................................................................... 74
  Basis and At Risk Limitations.............................................................. 74
  Passive Loss Limitations................................................................... 75

    A.  General.............................................................................. 75
    B.  General Partner Interests............................................................ 75
    C.  Limited Partner Interests............................................................ 76
  Allocations of Profits and Losses.......................................................... 76
  Intangible Drilling and Development Costs.................................................. 77
    A.  Classification of Costs.............................................................. 77
    B.  Timing of Deductions................................................................. 77
    C.  Recapture of IDC..................................................................... 78
  Leasehold Acquisition Costs and Abandonment................................................ 78
  Depletion Deductions....................................................................... 78
  Depreciation Deductions.................................................................... 79
  Interest Deductions........................................................................ 79
  Transaction Fees........................................................................... 79
  Conversion of Interests.................................................................... 80
  Alternative Minimum Tax.................................................................... 80
  Disposition of Property of the Partnership................................................. 81
  Installment Sales.......................................................................... 81
  Sales and Other Disposition of Units....................................................... 82
  Partnership Distributions.................................................................. 82
  Profit Motive.............................................................................. 82
  Administrative Matters..................................................................... 83
  Accounting Methods and Periods............................................................. 84
  Social Security Benefits; Self-employment Tax.............................................. 84
  State and Local Taxes...................................................................... 84
  Individual Tax Advice Should be Sought..................................................... 84

SUMMARY OF THE PARTNERSHIP AGREEMENT......................................................... 85
  Responsibility of Managing General Partner................................................. 85
  Liabilities of General Partners, Including Additional General
    Partners................................................................................. 85
  Liability of Limited Partners.............................................................. 85
  Allocations and Distributions.............................................................. 86
  Voting Rights.............................................................................. 86
  Retirement and Removal of the Managing General Partner..................................... 86
  Term and Dissolution....................................................................... 87
  Indemnification............................................................................ 87
  Reports to Partners........................................................................ 88
  Power of Attorney.......................................................................... 88
  Other Provisions........................................................................... 88

TRANSFERABILITY OF UNITS..................................................................... 88

PLAN OF DISTRIBUTION......................................................................... 89

SALES LITERATURE............................................................................. 90

LEGAL OPINIONS............................................................................... 91

EXPERTS...................................................................................... 91

ADDITIONAL INFORMATION....................................................................... 91

GLOSSARY OF TERMS............................................................................ 92

FINANCIAL STATEMENTS.........................................................................F-1

APPENDICES:
     A. Form of Limited Partnership Agreement................................................A-1
     B. Subscription Agreements..............................................................B-1
     C. Special Subscription Instructions....................................................C-1
     D. Opinion of Counsel--Tax Considerations...............................................D-1

                            SUMMARY OF THE OFFERING

  This summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus. Prospective investors are directed to the "Glossary of Terms" at the end of this Prospectus, which defines certain of the capitalized terms appearing throughout the Prospectus.

Terms of the Offering

  The Program. Blue Ridge Energy Fund 1996/1997 (the "Program") is a series of up to ten limited partnerships (each hereinafter referred to as a "Partnership" or where the context so provides as the "Partnerships") to be formed under and governed by the Kentucky Revised Uniform Limited Partnership Act. Units have been offered over a period which commenced September 24, 1996. Units in the Partnerships designated "Blue Ridge Energy Fund 1997--Limited Partnership" will be offered during 1997. Units not sold during 1997 may be offered in 1998 and designated "Blue Ridge Energy Fund 1998--Limited Partnership". The rights and obligations of the Partners of each Partnership will be governed by a Limited Partnership Agreement (the "Partnership Agreement"), the form of which is attached to the Prospectus as Appendix A. For a description of the principal terms of the Partnership Agreement, see "Summary of Partnership Agreement." The Managing General Partner of each Partnership will be Blue Ridge Group, Inc., a Nevada corporation (hereinafter referred to as the "Managing General Partner"). The subscription periods for all Partnerships designated "Blue Ridge Energy Fund 1997--Limited Partnership" and those designated "Blue Ridge Energy Fund 1998-- Limited Partnership" will terminate on December 31, 1997 and December 31, 1998, respectively, unless earlier terminated or withdrawn by the Managing General Partner.

  Each Partnership will be a separate entity and will invest separately in various Prospects. The Managing General Partner on behalf of each such Partnership may acquire Prospects prior to the completion of the offering of Units in each such Partnership. If Prospects are selected prior to such completion of an offering, the Managing General Partner will issue a Prospectus Supplement or Amendment specifically for that Partnership which identifies such Prospects.

  A total of 10,000 Units at $1,000 per Unit, aggregating $10,000,000, is being offered. "Unit" means a Partnership interest of a Limited Partner or of an Additional General Partner purchased by an Investor Partner for an investment of $1,000. This interest is the right and obligation to share a proportional part of the Investor Partners' share of Partnership income, expense, assets and liabilities. The fractional interest purchased by a one unit investment in the Investor Partners' interest in the Partnership income, expense, assets, or liabilities (see the table under "Summary of the Offering--Participation in Costs and Revenues") is the ratio of one unit to the total number of units sold. Investors may choose to purchase units of general partnership interest or units of limited partnership interest. The Managing General Partner will convert all units of general partnership interest other than the general partnership interest held by the Managing General Partner, into units of limited partnership interest upon completion of all drilling and completion activities. Units will not be sold to tax-exempt investors or to foreign investors. The minimum investment by an investor is $5,000.

  The minimum number of Units which must be sold to allow a Partnership to be funded is 1,000 Units, or $1,000,000. The maximum subscription for any Partnership is $2,000,000 (2,000 Units). The Managing General Partner has complete discretion as to when the offering of a particular Partnership terminates at any point after the minimum subscription is reached. However, the Managing General Partner will not delay the funding of any Partnership designated "Blue Ridge Energy Fund 1997--Limited Partnership" or "Blue Ridge Energy Fund 1997--Limited Partnership" beyond December 31, 1997 or December 31, 1998, respectively. No Units in a Partnership will be offered or sold after the close of its offering period.

  All subscriptions are payable in cash upon subscription. The execution of the Subscription Agreement by a subscriber constitutes a binding offer to buy Units in a Partnership. Once an investor subscribes for Units, that investor will not be able to revoke such investor's Subscription. Escrowed Subscriptions will be promptly returned to the respective subscriber of the particular Partnership if the Partnership is not closed by the sixtieth day following the anticipated offering termination date with respect to each respective Partnership. Subscription proceeds of each Partnership will be held in a separate interest-bearing escrow account at South Central Bank of Bowling Green, Inc., Bowling Green, Kentucky (the "Escrow Agent"). In the event that the minimum required subscription of $1,000,000 is not realized in the offering of Units of any particular Partnership, that Partnership will not be funded, and the Escrow Agent will promptly return all subscription proceeds with respect to the particular Partnership to the respective subscribers in full with any interest earned thereon and without any deduction therefrom. For a full discussion of the various terms of the offering, see "Terms of the Offering" below.

  In the event a Partnership closes for the minimum amount of subscription units, the relative degree of risk of an investment of the Partnership may increase in view of a lesser degree of diversification of drilling by that Partnership. Thus, a Partnership subscribed at the minimum level may be able to participate in fewer Prospects, thereby increasing the effect of the results from each individual well upon the Investor Partners' investment.

  As the Partnership size increases, the number of wells drilled may increase, thereby increasing the diversification of the Partnership and decreasing the effect upon the Investor Partners' investment as a result of an unsuccessful well.

  The Partnerships are being formed to purchase, drill, own and operate oil and gas wells in Texas, Oklahoma and Kentucky and to produce and sell oil and gas from these wells. The Managing General Partner may also determine to drill, own and operate wells in Louisiana, New Mexico and such other places which the Managing General Partner may select in its sole discretion. See "Proposed Activities." Of the offering proceeds available for drilling operations, the Managing General Partner plans to utilize all such proceeds in the drilling of development wells but may utilize up to 25% on one or more exploratory wells. See "Proposed Activities" and "Glossary of Terms" for the definitions of "Development Well," "Exploratory Well," and other terms which are used in this Prospectus.

  The address and telephone number of the Partnerships and the Managing General Partner are 632 Adams Street, Suite 700, Bowling Green, Kentucky 42101 and (800) 798-3389, respectively.

  Conversion of Units by Additional General Partners. Additional General Partners (those investors who purchase Units of general partnership interest) of a particular Partnership will have the right to convert their Units into Units of limited partnership interest and thereafter become limited partners of that Partnership. Moreover, the Managing General Partner will convert all Units of general partnership interest, other than the general partnership interest held by the Managing General Partner, of a particular partnership into Units of limited partnership interest upon completion of drilling of that Partnership. See "Tax Considerations--Conversion of Interests," "Terms of the Offering-- Conversion of Units by Additional General Partners," and "Proposed Activities-- Insurance."

  Unit Repurchase Program. Beginning with the third anniversary of the date of the first cash distribution of the particular Partnership, Investor Partners (those persons who invest in a Partnership, either as Additional General Partners or as Limited Partners) of that Partnership may offer their Units to the Managing General Partner for repurchase. Repurchase of Units is subject to certain conditions, including the financial ability of the Managing General Partner to purchase the Units and certain opinions of Counsel. Subject to such financial condition and certain opinions of Counsel, the Managing General Partner will offer annually to repurchase for cash a maximum of 10% of the Units originally subscribed to in the Partnership. Subject to such conditions, the Managing General Partner is obligated to purchase all Units presented to it by investors, up to the 10% ceiling as stated above. The repurchase price will be based upon a minimum of three times cash distributions during the 12 months preceding receipt of the request for repurchase or some greater amount which is solely in the discretion of the Managing General Partner. Such repurchase price will not necessarily represent the fair market value of the Units. See "Terms of the Offering--Unit Repurchase Program" and "Tax Considerations--Conversion of Interests."

  Suitability Standards--Long-Term Investment. The Managing General Partner has instituted strict suitability standards for investment in the Partnerships. The high degree of investment risk together with the restrictions on the sale of Units, lack of a market for the Units, and the tax consequences of the sale of Units makes investment in the Partnerships suitable only for persons who are able to hold their Units on a long-term investment basis. See "Terms of the Offering--Investor Suitability."

  Risk Factors. This offering involves numerous risks, including the risks of oil and gas drilling, the risks associated with investments in oil and gas drilling programs, and significant tax considerations. See "Risk Factors" and "Tax Considerations." Each prospective investor should carefully consider a number of significant risk factors inherent in and affecting the businesses of the Partnerships and this offering, including the following:

Special Risks of the Partnerships:

 . The drilling and completion operations to be undertaken by each Partnership for the development of oil and gas reserves involve the possibility of a total loss of an investment in a Partnership.

 . The Managing General Partner will have the exclusive management and control of all aspects of the business of each Partnership. No investor will be permitted to take part in the management or in the decision-making of the Partnership.

 . Prospects may not be selected for acquisition by a particular Partnership until after activation of that Partnership. Therefore, an investor may not have an opportunity to evaluate any of the Prospects before investing in a Partnership. Because all subscriptions are irrevocable, because the offering period for a particular Partnership can extend over a number of months, and because Prospects may not be acquired until activation of a Partnership, delays in the investment of proceeds from the initial subscription date are likely.

 . Investors who invest as Additional General Partners will have unlimited liability for all obligations and liabilities of creditors and claimants arising during such time that they were Additional General Partners from the conduct of Partnership operations if such liabilities exceed the Partnership's assets and insurance and the assets of the Managing General Partner (which has agreed to indemnify the Additional General Partners).

 . There will be no market for the Units. Investors in a Partnership must assume the risks of an illiquid investment. Investors may be unable to sell their Partnership interests.

 . The Partnerships are subject to various conflicts of interest arising out of their relationship with the Managing General Partner, including: the Managing General Partner currently manages oil and gas drilling programs similar to the Partnerships; the Managing General Partner decides which Prospects each Partnership will acquire; the Managing General Partner will act as operator and will furnish drilling and completion services to the Partnerships; the Managing General Partner is general partner of numerous other partnerships and owes duties of good-faith dealing to such other partnerships; and the dealer manager will receive sales commissions as a result of sales of Units.

 . The Managing General Partner and Affiliates will receive fees and compensation throughout the life of each Partnership. If and to the extent these fees and compensation create conflicts between the best interests of the investors and the best interests of the Managing General Partner, the Managing General Partner may have incentives to act in a manner not in the best interest of the Partners.

 . It is possible that some or all of the insurance coverage which the Partnership has available may become unavailable or prohibitively expensive. In such event, the investors could be subject to greater risk of loss of their investment since less insurance would be available to protect against casualty losses.

 . The Managing General Partner and Affiliates may also purchase Units, the effect of which may be to assure that the minimum aggregate subscription amount is reached.

 .  The Partnership is permitted to drill one or more Exploratory Wells.
   Drilling Exploratory Wells involves greater risks of Dry Holes and loss of the Partnership's investment.

Risks Pertaining to Oil and Gas Investments:

 . Oil and gas drilling is a highly speculative activity. There is a possibility that wells drilled may not produce oil and gas. Even wells which are productive may not produce oil and gas in sufficient quantities to return all or a significant portion of the investment.

 . Future oil and gas prices are unpredictable. If oil and gas prices go down, investor returns will go down.


 . Access to markets for gas produced by wells may be restricted as a result of many factors, including distances to existing pipelines, an oversupply of crude oil and gas, changing demand from weather conditions, and regulations set by federal and state governmental authorities, thus impeding or delaying revenues to the Partnerships.


Tax Risks:

 . No ruling has been obtained from the Internal Revenue Service (the "Service") as to partnership status of the Partnerships.

 . Investment as an Additional General Partner may not be advisable for a person whose taxable income from all sources is not recurring or is not subject to high marginal federal income tax rates.

 . Investment as a Limited Partner may be less advisable for a person who does not have substantial current taxable income from passive trade or business activities.

 . Federal income tax payable by an Investor Partner by reason of his distributive share of Partnership income for any year may exceed the cash distributed to such Partner by the Partnership.

 . Even though the Partnerships will not register with the Service as "tax shelters," there still remains a likelihood of an audit of the Partnerships' returns by the Service.

 . Of the total program proceeds, the 10% utilized for syndication costs, offering costs, due diligence and commissions is nondeductible for the life of the Partnership, and 5% is utilized for the management fee, some or all of which may not be deductible and some of which may be deductible only over a 60-month period.

 . No assurance can be given that prepaid drilling expenses will be deductible in the year paid.

Compensation of the Managing General Partner

The following is a tabular presentation of the items of compensation respecting the Managing General Partner:

Recipient                       Form of Compensation                   Amount
---------                       --------------------                   ------
Managing General Partner        Partnership interest                   20% interest(1)

Managing General Partner        Management Fee                         5% of Subscriptions (non-recurring
                                                                       fee)(2)

Managing General Partner        Sale of Leases to Partnerships         Cost, or fair market value if
                                                                       materially less than Cost(3)

Managing General Partner        Contract drilling rates                Competitive industry rates(3)

Managing General Partner        Operator's Per-Well Charges            $350 per well per month(3)

Managing General Partner        Direct Costs                           Cost(3)

Managing General Partner        Payment for equipment, supplies        Competitive prices(3)
and Affiliates                  and other services

---------------
(1) The Managing General Partner will contribute to the Partnerships an amount equal to at least 5% of the aggregate contributions of the Investor Partners.
(2) The one-time fee will range from $50,000 if the minimum number of Units is sold, to $500,000 if the maximum number of Units is sold.
(3)  Cannot be quantified until Partnership is conducting business.

Participation in Costs and Revenues

  Partnership profits and income will be allocated 80% to the Investor Partners and 20% to the Managing General Partner throughout the term of each Partnership.

   The table below summarizes the participation in the costs and revenue of the Partnerships by the Managing General Partner and the Investor Partners, taking into account the Managing General Partner's contribution to the capital of the Partnerships. The table is reproduced in full, with footnotes, under "Participation in Costs and Revenues."


                                                                        Managing
                                                             Investor    General
Partnership Costs                                             Partner    Partner
-----------------                                             -------    -------
Broker-Dealer Commissions and Expenses.......................     100%        0%
Management Fee...............................................     100%        0%
Lease Costs..................................................      95%        5%
Tangible Equipment...........................................      95%        5%
Drilling and Completion Costs................................      95%        5%
Intangible Drilling and Development Costs....................      95%        5%
Operating Costs..............................................      80%       20%
Direct Costs.................................................      95%        5%
Administrative Costs.........................................       0%      100%
Partnership Revenues
--------------------
Sale of Oil and Gas Production...............................      80%       20%
Sale of Productive Properties................................      80%       20%
Sale of Undeveloped Leases...................................      80%       20%
Interest Income..............................................      80%       20%

Application of Proceeds

  The Managing General Partner estimates that the proceeds from the aggregate contributions to the capital of a partnership by the Investor Partners and the Managing General Partner will be applied as follows, assuming the minimum number of Units is sold. For a more extensive presentation of the use of proceeds, see "Source of Funds and Use of Proceeds" later in the Prospectus.

                                                          Percentage of Total
Activity                                                Capital Contributions
--------                                                ---------------------
Organization and Offering Costs.........................                  10%
Management Fee..........................................                   5%
Drilling and Completion Costs...........................                  85%
                                                                         ----
Total...................................................                 100%
                                                                         ====

Tax Considerations; Opinion of Counsel

  The Managing General Partner has received an opinion from its counsel, Greenebaum Doll & McDonald PLLC, Louisville, Kentucky, concerning all material Federal income tax issues applicable to an investment in the Partnerships. See "Tax Considerations." To be fully understood, the complete discussion of these matters set forth herein should be read by each prospective Investor Partner. Based upon current laws, regulations, interpretations and court decisions, and the representations of the Managing General Partner, Greenebaum Doll & McDonald PLLC, has rendered its opinion that (i) the material Federal income tax benefits in the aggregate from an investment in the Partnership will be realized; (ii) each Partnership will be treated as a partnership for Federal income tax purposes and not as an association taxable as a corporation, (iii) neither the at risk nor the adjusted basis rules will limit the deductibility of losses generated from the Partnership; (iv) the interests of persons who invest as Additional General Partners will not be considered a passive activity within the meaning of Code (S) 469 and losses generated while such general partner interests are so held will not be limited by the passive activity provisions;
(v) the Partnership's operations as to Investor Partners owning Limited Partner interests (other than those held by Additional General Partners who converted their interests into Limited Partner interests) will be considered a passive activity within the meaning of Code (S) 469 and losses generated therefrom will be limited by the passive activity provisions; (vi) the Partnership will not be terminated solely as the result of the conversion of Partnership interests;
(vii) to the extent provided herein, the Partners' distributive shares of Partnership tax items will be determined and allocated substantially in accordance with the terms of the Partnership Agreement; and (viii) each Partner will be entitled to his distributive share of the Partnership's cost recovery deduction.

  Due to the lack of authority, or the essentially factual nature of the question, counsel expresses no opinion on the following; (i) the impact of an investment in the Partnership on an Investor Partner's alternative minimum tax, due to the factual nature of the issue; (ii) whether, under Code (S) 183, the losses of the Partnership will be treated as derived from "activities not engaged in for profit," and therefore nondeductible from other gross income, due to the inherently factual nature of a Partner's interest and motive in engaging in the transaction; (iii) whether prepaid drilling expenses will be deductible in the year prepaid, due to the inherently factual nature of the issue; (iv) whether any of the Partnership's properties will be considered "proven" for purposes of depletion deductions, due to the factual nature of the issue; (v) whether any interest incurred by a Partner with respect to any borrowings will be deductible or subject to limitations on deductibility, due to the factual nature of the issue; and (vi) whether the fees to be paid to the Managing General Partner and to third parties will be deductible, due to the factual nature of the issue. See "Tax Considerations."

Rights of the Investor Partners

  The rights of the Investor Partners will be governed by the Partnership Agreement, which is attached to this Prospectus as Appendix A. The following is a summary of the more significant of their rights.

 . The Managing General Partner will have the exclusive right to manage and control all aspects of the business of the Partnership. No investor will have any voice in the day-to-day business operations of the Partnership.

 . Profits and losses are to be allocated and cash is to be distributed in the manner discussed in the section entitled "Participation in Costs and Revenues."

 . Investors owning 10% or more of the then outstanding Units have the right to ask the Managing General Partner to call a meeting of the Investor Partners. Each Unit is entitled to one vote on all matters. A vote of a majority of the then outstanding Units is required to approve any sale of all or substantially all of the Partnership's assets; the removal of the Managing General Partner and the election of a new Managing General Partner; the dissolution of the Partnership; any non-ministerial amendment to the Partnership Agreement; and the cancellation of contracts for services with the Managing General Partner.

 .  The Managing General Partner has agreed to indemnify each investor who owns
   Units of general partnership interest for obligations, losses, or judgments of the Partnership or the Managing General Partner which exceed the amount of applicable insurance coverage and amounts which would become available from the sale of all Partnership assets.

 . The Managing General Partner is obligated to furnish investors with semi-annual and annual reports. The reports will contain financial statements (audited in the annual reports), information regarding transactions between the Managing General Partner and the Partnership, reserve information prepared by an independent petroleum engineer and information regarding the Partnership's activities.

 . Investors may sell, transfer, or assign their Units, subject to the consent of the Managing General Partner and provided that the transferee satisfies all applicable suitability requirements.

 . Investors have the right to inspect the Partnership's books and records at any reasonable time.

                                  RISK FACTORS

  Investment in the Partnerships involves a high degree of risk and is suitable only for investors of substantial financial means who have no need of liquidity in their investments. In analyzing this offering, investors should carefully consider the following risk factors.

Special Risks of the Partnerships

  Speculative Nature of Investment; Investment Suitable Only for Financially Able. The drilling and completion operations to be undertaken by each of the Partnerships for the development of oil or gas reserves involve the possibility of a total loss of an investment in a partnership. Drilling activities may be unprofitable, not only from non-productive wells, but also from wells which do not produce oil or gas in sufficient quantities or quality to return a profit on the amounts expended. Investment is suitable only for individuals who are financially able to withstand a total loss of their investment. See "Terms of the Offering--Investor Suitability."

  Exclusive Reliance Upon Managing General Partner for Management of Partnerships; Investor Partners May Not Manage. The Managing General Partner will exclusively manage and control all aspects of the business of the Partnership and will make all decisions respecting the business of the Partnership. The Investor Partners will not take part in the management of the Partnership. See Article VI and Section 7.1 of the Partnership Agreement.

  Prospects Not Yet Identified or Selected; No Opportunity for Investors to Evaluate Prospects. The Managing General Partner has not selected any Prospect for acquisition by the Partnerships and may not select Prospects for a particular Partnership until after the activation of that Partnership. A Prospect may be acquired directly by a Partnership from third parties. In many cases, however, a Prospect may be acquired initially by the Managing General Partner. The Managing General Partner will transfer such Prospects to a Partnership as set forth in "Proposed Activities--Evaluation of Prospects." Investor Partners may not have an opportunity before purchasing Units to evaluate for themselves the relevant geophysical, geological, economic or other information regarding the Prospects to be selected. Delays in the investment of proceeds from the initial subscription date are likely because (i) the offering period for a particular Partnership may extend over a number of months and (ii) no Prospect will be acquired until after activation of the Partnership.

  Unlimited Liability of Additional General Partners. Under Kentucky law, the state in which each Partnership is to be formed, general partners of a partnership have unlimited liability with respect to that partnership, therefore the Additional General Partners will be liable individually and as a group for all obligations and liabilities of creditors and claimants, whether arising out of contract or tort, in the conduct of Partnership operations. Additionally, General Partners may be subjected to liability for amounts in excess of their Subscriptions, the assets of the Partnership, including insurance coverage, and the assets of the Managing General Partner, which has agreed to indemnify the Additional General Partners.

  Compensation Payable to the Managing General Partner and Affiliates; Possible Conflicts of Interest. The Managing General Partner and Affiliates will receive compensation throughout the life of the Partnership. The Managing General Partner will contribute to the Partnerships an amount equal to not less than 5% of the Capital Contributions of the Investor Partners. The Managing General Partner's share of operating profits in each Partnership will be 20%. The Partnership at closing of the Partnership will pay to the Managing General Partner a one-time Management Fee equal to 5% of total Subscriptions. The Partnership will enter into a Drilling Contract, based upon competitive rates as charged by unaffiliated contractors in the same geographic region, with the Managing General Partner to drill, test, complete and equip its portion of each Partnership well. If the Managing General Partner finds that, in order to fulfill its contract with the Partnership, material adjustments must be made to costs as stated in the Drilling Contract, such changes will be made. During the production phase of operations, the Managing General Partner as operator will receive a monthly fee of $300 per well for operations and field supervision and $50 per well for accounting, engineering, management and general and administrative expenses for producing wells. The Managing General Partner's fees for services as an Operator will be adjusted annually in accordance with guidelines set by the Council of Petroleum Accountants Societies of North America. The Partnership will reimburse the Managing General Partner for all documented out-of-pocket expenses incurred on behalf of the Partnership.

  The Managing General Partner and its Affiliates may enter into transactions with the Partnership for services, supplies and equipment and will be entitled to compensation at competitive prices and terms as determined by reference to charges of unaffiliated companies providing similar services, supplies and equipment. Ridgemont Securities, Inc. will receive a fee as Dealer-Manager ("Dealer-Manager") equal to 10% of the subscription proceeds (ranging from $100,000 if the minimum number of Units is sold to $1,000,000 if the maximum number of Units is sold) for sales commissions and reimbursement of bona fide due diligence expenses. Dealer-Manager may reallow such sales commissions and expenses in whole or in part to NASD-licensed broker-dealers for sale of the Units. See "Compensation to the Managing General Partner and Affiliates."

  If and to the extent these fees and compensation create conflicts between the best interests of the Investor Partners and the best interests of the Managing General Partner, the Managing General Partner may have incentives to act in a manner not in the best interest of the Investor Partners. For example, the Managing General Partner could have an incentive to continue to operate wells which were no longer economic to the Partnership, in order to continue to receive the operating fees. In view of the fact that the Managing General Partner has a fiduciary duty to act in furtherance of the best interests of the Investor Partners (see "Fiduciary Responsibility of the Managing General Partner"), the Managing General Partner will resolve such conflicts in favor of the interests of the Investor Partners.

  Irrevocable Subscriptions; Escrow of Subscription Funds. The execution of the Subscription Agreement by a subscriber constitutes a binding offer to buy Units in a Partnership. Once an investor subscribes for Units, that investor will not be able to revoke his Subscription. Subscription proceeds of each Partnership will be held in a separate interest-bearing escrow account with the Escrow Agent. In the event that the offering of Units in a particular Partnership has not closed by the sixtieth day following the anticipated offering termination date, the Managing General Partner will cause all escrowed funds to be promptly returned to the respective investors of the particular Partnership which has not closed with any interest earned thereon and without any deduction therefrom.

  Speculative Nature of Prospect Acquisitions; No Assurance of Oil and Gas Production. The selection of Prospects for oil and gas drilling is inherently speculative. The Managing General Partner cannot predict whether any Prospect will produce oil, gas or commercial quantities of oil or gas. Any oil and gas investment involves significant risks. The Partnerships may purchase interests in Producing Properties; profitable operation of such Producing Properties cannot be assured. See "Proposed Activities."

  Illiquid Investment; Restrictions on Transferability of Units. Investors in any Partnership must assume the risks of an illiquid investment. Investors may not be able to sell their Partnership interests. There will be no market for the Units. While Units of the Partnership are transferable, the ability of the transferee to become a substitute Partner is limited, requiring among other things the consent of the Managing General Partner. See "Transferability of Units."

  Possibility of Reduction or Unavailability of Insurance; Possible Greater Risk of Loss to Investors. It is possible that some or all of the insurance coverage which the Partnership has available may become unavailable or prohibitively expensive. In such case, the Managing General Partner may elect to change the insurance coverage. Upon such change, Additional General Partners could become Limited Partners. See "Proposed Activities--Insurance." Additional General Partners who elect to remain Additional General Partners could be exposed to additional financial risk due to the reduced insurance coverage and due to the fact that Additional General Partners would continue to be individually liable for all obligations and liabilities of the Partnership. However, Additional General Partners who elected to become Limited Partners could lose or suffer deferral of some or all of the available tax deductions and credits and thereby be subject to passive activity treatment for Partnership deductions and credits. See "Tax Considerations--Passive Loss Limitations." All Investor Partners could be subject to greater risk of loss of their investment since less insurance would be available to protect from casualty losses.

  Less Diversification of Risks If Less Subscription Proceeds; Greater Risk of Loss to Investors. The Managing General Partner intends to spread the risk of oil and gas drilling by participating in the drilling of wells on a number of different Prospects. A Partnership subscribed at the minimum level may be able to participate in fewer Prospects, thereby increasing the risk to the Investor Partner. As the Partnership size increases, the number of wells may increase, thereby increasing the diversification of the Partnership.

  Conflicts of Interest Between Managing General Partner and Partnerships. The continued active participation by the Managing General Partner and its Affiliates in oil and gas activities for their own accounts and on behalf of other partnerships organized or to be organized by them, their sale of Leases to and other transactions with the Partnerships and the manner in which Partnership revenues are allocated creates conflicts of interest with the Partnerships. In this regard, specific conflicts include the following: the Managing General Partner manages other oil and gas drilling programs similar to the Program, the effect of which is that the Managing General Partner owes a duty of good faith to each of the partnerships which it manages and actions taken with regard to other partnerships may not be advantageous to the Partnership. Conflicts may arise in conducting such transactions among the Partnerships. The Managing General Partner decides which Prospects each Partnership will acquire, the effect of which is that the Managing General Partner could benefit, as a result of cost savings or reduction of risk, for instance, by assigning or not assigning and by retaining particular Prospects to the Partnership. The Managing General Partner will act as operator and will provide drilling and completion services to the Partnerships, for which the Managing General Partner will be compensated (at rates competitive with the rates charged by unaffiliated persons for similar services). The Managing General Partner or its Affiliate may acquire an interest in a Prospect in which a Partnership possesses an interest; the Dealer Manager will receive commissions on the basis of the amount of proceeds raised in the offering (some of which the Dealer Manager will reallow to the broker-dealers which effected the actual sales of Units). See "Management-- Conflicts of Interest."

  Inside Board of Directors and Other Family Relationships. Robert D. Burr serves as the President, CEO and Chairman of the Board of the Managing General Partner. Gregory B. Shea, a son-in-law of Robert D. Burr, serves as an officer and director of the Managing General Partner. James T. Cook, Jr., Vice President-Finance, CFO and director of the Managing General Partner, and Don L. Ferrari, Senior Vice President--Sales and director of the Managing General Partner, are not related to the other officers of the Managing General Partner. The Managing General Partner does not have a director who is not either a full-time employee or a family relation of Robert D. Burr. Therefore, the activities of the Managing General Partner should not be considered as being subject to the review and scrutiny of an independent Board of Directors. Russell Vera, a son-in-law of Robert D. Burr, is a controlling shareholder of the Managing General Partner and is the husband of Melissa Vera, the majority shareholder of the Dealer-Manager. The Dealer-Manager may be deemed to be an affiliate of the Managing General Partner. See "Management" and "Plan of Distribution."

  Unpredictable Producing Life of Wells; Uncertainty of Production. The Managing General Partner cannot predict the life and production of any well. The actual lives could differ from those anticipated. Sufficient oil or gas may not be produced for investors to receive a profit or even to recover their initial investment.

  Joint Activities with Others--Potential Partnership Liability. The Partnerships will usually acquire less than the full Working Interest in Prospects and, as a result, will engage in joint activities with other Working Interest owners. A Partnership could be held liable for the joint activity obligations of the other Working Interest owners, such as nonpayment of costs and liabilities arising from the actions of the Working Interest owners. Full development of the Prospects may be jeopardized in the event of the inability of other Working Interest owners to pay their respective shares of Drilling and Completion Costs. See "Proposed Activities--Drilling and Completion Phase" and "Proposed Activities--Drilling and Operating Agreement."

  Shortage of Working Capital. The Partnership intends to utilize substantially all available capital from this offering for the purchase, drilling and completion of wells and will have only nominal funds available for

Partnership purposes prior to such time as there is production from Partnership well operations. The Managing General Partner may advance funds to the Partnership or the Partnership may borrow funds for the continuation of the Partnership's operations. The Managing General Partner may advance funds from its own equity or generated from its general operations. The lending of funds by the Managing General Partner to a partnership may limit the amount of money the Managing General partner has available to lend to another Partnership and consequently a conflict of interest between the Managing General Partner and the Partnership would exist. The Managing General Partner will not borrow funds on behalf of a Partnership until all Additional General Partners have been converted into Limited Partners. Any interest charged on an advance of funds from the Managing General Partner must be at the lesser of the rates at which the Managing General Partner or the Partnership may borrow funds from a third party lender. Such advances will be repaid to the Managing General Partner from future production revenues. Therefore, any future requirement for additional funding will have to come, if at all, from the Partnership's production or borrowings. There is no assurance that production or borrowings will be sufficient to provide the Partnership with necessary additional funding. There can also be no assurance that the Managing General Partner will have or will make available sufficient funds to the Partnership. See "Management--Conflicts of Interest," "Source of Funds and Use of Proceeds--Subsequent Source of Funds," "Proposed Activities--Production Phase of Operations--Expenditure of Production Revenues and "Blue Ridge Group, Inc. Consolidated Financial Statements."

  Other Partnerships Sponsored by Managing General Partner; Possible Competition for Prospects, Equipment, Contractors, and Personnel. During 1997 and thereafter, the Managing General Partner and its Affiliates plan to offer interests in other partnerships to be formed for substantially the same purposes as those of the Partnerships. Therefore, a number of partnerships with unexpended capital funds, including those partnerships to be formed before and after the Partnerships, may exist at the same time. Partnerships previously organized by the Managing General Partner and its Affiliates may be purchasing Prospects at the same time as another partnership is attempting to purchase Prospects. This will create competition among partnerships for suitable Prospects and may make more difficult the completion of Prospect acquisition activities by a Partnership. See "Conflicts of Interest--Conflicts with Other Programs."

  Limitation on Purchases of Units by Managing General Partner and its Affiliates to Assure Minimum Aggregate Subscription. The Managing General Partner and its Affiliates may also purchase Units, the effect of which may be to assure that the minimum aggregate Subscription amount is obtained for any Partnership; however, the Managing General Partner and its Affiliates are not obligated to purchase any Units and the required minimum Subscription amount might not be obtained in any Partnership. The Managing General Partner and/or its Affiliates are permitted to purchase no more than 10% of the Units subscribed by the Investor Partners in any Partnership. Nevertheless, not more than $100,000 of the Units purchased by the Managing General Partner and/or its Affiliates are permitted to be applied to satisfying the $1,000,000 minimum requirement for any Partnership. The effect of this provision is that at least 90% of the minimum subscription proceeds must be raised from persons unaffiliated with the Managing General Partner, if a particular Partnership is to satisfy the requirements to close a Partnership. Any purchases made by the Managing General Partner and/or its Affiliates will be purchased for investment purposes and not for resale.

  Exploratory and Development Drilling; Different Degrees of Risk. Each Partnership may drill one or more Exploratory Wells (see Glossary for definition) which exploratory drilling may constitute up to 25% of its total activities. Drilling Exploratory Wells involves greater risks of Dry Holes and loss of the Investor Partners' investment. Drilling Developmental Wells (see Glossary for definition) generally involves less risk of Dry Holes but developmental acreage is more expensive and subject to greater royalties and other burdens on production. All drilling activities involve a high degree of risk, with Exploratory Wells presenting a higher degree of risk than Developmental Wells. The number and type of wells to be drilled by the Partnerships will vary according to the amount of funds raised, the costs of each well, and the size of the fractional working interest selected in each well. See "Proposed Activities."

  Past Experience Not Indicative of These Partnerships. Information concerning the prior drilling experience of previous partnerships sponsored by the Managing General Partner and its Affiliates, presented under the caption "Prior Activities," is not indicative of the results to be expected by these Partnerships.

  Sharing of Risks of Nonproductive Operations. Under the cost and revenue sharing provisions of the Partnership Agreement, the Investor Partners and the Managing General Partner may share in costs disproportionate to their sharing of revenues. Because the Investor Partners will bear the substantial amount of costs of acquiring, drilling and developing the Prospects, the Investor Partners will bear the substantial amount of costs and risks of drilling Dry Holes and marginally productive wells.

  Restrictions Upon Activities of the Investor Partners. The Investor Partners are not authorized to participate in the management of the Partnership business. The Partnership Agreement forbids the Investor Partners from acting in a manner harmful to the business of the Partnership. If an Investor Partner acts in contravention of the terms of the Partnership Agreement, such Partner may have to pay for such losses and such Partner may have to pay other Partners for all damages resulting from his breach of the Partnership Agreement.

  Indemnification of Additional General Partners by Managing General Partner; Risk of Loss of Investment. The Managing General Partner has agreed to indemnify each of the Additional General Partners for obligations related to casualty losses and losses from the operation of the Partnership's business which exceed available insurance coverage and Partnership assets. Any successful claim of indemnification will reduce the value of the Partnership. The value of the investment interest of the Investor Partners would be reduced. In such event, the Investor Partners could lose their entire investment in the Partnership. The Managing General Partner will have no liability to the Partnership or to any Investor Partner for any loss suffered by the Partnership if the Managing General Partner in good faith determined that its action was in the best interest of the Partnership and that such action did not constitute negligence or misconduct of the Managing General Partner. See "Summary of Partnership Agreement--Indemnification."

  Limitation of Acts Allowed by Limited Partners. Under the Kentucky Revised Uniform Limited Partnership Act (the "Act"), a Limited Partner will not be liable for the obligations of a Partnership unless such person takes part in the control of the business of the Partnership. The Partnership Agreement states that a Limited Partner is not permitted to participate in the control of the business of the Partnership.

  Risk of Return of Limited Partner Distributions. If Limited Partners receive a return of any part of their Capital Contributions to a Partnership, without violation of the Partnership Agreement or the Act, such Limited Partners will be liable to the Partnership for a period of one year thereafter for the amount of the returned contributions. If the return is in violation of the Partnership Agreement or the Act, the Limited Partners will be liable to the Partnership for a period of six years thereafter for the amount of the contribution wrongfully returned.

  Financial Capability of the Managing General Partner as General Partner of Several Partnerships; Significant Loss by Managing General Partner Could Adversely Affect Partnership. As a result of its commitments as general partner of several partnerships and because of the unlimited liability of a general partner to third parties, the net worth of the Managing General Partner is at risk of reduction. Because the Managing General Partner is primarily responsible for the conduct of the Partnership's affairs, a significant adverse financial reversal for the Managing General Partner could have an adverse effect on the Partnership and the value of the Units therein.

  No Allocations or Distributions of Capital Account Deficit. The Partnership Agreement generally prohibits the Investor Partners from receiving allocations to the extent such would create or increase deficits in their Capital Accounts. See "Participation in Costs and Revenues--Allocations Among Investor Partners; Deficit Capital Account Balances."

Risks Pertaining to Oil and Gas Investments

  Speculative Nature of Oil and Gas Activities. Oil and gas drilling is a highly speculative activity marked by many unsuccessful efforts. Investors must recognize the possibility that the wells drilled may not be productive. Even those wells which are completed may not produce enough oil or gas to show a profit. Delays and added expenses may also be caused by poor weather conditions affecting, among other things, the ability to lay pipelines and install production equipment. In addition, ground water, various clays, lack of porosity and permeability may hinder, restrict or even make production impractical or impossible. Up to 25% of the Partnership's activities may involve Exploratory Wells. The likelihood of failing to find commercial quantities of oil or gas is relatively high in exploratory wells. See "Proposed Activities--Oil and Gas Prospects."

  Oil and Gas Well Drilling and Production Risks. All drilling activities involve a high degree of risk with Exploratory Wells presenting a higher degree of risk than Development Wells. During the drilling and completion of wells, a Partnership could encounter hazards such as unusual or unexpected formations, pressures or other conditions, blow-outs, fires, failure of equipment, downhole collapses, and other hazards (whether similar or dissimilar to those enumerated). Although each Partnership will maintain the insurance described in "Proposed Activities--Insurance," the related Drilling Program may suffer losses due to hazards against which it cannot insure or against which it may elect not to insure. Such liabilities could result in personal liability for Additional General Partners and the Managing General Partner. The Managing General Partner in its capacity as operator will carry blowout, loss of well control, pollution, public liability, and workers' compensation insurance, but such insurance may not be sufficient to cover all liabilities. See "Proposed Activities-- Insurance."

  Prices of Oil and Gas Quite Unstable. Global economic conditions, political conditions, and energy conservation have created unstable prices. The prices for domestic oil and gas production have materially declined at times in the past and could possibly decline in the future which would adversely affect the Partnerships and the Investor Partners.

  Competition, Markets and Regulation. A large number of companies and individuals engage in drilling for oil and gas and there is competition for the most desirable Leases. Also, international developments and the possible improved economics of domestic oil and gas exploration may influence major oil companies to increase their domestic oil and gas exploration. The major oil companies have significantly greater technical expertise and financial resources than the Managing General Partner. The sale of any oil or gas found and produced by the Partnerships will be affected by fluctuating market conditions and regulations, including environmental standards, set by state and federal agencies. See "Competition, Markets and Regulation."

  Environmental Hazards and Liabilities. There are numerous natural hazards in the drilling of wells, including unexpected or unusual formations, pressure, blowouts involving possible damages to property and third parties, surface damages, bodily injuries, damage to and loss of equipment, reservoir damage and loss of reserves. Uninsured liabilities would reduce the funds available to a Partnership, may result in the loss of Partnership properties and may create liability for Additional General Partners. A Partnership may be subject to liability for pollution, abuses of the environment and other similar damages. Although the Partnerships will maintain insurance coverage in amounts the Managing General Partner deems appropriate, it is possible that insurance coverage may be insufficient. In that event, Partnership assets would be utilized to pay personal injury and property damage claims and the costs of controlling blowouts or replacing destroyed equipment rather than for additional drilling activities.

  Increases in Drilling Costs. Current economic conditions indicate that the costs of exploration and development are increasing gradually; however, the oil and gas industry historically has experienced periods of rapid cost increases from time to time and within short periods of time. Increases in the cost of exploration and development would affect the ability of the Partnerships to acquire additional Leases, oil and gas equipment and supplies.

  Availability of Rigs and Prospects. A substantial increase in drilling operations in the United States could result in the decreased availability of drilling rigs and gas field tubular goods. Those factors may adversely affect the operations of the Partnerships. Increased drilling activity could lead to shortages of equipment and material which would make timely drilling and completion of wells impossible.

  Titles to Properties. Prior to the drilling of any partnership well, the Managing General Partner will assign an interest in the Lease to the Partnership. Leases acquired by each Partnership may initially and temporarily be held in the name of the Managing General Partner, as nominee, to facilitate joint-owner operations and the acquisition of properties. The existence of the unrecorded assignments from the record owner will indicate that the Leases are being held for the benefit of each particular Partnership and that the Leases are not subject to the debts, obligations or liabilities of the record owner; however, such unrecorded assignments may not fully protect the Partnerships from the claims of creditors of the Managing General Partner.

  Investor Partners must rely on the Managing General Partner to use its best judgment to obtain appropriate title to Leases. Provisions of the Partnership Agreement relieve the Managing General Partner from any mistakes of judgment with respect to the waiver of title defects. The Managing General Partner will take such steps as it deems necessary to assure that title to Leases is acceptable for purposes of the Partnerships. The Managing General Partner is free, however, to use its own judgement in waiving title requirements and will not be liable for any failure of title to Leases transferred to the Partnerships. Further, neither the Managing General Partner nor its Affiliates will make any warranties as the validity or merchantability of titles to any Leases to be acquired by the Partnerships.

  Financial Conditions of Subcontractors. Although the Managing General Partner will endeavor to ascertain the financial condition of nonaffiliated subcontractors, if subcontractors fail to timely pay for materials and services, the wells of the Partnerships could be subject to materialmen's and workmen's liens. In that event, the Partnerships could incur excess costs in discharging such liens.

  Shut-in Wells; Delays in Production and Seasonality. Production from wells drilled in areas remote from marketing facilities may be delayed until sufficient reserves are established to justify construction of necessary pipelines and production facilities. In addition, production from wells may be reduced or delayed due to marketing demands which tend to be seasonal. Wells drilled for the Partnerships may have access to only one potential market. Local conditions including but not limited to closing businesses, conservation, shifting population, pipeline maximum operating pressure constraints, and development of local oversupply or deliverability problems could halt sales from Partnership wells.

  Delay in Distributions of Revenue. Distribution of revenue may be delayed for substantial periods of time after discovery of oil or gas due to unavailability of, or delay in obtaining, necessary material for completion of a well; payment of operating and/or development costs from revenue proceeds; repayment of loans obtained by the Partnerships (see "Assessments and Financing" and "Source of Funds and Use of Proceeds--Subsequent Source of Funds"); reduced takes by purchasers of oil or gas due to market conditions; delays in obtaining satisfactory purchase contracts and connections for gas wells; delays in title opinions and obtaining division orders; and other circumstances.

  Dependence on Future Prices, Supply and Demand for Oil and Gas. The revenues generated from the activities of each Partnership will be highly dependent upon the future prices and demand for oil and gas. Factors which may affect prices and demand include the world-wide supply of oil and gas, the price of foreign imports, the levels of consumer demand, price and availability of alternative fuels and changes in existing and proposed federal regulation and taxation.

  Members of the Organization of Petroleum Exporting Countries establish prices and production quotas for petroleum products from time to time with the intent of reducing the current global oversupply and maintaining or increasing certain price levels. The Managing General Partner is unable to predict what, if any, effect such actions will have on the amount of or the prices received for oil and gas produced and sold from the Partnerships' wells.

  The United States' average daily production of oil has declined from the mid 1980s to the present. The reduced production level is in part the result of decreased drilling activity in the United States. Another factor contributing to the reduction of United States oil production is the plugging and abandoning of wells which are uneconomical due to the significant decrease in the price of oil.

Tax Risks

  It is possible that the tax treatment currently available with respect to oil and gas exploration and production will be modified or eliminated on a retroactive or prospective basis by additional legislative, judicial, or administrative actions. The limited tax benefits associated with oil and gas exploration do not eliminate the inherent attendant risks. See "Tax Considerations."

  Partnership Classification; No IRS Ruling Sought. Tax Counsel has rendered its opinion that each Partnership will be classified as a partnership for Federal income tax purposes and not as an association taxable as a corporation or as a "publicly traded partnership." Such opinion is not binding on the Service or the courts and the Managing General Partner will not request a ruling from the Service confirming the opinion of the counsel. The Service could assert that a Partnership should be classified as an association taxable as a corporation or as a "publicly traded partnership." If a Partnership is so classified, any income, gain, loss, deduction, or credit of the Partnership will remain at the entity level and not flow through to the Investor Partners, the income of the Partnership will be subject to corporate tax rates at the entity level and distributions to the Investor Partners may be considered dividend distributions subject to Federal income tax at the Investor Partners' level. See "Tax Considerations--Classification as Partnership."

  Tax Shelter Registration. Although an investment in a Partnership may generate certain tax benefits, the Partnerships should not be considered a "tax shelter" as that term is used in the Code. The Managing General Partner will not apply to the Service for a "tax shelter" registration number with respect to any Partnership. See "Tax Considerations--Administrative Matters--Registration of Tax Shelters."

  Timing of Tax Deductions. The Managing General Partner will use reasonable efforts to expend or contract for the expenditure of the Capital Contributions of each Partnership in the year such contributions are received. Some of the expenses may be incurred, however, prior to the actual drilling of the oil and gas wells. Although the Partnerships intend to take the position that such expenses will be deductible in the year in which the expenses are incurred, there can be no assurance that any expenses incurred in a year prior to the year of the actual drilling of the oil and gas wells will be deductible in the year incurred. In addition, Partnerships in which Investor Partners are admitted near the end of a calendar year might not expend or contract for the expenditure of a substantial portion of their Capital Contribution in that year, in which event no substantial tax deductions would be available therefrom in that year.

  Some drilling cost expenditures may be made as prepayments during 1997 (with respect to Partnerships designated as "Blue Ridge Energy Fund 1997--Limited Partnership") and during 1998 (with respect to Partnerships designed as "Blue Ridge Energy Fund 1998--Limited Partnership") for drilling and completion operations which in large part may be performed during 1998 and 1999, respectively. All or a portion of such prepayments may be deductible in the year of prepayment if (i) the well to which the prepayment relates is spudded within 90 days after December 31, 1997 or 1998, respectively; (ii) the payment is not a mere deposit; and (iii) the payment serves a business purpose or otherwise satisfies the clear reflection of income rule. A Partnership may not be successful in defending the deductibility of such prepayments if such deduction is challenged by the Service. If such a challenge were successful, such prepaid expenses would be deductible in the tax year in which the services under the drilling contracts are actually performed. See "Tax Considerations--Intangible Drilling and Development Costs."

  General Partner Interests Versus Limited Partner Interests. An investment as an Additional General Partner in a Partnership may not be advisable for a person whose taxable income from all sources is not recurring or is not normally subject to the higher marginal Federal income tax rates.

  An investment as a Limited Partner may not be advisable for a person who does not anticipate having substantial current taxable income from passive trade or business activities. Such a person cannot utilize any passive losses generated by the Partnerships until the person is in receipt of passive income.

  The Additional General Partners will have the right to convert their interests into Limited Partner interests, subject to certain limitations. The Managing General Partner will convert all Additional General Partner Units into Limited Partner Units upon completion of drilling. Upon the conversion, gain will be recognized to the extent that any liabilities of which the Investor Partner is considered relieved due to the conversion exceed such Investor Partner's adjusted basis in such Investor Partner's Partnership interest.

  Partnership income, losses, gains, and deductions allocable to any Limited Partners will be subject to the passive activity rules, whereas those allocable to an Additional General Partner will generally not be subject to the passive activity rules. Upon conversion of an Additional General Partner's interest to that of a Limited Partner interest, subsequently allocable income and gains will be treated as nonpassive, while losses and deductions will be subject to limitations under the passive loss rules. See "Tax Considerations--Passive Loss Limitations."

  Tax Liabilities in Excess of Cash Distributions. Federal income tax payable by an Investor Partner by reason of the Investor Partner's distributive share of Partnership taxable income for any year may exceed the cash distributed to such Investor Partner by the Partnership. An Investor Partner must include in the Investor Partner's own return for a taxable year the Investor Partner's share of the items of the Partnership's income, gain, profit, loss, and deductions for the year, whether or not cash proceeds are actually distributed to the Investor Partner. For example, income from the Partnership's sale of oil and gas production will be taxable to Investor Partners as ordinary income whether or not it is actually distributed, for example, where such income is used to repay Partnership indebtedness.

  Chance of Audits. Although the Partnerships will not be registered with the Service as "tax shelters," it is quite possible that the Service will audit the Partnerships' returns. If such audits occur, tax adjustments might be made that would increase the amount of taxes due or increase the risk of audit of Investor Partners' individual tax returns. In addition, costs and expenses may be incurred by a Partnership in contesting such adjustments. The cost of responding to audits of Investor Partners' tax returns will be borne solely by the Investor Partners whose returns are audited. See "Tax Considerations--Administrative Matters."

  Items Not Covered by the Tax Opinion. Due to the lack of authority, or the essentially factual nature of the question, tax counsel to the Managing General Partner, Greenebaum Doll & McDonald PLLC ("Tax Counsel"), has not expressed an opinion as to the following: (i) whether the losses of a Partnership will be treated as derived from "activities not engaged in for profit," and, therefore, nondeductible from other gross income, (ii) the deductibility in a given year of any intangible drilling or development cost ("IDC") incurred in a year prior to drilling of the wells to which such costs relate (discussed above), (iii) the availability or extent of percentage depletion deductions to the Partners, (iv) the amount, if any, of the Management Fee, the Dealer-Manager's Fee and various other fees paid to third parties, the Managing General Partner, the Operator, or their Affiliates that will be deductible or amortizable, and (v) whether an investment in the Partnership may subject an Investor Partner to the alternative minimum tax, or increase an Investor Partner's alternative minimum tax.

  Various of the above-referenced matters are factual in nature, and the facts are unknown at this time. Therefore, Tax Counsel is unable to render an opinion at this time as to the tax consequences and burdens a taxpayer will likely experience with respect to these matters as a result of an investment in a Partnership. The facts when they become known with respect to the various matters referred to above will vary from taxpayer to taxpayer and will result in different tax consequences and burdens for individual taxpayers.

  Prospective investors should recognize that an opinion of counsel merely represents such counsel's reasonable legal judgment under existing statutes, judicial decisions, and administrative regulations and interpretations. There can be no assurance, however, that some of the deductions claimed by a Partnership will not be challenged successfully by the Service.

  Working Interest Exception to the Passive Loss Limitations. Tax Counsel has rendered its opinion that interests in the Partnerships held by the Additional General Partners will not be subject to the passive activity rules. Losses arising after a conversion of an Additional General Partner's interest to a Limited Partner interest, however, will be treated as passive and, consequently, will only be available to offset passive income of the Limited Partner. Losses allocable to the Limited Partners will be subject to the passive loss rules, while income so allocable will be passive except to the extent characterized as portfolio income.

  Material Portion of Subscription Proceeds Not Currently Deductible. A material portion of the Subscription proceeds of a Partnership will be expended for cost and expense items which will not be currently deductible for Federal income tax purposes. See "Tax Considerations--Transaction Fees."

  Changes in Federal and State Income Tax Laws. Significant and fundamental changes in the nation's Federal income tax laws and certain states have been made in recent years and additional changes are likely. Any such change may affect the Partnerships and the Investor Partners. Moreover, judicial decisions, regulations or administrative pronouncements could unfavorably affect the tax consequences of an investment in a Partnership.

  Significance of Tax Aspects. The Units are being offered to parties who may avail themselves of the benefits presently allowed oil and gas activities under Federal income tax laws and certain state income tax laws. There is no assurance that money invested in a Partnership will be recovered, that any Capital Contributions to a Partnership will be expended and result in any tax deductions in the year such Capital Contributions are received by the Partnership, that Federal and state income tax laws or the present interpretation thereof will not be changed or that any position taken by a Partnership on its Federal or state income tax returns will not be challenged by the Service. In addition, certain Federal and state income tax provisions may limit deductions, trigger or increase an Investor Partner's liability for the alternative minimum tax, increase tax liability on the disposition of Units, or otherwise increase the Federal income tax liability of an Investor Partner. It is suggested that prospective investors obtain professional guidance from their tax advisor in evaluating the tax risks involved in investing in a Partnership. See "Tax Considerations."

                             TERMS OF THE OFFERING
General

 . Up to ten limited partnerships (approximately six in 1997 and four six in 1998).

 . Units of general partnership interests and units of limited partnership interests are being offered.

 .  $1,000 Units.

 .  Minimum subscription--$5,000.

 .  Minimum partnership--$1,000,000 in subscriptions.

 .  Maximum partnership--$2,000,000 in subscriptions.

 .  Maximum aggregate subscriptions for ten partnerships--$10,000,000.

 .  Subscription proceeds will be placed in escrow until Partnership funded.

  An aggregate of $10,000,000 of preformation interests in a series of up to ten limited partnerships to be formed ("Blue Ridge Energy Fund 1996/1997") is being offered in 10,000 Units of $1,000 per Unit to prospective investors who meet the suitability standards set forth below. Interests in the Program have been offered over a period which commenced September 24, 1996. Units in the partnerships designated "Blue Ridge Energy Fund 1997--Limited Partnership" will be offered during 1997, and Units in the partnerships designated "Blue Ridge Energy Fund 1998--Limited Partnership" will be offered during 1998. The minimum subscription is 5 Units ($5,000). In the event an investor purchases Units on more than one occasion during the offering period of a Partnership, the minimum purchase on each occasion is $5,000 (5 Units). Units will not be sold to tax-exempt investors or to foreign investors. Upon the sale of at least the minimum number of Units in a Partnership (1,000 Units aggregating $1,000,000) and upon termination of the offering of Units in that Partnership, the Managing General Partner will form a limited partnership under the laws of the Commonwealth of Kentucky. At that time the units of preformation general partnership interest and preformation limited partnership interest will become Units of general partnership interest and Units of limited partnership interest, respectively, in the particular Partnership. There is no restriction on the composition of the type of partnership interests with respect to any Partnership.

  If the minimum required aggregate subscription amount of $1,000,000 is not realized in the offering of Units of any Partnership, that Partnership will not be funded, and the Escrow Agent will promptly return all subscription proceeds with respect to that Partnership to the respective subscribers in full with any interest earned thereon and without any deduction therefrom. The Managing General Partner may not complete a sale of Units to any investor until at least five business days after the date the investor has received a final prospectus. In addition, the Managing General Partner will send to each investor a confirmation of the purchase.

  Subscribers may elect to purchase Units as an Additional General Partner or as a Limited Partner. Additionally, a subscriber may purchase Units of general partnership interest and Units of limited partnership interest.

  The Partnerships will be designated as Blue Ridge Energy Fund 1997-A Limited Partnership, Blue Ridge Energy Fund 1997-B Limited Partnership, Blue Ridge Energy Fund 1997-C Limited Partnership, Blue Ridge Energy Fund 1997-D Limited Partnership and Blue Ridge Energy Fund 1997-E Limited Partnership and Blue Ridge Energy Fund 1997-F Limited Partnership with respect to the Partnerships to be offered during 1997 and Blue Ridge Energy Fund 1998-A Limited Partnership, Blue Ridge Energy Fund 1998-B Limited Partnership, Blue Ridge Energy Fund 1998-C Limited Partnership and Blue Ridge Energy Fund 1998-D Limited Partnership with respect to the Partnerships to be offered during 1998. The maximum Subscription of any Partnership will be the lesser of $2,000,000 or the remaining unsold units based on the $10,000,000 aggregate registration.

  The Subscription period for all Partnerships designated "Blue Ridge Energy Fund 1997--Limited Partnership" will terminate on December 31, 1997, whereas the Subscription period for all Partnerships designated "Blue Ridge Energy Fund 1998--Limited Partnership" will terminate on December 31, 1998, unless earlier terminated or withdrawn by the Managing General Partner. The Managing General Partner will set an anticipated termination date based on its reasonable best judgment as to when the Partnership can be sufficiently subscribed. The offering of any particular Partnership may extend beyond its anticipated termination date by not more than sixty days or be terminated earlier; however, no offering of Partnerships designated "Blue Ridge Energy Fund 1997--Limited Partnership" or Partnerships designated "Blue Ridge Energy Fund 1998--Limited Partnership" may extend beyond December 31, 1997 or December 31, 1998, respectively. Except as otherwise stated below, the offering of Units in subsequent Partnerships will not commence until the Subscription of Units in the two prior Partnerships (e.g., Blue Ridge Energy Fund 1997-A Limited Partnership and Blue Ridge Energy Fund 1997-B Limited Partnership) has reached the minimum of at least $1,000,000 or that prior offering has terminated. Once the offering with respect to a particular Partnership has been closed, no additional Units will be offered or sold with respect to that Partnership. The Managing General Partner may determine to terminate the offering of Units with respect to any particular Partnership at any time before or after the minimum Subscriptions have been obtained. No operations by a particular Partnership will commence until termination of its offering period.

  Each Partnership will be funded promptly following the termination of its respective offering period, provided that such Partnership has Subscriptions aggregating at least $1,000,000 (1,000 Units). The Managing General Partner has complete discretion as to when the offering of a particular Partnership terminates at any point after the minimum subscription is reached. However, the Managing General Partner will not delay the funding of any Partnership beyond December 31, 1997 or December 31, 1998, with respect to Partnerships designated "Blue Ridge Energy Fund 1997--Limited Partnership" or "Blue Ridge Energy Fund 1998--Limited Partnership," respectively. No Units in a Partnership will be offered or sold after the close of its offering period. As its Capital Contribution, the Managing General Partner will invest an amount equal to not less than 5% of the aggregate contributions by the Investor Partners.

  The Managing General Partner and/or its Affiliates may, in their sole and absolute discretion, purchase Units at a price equal to the offering price set forth herein, net of commissions. In such event the Managing General Partner and/or its Affiliates will be entitled to the same ratable interest in the Partnership as other Investors. The purchase of Units by the Managing General Partner and/or its Affiliates may permit the Partnership to satisfy its requirements to sell the minimum number of Units in order close the offering. The Managing General Partner and/or its Affiliates have no present intention to purchase any Units; the Managing General Partner and/or its Affiliates are not permitted to purchase more than 10% of the Units subscribed by the Investor Partners in any Partnership; and not more than $100,000 of any Units purchased by the Managing General Partner and/or its Affiliates will be applied to satisfying the $1,000,000 minimum. The Managing General Partner and/or its Affiliates will be prohibited from voting with respect to any Unit so purchased.

  Subscriptions for Units are payable $1,000 in cash per Unit purchased upon subscription. Subscription proceeds of each Partnership will be held in a separate interest-bearing escrow account of the Escrow Agent, during the offering period of such Partnership. The Escrow Agent is required by the escrow agreement to invest escrowed funds upon receipt and is forbidden to disburse funds except upon deposit of checks representing at least the minimum subscriptions and upon written instructions from the Managing General Partner. At that time the Escrow Agent will disburse in accordance with such instructions. In the event that the minimum subscriptions have not been collected, the Escrow Agent will promptly return the escrowed funds to the subscribers.

  As disclosed under "Risk Factors--Special Risks of the Partnerships-- Irrevocable Subscriptions; Escrow of Subscription Funds," if the respective offering of Units in Blue Ridge Energy Fund 1997-A Limited Partnership, Blue Ridge Energy Fund 1997-B Limited Partnership, Blue Ridge Energy Fund 1997-C Limited Partnership, Blue Ridge Energy Fund 1997-D Limited Partnership, Blue Ridge Energy Fund 1997-E Limited Partnership, Blue Ridge Energy Fund 1997-F Limited Partnership, Blue Ridge Energy Fund 1998-A Limited Partnership, Blue Ridge Energy Fund 1998-B Limited Partnership, Blue Ridge Energy Fund 1998-C Limited Partnership or Blue Ridge Energy Fund

1998-D Limited Partnership has not closed on or before December 31, 1997, for the 1997 funds, or on or before December 31, 1998, for the 1998 funds, the escrowed funds of that particular Partnership will be promptly returned to those investors. Subscriptions will not be commingled with the funds of the Managing General Partner or its Affiliates, nor will Subscriptions be subject to the claims of their creditors. Subscription proceeds will be invested during the offering period in interest bearing bank deposit accounts or certificates of deposit. The interest rate on the escrow account is variable and was 4.65% as of September 5, 1997. Checks for Units should be made payable to "South Central Bank of Bowling Green, Inc., as Escrow Agent for Blue Ridge Energy Fund 1997-- Limited Partnership" or "Blue Ridge Energy Fund 1998--Limited Partnership," as the case may be, and should be given to the subscriber's broker for submission to the Dealer-Manager and Escrow Agent.

  The execution of the Subscription Agreement by a subscriber or in the case of fiduciary accounts by his authorized representative constitutes a binding offer to buy Unit(s) in a Partnership and an agreement to hold the offer open until the Subscription is accepted or rejected by the Managing General Partner. Once an investor subscribes for Units, he or she will not have any revocation rights, unless otherwise provided by state law. The Managing General Partner may refuse to accept any Subscription without liability to the subscriber. The Managing General Partner may reject a Subscription if, for example, the prospective investor does not satisfy the suitability standards or if the Subscription is received after the offering period has terminated. The execution of the Subscription Agreement and its acceptance by the Managing General Partner also constitute the execution of the Partnership Agreement and an agreement to be bound by the terms thereof as a Partner, including the granting of a special power of attorney to the Managing General Partner appointing it as the Partner's lawful representative to make, execute, sign, swear to and file a Certificate of Limited Partnership and any amendment thereof, governmental reports, certifications, contracts and other matters.

Activation of the Partnerships

 .  Each Partnership will be funded following termination of offering period.

 .  Each Partnership is a separate business and economic entity from each other
   Partnership.

 .  Partnerships will be formed under Kentucky law.

  Each Partnership will be formed pursuant to the Act and funded promptly following the termination of its offering period. However, a Partnership will not be funded with less than the minimum aggregate Subscriptions of $1,000,000. The Partnerships will not have any substantial assets or liabilities. No Partnership will commence any drilling operations until after its respective funding and the offering of Units in that Partnership has been terminated.

  Each Partnership is and will be a separate and distinct business and economic entity from each other Partnership. Thus, the Investor Partners in one Partnership will be Partners only of that Partnership in which they specifically subscribe and will not have any interest in any of the other Partnerships. Therefore, they should consider and rely solely upon the operations and success (or lack thereof) of their own Partnership in assessing the quality of their investment. The performance of one Partnership will not be attributable to the performance of other Partnerships.

  Upon funding of a Partnership, the Managing General Partner will deposit the Subscription funds in interest bearing bank deposit accounts or invest such funds in short-term highly-liquid securities where there is appropriate safety of principal, in that Partnership's name until the funds are required for Partnership purposes. Interest earned on amounts so deposited or invested will be credited to the accounts of the respective Partnership whose funds earned the interest. All interest accrued on Subscription funds in escrow prior to the funding of a Partnership will be paid to the respective Subscriber after closing.

  The Managing General Partner anticipates that within 12 months following the formation of a Partnership all Subscriptions will have been expended or committed for Partnership operations. Any unexpended and/or uncommitted Subscriptions at the end of such 12-month period will be returned pro rata to the Investor Partners and the Managing General Partner will reimburse such Partners for Organization and Offering Costs and the Management Fee allocable to the return of capital. The term "uncommitted capital" shall be exclusive of any amounts set aside for necessary operating capital reserves.

  The Managing General Partner will file a Certificate of Limited Partnership and any other documents required to form the Partnerships with the Commonwealth of Kentucky and will elect for the Partnerships to be governed by the Act. The Managing General Partner will also take all other actions necessary to qualify the Partnerships to do business as limited partnerships or cause the limited partnership status of the Partnerships to be recognized in any other jurisdiction where the Partnerships conduct business.

Types of Units

 .  Investor may choose to be a Limited Partner or an Additional General Partner.

  An Investor Partner may purchase Units in a Partnership as a Limited Partner or as an Additional General Partner. Although income, gains, losses, deductions and cash distributions allocable to the Investor Partners are generally shared pro rata based upon the amount of their Subscriptions, there are material differences in the Federal income tax effects and the liability associated with these different types of Units. Any income, gain, loss or deduction attributable to Partnership borrowing, if any, will generally be allocable to the Partners who bear the economic risk of loss with respect to such borrowing. Further, Additional General Partners will generally be permitted to offset Partnership losses and deductions against income from any source. Limited Partners will generally be allowed to offset Partnership losses and deductions only against passive income.

  Units of partnership interest may be transferred or assigned in accordance with Section 7.3 of the Partnership Agreement. Transferees seeking to become substituted Partners must also meet the suitability requirements set forth in this Prospectus. A substituted Additional General Partner will have the same rights and responsibilities, including unlimited liability, in the Partnership as every other Additional General Partner. See "Tax Considerations" and "Risk Factors--Special Risks of the Partnerships--Unlimited Liability of Additional General Partners."

  An investor must indicate on the Investor Signature Page the number of limited partnership Units or general partnership Units subscribed to and fill in the appropriate line on the Subscription Agreement. If a subscriber fails to indicate on the Subscription Agreement a choice between investing as a Limited Partner or as an Additional General Partner, the Managing General Partner will not accept the Subscription but will promptly return the Subscription Agreement and the tendered subscription funds to the purported Subscriber.

  Limited Partners. The Limited Partners will consist of the Initial Limited Partner, an officer or director of the Managing General Partner, until such time as additional limited partners become Partners, and each investor who purchases one or more Units being offered hereby. The liability of a Limited Partner of the Partnership for the Partnership's debts and obligations will be limited to that Partner's Capital Contributions, such Partner's share of Partnership assets and the return of any part of his Capital Contribution (a) for a period of one year thereafter for the amount of his returned contribution (if a Limited Partner has received the return of any part of his contribution without violation of the Partnership Agreement or the Act), but only to the extent necessary to discharge the Limited Partner's liabilities to creditors who extended credit to the Partnership during the period the contribution was held by the Partnership and (b) for a period of six years thereafter for the amount of the contribution wrongfully returned (if a Limited Partner has received the return of any part of his contribution in violation of the Partnership Agreement or the Act).

  General Partners. The General Partners will consist of the Managing General Partner and each investor purchasing one or more Units of general partnership interest (referred to herein as "Additional General Partners"). As a general partner of a Partnership, each Additional General Partner will be fully liable for the debts, obligations and liabilities of the Partnership individually and as a group with all other general partners as provided by the Act to the extent liabilities are not satisfied from the proceeds of insurance, from the indemnification by the Managing

General Partner, or from the sale of Partnership assets. See "Risk Factors." While the activities of the Partnership are covered by substantial insurance policies and indemnification by the Managing General Partner which are discussed herein, it is possible that the Additional General Partners will incur personal liability (not covered by insurance, Partnership assets, or indemnification) over and above their initial contribution as a result of the activities of the Partnership.

Conversion of Units by Additional General Partners

 . Additional General Partners may convert to become Limited Partners after the earlier of one year or when all wells are placed into production.

 . The Managing General Partner will convert all Units of general partnership interest, other than the general partnership interest held by the Managing General Partner, into Units of limited partnership interest upon completion of drilling.

 . If there is a material change in a Partnership's insurance coverages, Additional General Partners may convert prior to such change.

 .  Liability for Investors will be limited after conversion.

  Upon written notice to the Managing General Partner, and except as provided below and in the Partnership Agreement, Additional General Partners of a Partnership have the right to convert their interests into limited partnership interests of that Partnership at any time after the earlier of one year following the closing of the offering of that Partnership and the disbursement to that Partnership the proceeds of the offering or when all wells are placed into production. In this regard "production" refers to the commencement of commercial marketing of oil and gas, but does not include any spot sales of oil and gas as a result of testing procedures. In addition, the Managing General Partner will convert all Units of general partnership interest, other than the general partnership interests held by the Managing General Partner, of a particular Partnership into Units of limited partnership interest upon completion of drilling of that Partnership. Upon conversion they will become Limited Partners of that Partnership. Additional General Partners may also convert their interests into limited partnership interests at any time within the thirty day period prior to any material change in the amount of the Partnership's insurance coverage. Effecting conversion is subject to the express requirements that the conversion will not cause a termination of the Partnership for Federal income tax purposes and that the Additional General Partner provides written notice to the Managing General Partner of such intent to convert.

  Conversion of an Additional General Partner to a Limited Partner in a particular Partnership will be effective upon the Managing General Partner's filing an amendment to its Certificate of Limited Partnership (the "Certificate"). The Managing General Partner is obligated to file an amendment to its Certificate at any time during the full calendar month after receipt by the Managing General Partner of the required notice of the Additional General Partner, provided that the conversion will not constitute a termination of the Partnership for tax purposes. A conversion made in response to a material change in that Partnership's insurance coverage will be made effective prior to the effective date of the change in insurance coverage. After the conversion of his general partnership interest to that of a Limited Partner, each converting Additional General Partner will continue to have unlimited liability regarding Partnership liabilities arising prior to the effective date of such conversion, but will have limited liability to the same extent as Limited Partners after the conversion to Limited Partner status is effected.

  The Managing General Partner is not entitled to convert its interests into limited partnership interests. Limited Partners do not have any right to convert their Units into Units of general partnership interest. In the event Additional General Partners desire to convert to Limited Partners due to a material change in the amount of insurance coverage, and such conversions would be permitted because it would not result in termination of the Partnership for tax purposes, the Partnership will cease drilling activities until all desired conversions can be made.

Unit Repurchase Program

 . Investors may tender Units for repurchase at any time beginning with the third anniversary of the first cash distribution of the particular Partnership.

 .  Investors may, at their election, sell their Units to the Managing General
   Partner for not less than three times the most recent twelve months' cash flow.

 . The Managing General Partner is obligated to purchase in any calendar year such Units which aggregate up to 10% of the initial Subscriptions, subject to its financial ability to do so and certain opinions of Counsel.

  Beginning with the third anniversary of the date of the first cash distribution of the particular Partnership, Investor Partners may tender their Units to the Managing General Partner for repurchase. Investor Partners are required to provide the Managing General Partner with written notification of their intention to avail themselves of the repurchase program. Subject to its financial ability to effect repurchases and the opinion of Counsel referred to below, each year the Managing General Partner will offer to repurchase for cash a maximum of 10% of the Units originally subscribed to in the particular Partnership. The Managing General Partner's offers to purchase Units will, however, be conditioned upon the receipt of an opinion of its Counsel that the consummation of such offer will not cause the Partnership to be treated as a "publicly-traded partnership" for purposes of Code (S)(S) 469 and 7704 and on its determination that the repurchases of a particular Investor Partner's Units will not result in termination of the Partnership for Federal income tax purposes (the "Repurchase Opinion"). There can be no assurances that any Units will be repurchased. Such program will only be initiated upon the third anniversary of the first cash distribution. The repurchases will also be subject to financial ability of the Managing General Partner to effect such repurchases and the receipt of the Repurchase Opinion.

  The Managing General Partner will not favor one particular Partnership over another in the repurchase of Units. Such offer will not be extended equally to all interest holders participating in an individual Partnership excluding interests held by the Managing General Partner. Notwithstanding the preceding sentence, if more than 10% of the Units from a Partnership or more Units than the Managing General Partner is able to purchase are tendered, Units will be purchased on a "first-come, first-served" basis based on date of receipt by the Managing General Partner of a letter of acceptance of the repurchase offer from the Investor Partner. To the extent that the Managing General Partner is unable to repurchase all Units tendered, due to its financial condition or because of limitations imposed by the Code or any loan banking agreement(s) to which the Managing General Partner may be a party, a tendering Investor Partner will be entitled to have his Units repurchased on a "first-come, first served" basis, regardless of Partnership, provided that the repurchase of a particular Investor Partner's Units will not have the effect of causing the termination of his Partnership for tax purposes or of causing the Partnership to be treated as a "publicly-traded partnership."

  In order to initiate the process whereby the Managing General Partner will repurchase the Units of Investor Partners, the Investor Partner is required to provide the Managing General Partner with written notification of such Partner's intention to have the Managing General Partner purchase his Units. The Managing General Partner is required to establish a purchase price not more often than quarterly as of March 31, June 30, September 30, and December 31 of each year. The Managing General Partner will provide the Investor Partner a written offer of the established price for repurchase of the particular Units within 30 days of the Managing General Partner's receipt of the written notification.

  The minimum offer which the Managing General Partner may make will be a cash amount equal to not less than three times cash distributions from production of that particular Partnership for the 12 months ending on the semi-annual determination date immediately preceding the date upon which the Managing General Partner has received the written notification referred to above. The Managing General Partner may, in its sole and absolute discretion, increase the offer for interests tendered for sale.

  Any offering price established by the Managing General Partner will not necessarily represent the fair market value of the Units. In setting the offering price, the Managing General Partner will consider its available funds and its desire to acquire production as represented by the Unit and will take into account what it perceives to be its own best interests (as a publicly-owned company) and its shareholders. Nevertheless, each Investor Partner is free to accept or not to accept any offering price from the Managing General Partner; no Investor Partner is in any way obligated to accept the Managing General Partner's offer. The Managing General Partner will provide Investor Partners with detailed information as to how the offer was calculated. The Managing General Partner will also provide each interest holder with a calculation of the valuation of his interest, based on the most recent reserve evaluation prepared by an independent expert in accordance with SEC Regulation S-X, Article 4, Rule 4-10. This calculation will take into account the Managing General Partner's best estimate of anticipated production declines or increases, known price increases or decreases, operating, recompletion and plugging costs, and other relevant factors. See "Management--Conflicts of Interest--Conflict in Establishing Unit Repurchase Price."

Investor Suitability

 .  Investment in the Units involves a high degree of risk.

 .  Only qualified investors may purchase Units.

 . Investment is suitable only for investors having substantial financial resources who understand the long-term nature, tax consequences and risk factors associated with this investment.

 . Minimum requirements are $150,000 net worth, or a net worth of $45,000 and taxable income of $45,000.

 . Some states have more stringent requirements which are set forth below. Such requirements are subject to change.

 .  Transferees of Units must meet the suitability requirements set forth herein.

 .  Units of General Partnership Interest are not available in all states.

  It is the obligation of the Managing General Partner and persons selling Units to make every reasonable effort to assure that the Units are suitable for investors, based on the investor's investment objectives and financial situation, regardless of the investor's income or net worth.

  Units, including fractional Units, will be sold only to an investor who shall have a minimum net worth of $150,000 or a minimum net worth of $45,000 and had during the last tax year or estimates that he will have during the current tax year "taxable income" as defined in Section 63 of the Code of at least $45,000 without regard to an investment in Units. Net worth shall be determined exclusive of home, home furnishings and automobiles. In addition, Units will be sold only to an investor who makes a written representation that he is the sole and true party in interest and that he is not purchasing for the benefit of any other person (or that he is purchasing for another person who meets all of the conditions set forth herein).

  Additional suitability requirements are applicable to residents of certain states where the offer and sale of Units are being made as set forth below. Additional representations and warranties required of Investor Partners are set forth in the Subscription Agreement and Special Subscription instructions attached as Appendices C and D to this Prospectus.

  California residents generally may not transfer Units without the consent of the California Commissioner of Corporations.

  Michigan, Ohio and Pennsylvania investors are not permitted to make an investment if the dollar amount of the investment is equal to more than 10% of their net worth, exclusive of home, furnishings and automobiles.

  Purchasers of Limited Partnership Interest. A resident of California who subscribes for Units of limited partnership interest must (i) have net worth of not less than $250,000 (exclusive of home, furnishings and automobiles) and expect to have gross income of $65,000 or more in 1997 (with respect to investments in Partnerships designated "Blue Ridge Energy Fund 1997--Limited Partnership") or in 1998 (with respect to Partnerships designated "Blue Ridge Energy Fund 1998--Limited Partnership"), or (ii) have net worth of not less than $500,000 (exclusive of home, furnishings and automobiles), or (iii) have net worth of not less than $1,000,000, or (iv) expect to have gross income of not less than $200,000 in 1997 (with respect to investments in Partnerships designated "Blue Ridge Energy Fund 1997--Limited Partnership") or in 1998 (with respect to Partnerships designated "Blue Ridge Energy Fund 1998--Limited Partnership").

  A resident of New Jersey who subscribes for Units of limited partnership interest must (i) have a net worth of not less than $150,000 (exclusive of home, furnishings and automobiles), or (ii) have a minimum net worth of $60,000 (exclusive of home, furnishings and automobiles) and had during the last tax year or estimates that he will have during the current tax year "taxable income" as defined by Section 63 of the Code of at least $60,000 without regard to an investment in Units.

  A resident of Arizona, Minnesota, Michigan, North Carolina or Pennsylvania who subscribes for Units of limited partnership interest must (i) have a net worth of not less than $225,000 (exclusive of home, furnishings and automobiles), or
(ii) have a minimum net worth of $60,000 (exclusive of home, furnishings and automobiles) and had during the last tax year or estimates that he will have during the current tax year "taxable income" as defined by Section 63 of the Code of at least $60,000 without regard to an investment in Units.

  Purchasers of General Partnership Interest. A resident of Colorado, Florida, Illinois, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Nevada, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Utah, Virginia or Washington who subscribes for Units of general partnership interest must represent that he (i) has an individual or joint minimum net worth (exclusive of home, furnishings and automobiles) with his or her spouse of $225,000 or more, without regard to the investment in the Program and a combined minimum gross income of $100,000 or more for the current year and for the two previous years; or (ii) has an individual or joint minimum net worth with his or her spouse in excess of $1,000,000 (inclusive of home, furnishings and automobiles); or (iii) has an individual or joint minimum net worth with his or her spouse in excess of $500,000 (exclusive of home, furnishings and automobiles); or (iv) has a combined minimum gross income in excess of $200,000 in the current year and the two previous years.

  A resident of California who subscribes for Units of general partnership interest must (i) have net worth of not less than $250,000 (exclusive of home, furnishing and automobiles) and expect to have gross income of $120,000 or more in 1997 (with respect to investments in the Partnerships designated "Blue Ridge Energy Fund 1997--Limited Partnership") or in 1998 (with respect to Partnerships designated "Blue Ridge Energy Fund 1998--Limited Partnership"), or (ii) have net worth of not less than $500,000 (exclusive of home, furnishings and automobiles), or (iii) have net worth of not less than $1,000,000, or (iv) expect to have gross income of not less than $200,000 in 1997 (with respect to investments in Partnerships designated "Blue Ridge Energy Fund 1997--Limited Partnership") or in 1998 (with respect to Partnerships designated "Blue Ridge Energy Fund 1998--Limited Partnership").

  Miscellaneous. Transferees of Units seeking to become substituted Partners must also meet the suitability requirements discussed above, as well as the requirements imposed by the Partnership Agreement, including transfers of Units by a Partner to a dependent or to a trust for the benefit of a dependent or transfers by will, gift or by the laws of descent and distribution.

  Where any Units are purchased by an investor in a fiduciary capacity for any other person (or for any entity in which such investor is deemed to be a "purchaser" of the subject Units) all of the suitability standards set forth above will be applicable to such other person.

  Investors are required to execute their own Subscription Agreements. The Managing General Partner will not accept any Subscription Agreement that has been executed by someone other than the investor or in the case of fiduciary accounts someone who does not have the legal power of attorney to sign on the investor's behalf.


                           ASSESSMENTS AND FINANCING

 .  The Units of the Partnerships are not subject to assessments.

 . The Partnership is allowed to borrow funds on behalf of the Partnership or for Partnership activities provided that all Additional General Partners have been converted into Limited Partners.

 . Operations for the drilling of wells by the particular Partnerships are expected to be funded through Subscription proceeds and capital contributed to the Partnerships by the Managing General Partner. Over the term of a Partnership, additional funds may be required when, in the opinion of the Managing General Partner, such funds are deemed necessary to complete that Partnership's activities.

  The Managing General Partner intends to develop particular Partnership interests in its Prospects only with the proceeds of Subscriptions and its Capital Contributions. However, such funds may not be sufficient to fund all such costs and it may be necessary for a Partnership to retain Partnership revenues for the payment of such costs or for the Managing General Partner to advance the necessary funds to a Partnership. No wells beyond the initial wells will be drilled. Additional development refers to work necessary or desirable to enhance production from existing wells. Payment for such development work will be retained from Partnership proceeds in one of two methods:

(a) An AFE ("authority for expenditures") estimate will be prepared by the Managing General Partner for the Partnership. The development work will be competed by the Operator at which time the Partnership will be billed for the work performed; or

(b) An AFE estimate will be prepared by the Managing General Partner for the Partnership. The Partnership will retain revenues from operations until sufficient funds have been accumulated to pay for the development work, at which time the work will be commenced by the Operator, and the Operator will be paid as the work is performed.

  The choice of which option to use will be at the discretion of the Managing General Partner, based on the amount of the anticipated expenditure and the urgency of the necessary work. Generally the Managing General Partner will elect option (a) for emergency and expenditures of less than $10,000 and option (b) for expenditures of $10,000 and greater.

  Revenues allocated to the Investor Partners and applied to the payment of capitalized costs may result in taxable income to the Investor Partners to the extent not otherwise offset by Partnership losses and deductions. To the extent not so offset, such revenues may result in the Investor Partners being required to report taxable income without having received cash distributions with which to pay the resulting tax liability. See "Tax Considerations."

                      SOURCE OF FUNDS AND USE OF PROCEEDS

Source of Funds

  Upon completion of the offering, the sole funds available to the Partnerships will be the contributions of the Investor Partners ($1,000,000 ranging to $10,000,000) and the contributions of the Managing General Partner in cash ($50,000 ranging to $500,000) for a total amount of $1,050,000 if 1,000 Units are sold ranging to $10,500,000 if 10,000 Units are sold.

Use of Proceeds

  A total of 10,000 Units is being offered to fund up to ten Partnerships over a two-year period. In order to fund any particular Partnership, a minimum of 1,000 Units ($1,000,000) must be sold with respect to that Partnership. The following table presents information respecting the financing of a Partnership in two different circumstances: (1) if 2,000 Units ($2,000,000) are sold, the maximum number of Units which can be sold for any Partnership, and (2) if the minimum 1,000 Units ($1,000,000) are sold. It is anticipated that substantially all of the funds available to the Partnership will be disbursed for the following purposes and in the following manner:

Entity Receiving Payment                     Nature of Payment                 Units Sold  %(1)  Units Sold   %(1)
------------------------                     -----------------                 ----------  ----  ----------   ----
Total Partnership Capital                                                      $2,100,000   100%  $1,050,000  100%

LESS: Public Offering Expenses:             Dealer-Manager's                      200,000   9.5%     100,000  9.5%
Dealer-Manager                              fee and sales
                                            commission(2)(3)

LESS: Management Fee:                       Management Fee                        100,000   4.8%      50,000  4.8%
Managing General Partner                                                       ----------  ----   ----------  ----

Amount Available For Investment:
 Operator (the Managing General Partner)    Capital available for              $1,800,000  85.7%  $  900,000  85.7%
                                            operations(4)
---------------

(1) The percentage is based upon total Investor Partners' Capital Contributions and the Managing General Partner's Capital Contribution.

(2) Dealer-Manager may reallow in whole or in part up to $1,000,000 (if the maximum number of Units are sold) ranging to $100,000 (if the minimum number of units are sold) for sales commissions, reimbursement of due diligence expenses, marketing support fees and other compensation payable to other NASD-licensed broker-dealers in connection with the sale of the Units. Such payments will be made in cash solely on the amount of initial Subscriptions.

(3) Organization and Offering Costs in excess of 10% of Subscriptions will be paid by the Managing General Partner, without recourse to the Partnership.

(4) Included herein is the Cost to the Partnerships of acquiring Prospects, which may include Prospects acquired from the Managing General Partner. Total lease costs of the Prospects acquired from the Managing General Partner and unaffiliated persons will not exceed 20% of capital available for operations.

  In the event a Partnership closes for the minimum amount of subscription units, the relative degree of risk of an investment of the Partnership may increase in view of a lesser degree of diversification of drilling by that Partnership. Thus, a Partnership subscribed at the minimum level may be able to participate in fewer Prospects, thereby increasing the effect upon the Investor Partners' investment as a result of an unsuccessful well.

  As the Partnership size increases, the number of wells drilled may increase, thereby increasing the diversification of the Partnership and decreasing the effect upon the Investor Partners' investment of an unsuccessful well.

Subsequent Source of Funds

  As indicated above, it is anticipated that substantially all of the Partnership's initial capital will be committed or expended following the offering. The Partnership Agreement does permit the Partnership to borrow funds for its activities after the Additional General Partners have been converted to Limited Partners. See "Risk Factors--Special Risks of the Partnerships--Shortage of Working Capital."

  The actual costs of the proposed drilling activities of a Partnership may exceed the estimated costs of such activities and it is possible that funds in addition to the initial contributions of the Investor Partners in that Partnership may be required to complete such drilling activities, to further develop Prospects and to pay for certain other Partnership operations. The Partnership Agreement does not provide for any additional assessments, either mandatory or voluntary of any Investor. Thus, it is anticipated that a Partnership's share of such additional expenditures will be financed by Partnership borrowings, Partnership revenues or the proceeds of sale of Partnership Prospects. There can be no assurance that such additional funds can be obtained, and if they cannot be obtained, a Partnership might have to forego further drilling activities or development of Prospects. Also, the terms of certain Prospects may bind the Partnerships to a specified drilling schedule and the inability of a Partnership to fund its portion of the cost of such additional specified drilling on a timely basis could result in the forfeiture of the Partnership's interest in such Prospects. Further, the inability to finance additional activities could result in the sale of undeveloped acreage or Farm-outs to independent parties or to Affiliates of the Managing General Partner including Affiliated Partnerships under which circumstances a Partnership may not realize the full value of its properties.

  Each Partnership Agreement authorizes the Managing General Partner and Affiliates thereof to make loans to a Partnership for purposes permitted by the Partnership Agreement. Interest charged by the Managing General Partner or any Affiliate thereof on advances made by the Managing General Partner or such Affiliate to a Partnership will be at a rate not in excess of the effective rate then being paid by the Managing General Partner or such Affiliate for similar type borrowings, and in no event at a rate in excess of the amount which would be charged to the Partnership by independent third parties for the same purpose. The Managing General Partner or an Affiliate thereof may not receive points or other financing charges or fees on advances made by it to a Partnership. In addition, a Partnership will not make loans to the Managing General Partner or any Affiliate thereof. The Managing General Partner may pledge its interest in Partnership revenues but may not pledge Partnership assets for its own benefit. There can be no assurance that the Managing General Partner will have or will make available sufficient funds to the Partnership.

                      PARTICIPATION IN COSTS AND REVENUES

  Except as provided below, Profits and Losses of a particular Partnership will be allocated between the Managing General Partner and Investor Partners, as follows:

                                                                               Managing
                                             Investor Partners(1)          General Partner
                                             --------------------          ---------------
Throughout term of Partnership.......                80%                         20%

---------------
(1) The foregoing allocation of profits and losses is an allocation of each item of income, gain, loss and deduction which, in the aggregate, constitute a profit or a loss.

Revenues

  Oil and Gas Revenues; Sales Proceeds. Revenues from oil and gas production and gain or loss from the sale or other disposition of productive wells, leases and equipment will be allocated 80% to the Investor Partners and 20% to the Managing General Partner except that recapture of IDC will be allocated 95% to the Investor Partners and 5% to the Managing General Partner.

  Interest Income. Any interest earned on the deposit of Subscription funds prior to the closing of the offering and funding of the respective Partnership will be credited 100% to the Investor Partners. Interest earned on the deposit of operating revenues from any other sources shall be allocated and credited in the same percentages that oil and gas revenues are then being allocated to the Investor Partners and the Managing General Partner.

Costs

  Organization and Offering Costs. Organization and Offering Costs, net of the Dealer-Manager commissions, discounts and due diligence expenses, of the Partnerships will be paid by the Managing General Partner and not out of Partnership funds. The Managing General Partner will pay all legal, accounting, printing and filing fees associated with the organization of the Partnerships and the offerings of Units. The Investor Partners will pay all Dealer-Manager commissions, discounts and due diligence reimbursement and will be allocated 100% of these costs. However, Organization and Offering Costs in excess of 10% of Subscriptions will be allocated and charged 100% to the Managing General Partner.

  Management Fee. The Management Fee will be allocated 100% to the Investor Partners and 0% to the Managing General Partner.

  Lease, Drilling, Completion and Tangible Equipment Costs. The costs of Leases, Drilling and Completion Costs and Tangible Equipment Costs will be allocated 95% to the Investor Partners and 5% to the Managing General Partner.

  IDC. IDCs will be allocated 95% to the Investor Partners and 5% to the Managing General Partner.

  Operating Costs. Operating Costs of Partnership wells will be allocated and charged 80% to the Investor Partners and 20% to the Managing General Partner.

  Direct Costs. Direct Costs of the Partnerships will be allocated and charged 95% to the Investor Partners and 5% to the Managing General Partner.

  Administrative Costs. The Administrative Costs of the Partnerships will be borne by and allocated 100% to the Managing General Partner.

  The table below summarizes the participation of the Managing General Partner and the Investor Partners, taking account of the Managing General Partner's Capital Contribution, in the costs and revenues of the Partnerships. See "Glossary of Terms," and the Partnership Agreement, Exhibit A hereto.

                                                                          Managing
                                                          Investor        General
Partnership Costs                                         Partners        Partner
-----------------                                         --------        -------
Broker-Dealer Commissions and Expenses(1).............        100%             0%
Management Fee........................................        100%             0%
Lease Costs...........................................         95%             5%
Drilling and Completion Costs.........................         95%             5%
Tangible Equipment....................................         95%             5%
Intangible Drilling and Development Costs.............         95%             5%
Operating Costs(2)....................................         80%            20%
Direct Costs(3).......................................         95%             5%
Administrative Costs..................................          0%           100%

Partnership Revenues
--------------------
Sale of Oil and Gas Production........................         80%            20%
Sale of Productive Properties(4)......................         80%            20%
Sale of Undeveloped Leases............................         80%            20%
Interest Income.......................................         80%            20%

---------------

(1) Organization and Offering Costs, including commissions, in excess of 10% of Subscriptions will be paid by the Managing General Partner, without recourse to the Partnerships.

(2) Represents Operating Costs incurred after the completion of productive wells, including monthly per-well charges paid to the Managing General Partner.

(3) The Managing General Partner will receive monthly reimbursement from the Partnerships for their Direct Costs incurred by the Managing General Partner on behalf of the Partnerships.

(4) In the event of the sale or other disposition of a productive well, a lease upon which such well is situated, or any equipment related to any such lease or well, the gain from such sale or disposition shall be allocated and credited to the Partners as oil and gas revenues are allocated except that recapture of IDC will be allocated 95% to the Investor Partners and 5% to the Managing General Partner. The term "gain" above does not include revenues from a royalty, overriding royalty, lease interest reserved, or other promotional consideration reserved by a Partnership in connection with any sale or disposition, which revenues shall be allocated to the Investor Partners and the Managing General Partner in the same percentages that oil and gas revenues are allocated.

                                  PRIOR HISTORY NOT INDICATIVE OF FUTURE RESULTS



  The Managing General Partner estimates that Direct Costs allocable to the Investor Partners of each Partnership for the initial 12 months of their operations will be approximately $20,000 if minimum Subscriptions ($1,000,000) are received (representing 2% of aggregate Partnership capital); and approximately $40,000 if maximum Subscriptions ($2,000,000) are received (representing 2% of aggregate Partnership capital). The following table sets forth the components of these estimated charges to the Investor Partners during the first year after a Partnership is formed, assuming the minimum and maximum Subscriptions are obtained:

                                              Minimum                Maximum
                                           Subscriptions          Subscriptions
                                           (1,000 Units)          (2,000 Units)
                                           -------------          -------------

Administrative Costs(1)...................       $   -0-                $   -0-
                                                 -------                -------
    Total Administrative Costs............       $   -0-                $   -0-
                                                 =======                =======
Direct Costs:
  Audit and Tax Preparation...............       $10,000                $20,000
  Independent Engineering Reports.........         5,000                 10,000
  Materials, Supplies and Other...........         5,000                 10,000
                                                 -------                -------
    Total Direct Costs....................       $20,000                $40,000
 .l                                               =======                =======
---------------

(1) The Managing General Partner will bear all Administrative Costs of the Partnerships; however, the financial statements of the Partnerships will reflect these costs, since generally accepted accounting principles require that all costs of doing business be included in the historical financial statements.


  The following table presents for each partnership formed by the Managing General Partner and its Affiliates in the last three years the dollar amount of Direct Costs incurred by the particular partnership in each year and the percentage of subscriptions raised reflected thereby.

                                                                                  Direct Costs

                                                        1994                        1995                          1996
                                                    ------------                ------------                  -------------
                                                            % of                          % of                          % of
Partnership Name                               Amount   Subscriptions     Amount     Subscriptions      Amount      Subscriptions
----------------                               ------   -------------     ------     -------------      ------      -------------
Ken-Tex Joint Venture.................        $ 2,000        0.4         $ 1,500          0.3                -             -
Frio Trend Joint Venture..............         67,535        0.1           2,500          0.2                -             -
Bridge-Meek Joint Venture.............         17,062        0.8           1,500          0.2                -             -
Gulf Coast I Joint Venture............         22,500        5.3           2,000          0.4                -             -
Stephens/Clear Creek Joint
Venture...............................         16,650        3.0           1,500          0.3                -             -
Elliott I/Clear Creek Joint
Venture...............................              -          -          19,580          2.4                              -
Nebo West Joint Venture...............              -          -          82,252          1.4                -             -
Green River Joint Venture.............              -          -          19,212          2.6                -             -
North Lick Creek Joint
Venture...............................              -          -          19,475          3.0                -             -
MIC-TLE #7 Joint Venture..............              -          -          30,150          2.8                -             -
Ruth Joint Venture #3.................              -          -          48,317          3.0                -             -
Otter Creek Joint Venture.............              -          -          15,963          2.8                -             -
Helen Buck Joint Venture #1...........              -          -          23,650          2.8                -             -
Blue Ridge Energy Production
Fund(1)...............................              -          -               -            -           37,935            2.8
Smackover/Woodbine I(1)...............              -          -               -            -           33,760            2.8
------------

(1) Sponsored by the Managing General Partner's Affiliate, Blue Ridge Energy,
    Inc.

                                  PRIOR HISTORY NOT INDICATIVE OF FUTURE RESULTS



  The following table presents for each partnership formed by the Managing General Partner and its Affiliates in the last three years the dollar amount of Administrative Costs incurred by the Managing General Partner or its Affiliates for the benefit of the particular partnership in each year and the percentage of subscriptions raised reflected thereby.

                                                                Administrative Costs

                                                1994                   1995                    1996
                                             -----------            -----------             -----------
                                                    % of                    % of                    % of
Partnership Name                       Amount  Subscriptions   Amount  Subscriptions   Amount    Subscriptions
----------------                       ------  -------------  -------  -------------   ------    -------------
Ken-Tex Joint Venture                  $6,000       1.3       $ 6,000       1.3         2,000        0.4
Frio Trend Joint Venture                9,000       0.6         7,500       0.5         1,500        0.1
Bridge-Meek Joint Venture               7,500       0.8         5,000       0.5             -          -
Gulf Coast I Joint Venture              6,000       1.2         5,000       1.0             -          -
Stephens/Clear Creek Joint Venture      1,500       0.3         7,500       1.3         1,500        0.2
Elliott I/Clear Creek Joint Venture         -         -         9,000       1.4         1,500        0.3
Nebo West Joint Venture                     -         -        10,000       1.3         1,500        0.2
Green River Joint Venture                   -         -         4,000       0.8             -          -
North Lick Creek Joint Venture              -         -         5,000       0.9             -          -
MIC-TLE #7 Joint Venture                    -         -        12,000       1.3         2,500        0.3
Ruth Joint Venture #3                       -         -         4,000       0.9         2,000        0.4
Otter Creek Joint Venture                   -         -         1,000       0.1             -          -
Helen Buck Joint Venture #1                 -         -             -         -         6,000        0.9
Blue Ridge Energy Production Fund(1)        -         -             -         -             -          -
Smackover/Woodbine I(1)                     -         -             -         -             -          -
---------------

(1) Sponsored by the Managing General Partner's Affiliate, Blue Ridge Energy,
    Inc.

Allocations Among Investor Partners; Deficit Capital Account Balances

  The revenues and costs of a Partnership allocated to the Investor Partners will be allocated among them in the proportion in which the number of Units owned by each Investor Partner bears to the aggregate number of Units outstanding.

  To avoid the requirement of restoring a deficit Capital Account balance, no losses will be allocated to an Investor Partner to the extent such allocations would create or increase a deficit in the Investor Partners' Capital Account (adjusted for certain liabilities, as provided in the Partnership Agreement). Losses which are not allocated to Investor Partners whose adjusted Capital Account balances are zero will be reallocated to the Investor Partners not having a deficit in their adjusted Capital Accounts in the proportion that the positive adjusted Capital Account balance of each such Investor Partner bears to the aggregate adjusted Capital Account balances of all such Investor Partners, with any remaining losses or deductions allocated to the Managing General Partner. See "Form of Limited Partnership Agreement Section 3.2(b)."

Cash Distribution Policy

 . Distributions of Distributable Cash are planned to be made on a monthly basis, but will be made no less often than quarterly, to the extent there is any Distributable Cash. See "Glossary of Terms - Distributable Cash."

 . Cash distributions, other than distributions made in liquidation of the Partnership, will be made 80% to the Investor Partners and 20% to the Managing General Partner throughout the term of the Partnership.

 . The level or amounts of cash distributions from the Program cannot presently be predicted.

  The Managing General Partner intends to distribute substantially all of the Partnerships' available cash flow on a monthly basis; however, the Managing General Partner will review the accounts of each Partnership at least quarterly for the purpose of determining the Distributable Cash available for distribution. The ability of the Partnerships to make or sustain a constant level of cash distributions will depend upon numerous factors. No assurance can be given that any level of cash distributions to the Investor Partners will be attained, that cash distributions will equal or approximate cash distributions made to investors in prior drilling programs sponsored by the Managing General Partner or its Affiliates, or that any level of cash distributions can be maintained. See "Prior Activities."

  In general, the volume of production from producing properties declines with the passage of time. The cash flow generated by each Partnership's activities and the amounts available for distribution to a Partnership's respective Partners will, therefore, decline in the absence of significant increases in the prices that the Partnerships receive for their respective oil and gas production, or significant increases in the production of oil and gas from Prospects resulting from successful additional development of such Prospects.

  In general, cash distributions will be made 80% to the Investor Partners and 20% to the Managing General Partner throughout the term of the Partnership. Cash will be distributed to the Managing General Partner and Investor Partners as a return on capital in the same proportion as their interest in the net income of the Partnership. However, no Investor Partner will receive distributions to the extent such would create or increase a deficit in that Partner's Capital Account.

  For a fuller discussion of Capital Accounts and tax allocations, see "Tax Considerations--Allocations of Profits and Losses."

Termination

  Upon termination and final liquidation of a Partnership, the assets of the Partnership will be distributed to the Partners based upon their Capital Account balances. If the Managing General Partner has a deficit in its Capital Account, it will be required to restore such deficit. No Investor Partner, however, will be obligated to restore a deficit in the Investor Partner's Capital Account, if any.

Amendment of Partnership Allocation Provisions

  The Managing General Partner is authorized to amend the Partnership Agreement, if, in its sole discretion based upon advice from its legal counsel or accountants, an amendment is required for partnership allocations to be recognized for federal income tax purposes because of new developments in the tax law. Any new allocation provisions provided by an amendment are required to be made in a manner that would result in the most favorable aggregate consequences to the Investor Partners as nearly as possible consistent with the original allocations described herein. See Section 11.9 of the Partnership Agreement.

          COMPENSATION TO THE MANAGING GENERAL PARTNER AND AFFILIATES

  The following is a tabular presentation of the items of compensation discussed more fully below:

Recipient                    Form of Compensation               Amount
---------                    --------------------               ------
Managing General Partner     Partnership interest               20% interest(1)

Managing General Partner     Management fee                     5% of Subscriptions (nonrecurring fee)(2)

Managing General Partner     Sale of Leases to Partnerships     Cost, or fair market value if materially less
                                                                than Cost(3)

Managing General Partner     Drilling Contracts                 Competitive industry rates(3)

Managing General Partner     Operator's Per-Well Charges        $350 per well per month

Managing General Partner     Direct Costs                       Cost(3)

Managing General Partner     Payment for equipment,
  and Affiliates             supplies and other services        Competitive industry rates(3)
---------------

(1) The Managing General Partner will contribute to each Partnership an amount equal to at least 5% of the aggregate contributions of the Investor Partners. The Managing General Partner's share of operating profits in each Partnership will be 20%. The interests of the Managing General Partner and the Investor Partners may vary in view of the Investor Performance Supplement, discussed below.
(2) The one-time fee for each Partnership will range from $50,000 if the minimum number of Units is sold to $100,000 if the maximum number of Units is sold.
(3) Cannot be quantified at the present time.

  For a tabular presentation of payments to the Managing General Partner and Affiliates made by previous partnerships sponsored by the Managing General Partner, see "Management--Certain Transactions," below. The categories of compensation set forth above are comparable to the corresponding categories of compensation for other partnerships sponsored by the Managing General Partner disclosed in the "Certain Transactions" table below.

  Upon completion of the offering with respect to each Partnership and upon funding of that Partnership, the Managing General Partner will receive a one-time Management Fee of 5% of total contributions of the Investor Partners to the Partnership. The Managing General Partner will receive Management Fees ranging from $50,000, if the minimum number of Units is sold to $100,000 if the maximum number of Units is sold in each Partnership. Since a maximum of $10,000,000 of Units can be sold in the entire Program, the maximum amount of the Management Fee received by the Managing General Partner would be $500,000.

  The Managing General Partner will be reimbursed for all documented out-of-pocket expenses incurred on behalf of the Partnership for which it is not practicable to bill the Partnership directly; however, there will be no reimbursement of Administrative Costs.

  The Managing General Partner will sell (at the lower of fair market value on the date of purchase or the Managing General Partner's Cost of such Prospects) sufficient undeveloped Prospects to the Partnership to drill the Partnership's wells. Fair market value for Leases and Prospects transferred from the Managing General Partner's inventory will be based on the Cost at which similarly situated Leases and Prospects are available or traded from or between other unaffiliated companies operating in the same geographic area. The Cost of the Prospects will include a portion of the Managing General Partner's reasonable, necessary and actual expenses for geological, geophysical, engineering, interest expense, drafting, legal and other like services allocated to the Partnership's properties. The Cost of the Prospects will be subject to an independent review during the Partnership's annual independent audit. The Managing General Partner will not retain any overriding royalty for itself from such Prospects. See "Proposed Activities--Acquisition of Undeveloped Prospects."

  The Partnership will pay the Managing General Partner, as Operator for drilling and completing the Partnership's wells, for each well completed and placed into production a fee based upon the Managing General Partner's best estimate as to the cost of drilling and completing the well. In the event that the competitive industry rates in the area and the costs of the Managing General Partner in providing these drilling and completion services are materially greater than or less than the Managing General Partner's contract drilling and completion rates, the Managing General Partner will be allowed to adjust its rates accordingly. The Managing General Partner reviews on an ongoing basis the rates of unaffiliated driller/operators to determine competitive rates in the geographic area. Rates will be adjusted at the commencement of drilling operations of each Partnership formed, but no less frequently than semi-annually. Such rates will be determined based on the following sources: offering memoranda or prospectuses for private or public drilling programs, quoted rates, or competitive bids. In utilizing outside contractors for drilling and completion operations (rather than performing these services itself), the Managing General Partner will receive an overhead payment for services as defined in the COPAS Accounting Procedure--Joint Operations, and actual cost for any direct costs associated with drilling and completion operations. That monthly overhead rate will be $3,500 per well per month for wells up to 7,000 feet in depth and $5,000 per well per month for wells 7,000 feet and deeper in depth. The total cost per well, for wells drilled by unaffiliated operators, including direct and overhead charges, may exceed the footage rates listed in the prospectus.

  During the production phase of operations, the Operator will receive a monthly fee of $300 per well for operations and field supervision and $50 per well for accounting, engineering, management and general and administrative expenses for producing wells. The Managing General Partner's fees for services as an operator will be adjusted annually in accordance with guidelines set by the Council of Petroleum Accountants Societies of North America. Non-routine operations will be billed to the Partnership at their Costs. See "Proposed Activities--Drilling and Completion Phase" and "Proposed Activities--Drilling and Operating Agreement."

  The Partnerships will reimburse the Managing General Partner for Direct Costs incurred by the Managing General Partner on behalf of the Partnerships.

  The Managing General Partner and its Affiliates may enter into other transactions with the Partnerships for services, supplies and equipment and will be entitled to compensation at competitive prices and terms as determined by reference to charges of unaffiliated companies providing similar services, supplies and equipment. See "Management--Conflicts of Interest."

  The Dealer-Manager will receive as sales commissions and for reimbursement of due diligence and marketing support expenses $1,000,000 if the maximum number of Units is sold ranging to $100,000 if the minimum number of Units is sold. Dealer-Manager may reallow such sales commissions and due diligence and marketing support expenses in whole or in part to NASD-licensed broker-dealers for sale of the Units, reimbursement of due diligence and marketing support expenses and other compensation.

                              PROPOSED ACTIVITIES

Introduction

 . The primary purpose of the Partnerships will be drilling, completing and producing oil and gas from development wells, as well as the purchase of producing wells.

 .  Exploratory activities may constitute up to 25% of the total activity.

 .  Partnerships will typically acquire between 51% and 100% of the Working
   Interest of each Prospect, subject to royalty interests.

 .  Each Partnership will be a separate business entity.

 .  Investors in one Partnership may or may not have interest in any of the other
   Partnerships.

  The Partnerships will be formed to drill, complete, own and operate oil and gas wells in Texas, Oklahoma and Kentucky. The Managing General Partner may conduct Partnership operations in other states it may deem advisable. The Partnerships intend to apply all of the Capital Contributions available for participation in drilling and completion activities to comparatively lower risk Development Wells as well as the purchase of producing wells. It may apply up to 25% to comparatively higher risk Exploratory Wells. Risks will be spread to a limited extent by participating in drilling operations on a number of different Prospects. Until the amount of funds to be available is determined, the precise number of Prospects cannot be determined and the drilling budget cannot be formulated. The Managing General Partner has no authority to engage in any Roll-Up transaction or any other transaction involving the acquisition, merger, conversion, or consolidation of the Partnership with or into another partnership, corporation or other entity and the issuance of securities to Investor Partners as a result of the transaction (hereinafter, "Significant Transaction") without the approval of 80% in interest of the Investor Partners. See "Glossary of Terms" for the definition of "Roll-Up" and Section 5.07(m) of the Partnership Agreement.

  Various activities and policies of the Partnership discussed throughout this section and elsewhere in the Prospectus are defined in and governed by the Partnership Agreement (the amendment of which requires the affirmative vote of a majority of the then outstanding Units), including the requirements relating to the acquisition of Prospects and the payment of royalties; the amount of the Managing General Partner's Capital Contribution to the Partnership; the guidelines with respect to well pricing and the cost of services furnished by the Managing General Partner and/or Affiliates; the states where the Partnership's wells will be drilled; assessment and borrowing policies; voting rights of Investor Partners; the term of the Partnership; and compensation of the Managing General Partner. Other policies and restrictions upon the activities of the Managing General Partner and the Partnership are not set forth in the Partnership Agreement, but instead reflect the current intention of the Managing General Partner and thus are subject to change at its discretion. For these later activities, the Managing General Partner in making a change, will utilize its reasonable business judgment as manager of the Partnership and will exercise its judgment consistent with its obligations as a fiduciary in the Investor Partners.

  Upon successful completion of the offering, the Partnership will effect the following transactions, each of which is more fully described below:

(a) The Partnership will typically acquire between 51% and 100% of the Working Interest in the Prospects, subject to royalty interests of unaffiliated parties with the remainder of the Working Interest being held by the Managing General Partner and/or by unaffiliated third parties; and

(b) The Partnership will enter into a Drilling Contract and an Operating Agreement with the Managing General Partner or with unaffiliated persons as Operator, providing (i) for the drilling and completion of Partnership wells, and (ii) for the subsequent supervision of field operations with respect to each producing well.

Investment Objectives

  Each Partnership will participate in a Drilling Program, to be managed by the Managing General Partner in its capacity as Managing General Partner, consisting of the acquisition and development of oil and gas prospects. The primary investment objective of each Partnership is to conduct oil and gas drilling and development activities on Prospects in an attempt to establish long-life oil and gas reserves. In addition, the Drilling Program's structure is intended to result in certain tax benefits, consisting principally of deductions for intangible drilling costs, depletion and depreciation. To the extent that the operations of a Partnership and its related Drilling Program result in a net loss for a taxable period, General Partners will be able to claim their respective shares of the deductions giving rise to such loss in the current year, but Limited Partners will not be able to claim their shares of the deductions comprising such loss in the current year except to the extent they have net passive income from other sources. See "Proposed Activities" and "Tax Considerations."

Development Policies

  Pursuant to the Partnership Agreement, the activities of each Partnership will focus upon the acquisition of Leases, the drilling of Development Wells, the development of Prospects, and the production and operation of the resulting properties. In addition to Development Wells, at the discretion of the Managing General Partner, up to 25% of a Partnership's Capital Contributions may be expended in connection with activities relating to Exploratory Wells. All drilling activities involve a high degree of risk, with Exploratory Wells presenting a higher degree of risk than Development Wells. The number and type of wells to be drilled by the Partnerships will vary according to the amount of funds raised, the costs of each well, and the size of the fractional working interests selected in each well.

  Decisions as to the number and location of the Prospects in which a Partnership will invest and as to the amounts spent on drilling will be made solely by the Managing General Partner for the Partnership and by the Program Manager on behalf of the Drilling Program.

  The Managing General Partner will designate in writing the area comprising a Prospect in which a Partnership is to acquire an interest pursuant to the related Program Agreement at or prior to the date on which a well is spudded (i.e. drilling is commenced) on such Prospect. The Prospect area may be enlarged or contracted from time to time by the Managing General Partner on the basis of subsequently acquired geological and engineering data to define or redefine the productive limits of the original area of the Prospect. Notwithstanding the foregoing, with respect to any large, continuous known stratigraphic trend which could be defined as a continuous reservoir, the Managing General Partner, acting in good faith, shall be permitted to limit or reduce the area of a Prospect to the extent permitted by the definition of the term "Prospect." See "Glossary of Terms."

  The Managing General Partner intends to cause the Partnerships to acquire an interest in as many Prospects as practicable in order to best diversify the risks associated with drilling for oil and gas. The number of subscriptions received and accepted from investors will necessarily affect the number of Prospects in which the Partnerships can participate.

Drilling Policy

  Each Partnership will invest in a number of Prospects, consistent with the objective of maintaining a meaningful interest in the wells to be drilled or purchased or acquired as producing wells. Most wells to be drilled by the Partnerships will be direct offsets to producing wells ("proved undeveloped prospects"). It is possible that a well on a Prospect will have the effect of proving up any additional acreage outside of the Prospect. The Partnerships are expected to acquire spacing units on which wells are to be drilled but may also acquire surrounding acreage. If drilling on a Partnership Prospect proves up an adjoining spacing unit owned by the Managing General Partner, or if there is reliable evidence that there would be material drainage of a Partnership Prospect by an adjoining spacing unit in which the Managing General Partner owns an interest, the Managing General Partner will assign to the Partnership a proportionate interest in such spacing unit.

Acquisition of Undeveloped Prospects

 .  The Managing General Partner will select undeveloped Prospects.

 .  No Prospects have yet been selected for any of the Partnerships.

 . Selection of Prospects for a Partnership will occur after that Partnership has been funded.

 . At least 50% of the Prospects will be Development Wells, with possibly 25% of the Prospects being producing wells and possibly 25% of the Prospects being exploratory wells.

 . Prospects will be acquired by the Partnerships at the lesser of Cost or fair market value.

 . Average royalty and overriding royalty payable to unaffiliated third parties will not exceed 25%.

 .  The Managing General Partner will not retain overriding royalty interests.

  The Managing General Partner will select undeveloped Prospects sufficient to drill the Partnership wells. No Prospects have been pre-selected by the Managing General Partner. Most Prospects to be selected for the Partnerships are expected to be single-well proved undeveloped prospects, as well as the purchase of existing producing wells. A Prospect may be generally defined as a contiguous oil and gas leasehold estate, or lesser interest therein, upon which drilling operations may be conducted.

  Depending on its attributes, a Prospect may be characterized as an "exploratory" or "development" site. Generally speaking, exploratory drilling involves the conduct of drilling operations in search of a new and yet undiscovered pool of oil and gas (or, alternatively, drilling within a discovered pool with the hope of greatly extending the limits of such pool), whereas development drilling involves drilling to a known producing formation in a previously discovered field. Both developmental and exploratory drilling are highly speculative and may not be profitable.

  The Partnership intends to conduct exploration and development of oil and gas leases in Texas, Oklahoma and Kentucky as well as possibly purchase producing oil and gas wells. Wells drilled by the Partnership or the Managing General Partner include both exploratory and development wells. The Managing General Partner reserves the right to conduct Partnership Operations in those states mentioned above or such other states as it may, in its sole and absolute discretion, deem advisable.

  The Managing General Partner anticipates that all of a Partnership's funds available for drilling activities will be expended in the Austin Chalk Trend (located in Central Texas), the Bend Arch and Eastern Shelf (located in North Central Texas), and the Illinois Basin (located in Southern Illinois and Kentucky). However, if the Managing General Partner determines that it is in the best interest of a Drilling Program to conduct additional drilling activities in other onshore geographic areas of the United States, the Drilling Program and the related Partnership may expend available funds in such areas. At the present time, no Partnership is committed to any specific drilling sites.

  The Austin Chalk, a cream to gravy colored amorphous limestone, some 125-150 million years of age in Geologic time has been explored by oil venturers in Texas since the early 1920's. This division of the Cretaceous System on the Geologic age scale outcrops from Kennedy County on the southwest border of Texas, and extends eastward to Bexar County and north northeast to Grayson County on the northeast Red River border. It is, because of its sub-surface physical properties, productive along the entire length of the trend. The Austin Chalk formation ranges in depths from 2000 feet to over 10,000 feet.

  The Bend Arch and Eastern Shelf lie in north central Texas between the East North Basin and Permian Basin. These areas have been actively explored by independent oil companies for over 70 years. The majors were actively involved until they decided to explore overseas. The departure of these companies has left a significant void in developing the potential of this area which can, and should be, exploited by organizations such as the Partnerships.

  Both of these areas provide structural and stratigraphic trapping mechanisms for oil and gas reserves. Some fields in the area have produced as much as 35 to 40 million barrels of oil to date. Subsurface geological interpretation of the over 17 productive horizons ranging from depths of 300 feet to the basement of 7,500 feet has been extremely effective. Multiple pay zone wells are very common in the region and new discoveries are continuously being reported.

  The Illinois Basin is a shallow depression characterized by rock layers that dip gently inward from the crests of surrounding arches. During most of Paleozoic time, sediments accumulated in the slowly subsiding basin. The Paleozoic depositional basin differs from today's structural basin in that it was open to the south, in the area now occupied by the Pascola Arch. The principal producing formation of the Illinois Basin is the O'Hara Limestone, which is located in the Chesterian Series.

  The Illinois Basin has produced approximately 4,625,000,000 barrels of oil from its discovery in 1918, through 1995.

  The Managing General Partner also owns and operates a drilling rig, a cementing business, and an acidizing business, and provides such services to its affiliates and investment partnerships as well as to third parties. The Managing General Partner intends to provide such services to the Partnership and to continue providing such services to the oil and gas industry and will actively pursue the acquisition of other service operations which complement its ongoing philosophy of vertically integrating such services.

  The Prospects will be acquired pursuant to an arrangement whereby the Partnership will typically acquire between 51% and 100% of the Working Interest, subject to landowners' royalty interests and other royalty interests payable to unaffiliated third parties in varying amounts, provided that the weighted average for all Prospects of a particular Partnership will not exceed 25%. In its discretion the Partnership may acquire less than 51% of the Working Interest in the Prospects. The Partnership Agreement forbids the Managing General Partner or any Affiliate from acquiring or retaining any overriding royalty interest in the Partnership's interest in the Prospects. The Partnerships may acquire less than 100% of the Working Interest in each Prospect in which they participate. In order to comply with certain conditions for the treatment of Additional General Partners' interests in the Partnership as not passive activities, (and thereby not subjecting the Additional General Partners to limitations on the deduction of Partnership losses attributable to such Additional General Partners to income from passive activities), the Managing General Partner has represented that the Partnerships will acquire and hold only operating mineral interests and that none of the Partnership's revenues will be from non-working interests. The Managing General Partner based on its internal corporate objectives primarily related to cash flow and income tax considerations may sell or otherwise dispose of Prospect interests not acquired by the Partnerships or may retain a Working Interest in such Prospects and participate in the drilling development of the Prospect on the same basis as the Partnerships, for the Managing General Partner's sole benefit. The Managing General Partner intends to retain such Working Interest only in the event that it would be economically unfeasible for the Partnership to purchase all available Working Interests.

  The Partnership may acquire less than the full Working Interest in Prospects and, as a result, may engage in joint activities with other Working Interest owners. A Partnership could be held liable for the joint activity obligations of the other Working Interest owners, such as nonpayment of costs and liabilities arising from the actions of the Working Interest owners. Full development of the Prospects may be jeopardized in the event of the inability of other Working Interest owners to pay their respective shares of Drilling and Completion Costs. See "Risk Factors --Special Risks of the Partnerships--Joint Activities with Others," and "--Potential Partnership Liability."

  In acquiring interests in Prospects, the Partnerships may pay such consideration and make such contractual commitments and agreements as the Managing General Partner deems fair, reasonable and appropriate. While it is expected that a substantial portion of the Prospects and interests therein to be developed by the Partnerships may be acquired by assignment from the Managing General Partner, the Partnerships will also purchase Prospects directly from unaffiliated third parties. All Prospects which are transferred to the Partnerships from the Managing General Partner will be transferred at its Cost, unless the Managing General Partner has reason to believe that Cost is more than the fair market value of such property in which case the price will not exceed the fair market value of such property. In such case, the Managing General Partner will obtain a written appraisal from a qualified independent expert with respect to sales of properties of the Managing General Partner and its Affiliates to the Partnerships. Upon written request of an Investor Partner to the Managing General Partner, a copy of such written appraisal will be made available for review by such Investor. Total lease costs of Prospects acquired from the Managing General Partner and unaffiliated persons will not exceed 20% of the total capital available for operations.

  The actual number, identity and percentage of Working Interest or other interests in Prospects to be acquired by Partnerships will depend upon, among other things, the total amount of Capital Contributions to a Partnership, the latest geological and geophysical data, potential title or spacing problems, availability and price of drilling services, tubular goods and services, approvals by federal and state departments or agencies, agreements with other Working Interest owners in the Prospects, farm-ins and continuing review of other Prospects that may be available.

Evaluation of Prospects

  All Prospects acquired by the Partnerships will be located and evaluated by the Managing General Partner. In evaluating Prospects prior to purchase, the Managing General Partner will assess many factors, including estimated reserves, anticipated cash flow from production, future prices and costs, and various factors affecting the marketing of production from such properties. The economic success of the Partnerships' operations depends upon the ability of the Managing General Partner to identify and acquire Prospects on a favorable economic basis.

  In the regular course of its business, the Managing General Partner receives both verbal and written notices of oil and gas properties available for acquisition. Such notices come from property owners, brokers, investment advisers and business contacts, and will often contain summary information on the subject properties. The notices received by the Managing General Partner usually pertain to "packages" of properties, typically including from 1 to 100 leases and/or wells, often located in a number of different fields and states. In some cases an acquisition proposal will pertain to an entire oil and gas company and its assets. The properties included in a package may be developed, partially developed or undeveloped. Properties presented to the Managing General Partner are most frequently owned by small, independent oil and gas companies or independent operators, though owners range from holders of small fractional working interests to major oil companies with majority interests in hundreds of wells.

  Appropriate members of the Managing General Partner's staff conduct initial reviews of properties to determine whether they are suitable for acquisition by the Partnerships. If a property appears to be generally suitable, further information is obtained from the party which submitted the property. Such information is reviewed by a property acquisition team which in many cases will be assisted by local consulting geologists and geological engineers possessing a specialized knowledge of the region where the Prospect is located. The property acquisition team submits an analysis of each property package, together with a recommended bid price, to a property acquisition review committee comprised of senior members of management, which makes the final determination as to whether and at what price the package will be purchased. A conflict of interest may develop between each Partnership and the Managing General Partner regarding which Partnership will acquire a particular Prospect. See "Conflicts of Interest."

Title to Properties

 .  Record title to Leases will be held in the name of the Partnership.

  Prior to the drilling of any partnership well, the Managing General Partner will assign the Partnership an interest in the Lease to the Partnership. Leases acquired by each Partnership may initially and temporarily be held in the name of the Managing General Partner, as nominee, to facilitate joint-owner operations and the acquisition of properties. The existence of the unrecorded assignments from such record owner to the Partnership will indicate that the Leases are being held for the benefit of each particular Partnership and that the Leases are not subject to the debts, obligations or liabilities of the record owner; however, such unrecorded assignments may not fully protect the Partnerships from the claims of creditors of the Managing General Partner.

  Investor Partners must rely on the Managing General Partner to use its best judgment to obtain appropriate title to Leases. Provisions of the Partnership Agreement relieve the Managing General Partner from any mistakes of judgment with respect to the waiver of title defects. The Managing General Partner will take such steps as it deems necessary to assure that title to Leases is acceptable for purposes of the Partnerships. The Managing General Partner is free, however, to use its own judgement in waiving title requirements and will not be liable for any failure of title to Lease transferred to the Partnerships. Further, neither the Managing General Partner nor its Affiliates will make any warranties as to the validity or merchantability of titles to any Leases to be acquired by the Partnerships.

Oil and Gas Prospects

  Oil and gas drilling is a highly speculative activity. It is anticipated that all Prospects will be evaluated by the Managing General Partner's staff and consulting geologists who will be specialists in the geographic area of the Prospect. These geologists will utilize data provided by a multitude of professional resources which are available, production records from wells, and such other information as may be available and useful. Specific criteria for Prospect selection will vary depending upon well depth and estimated cost; however, generally Prospects are selected which the geologists estimate will generate after-tax payback to investors in a three- to six-year time period based on historical production from similar formations. However, there can be no assurances that Prospects will be able to generate such after tax payback to investors. See "Risk Factors--Special Risks of the Partnerships--Speculative Nature of Prospects Acquisitions; No Assurance of Oil and Gas Production" and "Risk Factors--Risks Pertaining to Oil and Gas Investments--Speculative Nature of Oil and Gas Activities." The stratigraphic nature of the Prospects in the area is best developed by subsurface mapping based on data from surrounding wells. As a result, whenever possible wells drilled by the Partnership will be direct offsets to existing producing wells, at the state minimum spacing distance as is appropriate. Where multiple pay zone potential exists, as it frequently does in the proposed area of operations, the geologists will attempt to optimize well locations to create wells with two or more productive horizons.

  The Managing General Partner expects to acquire acreage on an ongoing basis throughout 1997 and beyond for the Program and future partnerships.

Geology

  Texas and Oklahoma. The Austin Chalk, a cream to gravy colored amorphous limestone, some 125-150 million years of age in Geologic time has been explored by oil venturers in Texas since the early 1920's. This division of the Cretaceous System on the Geologic age scale outcrops from Kennedy County on the southwest border of Texas, and extends eastward to Bexar County and north northeast to Grayson County on the northeast Red River border. It is, because of its sub-surface physical properties, productive along the entire length of the trend. The Austin Chalk formation ranges in depths from 2000 feet to over 10,000 feet.

  The Austin Chalk is a complex series of fossiliferous limestone beds composed of dead macro and micro skeletons interbedded with shale and volcanic deposits of ash, bentonite, and glauconite. During deposition of this limestone in the quiet sea waters, calcium skeletons of algal remains drifted to the sea floor to be covered by additional remains of sea life and plant life. These limestone beds, ranging from 250 feet to 750 feet in thickness, are interspersed with gray to black bentonitic shale beds, ranging from less than 1 inch to 25 feet in thickness. During these periods of shale deposition there was a high percentage of ash and glauconite deposited. The upper

100 feet to 150 feet of the Chalk appears to contain the largest percentage of ash and glauconite; however, these volcanic deposits occur throughout the Chalk in varying amounts. These beds isolate the different productive intervals within the Chalk, contrary to the belief of the early explorationist. When fracturing occurred, it did not, in most cases, penetrate these "plastic" ash and shale intervals. Therefore, in order to successfully drill and produce horizontal wells, it is necessary to target these individually isolated fractured productive horizons.

  As in all limestones, the porosity of the rock varies from 2% to 18% but most generally averages from 6% to 12%. This porosity, to be effective commercially, has to have connecting fractures. In order to properly locate these intervals, it is necessary to apply the best geological and geophysical techniques.

  In the early periods of development prior to horizontal drilling, vertical production, on 40 acre to 80 acre spacing, ranged from 30,000 barrels of oil to 150,000 barrels of oil from the Pearsall Field, Frio County, Texas. Since the advent of horizontal drilling technology introduced by Oryx over four years ago in the Pearsall Field, recoveries have been estimated, by Oryx's technical studies, to range from an additional 100,000 barrels of oil to 150,000 barrels of oil per 1000 feet of drain hole.

  In the rush to gain a position in the early boom, the greatest number of wells were drilled with little or no regard of where to start or extend the drain hole. Any random horizontal drain hole was believed able to encounter several fractures which would recover all the oil from these separate beds. This belief held by oil explorationists at that time has been shown to be incorrect. To have significant recovery of reserves in the Chalk, the drain hole must be drilled in the best porosity of these brittle zones. These primary fracture zones are considered a "target interval". The major or primary fractures creates the space for the accumulation of oil and gas. The minor or secondary fractures, as well as related porosity, provide greater potential for oil and gas reserves, and long-term production.

  Information from horizontal drain hole plots of directional survey records has shown that in most cases the drain hole was out of the ideal target interval over 50% of the time. In some cases drain holes were maintained in an ideal target interval for only a fraction of the whole well. Recently there have been a number of horizontal wells re-entered and drilled properly the second time. In some cases this involved changing the target interval as little as 20 feet vertically. Because the ideal formation characteristics only exist with certain intervals, there must be a precise drilling program planned and applied.

  The Bend Arch and Eastern Shelf lie in north central Texas between the East North Basin and Permian Basin. These areas have been actively explored by independent oil companies for over 70 years. Major oil companies were also actively involved in this area until they decided in the recent past to move the majority of their exploration activities overseas. The departure of these companies has left a significant void in developing the potential of this area which can, and should be, exploited by organizations such as the Partnerships.

  Both of these areas provide structural and stratigraphic trapping mechanisms for oil and gas reserves. Some fields in the area have produced as much as 35 to 40 million barrels of oil to date. Subsurface geological interpretation of the over 17 productive horizons ranging from depths of 300 feet to the basement of 7,500 feet has been extremely effective. Multiple pay zone wells are very common in the region and new discoveries are continuously being reported.

  Seismology has also been an exceptionally effective tool of exploration in the past and, with the recent introduction of 3D seismic and improved technological advances, promises to be even more effective in the future. It is the Managing General Partner's opinion, as well as that of other parties in the area, that the use of these techniques will lead to the discovery of many other previously overlooked significant productive fields.

  Many of the lower zones in these areas are reef in nature, and a majority of the structures are approximately 40 to 80 acres in size. Due to the relatively small size of these anomalies, the reefs were very difficult and expensive to locate prior to seismic technology. Seismic data through the 1960's and 70's had not been sufficiently developed to accurately locate the structures, therefore, a number of past wells were drilled on the flank, or very near to the reef. Presently, due to advanced and enhanced seismic data, dipmeter logs and geological interpretations, locating the structures and properly defining them has resulted in success rates exceeding 75%.

  Oil occurs both indigenous to the reef due to the abundant animal and plant life that surround these reef environments as well as from the carbonaceous Barnett Shale which encases and surrounds the reef. Porosity occurs primarily due to reef-building organisms and secondarily due to the leaching acidic waters and tectonic movements that affected the brittle reef limestones. The tectonic movement of the underlying formations and the intensity of such movement is the factor most affecting the permeability of the reef. The majority of Eastern Shelf and Bend Arch reefs are gas solution and expansion drive; however, in this area due to the deep-seated movements, fracturing has occurred in the reef, as in the deeper beds.

  The Bend Conglomerates are Atokan in age and were deposited during Pennsylvanian time. The various components of these conglomerates originated in the Quachita Mountains, but were eroded and transported to this area. In the Bend Arch area they were deposited regionally and formed traps on the sides and tops of the underlying Mississippian structures.

  The Caddo Limestone of the Strawn series is reefing in nature in some areas and, in other areas, it is present in the structure due to draping over the underlying reef. These structures have porosity present due to subaerial exposure and dissolution of organisms. The Caddo will have an average porosity of 10% with good permeability where a structure is present. There exists as many as three productive intervals in the Caddo.

  The Strawn Sands of the Bend Arch are one of the most sought after, and one of the most productive shallow reservoirs in Texas. These sands were deposited in the Pennsylvanian time period and are deltaic in nature. When found in conjunction with the proper trapping mechanisms, a Strawn Sand field can produce upwards of 200,000 barrels of oil.

  The shallow productive zones are present from 400 feet to 2,000 feet, and occur due to structural and stratigraphic trapping because of depositional cycles and deep-seated structures. When located, the shallow fields cover areas as large as 500 acres. The shallow zone will be monitored while drilling to determine the need for a drill stem test and evaluated with logs.

  The Managing General Partner believes that available prospects have economics comparable and in many cases superior to that of the average well in Texas. In addition to the areas outlined above, the Managing General Partner is currently in the initial stages of evaluating potential prospects in Oklahoma and other states. If, in the opinion of the Managing General Partner, these prospects warrant development, they may be included in 1996 and 1997 partnerships.

  Kentucky. Historically, drilling in the Illinois Basin, and more specifically in Kentucky, has been much less regulated than in other major producing states and a complete history of existing wells has not been centralized. The Managing General Partner intends to continue evaluating promising acreage and developmental drilling locations in the Illinois Basin for acquisition. The Managing General Partner also believes that there are excellent opportunities in the area for the purchase of existing production and will search out and endeavor to acquire such reserves.

  The Illinois basin is a shallow depression characterized by rock layers that dip gently inward from the crests of surrounding arches. During most of Paleozoic time, sediments accumulated in the slowly subsiding basin. The Paleozoic depositional basis differed from today's structural basin in that it was open to the south, in the area now occupied by the Pascola Arch. The principal producing formation of the Illinois Basin is the O'Hara Limestone, which is located in the Chesterian Series.

  The Illinois Basin has produced approximately 4,625,000,000 barrels of oil from its discovery in 1918 through 1995.

  The O'Hara Limestone, of Mississippian age, produces from several hundred fields in the Illinois Basin. The O'Hara Limestone is predominately an "oolitic limestone" or is often referred to as an "oolitic sand." The O'Hara is depositionally a high energy shallow marine environment, much like a sandstone bar type environment. These oolitic bars are typically elongated and are perpendicular to basin strike. The O'Hara is most often a well rounded, medium grain, tan to white oolitic limestone. The O'Hara will average from 8 feet to as much as 30 feet in thickness, with excellent primary porosity of 8%-20% and reservoir permeability from 80-4000 millidarcies. These reservoir parameters make the O'Hara a very prolific producer of oil in the Illinois Basin.

  The Jackson Sandstone, Mississippian in age, produces from several hundred fields in the Illinois Basin. The Jackson is predominately a shale and sandstone that was deposited in tidal dominated deltaic river systems where tidal currents reworked the coarse grain sediments into sand ridges, or bars. These bars form the elongated marine sandstone bodies of the Jackson Sand. The sand developments trend down slope from northeast to southwest in the shelf area of the east and southeast portions of the Illinois Basin. Geological analysis indicates the sand has retained much of the good reservoir parameters necessary to permit it to produce significant quantities of oil without excessive stimulation or fracturing.

  The Jackson is primarily a medium to fine grain, rounded to sub-angular, sandstone. The sand has average 10-20% primary matrix porosity and 8-100 millidarcies of permeability. This is excellent porosity and permeability for reservoir production and management.

Drilling and Completion Phase

 . Partnership wells which are Developmental Wells are expected to be 2,000 feet to 12,000 feet deep.

 . Whenever possible, Partnership wells will be drilled near pipelines, gathering systems, or end users.

 . The Partnership will sell production on a competitive basis at the best available price.

  General: It is anticipated that most wells will be drilled to the 2,000 to 12,000 foot depth to target hydrocarbon production. Some shallower or deeper development Prospects may be drilled. Thereafter, the Operator will complete each well deemed by the Operator to be capable of production of oil or gas in commercial quantities. Exploratory Wells may be drilled to depths exceeding the proposed Developmental Wells depth indicated above. In the event the funds allocated for exploratory wells are not used to drill Exploratory Wells, such funds together with unexpended completion funds will be used to drill additional Developmental Wells.

  The Operator, in its sole and absolute discretion, will determine the depth to which a particular well is drilled based on geologic and other information available to it. No representations are given herein as to the depths and formations to be encountered in each Partnership's wells except that it is anticipated that most wells will be drilled at least to a depth of approximately 2,000 feet per well. The Managing General Partner may substitute another operator or operators to perform the duties of the Operator, on terms and conditions substantially the same as those discussed herein. The Managing General Partner will supervise the operations of non-affiliated drilling contractors and subcontractors. In such case, the cost of drilling to the Partnership will be the actual cost of third-party drilling, plus the Managing General Partner's costs of supervision, engineering, geology, accounting and other services provided as well as monthly overhead specified in "Compensation to the Managing General Partner and Affiliates" above.

  The Managing General Partner will represent each Partnership in all operations matters, including the drilling, testing, completion and equipping of wells and the sale of each Partnership's oil and gas production from wells of which it is the Operator. The Managing General Partner expects to be the Operator of all wells in which the Partnerships own an interest.

  The Managing General Partner and its Affiliates will, in some cases, provide equipment and supplies and will perform salt water disposal services and other services for the Partnership, provided that all such transactions will be at competitive prices and upon competitive terms.

Drilling and Operating Agreement

 . The Managing General Partner will be the Operator of and have full control over the Partnerships' wells.

 . The Operator must commence drilling wells within 180 days after funding of the Partnership, but not later than March 31, 1998 and 1999 for Partnerships designated "Blue Ridge Energy Fund 1997--Limited Partnership" and "Blue Ridge Energy Fund 1998--Limited Partnership," respectively.

 . The Partnership will enter into a Drilling and Completion Contract, based upon competitive rates as charged by unaffiliated contractors in the same geographic region, with the Managing General Partner to drill, test, complete and equip its portion of each Partnership well. If the Managing General Partner finds that in order to fulfill its contract with the Partnership material adjustments must be made to the costs as stated in the Drilling Contract, such changes will be made.

 . The operator will charge the Partnerships $300 per well per month for production operations on completed wells and $50 per well per month for accounting, engineering, management, and general and administrative expenses. The Managing General Partner's fees for services as an operator will be adjusted annually in accordance with guidelines set by the Council of Petroleum Accountants Societies of North America.

  Upon funding of each Partnership, the particular Partnership will enter into the Drilling and Operating Agreement (herein, the "Agreement") with the Managing General Partner as operator (herein, the "Operator"). The Agreement (filed as
Exhibit 10.1 to the Registration Statement) provides that the Operator will conduct and direct and have full control of all operations on the Partnership's Prospects. The Operator will have no liability as operator to the Partnership for losses sustained or liabilities incurred, except as may result from the Operator's negligence or misconduct.

  The Partnership will pay a proportionate share of lease, development and operating costs, and will be entitled to receive a proportionate share of production subject only to royalties and overriding royalties. Each Partnership will be responsible only for its obligations and will be liable only for its proportionate share of the costs of developing and operating the Prospects; and, in the event of the default of another party, the Managing General Partner has agreed to indemnify the Partnership and its Partners for the obligations of such party. If any party fails or is unable to pay its share of expense within 60 days after rendition of a statement therefor by the Managing General Partner, the Managing General Partner will pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties.

  In the event not all participants in a well wish to participate in a completion attempt, the parties desiring to do so may pay all costs of the completion attempt including the cost of necessary well equipment and a gathering pipeline, and such parties will receive all income and pay all operating costs from the well until they have received an amount equal to 300% of the completion and connection costs, after which time the non-consenting parties will have the right to receive their original interest in further revenues and expenses.

  The Operator is obligated to commence drilling the wells on each Prospect within 180 days of the date of the funding of the Partnership, but in no case later than March 31, 1998 for Partnerships designated "Blue Ridge Energy Fund 1997--Limited Partnership" and March 31, 1999 for Partnerships designated "Blue Ridge Energy Fund 1998--Limited Partnership." The Operator's duties include testing formations during drilling and completing the wells by installing such surface and well equipment, gathering pipelines, heaters, separators, etc., as are necessary and normal in the area in which the Prospect is located. The Managing General Partner will pay the drilling and completion costs of the Operator as incurred, except that the Managing General Partner is permitted to make advance payments to itself as the Operator where necessary to secure tax benefits of prepaid drilling costs and a valid business reason exists. In order to comply with conditions to securing tax benefits of prepaid drilling costs, the Operator under the terms of the Agreement will not refund any portion of amounts paid in the event actual costs are less than amounts paid but will apply any such amounts solely for payment of additional drilling services to the Partnership. If the Operator determines that the well is not likely to produce oil and/or gas in commercial quantities, the Operator will plug and abandon the well in accordance with applicable regulations.

  Each Partnership will bear its proportionate share of the cost of drilling and completing or drilling and abandoning its wells as follows:

1. The Cost of the Prospect.

2. For intangible and tangible well Costs, the Partnership will enter into a Drilling Contract, based upon competitive rates as charged by unaffiliated contractors in the same geographic region, with the Managing General Partner to drill, test, complete and equip its portion of each Partnership well. If the Managing General Partner finds that in order to fulfill its contract with the Partnership at less than the Partnership's stated cost, material adjustments must be made to the costs as stated in the Drilling Contract, such changes will be made.

3. The tangible Costs of gathering pipelines and systems necessary to connect the well to the nearest appropriate sales point or delivery point.

  To the extent that a Partnership acquires less than 100% of a Prospect, its Drilling and Completion Costs of that Prospect will be proportionately decreased.

  The Agreement provides that the Partnership will pay the Operator the Prospect Cost and the Dry Hole Cost for each planned well prior to the Spud date, and the balance of the completed well Costs will be paid when the well is ready to be completed.

Production Phase of Operations

  General. Once the Partnership's wells are "completed" (i.e., all surface equipment necessary to control the flow of, or to shut down, a well has been installed, including the gathering pipeline), production operations will commence.

  The Operator will provide all necessary labor, vehicles, supervision, management, accounting and overhead services for normal production operations, and will deduct from Partnership revenues a monthly charge of $300 per well for operations and field supervision and a monthly charge of $50 per well for accounting, engineering, management and general administrative expenses. Non-routine operations will be billed to the Partnership at their Cost.

  The Partnership will have the right to take in kind and separately dispose of its share of all oil and gas produced from its Prospects, excluding its proportionate share of production required for lease operations and production unavoidably lost. The Managing General Partner will market such production and the Managing General Partner may enter into and bind the Partnership in such agreements as it deems in the best interest of the Partnership for the sale of such oil and/or gas. If pipelines which have been built by the Managing General Partner are used in the delivery of gas to market, the Operator may charge a gathering fee not to exceed that which would be charged by a non-affiliated third party for a similar service.

  The production and accounting charges may be adjusted annually beginning January 1, 1999 with respect to Partnerships designated "Blue Ridge Energy Fund 1997--Limited Partnership" and January 1, 2000 for Partnerships designated "Blue Ridge Energy Fund 1998--Limited Partnership," in accordance with the guidelines set by the

Council of Petroleum Accountants Societies of North America, provided that the charge may not exceed the rate which would be charged by the comparable operators in the area of operations.

  The Agreement will continue in force so long as any such well or wells produce, or are capable of production and for an additional period of 180 days from cessation of all production.

  Expenditure of Production Revenues. The Partnership's share of production revenue from a given well will be burdened by and/or subject to royalties and overriding royalties, monthly operating charges and other operating costs.

  The above items of expenditure involve amounts payable solely out of, or expenses incurred solely by reason of, production operations. The Partnership's only source of revenues will be from production operations, although the Partnership is permitted to borrow funds it may require to meet operational expenditures (See "Risk Factors--Special Risks of the Partnerships--Shortage of Working Capital" and "Source of Funds and Use of Proceeds--Subsequent Source of Funds"). It is the practice of the Managing General Partner to deduct operating expenses from the production revenue for the corresponding period.

Interests of Parties

  The Managing General Partner, Investor Partners and unaffiliated third parties (including landowners) share revenues from production of gas from wells in which the Partnership has an interest. The following chart expresses such interest of gross revenues derived from the wells. For the purpose of this chart, "gross revenues" is defined as the "price" paid by the oil and/or gas purchaser. In the event the Partnership acquires less than a 100% Working Interest, the percentages available to the Partnership will decrease proportionately.

                            PROGRAM REVENUE SHARING

                                                                Third          Partnership
                                                                Party        Working Interest
Entity                                   Interest             Royalties:    If 51%      If 100%
------                                   --------             ----------    ------      -------
     Managing General Partner    20% Partnership Interest        25%         7.65%       15.00%

     Investor Partners           80% Partnership Interest        25%        30.60%       60.00%

     Third Parties               Landowners and Overriding        0%        12.75%       25.00%
                                 Royalties(1)                               -----       ------

                                                                            51.00%      100.00%
                                                                            =====       ======

---------------------

(1) Landowner and other royalty interests payable to unaffiliated third parties may vary, provided that the weighted average for all Prospects of a Partnership shall not exceed 25%.

Insurance

 . The Managing General Partner will carry public liability insurance of not less than $10,000,000 during drilling operations and will maintain other insurance as appropriate.

 . The Managing General Partner has a good-faith duty to provide insurance coverage, sufficient, in its judgment, to protect the Investors against the foreseeable risks of drilling.

 . Increasing cost of insurance could reduce Partnership funds available for drilling.

  The Managing General Partner, in its capacity as operator, will carry blowout, loss of well control, pollution, public liability and workers' compensation insurance, but such insurance may not be sufficient to cover all liabilities. Each Unit held by the Additional General Partners represents an open-ended security for unforeseen events such as blowouts, lost circulation, stuck drill pipe, etc., which may result in unanticipated additional liability materially in excess of the per Unit Subscription amount.

  The Managing General Partner has obtained various insurance policies, as described below, and intends to maintain such policies subject to its analysis of their premium costs, coverage and other factors. The Managing General Partner may, in its sole discretion, increase and decrease the policy limits and types of insurance from time to time as it deems appropriate under the circumstances, which may vary materially. The following types and amounts of insurance have been obtained and are expected to be maintained. The Managing General Partner is the beneficiary under each policy and pays the premiums for each policy. All of the following insurance coverages will be in effect throughout all of the drilling, completion and production phases of the Partnerships' activities.

1. Workers' compensation insurance in full compliance with the laws for the States of Texas and Oklahoma, and the Commonwealth of Kentucky; this insurance will be obtained for any other jurisdictions where a Partnership conducts its business;

2. Operator's bodily injury liability and property damage liability insurance, each with a limit of $1,000,000;

3. Employer's liability insurance with a limit of not less than $1,000,000;

4. Automobile public liability insurance with a limit of not less than $1,000,000 per occurrence, covering all automobile equipment;

5. Operator's umbrella liability insurance with a limit of $10,000,000; and

6. Environmental liability insurance with a limit of not less than $1,000,000.

  The Managing General Partner and Operator, has determined in good faith, in the exercise of its fiduciary duty as Managing General Partner and as Operator, that adequate insurance has been obtained on behalf of the Partnerships to provide the Partnership with such coverage as the Managing General Partner believes is sufficient to protect the Investor Partners against the foreseeable risks of drilling and ongoing production activities. The Managing General Partner will obtain and maintain public liability insurance, including umbrella liability insurance, of at least the Partnership's capitalization, but in no event less than $10,000,000 during drilling operations. The Managing General Partner will maintain such insurance coverage during such drilling activities. The Managing General Partner will review the Partnership insurance coverage prior to commencing drilling operations and periodically evaluate the sufficiency of insurance. The Managing General Partner will obtain and maintain such insurance coverage as it determines to be commensurate with the level of risk involved. In more than three years of operations, drilling more than 150 wells in Kentucky, Texas, Tennessee and Indiana, the Managing General Partner's largest insurance claim has been less than $1,000.

  The annual cost of such insurance to the Partnership is estimated to be approximately $2,000 per well in the year that it is drilled and approximately $500 per each producing well for the Partnership liability and other insurance coverages. The costs of insurance have increased significantly in recent years and have currently stabilized, although insurance premiums may materially increase in the future. The primary effect of increasing premiums cost is to reduce funds otherwise available for Partnership drilling operations.

  The Managing General Partner will notify all Additional General Partners at least 30 days prior to any material change in the amount of such insurance coverage. Within this 30-day period and otherwise after the expiration of one year following the closing of the offering with respect to a particular Partnership, Additional General Partners have the right to convert their Units into Units of limited partnership interest by giving written notice to the Managing General Partner and will have limited liability for any Partnership operations conducted after the conversion date as a Limited Partner effective upon the filing of an amendment to the Certificate of Limited Partnership of a Partnership. At any time during this 30-day period, upon receipt of the required written notice from the Additional General Partner of his intent to convert, the Managing General Partner will amend the Partnership Agreement and will file such amendment with the Commonwealth of Kentucky prior to the effective date of the change in insurance coverage and thereby effectuate the conversion of the interest of the former Additional General Partner to that of a Limited Partner. Effecting conversion is subject to the express requirement that the conversion will not cause a termination of the Partnership for Federal income tax purposes. However, even after an election of conversion, an Additional General Partner will continue to have unlimited liability regarding Partnership activities arising prior to the effective date of such conversion. See "Terms of the Offering."

  Upon completion of drilling, the Managing General Partner will convert all Units of general partnership interest, other than the general partnership interest held by the Managing General Partner, into Units of limited partnership interest.

The Managing General Partner's Policy Regarding Roll-Up and Other Significant Transactions

  Although the Managing General Partner has no intention of engaging the Partnership in a "roll-up" transaction or Significant Transaction, it is possible at some indeterminate time in the future that the Partnership will become so involved. The complete definitions of "Significant Transaction" and "Roll-Up" are set forth below in "Glossary of Terms." In general, a roll-up means a transaction involving the acquisition, merger, conversion, or consolidation of the Partnership with or into another partnership, corporation or other entity (the "Roll-Up Entity") and the issuance of securities by the Roll-Up Entity to Investor Partners in cases where there is also a significant adverse change in the voting rights of the Partnership, the term of existence of the Partnership, the compensation of the Managing General Partner, or the investment objectives of the Partnership. The determination of "significant adverse change" will be made solely by the Managing General Partner in the exercise of its reasonable business judgment as manager of the Partnership and consistent with its obligations as a fiduciary to the Investor Partners.

  The Partnership Agreement provides various policies in the event that a Roll-Up or a Significant Transaction should occur in the future. These policies include:

  (1) An appraisal of all Partnership assets will be obtained from a competent independent expert, and a summary of the appraisal will be included in a report to the Investor Partners in connection with a proposed Roll-Up or Significant Transaction.

  (2) Any participant who votes "no" on the proposal will be offered a choice of:

      (a) accepting the securities of the Roll-Up Entity or Surviving Entity (the entity which survives a Significant Transaction) offered in the proposed Roll-Up or Significant Transaction;

      (b) remaining an Investor Partner in the Partnership and preserving his interests in the Partnership on the same terms and conditions as existed previously; or

      (c) receiving cash in an amount equal to his pro-rata share of the appraised value of the Partnership's net assets.

  (3) The Partnership will not participate in a proposed Roll-Up or Significant Transaction (a) which would result in the diminishment of an Investor Partner's voting rights under the Roll-Up Entity's or Surviving Entity's chartering agreement; (b) in which the Investor Partners' right of access to the records of the Roll-Up Entity or Surviving Entity would be less than those provided by the Partnership Agreement; or (c) in which any of the costs of the transaction would be borne by the Partnership if the proposed Roll-Up or Significant Transaction is not approved by the Investor Partners.

  The Partnership Agreement further provides that the Partnership will not participate in a Roll-Up Transaction or Significant Transaction unless the Roll-Up Transaction or Significant Transaction is approved by 80% in interest of the Investor Partners. See Section 5.7(m) of the Partnership Agreement.

                     COMPETITION, MARKETS AND REGULATIONS

 . Competition is intense in all phases of the oil and gas industry, including the acquisition of Prospects, the purchase of production and the sale of production.

 . Competition for equipment and services is keen and can adversely affect drilling costs and the timing of drilling.

 . Future oil and gas prices are unpredictable. If oil and gas prices go down, Investor return will go down.

 . The Partnership expects to sell its oil and gas subject to market-sensitive contracts, whereby the price of oil and gas sold will vary as a result of market forces.

Competition and Markets

  Competition is keen among persons and companies involved in the exploration for and production of oil and gas. The Partnership will encounter strong competition at every phase of its business including acquiring properties suitable for exploration and development and marketing of oil and gas. It will compete with entities having financial resources and staffs substantially larger than those available to the Partnership. There are thousands of oil and gas companies in the United States. The national supply of gas is widely diversified, with no one entity controlling over 5%. As a result of this competition and Federal Energy Regulatory Commission ("FERC") and Congressional deregulation of the gas industry and gas prices, prices tend to be determined by competitive forces. There will also be competition among operators for drilling equipment, tubular goods and drilling crews. Such competition may affect the ability of each Partnership to acquire Leases suitable for development by the Partnerships and to develop expeditiously such Leases once they are acquired.

  The marketing of any oil and gas produced by the Partnership will be affected by a number of factors which are beyond the Partnership's control and whose exact effect cannot be accurately predicted. These factors include crude oil imports, the availability and cost of adequate pipeline and other transportation facilities, the marketing of competitive fuels (such as coal and nuclear energy), and other matters affecting the availability of a ready market, such as fluctuating supply and demand. Moreover, in 1992 FERC issued Order No. 636 which requires pipelines to separate their storage, sales and transportation functions. Order No. 636 established an industry-wide structure for "open-access" transportation service under which pipelines must provide third parties non-discriminatory access to transportation service on their systems. The effect of Order No. 636 has been to restructure the gas industry and increase its competitiveness. In recent years, crude oil and gas prices declined due, among several factors, to an oversupply in the world markets. Oil and gas prices have also been affected, in part, by decreased demand. Legislation which may be considered by Congress in some respects emphasizes decreasing demand for, rather than increasing the supply of, oil and gas. Such legislation could decrease the demand for the Partnerships' production in the future. See "Risk Factors--Risks Pertaining to Oil and Gas Investments--Competition, Markets and Regulation." The free trade agreement between Canada and the United States has eased restrictions on imports of Canadian gas to the United States. Additionally, the passage in November 1993 of the North American Free Trade Agreement ("NAFTA") will have some impact on the American gas industry, by eliminating trade and investment barriers in the United States, Canada and Mexico. In addition, a number of new pipeline projects has been proposed to FERC which could substantially increase the availability of Canadian gas to certain U.S. markets. Such imports could have an adverse effect on both the price and volume of gas sales from Partnership wells.

  The accelerating deregulation of gas and electricity transmission has caused, and will continue to cause, a convergency of the gas and electric industries. Demand for gas by the electric power sector is expected to increase modestly through the next decade. Increased competition in the electric industry, coupled with the enforcement of stringent environmental regulations, may lead to an increased reliance on gas by the electric industry.

  Members of the Organization of Petroleum Exporting Countries establish prices and production quotas for petroleum products from time to time with the intent of reducing the current global oversupply and maintaining or increasing certain price levels. The Managing General Partner is unable to predict what, if any, effect such actions will have on the amount of or the prices received for oil and gas produced and sold from the Partnerships' wells.

Regulation

 . Federal and state laws and regulations have a significant impact on drilling and production operations.

 . Environmental protection regulations may necessitate significant capital outlays by the Partnership.

  Production of Partnership oil and gas will also be affected by federal and state regulations. In most areas of operations the production of oil is regulated by conservation laws and regulations, which set allowable rates of production and otherwise control the conduct of oil operations.

  The Partnership's drilling and production operations will also be subject to environmental protection regulations established by federal, state and local agencies, which in turn may necessitate significant capital outlays which would materially affect the financial position and business operations of the Partnership. See "Risk Factors--Risks Pertaining to Oil and Gas Investments-- Environmental Hazards and Liabilities".

  Certain states control production through regulations establishing the spacing of wells, limiting the number of days in a given month during which a well can produce and otherwise limiting the rate of allowable production. Through regulations enacted to protect against waste, conserve natural resources and prevent pollution, local, state and federal environmental controls will also affect Partnership operations and could necessitate spending funds on environmental protection measures, rather than on drilling operations. If any penalties or prohibitions were imposed on a Partnership for violating such regulations, that Partnership's operations could be adversely affected.

  In prior programs, expenses associated with compliance with environmental regulations have represented approximately 5% of the cost of drilling and completing wells, and it is expected that similar costs will be incurred in this program. These costs are included in the Drilling Contracts described at "Proposed Activities--Drilling and Operating Agreement" above.

Gas Pricing

  Sale of gas by the Partnerships will be subject to regulation of production, transportation and pricing by governmental regulatory agencies. Generally, the regulatory agency in the state where a producing gas well is located supervises production activities and, in addition, the transportation of gas sold into intrastate markets. FERC regulates the rates for interstate transportation of gas but, pursuant to the Wellhead Decontrol Act of 1989, FERC may not regulate the price of gas. Such deregulated gas production may be sold at market prices determined by supply, demand, BTU content, pressure, location of wells and other factors.

  The Managing General Partner anticipates that all of the gas produced by Partnership wells will be considered price decontrolled gas and that the Partnerships' gas will be sold at fair market value.

Proposed Regulation

  Various legislative proposals are being considered in Congress and in the legislatures of various states, which, if enacted, may significantly and adversely affect the petroleum and gas industries. Such proposals involve, among other things, the imposition of price controls on all categories of gas production, the imposition of land use controls (such as prohibiting drilling activities on certain federal and state lands in roadless wilderness areas) and other measures. At the present time, it is impossible to predict what proposals, if any, will actually be enacted by

Congress or the various state legislatures and what effect, if any, such proposals will have on the Partnerships' operations.

                                  MANAGEMENT

General Management

  The Managing General Partner is a Kentucky corporation organized in 1993. Since 1993, the Managing General Partner has been engaged in the business of exploring for, developing and producing oil and gas primarily in Texas and Kentucky. As of September 15, 1997, the Managing General Partner had approximately 60 full-time equivalent employees. The Managing General Partner will make available to Investor Partners, upon request, audited financial statements of the Managing General Partner for the most recent fiscal year and unaudited financial statements for interim periods.

  The Managing General Partner will actively manage and conduct the business of the Partnerships, devoting such time and talents to such management as it shall deem reasonably necessary. The Managing General Partner will have the full and complete power to do any and all things necessary and incident to the management and conduct of each Partnership's business. The Managing General Partner will be responsible for maintaining Partnership bank accounts, collecting Partnership revenues, making distributions to the Partners, delivering reports to the Partners and supervising the drilling, completion and operation of the Partnerships' gas wells. See "Risk Factors--Special Risks of the Partnerships-- Inside Board of Directors and Other Family Relationships."

Experience and Capabilities as Driller/Operator

  The Managing General Partner will act as driller/operator for the Program wells. Since 1993, the Managing General Partner has drilled over 170 wells in Kentucky and participated in over 55 wells in Texas. The Managing General Partner currently produces from approximately over 25 wells.

  The Managing General Partner employs one geologist and several consulting geologists who develop Prospects for drilling by the Company and who help oversee the drilling process. In addition, the Company has engineering consultants who are responsible for well completions and production operations. The Managing General Partner employs a drilling subcontractor, a completion subcontractor and a variety of other subcontractors in the performance of the work of drilling contract wells. In addition to technical management, the Company may provide services, at competitive rates, from the Company-owned drilling rig, cement trucks, acidizing trucks, roustabouts and other assorted small equipment. The Managing General Partner may lay short gathering lines, or may subcontract all or part of the work where it is more cost effective for a Partnership. The Managing General Partner employs contract pumpers and supervisors to operate its wells. In addition, engineering consultants will evaluate reserves of all wells at least annually and review well performance against expectations. All services provided by the Managing General Partner are provided at rates less than or equal to prevailing rates for similar services provided by unaffiliated persons in the area. All of the aforementioned consultants and contractors are not affiliated with Managing General Partner.

Managing General Partner

  The executive officers, directors and key technical personnel of the Managing General Partner, their principal occupations for the past five years and additional information are set forth below:

                                           Positions and                   Held Current
Name                   Age                  Offices Held                  Position Since
----                   ---                 -------------                  --------------
Robert D. Burr          51    Chairman of the Board, President and CEO    August, 1993
Don L. Ferrari          60    Senior Vice President-Sales and Director    December, 1996
James T. Cook, Jr.      44    Vice President-Finance, Director and CFO    June, 1995
Gregory B. Shea         34    Vice President-Development and Director    September, 1994

  Robert D. Burr is the President, a founder and a director of the Managing General Partner since 1993. A native of Port Arthur, Texas, Mr. Burr attended McNeese State College, Lake Charles, Louisiana. He has been active for over 20 years in the oil and gas business. During that time, he has drilled or operated over 350 wells in Texas, Kentucky, Oklahoma, Utah and West Virginia. From 1989 to the present, he has been the Owner and President of Pacific Capital Energy, Ltd., and Blue Ridge Group, Inc., Bowling Green, Kentucky. From 1986 through 1988, he was involved in the exploration of oil and gas as President of Falcon Energy Corp., Chicago, Illinois. Mr. Burr is the father-in-law of Mr. Shea.

  Don L. Ferrari was named Senior Vice President-Sales on December 3, 1996 and a director of the Managing General Partner on August 5, 1997. Mr. Ferrari attended the University of California at Berkeley and has been active in the marketing of financial products and services for over 30 years. Between 1994 and 1997 he was Director of Marketing for Berther Fisher & Co., a public mezzanine financing fund. From 1988 to 1994 he was Vice President, Marketing for Ridgewood Power Corporation which was involved in the oil, gas and electric power industries. From 1972 to 1988, Mr. Ferrari was President and CEO of Amador Financial Group, a financial services marketing firm.

  James T. Cook, Jr. was named Vice President-Finance and a director of the Managing General Partner on June 1, 1995. He is an accountant by training, and a graduate of Stephen F. Austin State University, Nacogdoches, Texas. He has 18 years experience in various phases of the financial side of the oil and gas industry. Between 1990 and 1995, he served in various financial capacities as the Chief Financial Officer, Vice President of Finance, and Treasurer for The Wharf Corporation, the parent of a group of international companies with interests in Caribbean resorts, stores and the manufacture of bath products. From 1983 to 1989, he was Vice President, Finance and Treasurer of the Shanley Corp., Dallas, Texas, a publicly-owned oil and gas exploration company with retail gas stations and public drilling funds.

  Gregory B. Shea has been Vice President-Development of the Managing General Partner and President of Blue Ridge Builders, Inc., a residential/commercial builder in Bowling Green, Warren County, Kentucky, a majority-owned subsidiary of Blue Ridge Group, Inc., since November, 1994. He was elected a director of the Managing General Partner in February, 1995. Between 1988 and 1994, he was sales manager of the largest Infiniti car dealer in the United States in Tustin, California. In 1994, he restructured the sales, management and operations of a Ford dealer in Warrensburg, Missouri. Between 1981 and 1986, he attended the University of North Texas. Mr. Shea is the son-in-law of Mr. Burr.

Certain Shareholders of the Managing General Partner

  The following tables set forth information as of June 30, 1997, with respect to the common stock and preferred stock of the Managing General Partner which is owned by each person who owns beneficially 5% or more of the outstanding voting common stock, by all directors individually, and by all directors and officers as a group.

                                Common Stock(1)

                                                    Amount Beneficially     Percent
Name                                                       Owned(2)         of Class
----                                                -------------------     --------
Robert D. Burr                                           2,000,000(3)         36.76%
Russell L. Vera                                          2,000,000(3)         36.76%
Fred L. Tanner                                             502,400(4)          9.23%
Robert G. Buck                                             325,000(5)          5.97%
All Directors and Officers as a Group                    2,000,000(6)         36.76%
---------------

(1) There are 5,441,131 shares of Common Stock issued and outstanding as of the date of this Prospectus.

(2) The nature of the beneficial ownership for all the shares is sole voting and investment power.

(3) Includes options expiring on July 1, 1998, to purchase 250,000 shares exercisable at any time. Russell L. Vera is a son-in-law of Robert D. Burr.

(4) Includes 502,400 shares to be received upon conversion of 251,200 shares of Preferred Series A stock, which can be exercised at any time. The Preferred Series A stock has full voting rights equivalent to the number of Common Shares to be received at conversion.

(5) Includes 125,000 shares to be received upon conversion of 125,000 shares of Preferred Series B stock, which can be exercised at any time. The Preferred Series B stock has full voting rights equivalent to the number of Common Shares to be received at Conversion.

(6) Includes options expiring on July 1, 1998, to purchase 250,000 shares exercisable at any time. Until exercised, these options cannot be voted.

  The following tables set forth information as of June 30, 1997, with respect to the various classes of preferred stock of the Managing General Partner owned by each person who owns beneficially 5% or more of the outstanding stock for each class of preferred stock.

                          Preferred Series A Stock(1)

                      Amount Beneficially        Percent
Name                        Owned(2)             of Class
----                  -------------------        --------
Fred L. Tanner               251,200               47.33%

------------
(1) Each share of Preferred Series A Stock may be converted into two shares of Common Stock at anytime. The Preferred Series A Stock has full voting rights equivalent to the number of shares of Common Stock to be received at conversion. There are 530,700 shares of Preferred Series A Stock issued and outstanding as of the date of the Prospectus. In the event of any liquidation, dissolution or winding up of the Managing General Partner, either voluntary or involuntary, the holders of Series A Stock shall be entitled to receive, prior to and in preference to any distribution of any assets or surplus funds of the Managing General Partner to the holders of Common Stock, the amount of $1.00 per share plus all unpaid dividends on such share of each share of Series A Stock then held by them.

(2) The nature of the beneficial ownership for all the shares is sole voting and investment power.

                          Preferred Series B Stock(1)

                      Amount Beneficially        Percent
Name                        Owned(2)             of Class
----                  -------------------        --------
Robert G. Buck               125,000                 100%

-------

(1) Each share of Preferred Series B Stock may be converted into one share of Common Stock. The Preferred Series B Stock has full voting rights equivalent to the number of shares of Common Stock to be received at conversion. There are 125,000 shares of Series B Stock issued and outstanding as of the date of this Prospectus. In the event of any liquidation, dissolution or winding up of the Managing General Partner, either voluntary or involuntary, the holders of Series B Stock shall be entitled to receive, prior and in preference to any distribution of any assets or surplus funds of the Managing General Partner to the holders of Common Stock, but subordinate to the liquidation preference of the Series A Preferred Stock, the amount of $1.00 per share plus all unpaid dividends on each share for each share of Series B Stock held by them.

(2) The nature of the beneficial ownership for all the shares is sole voting and investment power.

                          Preferred Series C Stock(1)

                                 Amount Beneficially           Percent
Name                                         Owned(2)         of Class
----                                         -------          --------
Carl D. Yeakey.................                3,333              100%

---------------
(1) Each share of Preferred Series C Stock may be converted into one share of Common Stock at anytime. The Preferred Series C Stock has full voting rights equivalent to the number of shares of Common Stock to be received at conversion. There are 3,333 shares of Preferred Series C Stock issued and outstanding as of the date of this Prospectus. In the event of any liquidation, dissolution or winding up of the Managing General Partner, either voluntary or involuntary, the holders of the Series C Stock shall be entitled to receive, prior and in preference to any distribution of any assets or surplus funds to the holders of the Common Stock, but subordinate to the liquidation preference of the Series A and Series B Preferred Stock, the amount of $3.00 per share plus all unpaid dividends on such share for each share of series C Stock held by them.

(2) The nature of the beneficial ownership for all the shares is sole voting and investment power.

  The Managing General Partner has outstanding 12% Convertible Bonds due April 1, 2004, in an aggregate principal amount of $2,255,000 (the "Bonds"). The Bonds are convertible at any time into a maximum aggregate of 550,000 shares of Common Stock of the Managing General Partner.

Remuneration

  No officer or director of the Managing General Partner will receive any direct remuneration or other compensation from the Partnerships. Such persons will receive compensation solely from the Managing General Partner.

Legal Proceedings

  The Managing General Partner as driller/operator is subject to certain legal proceedings arising in the ordinary course of business. Such legal proceedings are not considered material to the operations of the Managing General Partner or the Partnership.

  In May 1984, in connection with the sale of oil and gas securities, Robert D. Burr, along with eight other individuals or entities, consented to an entry of a permanent injunction in Caldwell County, Texas, forbidding future violations of the securities and broker-dealer registration and anti-fraud provisions of the Texas Securities Act. In connection with the events leading to the entry of the permanent injunction, Lincoln Drilling, Inc., a corporation of which Robert D. Burr was President, paid a fine of $500,000.

  Russell Vera is the subject of a cease and desist order issued by the New Mexico Securities Division on March 15, 1995 alleging violation in 1990 and 1991 of the securities and broker dealer registration and anti-fraud provisions of the New Mexico Securities Act in connection with the sale of oil and gas securities.

                                  PRIOR HISTORY NOT INDICATIVE OF FUTURE RESULTS



                              Certain Transactions

  As of June 30, 1997, previous limited partnerships sponsored as private placements by the Managing General Partner and its Affiliates had made payments to the Managing General Partner or its Affiliates as follows:

                                                                                                                 General and
                                                                                                               Administrative
                                                     Non-recurring          Sales          Drilling and            Expense
Name of Partnership                                  Management Fee       of Leases       Completion Fees       Reimbursement
------------------                                   --------------       ---------       ---------------       -------------
Ken-Tex Joint Venture                                      $ 35,800        $262,000              $ 47,000             $44,000
Frio Trend Joint Venture                                    183,900         225,000               781,375              70,035
Bridge-Meek Joint Venture                                    86,172         125,000               557,321              18,562
Gulf Coast I Joint Venture                                   64,680          69,879               245,810              24,500
Stephens/Clear Creek Joint Venture                           28,946          21,667               416,504              18,150
Elliott I/Clear Creek Joint Venture                          17,100          21,130               481,277              19,580
Nebo West Joint Venture                                     118,625          40,000               457,651              82,252
Green River Joint Venture                                    23,000          25,000               341,743              19,212
North Lick Creek Joint Venture                               27,500          20,640               369,042              19,475
MIC-TLE #7 Joint Venture                                     68,000          35,000               557,505              30,150
Otter Creek Joint Venture                                    23,125          30,000               329,586              15,963
Ruth Joint Venture #3                                        34,520         383,625               134,620              48,317
Helen Buck Joint Venture                                     41,820         469,400               201,832              23,900
Blue Ridge Production Fund (1)                               66,380         753,220               295,325              37,935
Smackover/Woodbine I (1)                                     59,080          79,575               567,123              33,760
Paluxy Joint Venture (1)                                     40,100          20,000               613,900              22,950

---------------
(1) Sponsored by the Managing General Partner's Affiliate, Blue Ridge Energy,
Inc.

Conflicts of Interest

 . The Managing General Partner currently manages other oil and gas drilling programs and owns oil and gas properties for its account, and in the future expects to sponsor and manage other oil and gas drilling programs similar to the Partnerships and continue to purchase and own oil and gas properties for itself.

 . The Managing General Partner decides which Prospects each Partnership will acquire.

 . The Managing General Partner will act as operator of the Partnerships; the terms of the drilling and operating agreement have not been negotiated by non-affiliated persons.

 . The Managing General Partner will furnish drilling and completion services with respect to Partnership wells.

 . The Managing General Partner is general partner of numerous other partnerships, and owes duties of good-faith dealing to such other partnerships.

 . The Managing General Partner and Affiliates engage in significant drilling, operating and producing activities for other partnerships and itself.

  The Partnerships are subject to various conflicts of interest arising out of their relationship with the Managing General Partner. These conflicts include, but are not limited to, the following:

  Future Programs by Managing General Partner and Affiliates. The Managing General Partner has the right and expects to continue, to organize and manage oil and gas drilling programs in the future similar to the subject Partnerships, and to conduct operations now and in the future jointly or separately, on its own behalf or for other private or public investors. Affiliates of the Managing General Partner also intend to conduct such activities on their own behalf. Officers, directors and employees of the Managing General Partner have participated, and will participate in the future, at cost, in working interests in wells in which the Managing General Partner and its partnerships participate. To the extent Affiliates of the Managing General Partner invest in the Partnerships or other partnerships sponsored by the Managing General Partner, conflicts of interest will arise.

  Fiduciary Responsibility of the Managing General Partner. The Managing
General Partner is accountable to the Partnership as fiduciary and consequently has a duty to exercise good faith and to deal fairly with the investors in handling the affairs of the Partnership. While the Managing General Partner will endeavor to avoid conflicts of interest to the extent possible, such conflicts nevertheless may occur and, in such event, the actions of the Managing General Partner may not be the most advantageous to the Partnership and could fall short of the full exercise of such fiduciary duty. In the event the Managing General Partner should breach its fiduciary responsibilities, an Investor Partner would be entitled to an accounting and to recover any economic losses caused by such breach.

  Independent Representation in Indemnification Proceeding. Counsel represents the Managing General Partner. However, in the event of an indemnification proceeding or lawsuit between the Managing General Partner and an Investor Partner, the Managing General Partner upon advice of legal counsel may cause the Partnership to retain separate and independent counsel to represent the Partnership in such proceeding.

  Managing General Partner's Interest . Although the Managing General Partner believes that its interest in Partnership profits, losses and cash distributions is equitable (See "Participation in Costs and Revenues"), such interest was not determined by arm's-length negotiation.

  Transactions between the Partnership and Operator. The Managing General Partner will also act as Operator. Accordingly, although the Managing General Partner believes the terms of the Drilling and Operating Agreement will be equitable, it will not be the subject of arm's length negotiation. Furthermore, the Managing General Partner may be confronted with a continuing conflict of interest with respect to the exercise and enforcement of the rights of the Partnership under such Operating Agreement.

  Conflicting Drilling Activities. The Managing General Partner and its Affiliates have engaged in significant drilling and producing activities for the accounts of affiliated partnerships and themselves related to previous drilling programs. In addition, the Managing General Partner and its Affiliates manage and operate oil and gas properties for investors in such other drilling programs. Although the Partnership Agreement attempts to minimize any potential conflicts, the Managing General Partner will be in a position to decide whether an oil and gas property will be retained or acquired for the account of the Partnership, other drilling programs or itself which the Managing General Partner or its Affiliates may presently operate or operate in the future, or own.

  Conflicts with Other Programs. The Managing General Partner realizes that its conduct and the conduct of its Affiliates in connection with the other drilling programs could give rise to a conflict of interest between the position of the Managing General Partner as the managing general partner and the position of the Managing General Partner or one of its Affiliates as general partner or sponsor of such additional programs. In resolving any such conflicts, each Partnership will be treated equitably with such other partnerships on a basis consistent with the funds available to the partnerships and the time limitations on the investment of funds. However, no provision has been made for an independent review of conflicts of interest. The Managing General Partner believes that the possibility of conflicts of interest between the Partnership and prior programs is minimized by the fact that substantially all the funds available to prior drilling programs in which the Managing General Partner or an Affiliate serves as general partner have been committed to a specific drilling program.

  The Managing General Partner follows a policy of developing next what it judges to be the best available Prospect. Acquisition of new Leases and information derived from wells already drilled result in a constant change in this assessment. Only one investor-financed partnership may participate in each well, except for the first and final partnership well if funds with respect to the last well do not exist for the purchase of a majority working interest. The Managing General Partner anticipates that generally only one Partnership will be actively engaged in drilling at any time. However, in the event more than one Partnership has funds available for drilling, the Partnerships will alternate drilling of wells based on the "reasonably best available prospect" format. The determination of the "best available Prospect" is based on the Managing General Partner's assessment of the economic potential of a Prospect and its suitability to a particular partnership, and considers various factors including estimated reserves, target geological formations, gas markets, geological and gas market diversification within the partnership, royalties and overrides on the Prospect, estimated lease and well costs and limitations imposed by the prospectus and/or partnership agreements.

  The Partnership Agreement authorizes the Managing General Partner to cause the Partnership to acquire undivided interests in oil and/or gas properties, and to participate with other parties, including other drilling programs heretofore or hereafter conducted by the Managing General Partner or its Affiliates, in the conduct of exploration and drilling operations thereon. Because the Managing General Partner must deal fairly with the investors in all of its drilling programs, if conflicts between the interest of the Partnership and such other drilling programs do arise, they may not in every instance be resolved to the maximum advantage of the Partnership.

  From time to time, the Managing General Partner may cause Partnership Prospects to be enlarged or contracted on the basis of geological data to define the productive limits of any pool discovered. The Partnership is not required to expend additional funds for the acquisition of property unless such acquisition can be made from the Capital Contributions. In the event such property is not acquired by the Partnership, the Partnership may lose a promising Prospect. Except as otherwise provided by the Partnership Agreement, such Prospect might be acquired by the Managing Partner or an Affiliate thereof or other drilling programs conducted by them.

  In addition, subject to the restrictions set forth below, the Managing General Partner in its sole discretion decides which Prospects and what interest therein to transfer to the Partnership. This may result in another drilling program sponsored by the Managing General Partner acquiring property adjacent to Partnership property. Such other program could gain an advantage over the Partnership by reason of the knowledge gained through the Partnership's prior experience in the area or if such other drilling program were the first to discover or develop a productive pool of oil or gas.

  Acquisition of Prospects. The Managing General Partner has discretion in selecting leases to be acquired by the Partnership from the Managing General Partner or its Affiliates or third parties and the location and type of operations which the Partnership will conduct on such leases. Certain of such leases may be part of the Managing General Partner's existing inventory, although no leases have been designated for inclusion in the Partnership at the present time. Neither the Managing General Partner nor any Affiliate will retain undeveloped acreage adjoining a Partnership Prospect in order to use Partnership funds to "prove up" the acreage owned for its own account.

  Whenever the Managing General Partner sells, transfers or conveys an interest in a Prospect to a particular Partnership, it must, at the same time, sell to the Partnership an equal proportionate interest in all of its Leases in the same Prospect (except any interest in producing wells). If the Managing General Partner or an Affiliate (except another affiliated limited partnership in which the interest of the Managing General Partner or its Affiliates is identical or less than their interest in the Partnerships) subsequently proposes to acquire an interest in a Prospect in which a Partnership possesses an interest or in a Prospect abandoned by the Partnership within one year preceding such Prospect acquisition, the Managing General Partner or such Affiliate will offer an equivalent interest therein to the Partnership. See "Risk Factors-- Special Risks of the Partnerships--Conflicts of Interest Between Managing General Partner and Partnerships." The term "abandon" means the termination, either voluntarily or by operation of the Lease or otherwise, of all of a Partnership's interest in the Prospect. These limitations will not apply after the lapse of five years from the date of formation of a Partnership.

  A sale, transfer or conveyance to the Partnership of less than all of the Managing General Partner's or its Affiliates' interest in any Prospect is prohibited unless the interest retained by the Managing General Partner or its Affiliates is a proportionate Working Interest, the respective obligations of the Partnership and the Managing General Partner or its Affiliates are substantially the same immediately after the sale of the interest, and the Managing General Partner's or its Affiliates' interest in revenues does not exceed an amount proportionate to the retained Working Interest. Neither the Managing General Partner nor its Affiliates will retain any Overriding Royalty Interests or other burdens on the Lease interests conveyed to the Partnerships, and will not enter into any Farmout arrangements with respect to its retained interest, except to nonaffiliated third parties.

  The Partnerships will acquire only those Leases reasonably expected to meet the stated purposes of the Partnerships. The Partnerships will not acquire any Lease for the purpose of a subsequent sale or farmout unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that such an acquisition would be in the Partnerships' reasonable best interest. The Managing General Partner expects that the Partnership will develop substantially all of its Leases and will farm out few, if any, Leases. The Partnerships will not farm out, sell or otherwise dispose of Leases unless the Managing General Partner, exercising the standard of a prudent operator, determines that: (a) a Partnership lacks sufficient funds to drill on the Lease and cannot obtain suitable alternative financing; (b) downgrading subsequent to a Partnership's acquisition has rendered drilling undesirable; (c) drilling would concentrate excessive funds in one location creating undue risk to a Partnership; or (d) the best interest of a Partnership, based on the standard of a prudent operator, would be served by such disposition. In the event of a farmout, the Managing General Partner will retain for the Partnerships such economic interests and concessions as a reasonably prudent operator would retain under the circumstances. The Managing General Partner will not farmout a Lease for the primary purpose of avoiding payments of its Partnership share of costs of drilling thereon. However, the decision with respect to making farmouts and the terms thereof involve conflicts of interest because the Managing General Partner may benefit from cost savings and reduction of risk, and in the event of a farmout to an affiliated limited partnership or other Affiliate, the Managing General Partner or its Affiliates will represent both related entities.

  Transactions with the Managing General Partner or Affiliates Thereof. The Managing General Partner will furnish drilling and completion services with respect to all of the Partnership wells. In addition, the Managing General Partner will act as operator for the producing wells of the Partnership. The prices to be charged the Partnership for such supplies and services will be competitive with the prices of other unaffiliated persons in the same geographic area engaged in similar businesses. There will be a review by the Managing General Partner's independent accountants of the charges to the Partnerships by the Managing General Partner and its Affiliates for services and supplies.

  Neither the Managing General Partner nor any Affiliate thereof will render to the Partnership any oil or gas field, equipage or other services nor sell or lease to the Partnership any equipment or related supplies unless such person is engaged, independently of the Partnership and as an ordinary and ongoing business, in the business of rendering such services or selling or leasing such equipment and supplies to a substantial extent to other persons in the gas industry in addition to partnerships in which the Managing General Partner or its Affiliate has an interest, or, if such person is not engaged in such a business then such compensation, price or rental will be the cost of such services, equipment or supplies to such person or the competitive rate which could be obtained in the area, whichever is less. Notwithstanding any provision to the contrary the Managing General Partner and its Affiliates may not profit by drilling in contravention of their fiduciary obligations to the Investor Partners. Any services not otherwise described in this Prospectus for which the Managing General Partner or any of its Affiliates are to be compensated will be embodied in a written contract which precisely describes the services to be rendered and the compensation to be paid.

  All benefits from marketing arrangements or other relationships affecting the property of the Managing General Partner or its Affiliates and the Partnerships will be fairly and equitably apportioned according to the respective interest of each.

  Partnership funds will not be commingled with those of any other entity.

  No loans may be made by the Partnership to the Managing General Partner or any Affiliate thereof. The Managing General Partner will not loan funds to its Directors and Officers on terms other than those which it believes could be obtained from a third party.

  The Managing General Partner or any Affiliate, other than other programs sponsored by the Managing General Partner or its Affiliates, may not purchase the Partnerships' producing properties.

  Conflict in Establishing Unit Repurchase Price. Under the Managing General Partner's Unit Repurchase Program (See "Terms of the Offering--Unit Repurchase Program" above), the Managing General Partner, once it has received a request from an Investor Partner that the Managing General Partner repurchase the Partner's Units, will establish an offering price. An offering price established by the Managing General Partner will be arbitrarily determined by the Managing General Partner and will not necessarily represent the fair market value of the Units. The Managing General Partner in setting the price will consider its available funds and its desire to acquire production as represented by the Units. A conflict will arise in that the price to be set will be that which the Managing General Partner considers to be in its own best reasonable interest (and thereby keep the repurchase price as low as possible) and not necessarily in the best interest of the Investor Partner who is presenting the Units for repurchase.

  Transactions with the Dealer-Manager. The Managing General Partner subsidizes certain aspects of the operation of the Dealer-Manager, including telephone, postage and delivery services costs. Such payments may be considered as additional compensation to the Dealer-Manager. Melissa Vera, the majority owner of Ridgemont Securities, Inc., is the daughter of Robert D. Burr, the President of the Managing General Partner.

            FIDUCIARY RESPONSIBILITY OF THE MANAGING GENERAL PARTNER

 . The Managing General Partner is accountable to the Partnerships as a fiduciary and must exercise good faith respecting the Partnerships.

 .  The Partnership Agreement includes provisions indemnifying the Managing
   General Partner against liability for losses suffered by the Partnership resulting from actions by the Managing General Partner.

  The Managing General Partner is accountable to the Partnerships as a fiduciary and consequently must exercise good faith and integrity in handling Partnership affairs. Under Kentucky law, the Managing General Partner will owe the Investor Partners a duty of good faith, fairness and loyalty. In this regard, the Managing General Partner is required to supervise and direct the activities of the Partnership prudently and with that degree of care, including acting on an informed basis, which an ordinarily prudent person in a like position would use under similar circumstances. Moreover, the Managing General Partner must act at all times in the reasonable best interests of the Partnership and the Investor Partners. Since the law in this area is rapidly developing and changing, investors who have questions concerning the responsibilities of the Managing General Partner should consult their own counsel. Where the question has arisen, courts have held that a limited partner may institute legal action on behalf of himself and all other similarly situated limited partners (a class action) to recover damages for a breach by a general partner of his fiduciary duty, or on behalf of the partnership (a partnership derivative action) to recover damages from third parties. In addition, limited partners may have the right, subject to procedural and jurisdictional requirements, to bring partnership class actions in federal courts to enforce their rights under the federal securities laws. Further, limited partners who have suffered losses in connection with the purchase or sale of their interests in a partnership may be able to recover such losses from a general partner where the losses result from a violation by the general partner of the antifraud provisions of the federal securities laws. The burden of proving such a breach, and all or a portion of the expense of such lawsuit, would have to be borne by the limited partner bringing such action. In the event of a lawsuit for a breach of its fiduciary duty to the Partnership and/or the Investor Partners, the Managing General Partner, depending upon the particular circumstances involved, might be able to avail itself under Kentucky law of various defenses to the lawsuit, including statute of limitations, estoppel, laches, and doctrine such as the "clean hands" doctrine.

  The Partnership Agreement provides for indemnification of the Managing General Partner against liability for losses arising from the action or inaction of the Managing General Partner, if the Managing General Partner, in good faith, determined that such course of conduct was in the reasonable best interests of the Partnership and such course of conduct did not constitute negligence or misconduct of the Managing General Partner. The Managing General Partner may not be indemnified for any such liability arising out of a breach of its duty to the Partnership or the negligence, fraud, bad faith or misconduct of the Managing General Partner in the performance of its fiduciary duty. The Partnership Agreement provides for indemnification of the Managing General Partner by the Partnership for any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Partnership, provided that the same were not the result of negligence or misconduct on the part of the Managing General Partner. Nevertheless, the Managing General Partner shall not be indemnified for liabilities arising under federal and state securities laws unless (1) there has been a successful adjudication on the merits of each count involving securities law violations or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or (3) a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the position of any state securities regulatory authority in which securities of the Partnership were offered or sold as to indemnification for violations of securities laws; provided, however, the court need only be advised of the positions of the securities regulatory authorities of those states (i) which are specifically set forth in the Prospectus and (ii) in which plaintiffs claim they were offered or sold Partnership Units. A successful claim for indemnification would deplete Partnership assets by the amount paid.

As a result of such indemnification provisions, a purchaser of Units may have a more limited right of legal action than he would have if such provision were not included in the Partnership Agreement. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act"), in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

  The Partnership Agreement also provides that the Partnership shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified.

                                PRIOR ACTIVITIES

Prior Partnerships

  The Managing General Partner and its Affilates have previously sponsored 16 private programs with which it has raised a total of approximately $12,500,000. The Program is the first public drilling program sponsored by the Managing General Partner.

  Each of the prior programs has had as its objective the drilling, completion and production of oil and gas from exploratory and development wells. All funds raised for previous partnerships were spent according to plans as described in the private placement memorandum. Eight of the partnerships continue in operation, with monthly cash distributions to investors in six programs continuing. All of the previous programs realized the anticipated tax benefits, and to date the Service has neither audited any partnership nor challenged any deductions or credits claimed by investors, to the best of the Managing General Partner's knowledge.

  FOR SEVERAL REASONS, INCLUDING THE UNPREDICTABILITY OF OIL AND GAS DEVELOPMENT AND PRICING AND DIFFERENCES IN PROPERTY LOCATIONS, PROGRAM SIZE, AND ECONOMIC CONDITIONS, OPERATING RESULTS OBTAINED BY THESE PRIOR PARTNERSHIPS SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE OPERATING RESULTS OBTAINABLE BY THE PARTNERSHIPS. IT SHOULD NOT BE ASSUMED THAT INVESTOR PARTNERS IN THE OFFERING COVERED BY THIS PROSPECTUS WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN PRIOR PROGRAMS.

                                  PRIOR HISTORY NOT INDICATIVE OF FUTURE RESULTS



  The following table is presented to indicate certain sale characteristics concerning previous oil and gas limited partnerships sponsored by the Managing General Partner and its Affiliates.

                                          Date of      Date of First     Number      Price     Subscriptions
                                        Partnership       Revenue       of Units      Per          From          Previous
Partnership                              Formation     Distribution       Sold       Unit      Participants     Assessment
-----------                             -----------    -------------    --------    -------    -------------    ----------
Ken-Tex Joint Venture                    10/22/93        06/08/94        41.50      $10,000      $  415,000      $ 43,700

Frio Trend Joint Venture                 01/21/94        09/19/94(1)     73.86       10,000         738,600       715,525

Bridge-Meek Joint Venture                04/26/94        01/27/94(1)     76.25       10,000         762,500       206,760

Gulf Coast I Joint Venture               09/22/94        12/06/95(1)     43.00        9,800         421,400        45,850

Stephens/Clear Creek Joint Venture       11/07/94            None        44.87        9,800         439,700       139,500

Elliott I/Clear Creek Joint Venture      01/03/95        05/10/96        59.00        9,800         578,200        43,250

Nebo West Joint Venture                  02/17/95        01/24/96        49.50       12,000         594,000       198,000

Green River Joint Venture                05/05/95            None(1)     47.50       10,000         475,000             -

North Lick Creek Joint Venture           06/28/95            None(1)     59.42        7,500         445,625        83,621

MIC-TLE #7 Joint Venture                 08/30/95        05/10/96        76.00       10,000         760,000       148,750

Otter Creek Joint Venture                09/18/95            None(2)     44.50       10,500         467,250             -

Ruth Joint Venture #3                    12/04/95        01/09/96        34.88       20,000         697,500             -

Helen Buck Joint Venture #1              01/16/96        05/10/96        42.25       20,000         845,000             -

Blue Ridge Energy Production Fund(3)     08/20/96        11/10/96       111.75       10,000       1,117,500       223,500

Smackover/Woodbine I(3)                  10/17/96            None       118.50       10,000       1,185,000             -

Paluxy Joint Venture (3)                  2/24/97            None        80.75       10,000         807,500             -

---------------
(1) Partnership was terminated as of December 31, 1995.
(2) Partnership was terminated as of December 31, 1996.
(3) Sponsored by the Managing General Partner's Affiliate, Blue Ridge Energy,
    Inc.

                                  PRIOR HISTORY NOT INDICATIVE OF FUTURE RESULTS


Previous Drilling Activities

  The following table reflects the drilling activity of previous limited partnerships sponsored by the Managing General Partner and its Affiliates as of June 30, 1997.

                                Productive Well Table

                                    Gross Wells(1)
                                    --------------

                                              Exploratory              Developmental

                                       Number
Partnership                           of Wells    Oil   Gas   Dry    Oil    Gas   Dry
-----------                           --------    ---   ---   ---    ---    ---   ---

Ken-Tex Joint Venture                   3       1       1     -      1      -     -
Frio Trend Joint Venture                5       -       3     2      -      -     -
Bridge-Meek Joint Venture               5       -       -     -      3      2     -
Gulf Coast I Joint Venture              7       1       -     5      1      -     -
Stephens/Clear Creek Joint Venture      11      -       -     11     -      -     -
Elliott I/Clear Creek Joint Venture     8       -       -     -      8      -     -
Nebo West Joint Venture                 6       2cf     -     1      3      -     -
Green River Joint Venture               3       -       -     3      -      -     -
North Lick Creek Joint Venture          3       -       -     3      -      -     -
MIC-TLE #7 Joint Venture                8       -       -     -      8      -     -
Otter Creek Joint Venture               3       -       -     2      -      1     -
Ruth Joint Venture #3                   3       -       -     -      3      -     -
Helen Buck Joint Venture #1             6       -       -     -      6      -     -
Blue Ridge Energy Production Fund(3)    8       -       -     -      8      -     -
Smackover/Woodbine I(3)                 1       -       -     1      -      -     -
Paluxy Joint Venture (3)                1       -       -     -      1      -     -
  cf = Completion Failure

                                               Net Wells(2)
                                               ------------
Ken-Tex Joint Venture                   2.13    0.75    0.63  -      0.75   -     -
Frio Trend Joint Venture                2.50    -       1.50  1.00   -      -     -
Bridge-Meek Joint Venture               2.50    -       -     -      -      1.50  1.00
Gulf Coast I Joint Venture              6.30    0.90    -     4.50   0.90   -     -
Stephens/Clear Creek Joint Venture      9.45    -       -     9.45   -      -     -
Elliott I/Clear Creek Joint Venture     2.62    -       -     -      2.62   -     -
Nebo West Joint Venture                 0.60    0.20cf  -     0.10   0.30   -     -
Green River Joint Venture               1.80    -       -     1.80   -      -     -
North Lick Creek Joint Venture          1.80    -       -     1.80   -      -     -
MIC-TLE #7 Joint Venture                3.40    -       -     -      3.40   -     -
Otter Creek Joint Venture               1.80    -       -     1.20   -      0.60  -
Ruth Joint Venture #3                   1.86    -       -     -      1.86   -     -
Helen Buck Joint Venture #1             3.59    -       -     -      3.59   -     -
Blue Ridge Energy Production Fund (3)   6.40    -       -     -      6.40   -     -
Smackover /Woodbine I(3)                0.75    -       -     0.75   -      -     -
Paluxy Joint Venture (3)                0.72    -       -     -      0.72   -     -
  cf = Completion Failure

---------
(1) Gross wells include all wells in which the partnerships owned a Working Interest.
(2) Net wells are the number of gross wells multiplied by the percentage Working Interest owned by the partnerships in the gross wells.
(3) Sponsored by the Managing General Partner's Affiliate, Blue Ridge Energy,
    Inc.

                                  PRIOR HISTORY NOT INDICATIVE OF FUTURE RESULTS



Location of Previous Drilling Activities

  The following table summarizes the location of the aforementioned oil and gas exploration activities of the previously sponsored partnerships of the Managing General Partner and its Affiliates sold through private placements as of June 30, 1997.

Partnership                   Number                      --- Located In---
-----------                  of Wells        Counties                                  States
                             --------        --------                                  ------
Ken-Tex Joint Venture           3            Victoria & Jackson                          TX

Frio Trend Joint Venture        5            Victoria, Jackson & Goliad                  TX

Bridge-Meek Joint Venture       5            Victoria                                    TX
                                             Clinton                                     KY
Gulf Coast I Joint Venture      7            Live Oak                                    TX
                                             Clinton                                     KY
Stephens/Clear Creek Joint     11            Elliott, Todd, Logan & Christian
 Venture                                                                                 KY

Elliott I/Clear Creek           8            Frio                                        TX
 Joint Venture                               Hopkins                                     KY

Nebo West Joint Venture         6            Frio                                        TX
                                             Hopkins                                     KY

Green River Joint Venture       3            McLean                                      KY
North Lick Creek Joint          3            Henderson                                   KY
 Venture

MIC-TLE #7 Joint Venture        8            Frio                                        TX
                                             Hopkins                                     KY

Otter Creek Joint Venture       3            Hopkins                                     KY

Ruth Joint Venture #3           3            Frio                                        TX

Helen Buck Joint Venture #1     6            Frio                                        TX

Blue Ridge Energy               8            Fayette                                     TX
 Production Fund(1)

Smackover/Woodbine I(1)         1            Navarro                                     TX

Paluxy Joint Venture(1)         1            Smith                                       TX

-------
(1) Sponsored by the Affiliate of the Managing General Partner, Blue Ridge Energy, Inc.

                                  PRIOR HISTORY NOT INDICATIVE OF FUTURE RESULTS

Payout and Net Cash Tables

  The following tables provide information concerning the operating results of previous limited partnerships sponsored by the Managing General Partner and its Affiliates as of June 30, 1997.

                          Participants' Payout Table

                                                                                                Revenues Before Deducting
                                                                                                    Operating Costs(3)
                                                                                                    ------------------
                                                                 Total
                                                              Expenditures
                                            Investors'         Including                                          During Six
                                              Funds            Operating                    Total As of           Months Ended
             Partnership                   Invested(1)          Costs(2)                    June 30, 1997         June 30, 1997
             -----------                   -----------         ----------                  --------------        --------------
Ken-Tex Joint Venture                        309,000             492,672                           95,288                  0

Frio Trend Joint Venture                   1,006,375           1,496,071                          110,124                 --(8)

Bridge-Meek Joint Venture                    682,321             992,185                           45,226                 --(8)

Gulf Coast I Joint Venture                   315,689             481,925                              916                 --(8)

Stephens/Clear Creek Joint Venture           438,171             579,200                                0                  0

Elliott I/Clear Creek Joint Venture(4)       502,407             623,297                           55,743              6,495

Nebo West Joint Venture(4)                   497,651             804,836                           37,632              3,462

Green River Joint Venture                    366,743             475,000                                0                 --(8)

North Lick Creek Joint Venture               389,682             529,245                                0                 --(8)

MIC-TLE #7 Joint Venture(5)                  592,505             910,946                           64,680              7,558

Otter Creek Joint Venture                    359,586             467,250                                0                 --(11)

Ruth Joint Venture #3(6)                     518,245             709,953                          202,822             20,139

Helen Buck Joint Venture #1(7)               671,232             881,478                          141,577             53,466
Blue Ridge Production
Fund(9)(10)                                1,048,545           1,505,972                          202,840            110,188

Smackover/Woodbine I(10)                     646,698             919,243                                0                  0

Paluxy Joint Venture(10)(12)                 633,980             811,030

(1) Total Subscriptions applied toward drilling and related activites (less commissions, management fee and offering costs).

(2) Includes total of subscriptions, assessments, inclusive of operating costs. Funds advanced include the 1% Managing Partner interest along with Funds advanced to purchase additional partnership units in order to complete the offering. None of the partnerships has borrowed any funds.

(3) Represents accrued gross revenues credited to the participants from oil and gas revenues net of royalties to landowners, Overriding Royalty Interest and other burdens, excluding interest income.

(4) Partnership funded in February, 1995; wells drilled in the third and fourth quarters of 1995; first revenue distribution commenced in January or May, 1996.

(5) Partnership funded in September, 1995; wells were drilled in the third and fourth quarters of 1995; first revenue distribution commenced in May, 1996.

(6) Partnership funded in December, 1995; wells were drilled in the fourth quarter of 1995 and first quarter of 1996; first revenue distribution commenced in January, 1996.

(7) Partnership funded in January, 1996; wells were drilled in first quarter of 1996; first revenue distribution commenced in May, 1996.

(8)  Partnership terminated as of December 31, 1995.

(9) Partnership funded in September, 1996; first revenue distribution in November, 1996.

(10) Sponsored by the Managing General Partner's Affiliate Blue Ridge Energy,
     Inc.

(11) Partnership terminated as of December 31, 1996.

(12) Partnership formed in February, 1997, drilling and completion activities in progress.

                                  PRIOR HISTORY NOT INDICATIVE OF FUTURE RESULTS

                         Participants' Net Cash Table
                                 June 30, 1997


                                                                             Total Revenues
                                                                             After Deducting                     Cash
                                                                            Operating Costs(3)              Distributions(4)
                                                                            ------------------              ----------------

                                                          Total            Total            Six          Total            Six
                                                       Expenditures        As of           Months        As of           Months
                                        Investors'        Net of          December         Ended        December         Ended
                                           Funds         Operating          31,            June 30,        31,           June 30,
Partnership                             Invested(1)       Costs(2)         1996             1997          1996            1997
-----------                             -----------       --------        -----             ----          ----            ----
Ken-Tex Joint Venture                   $  309,000       $  458,700      $ 61,316       $     0          $ 61,316      $     0
Frio Trend Joint Venture                 1,006,375        1,454,125        68,178            --(6)         68,178           --(6)
Bridge-Meek Joint Venture                  682,321          969,260        22,301            --(6)         22,301           --(6)
Gulf Coast I Joint Venture                 315,689          467,250           916            --(6)            916           --(6)
Stephens/Clear Creek Joint Venture         438,171          579,200             0             0                 0            0
Elliott I/Clear Creek Joint Venture        502,407          621,450        30,553         4,887            30,553        4,887
Nebo West Joint Venture                    497,651          792,000        27,252         2,764            27,252        2,764
Green River Joint Venture                  366,743          475,000             0            --(6)              0           --(6)
North Lick Creek Joint Venture             389,682          529,245             0            --(6)              0           --(6)
MIC-TLE #7 Joint Venture                   592,505          908,750        29,467         4,713            29,467        4,713
Otter Creek Joint Venture                  359,586          467,250             0            --(9)              0           --(9)
Ruth Joint Venture #3                      518,245          697,500       171,477        18,892           171,477       18,892
Helen Buck Joint Venture #1(5)             671,232          864,112        89,072        35,139            89,023       35,139
Blue Ridge Energy                        1,048,545        1,410,549        49,256        50,291            49,256       50,291
Production Fund(7)(8)
Smackover/Woodbine I (8)                   646,698          919,243             0             0                 0            0
Paluxy(8)(10)                              633,980          811,030             0             0                 0            0

------------------
 (1) Total Subscriptions, less commissions, management fee and offering costs.
 (2) Includes the total of the subscriptions, assessments, exclusive of operating costs. Funds advanced include the 1% Managing Partner interest along with Funds advanced to purchase additional partnership units in order to complete the offering. None of the partnerships has borrowed any funds.
 (3) Represents the accrued gross revenues credited from oil and gas production, less operating costs, Landowners' Royalty Interests, Overriding Royalty Interest and other burdens.
 (4) Represents the net cash distributed to the partnerships. All cash distributions to the partners were made from operations and constituted ordinary income.
 (5) Partnership funded in January, 1996; wells were drilled in the first quarter of 1996; first revenue distribution commenced in May, 1996.
 (6) Partnership terminated as of December 31, 1995.
 (7) Partnership funded in September, 1996; first revenue distribution in November, 1996.
 (8) Sponsored by the Managing General Partner's Affiliate, Blue Ridge Energy, Inc.
 (9) Partnership terminated as of December 31, 1996.
(10) Partnership formed in February, 1997, drilling and completion activities in progress.

                                  PRIOR HISTORY NOT INDICATIVE OF FUTURE RESULTS



                    Managing General Partner's Payout Table
                                 June 30, 1997

                                                                                      Revenues Before Deducting
                                                                                         Operating Costs(2)
                                                                                         ------------------
                                                    Total Expenditures                                    During Six
                                                        Including                 Total As of             Months Ended
Partnership                                         Operating Costs(1)         December 31, 1996          June 30, 1997
-----------                                         ------------------         -----------------         --------------
Ken-Tex Joint Venture                                   $120,440                        952                    0
Frio Trend Joint Venture                                 311,545                      1,101                   --(7)
Bridge-Meek Joint Venture                                121,819                        452                   --(7)
Gulf Coast I Joint Venture                                41,495                          9                   --(7)
Stephens/Clear Creek Joint Venture                         7,105                          0                    0
Elliott I/Clear Creek Joint Venture(3)                    10,749                        557                   65
Nebo West Joint Venture(3)                                 8,048                        376                   35
Green River Joint Venture                                 14,850                          0                   --(7)
North Lick Creek Joint Venture                            15,946                          0                   --(7)
MIC-TLE #7 Joint Venture(4)                               31,488                        646                   76
Otter Creek Joint Venture                                  4,673                          0                   --(10)
Ruth Joint Venture #3(5)                                   7,107                      2,028                  201
Helen Buck Joint Venture #1(6)                            19,357                      3,524                1,712
Blue Ridge Energy                                         15,934                      2,028                1,102
Production Fund(8)(9)
Smackover/Woodbine I(9)                                   20,688                          0                    0
Paluxy Joint Venture(9)(11)                                8,110                          0                    0

----------------
 (1) Includes total of funds advanced by the Managing General Partner to the general or limited partnerships inclusive of operating costs for its interests. Funds advanced include the 1% Managing Partner interest along with Funds advanced to purchase additional partnership units in order to complete the offering.
 (2) Represents accrued gross revenues credited to the Managing General Partner from oil and gas revenues net of royalties to landowners, Overriding Royalty Interest and other burdens, excluding interest income.
 (3) Partnership funded in February, 1995; wells drilled in the third and fourth quarters of 1995; first revenue distribution commenced in May, 1996.
 (4) Partnership funded in September, 1995; wells were drilled in the third and fourth quarters of 1995; first revenue distribution commenced in May, 1996.
 (5) Partnership funded in December, 1995; wells were drilled in the fourth quarter of 1995 and first quarter of 1996; first revenue distribution commenced in January, 1996.
 (6) Partnership funded in January, 1996; wells were drilled in first quarter of 1996; first revenue distribution commenced in May, 1996.
 (7) Partnership terminated as of December 31, 1995.
 (8) Partnership funded in September, 1996; first revenue distribution in November, 1996.
 (9) Sponsored by the Managing General Partner's Affiliate, Blue Ridge Energy, Inc.
(10) Partnership terminated as of December 31, 1996.
(11) Partnership formed in February, 1997, drilling and completion activities in progress.

                                  PRIOR HISTORY NOT INDICATIVE OF FUTURE RESULTS



                   Managing General Partner's Net Cash Table
                                 June 30, 1997

                                                     Total Revenues
                                                    After Deducting                             Cash
                                                   Operating Costs(2)                      Distributions(3)
                                                   ------------------                      ---------------
                                        Total
                                     Expenditures
                                       Net of           Total As of          Six             Total As of           Six
                                      Operating        December 31,     Months Ended        December 31,       Months Ended
Partnership                            Costs(1)           1996          June 30, 1997          1996            June 30, 1997
-----------                          ------------      ------------    --------------       ------------      --------------
Ken-Tex Joint Venture                    $120,100         $  613           $  0                $  613              $  0
Frio Trend Joint Venture                  311,125            682             --(5)                682                --(5)
Bridge-Meek Joint Venture                 121,590            223             --(5)                223                --(5)
Gulf Coast I Joint Venture                 41,495              9             --(5)                  9                --(5)
Stephens/Clear Creek Joint                  7,105              0              0                     0                 0
 Venture
Elliott I/Clear Creek                      10,498            306             49                   306                49
 Joint Venture
Nebo West Joint Venture                     7,945            273             28                   273                28
Green River Joint Venture                  14,850              0             --(5)                  0                --(5)
North Lick Creek Joint                     15,946              0             --(5)                  0                --(5)
 Venture
MIC-TLE #7 Joint Venture                   31,137            295             47                   295                47
Otter Creek Joint Venture                   4,673              0             --(8)                  0                --(8)
Ruth Joint Venture #3                       6,794          1,715            189                 1,715               189
Helen Buck Joint Venture                   18,450          2,912          1,417                 2,912             1,417
 #1(4)
Blue Ridge Energy                          13,800            493            503                   493               503
Production Fund(6)(7)
Smackover/Woodbine I(7)                    20,688              0              0                     0                 0
Paluxy Joint Venture(7)(9)                  8,110              0              0                     0                 0

(1) Includes the total funds advanced by the Managing General Partner to the general or limited partnerships, net of operating costs. Funds advanced include the 1% Managing Partner interest along with Funds advanced to purchase additional partnership units in order to complete the offering.
(2) Represents the accrued gross revenues credited from oil and gas production, excluding operating costs, Landowners' Royalty Interests, Overriding Royalty Interest and other burdens.
(3) Represents the net cash distributed to the Managing General Partner. All cash distributions to the Managing General Partner were made from operations and constituted ordinary income.
(4) Partnership funded in January, 1996; wells were drilled in the first quarter of 1996; first revenue distribution commenced in May, 1996.
(5) Partnership was terminated as of December 31, 1995.
(6) Partnership funded in September, 1996; first revenue distribution in November, 1996.
(7) Sponsored by the Managing General Partner's Affiliate, Blue Ridge Energy,
    Inc.
(8) Partnership terminated as of December 31, 1996.
(9) Partnership formed in February, 1997, drilling and completion activities in progress.

                                  PRIOR HISTORY NOT INDICATIVE OF FUTURE RESULTS



Tax Deductions and Tax Credits of Participants in Previous Partnerships

  The following table reflects the participants' share of the previous partnerships' available tax deductions that were reported in the partnerships' tax returns and such share of tax deductions as a percentage of their subscriptions. The following percentages do not reflect the effect of the revenues from the partnerships' operations and are subject to audit adjustments by the Service. The following table is based on past experience and should not be considered as necessarily indicative of the results that may be expected in these partnerships. It is suggested that prospective subscribers consult with their tax advisors concerning their specific tax circumstances and the tax benefits available to them individually, which may materially vary in various circumstances.

                                                   First Year     Aggregate      Estimated
                                                      Tax         Deductions    Federal Tax
Partnership                                        Deductions     Thereafter     Savings(1)
-----------                                       ------------    ----------    -----------
Ken-Tex Joint Venture                             $  232,214       $226,486      $181,645

Frio Trend Joint Venture                           1,248,187        205,938       575,833(3)

Bridge-Meek Joint Venture                            530,728        438,532       383,827(3)

Gulf Coast #1 Joint Venture                          333,314        148,611       190,842(3)

Stephens/Clear Creek Joint Venture                   313,314        169,487       191,189

Elliott I/Clear Creek Joint Venture                  489,861         10,459       198,126

Nebo West Joint Venture                              544,698         65,389       241,594

Green River Joint Venture                            475,000              0       188,100(3)

North Lick Creek Joint Venture                       529,245              0       209,581(3)

MIC-TLE #7 Joint Venture                             591,578        136,122       288,169

Otter Creek Joint Venture                            387,920         79,330       185,031(5)

Ruth Joint Venture #3                                127,228         83,077        83,281

Helen Buck Joint Venture #1(2)                       301,150              0       119,255

Blue Ridge Energy Production Fund(4)                 442,417              0       175,197

Smackover/Woodbine I(4)                              626,258              0       247,998

---------------
(1) The Estimated Federal Tax Savings column reflects the savings in taxes which would have been paid by an investor had he not had the use of the various deductions and credits available to a Partner in the Program and it assumes full use of deductions and tax credits at maximum federal tax rates of 39.6% in 1994, 1995 and 1996.

(2) Partnership was funded and began operations in the first quarter of 1996. Therefore, no tax returns have been filed.

(3) Partnership was terminated as of December 31, 1995.

(4) Sponsored by the Managing General Partner's Affiliate, Blue Ridge Energy,
    Inc.

(5) Partnership was terminated as of December 31, 1996.

                                  PRIOR HISTORY NOT INDICATIVE OF FUTURE RESULTS


                     Percentage of Return on Subscriptions

             From Cash Distributions, Tax Savings from Deductions
                              and Tax Credits(1)
                             Through June 30, 1997

                                                                           Total Returns
                               Percentage Cash           Tax                of Cash, Tax
Partnership                    Distributions to      Deductions,           Deductions and           Years in
-----------                        Date(2)         Tax Effected(3)           Credits(4)            Production
                               ---------------     ---------------         ---------------         ----------
Ken-Tex Joint Venture                  13.36%         39.60%                        52.96%             3

Frio Trend Joint Venture                4.69          39.60                         44.29              2(6)

Bridge-Meek Joint Venture               2.30          39.60                         41.90              2(6)

Gulf Coast I Joint Venture              0.19          39.60                         39.79              1(6)

Stephens/Clear Creek Joint                 0          34.16                         34.16              0
Venture

Elliott I/Clear Creek                   5.70          31.88                         37.58              1

Joint Venture

Nebo West Joint Venture                 3.79          30.50                         34.29              2

Green River Joint Venture                  0          39.60                         39.60              0(6)

North Lick Creek Joint Venture             0          39.60                         39.60              0(6)

MIC-TLE #7 Joint Venture                3.76          31.71                         35.47              1

Otter Creek Joint Venture                  0          39.60                         39.60              0

Ruth Joint Venture #3                  27.29          11.94                         39.23              2

Helen Buck Joint Venture #1(5)         14.70          14.11                         28.81              1

Blue Ridge Energy                       7.42          13.06                         20.48              1
Production Fund(7)(8)

Smackover/Woodbine I (7)(8)                0          20.93                         20.93              0

(1) This table assumes investors were able to fully utilize all tax benefits at the maximum marginal federal rate.
(2) Cash distributions to investors divided by investors' initial investment.
(3) Federal tax savings from deductions assuming investor is in the highest marginal bracket. Rates used were 36% in 1993 and 39.6% in 1994, 1995 and 1996.
(4) This column represents the sum of the percentage amounts set forth in the first three columns of this table.
(5) Partnership funded in January 1996; and wells were drilled during the first quarter of 1996.
(6) Partnership was terminated as of December 31, 1995.
(7) Partnership funded in September, 1996; first revenue distribution in November, 1996.
(8) Sponsored by the Managing General Partner's affiliate, Blue Ridge Energy,
    Inc.

              PARTNERSHIP PROVED RESERVES AND FUTURE NET REVENUES

  The following table presents as of December 31, 1996, the estimated proved oil and gas reserves and the estimated future net revenues of the active drilling programs sponsored by the Managing General Partner and its Affiliates.

                                       Reserves    Future Net      Present Value
Partnership                             (BBL's)      Revenues   Discounted @ 10%
-----------                            --------    ----------   ----------------
Ken-Tex Joint Venture                        --    $       --         $       --

Stephens/Clear Creek Joint Venture           --            --                 --

Elliot I/Clear Creek Joint Venture        3,162        20,306             18,826

Nebo West Joint Venture                   3,002        18,429             15,687

MIC-TLE #7 Joint Venture                  3,642        23,226             21,636

Ruth Joint Venture #3                    19,274       118,321            100,716

Helen Buck Joint Venture #3              16,749        71,936             60,088

Blue Ridge Energy Production Fund(1)    111,361     2,112,243          1,413,064

--------

(1) Sponsored by the Managing General Partner's Affiliate, Blue Ridge Energy,
    Inc.

                               TAX CONSIDERATIONS

  The following is a summary prepared by Greenebaum Doll & McDonald PLLC, Louisville, Kentucky, tax counsel to the Managing General Partner ("Tax Counsel"), of the material Federal income tax considerations which may affect a Partnership and the Investor Partners. Tax Counsel has advised that in its opinion the description of the likely outcome of each material tax issue appearing in this section is correct. Tax Counsel has also advised that in its opinion it is more likely than not that those tax benefits potentially available to an Investor Partner which are material in nature will, in the aggregate, be realized, although not necessarily in the year in which the Partnerships intend to claim certain deductions. Tax Counsel's opinion reflects Tax Counsel's best judgment as to probable outcomes and are not binding on the Service or on any court. Moreover, the opinions of Tax Counsel are subject to the accuracy of the underlying or inherent factual assumptions and representations, as to which no opinions are expressed by Tax Counsel. The opinion of Tax Counsel is attached to the Prospectus as Appendix B.

  This summary is intended to be general in nature and is not a substitute for careful tax planning by an Investor Partner. The income tax consequences resulting from an investment in a Partnership will not be the same for all Investor Partners. Therefore, each potential investor is urged to consult with its own tax advisor to determine the tax impact of an investment in a Partnership in light of its particular tax situation. This summary is based upon the Code, applicable regulations, administrative rulings and judicial decisions, any of which could be changed at any time. Any such changes may affect the opinions given and the statements made in this section in a material and adverse manner. Even if such changes take place after the formation of a Partnership or the completion of a transaction by a Partnership, they may be retroactive in effect and may adversely affect the Investor Partners.

  It should be noted that there is uncertainty concerning various tax consequences resulting from investments in oil and gas limited partnerships, and the applicable authorities are under constant review by the Service. The Partnerships have not requested, nor do they intend to request, an advance ruling from the Service with respect to any of the tax consequences discussed in this section, and no assurance can be given that a favorable ruling would be issued it if were requested.

Classification as Partnership

  Tax Counsel is of the opinion that, at the time of its formation, each of the Partnerships will be treated as a partnership for Federal income tax purposes, and not as an association taxable as a corporation unless the Partnership affirmatively elect otherwise, which they do not intend to do. The opinion is based upon regulations adopted by the Service.

  Certain publicly traded partnerships are treated as a corporation under the Code. There is an exception, however, for publicly traded partnerships if 90% or more of their gross income consists of certain types of income, including, among other things, income and gains derived from the exploration, development, mining or production, processing, refining, transportation or marketing of any mineral or natural resources. Based upon a representation of the Managing General Partner that at least 90% of the Partnership's gross income in all years will consist of such type of income, Tax Counsel has opined that even if the Partnership is a publicly traded partnership in any year, it will not be treated as a corporation by reason thereof under current law. There can be no assurance, however, that in the future new legislation will not be enacted which will adversely affect the ability of the Partnerships to qualify as partnerships for Federal income tax purposes.

Taxation of Partners

  Under the Code, a partnership is not a taxable entity and, accordingly, incurs no Federal income tax liability. Rather, a partnership is a "pass-through" entity which is required to file an information return with the Service. In general, the character of a partner's share of each item of income, gain, loss, deduction and credit is determined at the partnership level. Each partner is allocated a distributive share of such items in accordance with the partnership agreement and is required to take such items into account in determining the partner's income. Each partner includes such amounts in income for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any cash distributions from the partnership.

Basis and At Risk Limitations

  An Investor Partner may, subject to the at risk and passive loss provisions discussed below, deduct the Investor Partner's allocable share of Partnership losses in computing the Investor Partner's taxable income to the extent of the Investor Partner's basis for its interest in the Partnership. An Investor Partner's basis for its interest in the Partnership is also used to compute the Investor Partner's gain or loss resulting from Partnership distributions and partial or complete sales of its interest. An Investor Partner's basis for its interest in the Partnership will initially be equal to the amount the Investor Partner paid for the interests. An Investor Partner's basis will be reduced (but not below zero) by the amounts of any distributions made to the Investor Partner and by the Investor Partner's share of Partnership Losses and expenses, and will be increased by any additional capital contributions made by the Investor Partner, by the Investor Partner's share of Partnership Profits, and by the Investor Partner's share of Partnership liabilities. A subsequent decrease in an Investor Partner's share of Partnership liabilities (resulting either from a reduction in a Partnership's liabilities or from a reduction in such Investor Partner's share of Profits) will be treated for tax purposes as if it were a cash distribution to the Investor Partner with the effects described below.

  For Federal income tax purposes, cash distributed to an Investor Partner by a Partnership will constitute a return of capital to the extent that the amount of cash does not exceed such Investor Partner's basis for its interest in the Partnership. A return of capital does not constitute taxable income to the recipient, but it is applied to reduce the basis of an Investor Partner's Partnership interest. Any amounts distributed in excess of the Investor Partner's tax basis will be taxable to the Investor Partner. Such amounts will be treated as if they were proceeds of the sale of the Investor Partner's interest in the Partnership. For analysis of the manner in which such proceeds will be taxed to the recipient, see "Tax Considerations--Sales and Other Disposition of Units."

  An Investor Partner's share of a Partnership's Losses will be allowed only to the extent of the aggregate amount with respect to which the taxpayer is "at risk" for such activity at the close of the taxable year. Any such Losses disallowed by the "at risk" limitation will be treated as a deduction allocable to the activity in the first succeeding taxable year.

  The Code provides that a taxpayer must recognize taxable income to the extent that the taxpayer's "at risk" amount is reduced below zero. This recapture income is limited to the sum of the loss deductions previously allowed to the taxpayer, less any amounts previously recaptured. A taxpayer may be allowed a deduction for the recaptured amounts included in the taxpayer's taxable income if and when the taxpayer increases the taxpayer's amount "at risk" in a subsequent taxable year.

  The Investor Partners will purchase Units by tendering cash to the Partnership. To the extent the cash contributed constitutes the "personal funds" of the Investor Partners, the Investor Partners will be considered at risk with respect to those amounts. Even if a loss is not disallowed by reason of the at risk provisions, it may nevertheless be disallowed by the passive loss provisions discussed below. An Investor Partner's amount at risk will be increased by the Investor Partner's distributive share of the Partnership's Profits and reduced by its distributive share of the Partnership's Losses and any cash or other property distributed to the Investor Partner by the Partnership. Notwithstanding the foregoing, a taxpayer is not considered at risk with respect to amounts protected against loss through nonrecourse financing, guarantees, stop-loss agreements or other similar arrangements.

Passive Loss Limitations

A. General

  The deductibility of losses generated from passive activities will be limited for certain taxpayers. The passive activity loss limitation applies to individuals, estates, trusts and personal service corporations as well as, to a lesser extent, closely-held C corporations.

  The definition of a "passive activity" generally encompasses all rental activities as well as all activities with respect to which the taxpayer does not "materially participate." Notwithstanding this general rule, however, the term "passive activity" does not include "any working interest in any oil or gas property which the taxpayer holds directly or through an entity which does not limit the liability of the taxpayer with respect to such interest." A taxpayer will be considered as materially participating in a venture only if the taxpayer is involved in the operations of the activity on a "regular, continuous and substantial" basis. In addition, a limited partner interest generally will be treated as an interest with respect to which a taxpayer does not materially participate.

  A passive activity loss is the amount by which the aggregate losses from all passive activities for the taxable year exceed the aggregate income from all passive activities for such year. Individuals and personal service corporations are entitled to deduct passive activity losses only to the extent of their passive income, whereas closely-held C corporations (other than personal service corporations) can offset passive activity losses against both passive and net active income, but not against portfolio income. In calculating passive income and loss, however, all activities of the taxpayer are aggregated. Passive activity losses disallowed as a result of the above rules will be suspended and can be carried forward indefinitely to offset future passive (or passive and active, in the case of a closely held C corporation) income.

  Upon the disposition of an entire interest in a passive activity in a fully taxable transaction not involving a related party, any passive activity loss that was suspended by the provisions of the passive activity rules is deductible from either passive or non-passive income. The deduction must be reduced, however, by the amount of income or gain realized from the activity in previous years.

B.  General Partner Interests

  An Additional General Partner's interest in the Partnership will not be considered a passive activity, and losses generated while such Additional General Partner interest is held will not be limited by the passive activity provisions, unless a Partnership has income or losses from non-Working Interests.

  Notwithstanding this general rule, however, the economic performance rules are applied in a different manner from that described below in "Tax Considerations-- Intangible Drilling and Development Costs." Economic performance under the passive loss rules is defined as economic performance, without regard to the spudding rule. Accordingly, if an Additional General Partner's interest is converted to a Limited Partner interest after the end of the year in which economic performance is deemed to occur under the general rules, but prior to the spudding date, any post-conversion losses will be passive, notwithstanding the availability of such losses in a year in which the taxpayer held the interest in an entity that did not limit the taxpayer's liability. The "spudding rule" and "spudding date" refer to the date that drilling commences.

  If an Additional General Partner converts its Additional General Partner interest into a Limited Partner interest, the character of a subsequently generated tax attribute will be dependent upon, among other things, the nature of the tax attribute and whether there arose, prior to conversion, losses to which the working interest exception applied. Accordingly, any loss arising therefrom should be treated as a passive activity loss with the benefits thereof limited as described above. If, however, a taxpayer has any loss from any taxable year from a Working Interest in any oil or gas property that is treated as a non-passive loss, then any net income from such property for any succeeding taxable year is treated as income that is not from a passive activity. Consequently, assuming that a converting Additional General Partner has losses from Working Interests which are treated as non-passive, income from that Working Interest allocable to the Investor Partner after conversion would be treated as income that is not from a passive activity.

C.  Limited Partner Interests

  If an Investor Partner invests in a Partnership as a Limited Partner, such Limited Partner's distributive share of the Partnership's Losses will be treated as passive activity losses, the availability of which will be limited to the Investor Partner's passive income. If the Investor Partner does not have sufficient passive income to utilize the passive activity loss, the disallowed passive activity loss will be suspended and may be carried forward to be deducted against passive income arising in future years. Further, upon the total disposition of the Investor Partner's interest in the activity to an unrelated party in a fully taxable transaction, such suspended losses will be deductible as described above.

  Limited Partners should generally be entitled to offset their distributive shares of passive income, but not portfolio income, from the Partnerships with deductions from other passive activities.

Allocations of Profits and Losses

  Under the Code, an Investor Partner's interest in a Partnership's items of income, gain, loss, deduction and credit are determined in accordance with the applicable partnership agreement unless the allocation in the agreement does not have substantial economic effect. Where an allocation set forth in a partnership agreement lacks substantial economic effect, the allocation is determined by the partners' interests in the partnership, taking into account all the facts and circumstances.

  The Service may attempt to disregard the allocations set forth in the Partnership Agreement if it determines that the allocations set forth therein do not have substantial economic effect (i.e., if they will not actually and substantially affect the dollar amount of the Investor Partner's shares of the total Partnership income or loss independently of tax consequences).

  According to the applicable regulations, in order for an allocation to have substantial economic effect, the allocation must have economic effect and such economic effect must be substantial. In order for there to be economic effect, the regulations require that, throughout the term of the partnership, the partnership agreement must provide (i) for the determination and maintenance of the partners' capital accounts in accordance with the specific provisions of the regulations, (ii) that upon liquidation of the partnership and any partner's interest in the partnership, liquidating distributions must be made in accordance with the positive capital account balances of the partners, and (iii) that if a partner has a deficit balance in the partner's capital account following the liquidation of the partner's interest in the partnership, such partner must be unconditionally obligated to restore the amount of such deficit balance to the partnership by the end of such taxable year, or 90 days after the date of such liquidation, if later.

  The Partnership Agreement meets tests (i) and (ii) referred to above, but does not meet the test referred to in (iii) above because the Investor Partners are not obligated to restore deficit Capital Accounts.

  The regulations further provide, however, that if a partnership agreement contains a "qualified income offset" provision, then to the extent a partner does not have a deficit capital account at the end of a taxable year (in excess of the amount such partner is required, or deemed required, to restore), after taking into account, insofar as here relevant, (i) distributions that as of the end of the year are reasonably expected to be made to the partner, to the extent they exceed offsetting increases to the partners' capital accounts that are reasonably expected to occur during or prior to partnership years in which such distributions reasonably are expected to be made, and (ii) adjustment for simulated depletion, then the allocations will be deemed to have economic effect. The Partnership Agreement contains a "qualified income offset" provision.

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  The regulations contain special provisions dealing with the allocation of deductions attributable to nonrecourse debt. Under the regulations, allocations of nonrecourse deductions will be deemed made in accordance with the partners' interests in the partnership if four tests are met. These tests are as follows:
(i) that capital accounts be maintained in accordance with the regulations and that liquidating distributions be made to the partners in accordance with their capital accounts; (ii) that the allocation of nonrecourse deductions among the partners be in a manner that is reasonably consistent with allocations, which have substantial economic effect, of some other significant item attributable to the property subject to the nonrecourse debt; (iii) that either the partnership agreement requires the restoration of deficit capital accounts or the partnership agreement contains a "minimum gain chargeback" provision; and (iv) all of the material allocations and capital account adjustments under the partnership agreement are recognized under the regulations. The regulations further provide that the amount of a partner's share of minimum gain is treated as an amount which such partner is obligated to restore with respect to any deficit balance in such partner's capital account. The Partnership Agreement contains such a minimum gain chargeback provision.

  Based upon the foregoing, Tax Counsel is of the opinion that it is more likely than not that the allocations contained in the Partnership Agreement will be deemed to have economic effect to the extent an Investor Partner's Capital Account, increased by such Investor Partner's share of the Partnership's minimum gain, and decreased by contemplated distributions in excess of contemplated income and simulated depletion, is positive at the close of the taxable year.

Intangible Drilling and Development Costs

  A.  Classification of Costs

  In general, IDC consists of those costs which in and of themselves have no salvage value. A Partnership's classification of a cost as IDC is not binding on the Service, which might reclassify an item characterized as IDC as a cost which must be capitalized. To the extent not deductible, such amounts will be included in the Partnership's basis in mineral property and in the Partners' bases of their interests in the Partnership.

  B.  Timing of Deductions

  Although the Partnerships will elect to deduct IDC, each Investor Partner will have an option of deducting IDC, or capitalizing all or a part of the IDC and amortizing it on a straight-line basis over a 60-month period beginning with the month in which the expenditure is made. In addition to the effect of this change on regular taxable income, the two methods have different treatment under the alternative minimum tax (See "Tax Considerations--Alternative Minimum Tax").

  In order for the IDC to qualify for deduction in December 1997 and December 1998, the wells for Partnerships designated "Blue Ridge Energy Fund 1997-- Limited Partnership" must be spudded by March 31, 1998, and the wells for Partnerships designated "Blue Ridge Energy Fund 1998--Limited Partnership" must be spudded by March 31, 1999, and certain other requirements must be met, including that the deduction be limited to an Investor Partner's cash basis in a Partnership. For this purpose, an Investor Partner's "cash basis" in a Partnership means such Partner's adjusted basis without regard to (i) any liability of the Partnership or (ii) any amount borrowed by the Investor Partner with respect to a Partnership which (a) was arranged by the Partnership or by any person who participated in the organization, sale or management of the Partnership (or any person related to such person), or (b) was secured by any asset of the Partnership.

  ALTHOUGH THE MANAGING GENERAL PARTNER WILL ATTEMPT TO SATISFY EACH REQUIREMENT OF THE CODE, THE SERVICE AND JUDICIAL AUTHORITY FOR DEDUCTIBILITY OF IDC IN 1997 FOR PARTNERSHIPS DESIGNATED "BLUE RIDGE ENERGY FUND 1997--LIMITED PARTNERSHIP," AND IN 1998 FOR PARTNERSHIPS DESIGNATED "BLUE RIDGE ENERGY FUND 1998--LIMITED PARTNERSHIP," NO ASSURANCE CAN BE GIVEN THAT THE SERVICE WILL NOT SUCCESSFULLY CONTEND THAT THE IDC OF A WELL WHICH IS NOT DRILLED UNTIL 1998 OR 1999, RESPECTIVELY, ARE NOT DEDUCTIBLE IN WHOLE OR IN PART UNTIL 1998 OR 1999, RESPECTIVELY.

  Further, to the extent drilling of the Partnership's wells does not commence by March 31, 1998 or March 31, 1999, as applicable, the deductibility of the IDC will be deferred.

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  Due to the inherently factual nature of the issue of the deductibility of prepaid IDC, Tax Counsel has not rendered an opinion as to whether the IDC will be deductible in the year of the prepayment.

  C.  Recapture of IDC

  IDC previously deducted that is allocable to the property (directly or through the ownership of an interest in a partnership) and which would have been included in the adjusted basis of the property if not currently deducted is recaptured to the extent of any gain realized upon the disposition of the property. The regulations provide that recapture is determined at the partner level (subject to certain anti-abuse provisions). Where only a portion of recapture property is disposed of, any IDC related to the entire property is recaptured to the extent of the gain realized on the portion of the property sold. In the case of a disposition of an undivided interest in a property (as opposed to the disposition of a portion of the property), a proportionate part of the IDC with respect to the property is treated as allocable to the transferred undivided interest to the extent of any realized gain.

Leasehold Acquisition Costs and Abandonment

  The cost of acquiring oil and gas leasehold interests or other similar oil and gas property interests is a capital expenditure and may not be deducted in the year paid or incurred. In the case of a productive well, these costs are recovered through depletion. If a lease is proved to be worthless by drilling or abandonment, however, the cost of such lease (less any recovery thereof through the depletion deduction) constitutes an ordinary loss which may be deducted in the year in which the leasehold becomes worthless.

Depletion Deductions

  The owner of an economic interest in an oil and gas property is entitled to claim the greater of percentage depletion or cost depletion with respect to oil and gas properties which qualify for such depletion methods. In the case of partnerships, the depletion allowance must be computed separately by each partner and not by the partnership. Depletion deductions, to the extent they reduce the basis of an oil and gas property, are subject to recapture upon disposition of the property.

  Cost depletion for any year is determined by multiplying the number of units (e.g., barrels of oil or Mcf of gas) sold during the year by a fraction, the numerator of which is the cost or other basis of the mineral interest and the denominator of which is total reserves available at the beginning of the period. In no event can the cost depletion exceed the adjusted basis of the property to which it relates.

  Percentage depletion is a statutory allowance pursuant to which a deduction currently equal to 15% of the taxpayer's gross income from each property is allowed in any taxable year, generally not to exceed 100% of the taxpayer's taxable income from the property (computed without the allowance for depletion) with the aggregate deduction limited to 65% of the taxpayer's taxable income for the year (computed without regard to percentage depletion and net operating loss and capital loss carrybacks). The percentage depletion deduction rate will vary with the price of oil, but the rate will not be less than 15%. A percentage depletion deduction that is disallowed in a year due to the 65% of taxable income limitation may be carried forward and allowed as a deduction for the following year, subject to the 65% limitation in that subsequent year. Percentage depletion deductions reduce the taxpayer's adjusted basis in the property. Unlike cost depletion, however, deductions under percentage depletion are not limited to the adjusted basis of the property; the percentage depletion amount continues to be allowable as a deduction after the adjusted basis has been reduced to zero.

  The availability of depletion, whether cost or percentage, will be determined separately by each Investor Partner. Each Investor Partner must separately keep records of the Investor Partner's share of the adjusted basis of an oil or gas property, adjust such share of the adjusted basis for any depletion taken on such property, and use such adjusted basis each year in the computation of the Investor Partner's cost depletion or in the computation of the Investor Partner's gain or loss on the disposition of such property. These requirements may place an administrative burden on an Investor Partner.

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

Depreciation Deductions

  The Partnership will claim depreciation, cost recovery, and amortization deductions with respect to its basis in Partnership property as permitted by the Code. For most tangible personal property, the "modified accelerated cost recovery system" ("MACRS") must be used in calculating the cost recovery deductions. The cost of equipment such as casing, tubing, tanks and pumping units, and the cost of oil or gas pipelines cannot be deducted currently, but must be capitalized and recovered under MACRS. The cost recovery deduction for most equipment used in domestic oil and gas exploration and production, and for most tangible personal property used in gas gathering systems, is calculated using the 200% declining balance method switching to the straight-line method, a seven-year recovery period, and a half-year convention.

  If an accelerated depreciation method is used, a portion of the depreciation will be an adjustment for alternative minimum tax purposes.

  All depreciation claimed on personal property will be subject to recapture (and thereby treated as ordinary income) upon the sale or other disposition of the personal property to the extent of the gain realized. The cost recovery (depreciation) recapture rules require that sellers of property include the entire amount of recapture in income in the year of sale even in the case of an installment sale.

Interest Deductions

  The Investor Partners will acquire their interests in the Partnerships by contributing cash in the amount of $1,000 per Unit to the Partnerships. In no event will the Partnerships accept notes in exchange for Partnership interests. Nevertheless, without any assistance from the Managing General Partner or any of its Affiliates, some Investor Partners may choose to borrow the funds necessary to acquire a Unit and may incur interest expense in connection with those loans. The deductibility of any interest expense incurred by an Investor Partner in purchasing Units is dependent upon whether such interest expense is attributable to a passive activity or to an activity which is not a passive activity. As indicated above, by virtue of the special rule applicable to Working Interests in oil and gas properties owned indirectly through entities which do not limit a taxpayer's liability, an Investor Partner's investment as an Additional General Partner will not be considered a passive activity. Accordingly, any interest expense incurred by such an Investor Partner in purchasing Units, except to the extent attributable to the Partnership's portfolio income, if any) will be treated as trade or business interest, not subject to any specific limitation on the deductibility of interest. To the extent any of such interest is attributable to the Partnership's portfolio income, it will be subject to the investment interest limitation. In general, non-corporate taxpayers may only deduct investment interest in any year to the extent of their net investment income.

  In the case of an Investor Partner who is a Limited Partner, the interest expense incurred in purchasing a Unit will be treated as a passive expense, deductible only to the extent the Investor Partner's passive activity losses are otherwise deductible as set forth above.

  Based upon the purely factual nature of any such loans, Tax Counsel is unable to express an opinion with respect to the deductibility of any interest paid or incurred thereon.

Transaction Fees

  The Partnership may classify a portion of the fees to be paid to third parties and to the Managing General Partner or to the Operator and its Affiliates (as described in the Prospectus under "Source of Funds and Use of Proceeds") as expenses which are deductible as organizational expenses or otherwise. There is no assurance that the Service will allow the deductibility of such expenses and Tax Counsel expresses no opinion with respect to the allocation of the Fees to deductible and nondeductible items.

  Generally, expenditures made in connection with the creation of, and with sales of interests in, a partnership will fit within one of several categories. A partnership may elect to amortize and deduct its organizational expenses ratably over a period of not less than 60 months commencing with the month the partnership begins business. Examples of organizational expenses are legal fees for services incident to the organization of the partnership, such as negotiation and preparation of a partnership agreement, accounting fees for services incident to the organization of the Partnership, and filing fees.

  No deduction is allowable, however, for "syndication expenses," examples of which include brokerage fees, registration fees, legal fees of the underwriter or placement agent and the issuer (general partners or the partnership) for securities advice and for advice pertaining to the adequacy of tax disclosures in the prospectus or private placement memorandum for securities law purposes, printing costs and other selling or promotional material. These costs must be capitalized. Payments for services performed in connection with the acquisition of capital assets must be amortized over the useful life of such assets.

  No deduction is allowable with respect to "start-up expenditures," although such expenditures may be capitalized and amortized over a period of not less than 60 months if an appropriate election is made.

  The Partnership intends to make payments to the Managing General Partner, as described in greater detail elsewhere in this Prospectus. To be deductible, compensation paid to a general partner must be for services rendered by the general partner other than in the general partner's capacity as a partner or for compensation determined without regard to partnership income. Fees paid to a general partner which are not deductible because they fail to meet this test may be treated as special allocations of income to the recipient partner and thereby decrease the net loss, or increase the net income, among all Partners. If the Service were to successfully challenge the deductibility of payments made to the Managing General Partner, an Investor Partner's taxable income could be increased, thereby resulting in increased taxes and in liability for interest and penalties.

Conversion of Interests

  In the opinion of Tax Counsel, the Partnership will not be terminated solely as a result of the conversion by Additional General Partners of their Partner interests into Limited Partner interests. Further, no gain or loss will be recognized by such a converting Investor Partner unless the Investor Partner's share of the Partnership's liabilities is reduced and the deemed cash distribution resulting therefrom exceeds such Investor Partner's basis for the Partnership interest at that time. For a discussion of the conversion feature of the Program, see "Terms of the Offering--Conversion of Units by Additional General Partners."

Alternative Minimum Tax

  The alternative minimum tax on noncorporate taxpayers is equal to the excess of (a)(i) 26% of the first $175,000 ($87,500 in the case of a married taxpayer filing a separate return) by which the taxpayer's alternative minimum taxable income exceeds an exemption of $33,750 ($45,000 for a joint return and $22,500 for a married individual filing a separate return) plus (ii) 28% of any additional alternative minimum taxable income, over (b) the taxpayer's regular tax. The exemption amount is phased out by an amount equal to 25% of the taxpayer's alternative minimum taxable income in excess of $112,500 in the case of a single taxpayer and $150,000 in the case of married couples filing joint returns ($75,000 for married couples filing separate returns). Alternative minimum taxable income is generally taxable income, computed with certain modifications provided for in sections 56 and 58 of the Code, and increased by the taxpayer's items of tax preference.

  While in prior years there were adjustments and items of tax preference resulting from investments in oil and gas, in the case of taxpayers which are not integrated oil companies, these adjustments and items of tax preference have largely been eliminated. The elimination of the tax preference for "excess IDC" is limited, however, to 40% of the taxpayer's alternative minimum taxable income (determined without the alternative minimum tax net operating loss deduction). "Excess IDC" generally means the excess of (i) the excess of (A) the IDC allowed for the taxable year over (B) the amount which would have been allowed had the IDC been capitalized and amortized over 10 years, over (ii) 65% of the taxpayer's net income from oil and gas for the taxable year. Thus, in the case of Investor Partners who are not integrated oil companies, the only adjustment to taxable income under sections 56 and 58 of the Code which is likely to arise from the Partnerships is that in computing depreciation, the alternative system of depreciation must be used, rather than the method used for regular tax purposes. This requires that property be depreciated using its class life (under the former asset depreciation range system), which is generally a longer useful life, and the 150% declining balance method, switching to the straight-line method to maximize the deduction. This adjustment requiring the use of a longer useful life (but not the use of a different method) will cease to be applicable for property placed in service after December 31, 1998.

  The alternative minimum tax will not be imposed on the Partnerships as such, but each Investor Partner will be required to include in the computation of such Investor Partner's liability for the alternative minimum tax an allocable share of the Partnership's items which require special treatment for alternative minimum tax purposes.

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

  To the extent that a taxpayer pays an alternative minimum tax in any year, such taxpayer will be entitled to a credit in future years against such taxpayer's regular tax (but not the alternative minimum tax). The minimum tax credit is only applicable to the extent the minimum tax liability is attributable to deferral preferences and adjustments (i.e., preferences and adjustments other than those that result in permanent exclusion for regular tax purposes). The minimum tax credit may be carried forward indefinitely.

  The effects of the alternative minimum tax on a particular Investor Partner are contingent upon a number of factors and vary depending upon each Investor Partner's personal tax and financial position. If an Investor Partner is liable for the alternative minimum tax, the net effect may be that all of the tax losses, if any, being generated by an investment in the Partnership will result in a tax reduction of at most 28% of such losses (i.e., the maximum alternative minimum tax rate), while the income generated from such investment eventually may be subject to higher marginal tax rates. Accordingly, each potential investor should consult with such potential investor's personal tax advisor on the likely effect of the alternative minimum tax on such potential investor.

Disposition of Property of the Partnership

  A Partnership will realize gain from the sale or other disposition of any of its assets to the extent that the amount realized exceeds the Partnership's adjusted tax basis for such properties. A Partnership will realize a loss to the extent that its adjusted tax basis exceeds the amount realized upon a sale. The amount realized includes any cash received, the fair market value of any property received other than cash and the face amount of any debt which the transferee assumes or to which such property is subject at the time of disposition (unless a portion of such debt creates original issue discount, in which event a portion might be treated as interest income rather than as sales proceeds).

  Upon the sale of any oil and gas property of a Partnership, the Partnership will realize gain or loss equal to the difference between the Partnership's basis for such asset at the time of the disposition and the amount realized by the Partnership. An Investor Partner's share of the gain will generally be taxed as long-term capital gain, assuming the Partnership is not a dealer with respect to the property and has held it for one year, unless the gain is attributable to recapture of IDC (discussed above) or recapture of depletion. Any loss will generally be treated as an ordinary loss.

  Upon the sale or disposition of the Partnership's personal property, any gain attributable to depreciation deductions previously taken will be recaptured as ordinary income.

  Under certain circumstances, the Federal income taxes incurred by an Investor Partner in connection with a sale or other disposition of a Partnership's assets could exceed the net proceeds distributable to the Investor Partner. Such circumstances might include (i) a foreclosure or other sale of the property when the adjusted tax basis is significantly less than the outstanding indebtedness which encumbers the property, (ii) a sale at a time when it is necessary to retain all or a portion of the sales proceeds for reserves or for ongoing Partnership operations, and (iii) a sale in connection with which the Partnership receives proceeds in the form of non-liquid assets (although the impact may be reduced if the non-liquid assets include promissory notes of the purchaser which qualify for installment reporting or gain).

Installment Sales

  If the Partnership sells an asset in a transaction in which all or a portion of the purchase price is represented by an evidence of indebtedness of the purchaser, unless the Partnership elects otherwise, the sale will be required to be reported on the installment method. Generally, in the case of an installment sale, the gain recognized in any year equals the payments received multiplied by a fraction, the numerator of which is the gross profit, and the denominator of which is the contract price (selling price less mortgages assumed or to which the transferred property is subject). This provision generally enables taxpayers to avoid paying tax on gain before they receive the cash payments. If any of the gain represents recapture of depreciation, however, such recapture is recognized in the year of sale without regard to whether any payment is received in such year.

  If the Partnership holds any asset for sale to customers in the ordinary course of its business, the installment method will not be available. Furthermore, if a taxpayer sells property for a sales price in excess of $150,000 and the face amount of all such installment obligations arising in any year and which are outstanding at the end of such year exceed $5,000,000, then interest is required to be paid on a portion of the deferred tax liability. In determining the $5,000,000 amount, each partner is treated as owning their pro rata share of the installment obligations of the partnership. The interest rate is the interest rate applicable to underpayments of tax. In addition, if any such installment obligations are pledged as security for any indebtedness, the net proceeds of the secured indebtedness are treated as a payment received on the installment obligation.

Sales and Other Disposition of Units

  In general, gain realized on the sale of the Units of an Investor Partner who is not a "dealer," and who has held their Units for longer than the applicable holding period for long-term capital gain (which currently is generally 18 months), is treated as long-term capital gain. However, to the extent that any portion of such gain is attributable to such Investor Partner's share of the Partnership's unrealized receivables and appreciated inventory, the gain will be ordinary income. Potential depreciation recapture income, excess IDC and potential depletion recapture are treated as "unrealized receivables" for this purpose. In computing the gain or loss on a sale of a Unit, the selling Investor Partner's share of the Partnership's liabilities, if any, is included as if the amount thereof were received by the Investor Partner in cash. For this reason, an Investor Partner's tax liability could exceed the cash proceeds received by the Investor Partner on the sale of the Investor Partner's Units.

  Any partner who sells or exchanges interests in a partnership must generally notify the partnership in writing within 30 days of such transaction and must attach a statement to such partner's tax return reflecting certain facts regarding the sale and exchange. The notice must include the names, addresses and taxpayer identification numbers (if known) of the transferor and transferee and the date of the exchange. Once so notified, the Partnerships will also be required to file an information return with the Service if any portion of the gain realized is treated as ordinary income by virtue of the Partnership having appreciated inventory or unrealized receivables. The Partnerships will be required to provide copies of the information it provides to the Service to the transferor and the transferee.

  Any Investor Partner who is required to notify the Partnership of a transfer of the Investor Partner's Partnership interest and who fails to do so may be subject to a fine. Similarly, the Partnership may be fined for failure to report the transfer.

  The tax consequences to an assignee purchaser of a Unit from an Investor Partner are not described herein. Any assignor of a Unit should advise the assignee to consult the assignee's own tax advisor regarding the tax consequences of such assignment.

Partnership Distributions

  Under the Code, any increase in a partner's share of partnership liabilities, or any increase in such partner's individual liabilities by reason of an assumption by such partner of partnership liabilities, is considered to be a contribution of money by the partner to the partnership. Similarly, any decrease in a partner's share of partnership liabilities or any decrease in such partner's individual liabilities by reason of the partnership's assumption of such individual liabilities, will be considered as a distribution of money to the partner by the partnership.

  To the extent that actual or constructive distributions of cash by the Partnership are in excess of an Investor Partner's adjusted basis for the Investor Partner's Partnership interest (after adjustment for the Investor Partner's share of income and losses of the Partnership for such year), that excess will generally be treated as gain from the sale of a capital asset. In addition, gain could be recognized to a distributee partner upon the disproportionate distribution to a partner of unrealized receivables or substantially appreciated inventory. The Partnership Agreement prohibits distributions to any Investor Partner to the extent such would create or increase a deficit in the Partner's Capital Account.

Profit Motive

  Where an activity entered into by an individual is not engaged in for profit, the individual's deductions with respect to that activity are limited to the sum of (i) those not dependent upon the nature of the activity (e.g., interest and taxes), plus (ii) other deductions to the extent that gross income from the activity for the year exceeds the amount referred to in (i) above. The Code generally provides for a presumption that an activity is entered into for

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profit where gross income from the activity exceeds the deductions attributable to such activity for three or more of the five consecutive taxable years ending with the taxable year in question. At the taxpayer's election, such presumption can relate to three or more of the taxable years in the 5-year period beginning with the taxable year in which the taxpayer first engages in the activity.

  The Service has ruled that the "not-for-profit" test is to be applied at the partnership level, rather than at the level of each partner. Because of the nature of the Partnership's proposed activities, the Managing General Partner believes that the Partnership will be able to satisfy the profit motive requirement. Nevertheless, because the Service may attempt to rebut the three-out-of-five year presumption (if the Partnership met this test), and because the test is based upon the facts and circumstances as they may exist in the future, no assurance can be given that the Partnership will be deemed to be engaged in an activity for profit.

  Due to the inherently factual nature of the issue, Tax Counsel has not expressed an opinion as to the ultimate resolution of this issue in the event of a challenge by the Service.

Administrative Matters

  Returns and Audits. While no Federal income tax is required to be paid by an organization classified as a partnership for Federal income tax purposes, a partnership must file Federal income tax information returns, which are subject to audit by the Service. Any such audit may lead to adjustments, in which event the Investor Partners may be required to pay additional Federal income tax. Any such audit may also lead to an audit of an Investor Partner's individual tax return and adjustments to items unrelated to an investment in Units.

  For purposes of reporting, audit, and assessment of additional Federal income tax, the tax treatment of "partnership items" is determined at the partnership level. Partnership items include those items that are more appropriately determined at the partnership level than the partner level. The Service generally cannot initiate deficiency proceedings against an individual partner with respect to partnership items without first conducting an administrative proceeding at the partnership level as to the correctness of the partnership's treatment of the item. An individual partner may not file suit for a credit or a refund arising out of a partnership item without first filing a request for an administrative proceeding by the Service at the partnership level. Individual partners are entitled to notice of such administrative proceedings and decisions therein, except in the case of partners with less than a 1% profits interest in a partnership having more than 100 partners. If a group of partners having an aggregate profits interest of 5% or more in such a partnership so requests, however, the Service also must mail notice to a partner appointed by that group to receive notice. All partners, whether or not entitled to notice, are entitled to participate in the administrative proceedings at the partnership level, although the Partnership Agreement provides for waiver of certain of these rights by the Investor Partners. All Investor Partners, including those not entitled to notice, may be bound by a settlement reached by the Partnership's "tax matters partner," which will be the Managing General Partner. If a proposed tax deficiency is contested in any court by any Partner of a Partnership or by the Managing General Partner, all Partners of that Partnership may be deemed parties to such litigation and bound by the result reached therein.

  Consistency Requirements. An Investor Partner must generally treat Partnership items on the Investor Partner's Federal income tax returns consistently with the treatment of such items on the Partnership information return unless the Investor Partner files a statement with the Service identifying the inconsistency or otherwise satisfies the requirements for waiver of the consistency requirement. Failure to satisfy this requirement will result in an adjustment to conform the Investor Partner's treatment of the item with the treatment of the item on the Partnership return. Intentional or negligent disregard of the consistency requirement may subject an Investor Partner to substantial penalties.

  Compliance Provisions. Taxpayers are subject to several penalties and other provisions that encourage compliance with the Federal income tax laws, including an accuracy-related penalty in an amount equal to 20% of the portion of an underpayment of tax caused by negligence, intentional disregard of rules or regulations or any "substantial understatement" of income tax. A "substantial understatement" of tax is an understatement of income tax that exceeds the greater of (a) 10% of the tax required to be shown on the return (the correct tax), or (b) $5,000 ($10,000 in the case of a corporation other than an S corporation or personal holding corporation).

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  Except in the case of understatements attributable to "tax shelter" items, an item of understatement may not give rise to the penalty if (a) there is or was "substantial authority" for the taxpayer's treatment of the item or (b) all facts relevant to the tax treatment of the item are disclosed on the return or on a statement attached to the return, and there is a reasonable basis for the tax treatment of such item by the taxpayer. In the case of partnerships, the disclosure is to be made on the return of the partnership. Under the applicable Regulations, however, an individual partner may make adequate disclosure with respect to partnership items if certain conditions are met.

  In the case of understatements attributable to "tax shelter" items, the substantial understatement penalty may be avoided only if the taxpayer establishes that, in addition to having substantial authority for the taxpayer's position, the taxpayer reasonably believed the treatment claimed was more likely than not the proper treatment of the item. A "tax shelter" item is one that arises from a partnership (or other form of investment) the principal purpose of which is the avoidance or evasion of Federal income tax. A corporation is generally held to a higher standard to avoid the substantial understatement penalty.

  Registration of Tax Shelters. The Code requires that a tax shelter organizer register any tax shelter with the Service not later than the day of the first offering for sale of interests in the tax shelter. For registration purposes, a "tax shelter" is defined as (a) any investment with respect to which any person could infer that the tax shelter ratio (the ratio which the aggregate of the deductions (without income) and 350% of the tax credits bears to the amount of money and adjusted basis of other property contributed by the investors, as adjusted) is greater than 2 to 1 for any of the first five years ending after the offering date, and (b) (i) which is required to be registered under Federal or state securities laws, (ii) is sold pursuant to an exemption from such registration or (iii) which represents aggregate investments of in excess of $250,000 and is expected to have five or more investors. Although it is likely that the Partnership will produce tax benefits, the Managing General Partner believes that the Partnerships will not meet this definition of a tax shelter and, therefore, has not registered the Partnerships as a tax shelter.

Accounting Methods and Periods

  The Partnership will use the accrual method of accounting and will select the calendar year as its taxable year.


Social Security Benefits; Self-employment Tax

  A general partner's share of any income or loss attributable to Units will constitute "net earnings from self-employment" for both social security and self-employment tax purposes, while a limited partner's share of such items generally will not constitute "net earnings from self-employment." Thus, no quarters of coverage or increased benefits under the Social Security Act will generally be earned by limited partners. If an Additional General Partner is receiving Social Security benefits, such Additional General Partner's taxable income attributable to the investment in the Units must be taken into account in determining any reduction in benefits because of "excess earnings." The definition of who is a "limited partner" for purposes of the applicable provisions of the Code is unclear at this time and it is possible that the limited partner of a partnership may not be a "limited partner" for this purpose.

State and Local Taxes

  The opinions expressed herein are limited to issues of Federal income tax law and do not address issues of state or local law. Potential investors are urged to consult their own tax advisors regarding the impact of state and local laws on an investment in the Units.

Individual Tax Advice Should be Sought

  The foregoing is only a summary of the material tax considerations that may affect a potential investor's decision regarding the purchase of Units. The tax considerations attendant to an investment in a Partnership are complex, vary with individual circumstances, and depend in some instances upon whether the potential investor acquires an Additional General Partner interest or Limited Partner interest. Each prospective investor should review such tax consequences with their own tax advisor and their own legal counsel.

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                     SUMMARY OF THE PARTNERSHIP AGREEMENT

  The rights and obligations of the Partners will be governed by the Limited Partnership Agreement ("Partnership Agreement") in the form attached to this Prospectus as Appendix A. Each prospective investor, together with their personal advisers, should carefully study the Partnership Agreement in its entirety before submitting a subscription. The following statements concerning the Partnership Agreement are merely an outline, do not purport to be complete and in no way amend or modify the Partnership Agreement. References to sections below refer to sections of the Partnership Agreement.

Responsibility of Managing General Partner

  The Managing General Partner shall have the exclusive management and control of all aspects of the business of the Partnership (Sections 5.1 and 6.1). No Investor Partner shall have any voice in the day-to-day business operations of the Partnership (Section 7.1). The Managing General Partner is authorized to delegate and subcontract its duties under the Partnership Agreement to others, including entities related to it (Section 5.2).

Liabilities of General Partners, Including Additional General Partners

  General Partners, including Additional General Partners, will not be protected by limited liability for Partnership activities. Under the Act, the Additional General Partners will be jointly and severally liable for all obligations and liabilities to creditors and claimants, whether arising out of contract or tort, in the conduct of Partnership operations (Section 7.12).

  The Managing General Partner, as Operator, maintains general liability insurance. In addition, the Managing General Partner has agreed to indemnify each of the Additional General Partners for obligations related to casualty and business losses which exceed available insurance coverage and Partnership assets (Section 7.2). There can be no assurance, however, that the Managing General Partner will have sufficient assets to meet its indemnification obligations.

  The Additional General Partners, by execution of the Partnership Agreement, grant to the Managing General Partner the exclusive authority to manage the Partnership business in its sole discretion and to thereby bind the Partnership and all Partners in its conduct of the Partnership business. The Additional General Partners will not be authorized to participate in the management of the Partnership business; and the Partnership Agreement prohibits the Additional General Partners from acting in a manner harmful to the assets or the business of the Partnership or to do any other act which would make it impossible to carry on the ordinary business of the Partnership. If an Additional General Partner acts in contravention of the terms of the Partnership Agreement, losses caused by such Additional General Partner's actions will be borne by such Additional General Partner alone and such Additional General Partner may be liable to other Partners for all damages resulting from such Additional General Partner's breach of the Partnership Agreement (Section 7.1). Additional General Partners who choose to assign their Units in the future may only do so as provided in the Partnership Agreement and liability of Additional General Partners who have assigned their Units may continue after such assignment unless a formal assumption and release of liability is effected (Section 7.3).

Liability of Limited Partners

  The Partnerships will be governed by the Act under which a Limited Partner's liability for the obligations of the Partnership will be limited to the Limited Partners' Capital Contribution, the Limited Partners' share of Partnership assets and for the return of any part of Partnership Capital Contributions for a period of one year after such return (or six years in the event such return is in violation of the Partnership Agreement), but only to the extent necessary to discharge the Partnership's liabilities to creditors who extended credit to the Partnership prior to such return. A Limited Partner will not otherwise be liable for the obligations of the Partnership unless, in addition to the exercise of the Limited Partner's rights and powers as a Limited Partner, such person takes part in the control of the business of the Partnership.

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

Allocations and Distributions

  General: Profits and losses are to be allocated and cash is to be distributed in the manner described in the section entitled "Allocation of Profits and Losses." See Articles 3 and 4 of the Partnership Agreement.

  Time of Distributions: Distributable Cash will be distributed by the Managing General Partner not less frequently than quarterly (Section 4.1). The Managing General Partner may, at its discretion, make distributions monthly. Notwithstanding any other provision of the Partnership Agreement to the contrary, no Partner will receive any distribution to the extent such distribution will create or increase a deficit in that Partner's Capital Account (as increased by certain items described in Section 3.2(b)) (Section 4.3).

  Liquidating Distributions: Liquidating distributions (after the payment of all Partnership debts and liabilities) will be made to the Partners in accordance with their respective Capital Accounts (Section 9.3).

Voting Rights

  Investor Partners owning 10% or more of the then outstanding Units entitled to vote have the right to require the Managing General Partner to call a meeting of the Partners (Section 7.7).

  Investor Partners will be entitled to vote with respect to certain Partnership matters. Each Unit is entitled to one vote on all matters; each fractional Unit is entitled to that fraction of one vote equal to the fractional interest in the Unit. Except as otherwise provided in the Partnership Agreement, at any meeting of Investor Partners, a vote of a majority of Units represented at such meeting, in person or by proxy, with respect to matters considered at the meeting at which a quorum is present will be required for approval of any such matters. A vote of a majority of the then outstanding Units entitled to vote will be required to approve any of the following matters:

(a) The approval or disapproval of the sale of all, or substantially all, of the assets of the Partnership;

(b) Removal of the Managing General Partner and election of a new Managing General Partner;

(c) Dissolution of the Partnership;

(d) An amendment to the Partnership Agreement;

(e) Cancellation of contracts for services with the Managing General Partner or Affiliates; or

(f) The appointment of a liquidator in the event the Partnership is to be dissolved and there is no Managing General Partner.

Additionally, the Partnership is not permitted to participate in a Roll-Up or Significant Transaction unless the Roll-Up or Significant Transaction has been approved by Investor Partners owning at least 80% of the Units (Sections 7.8 and 9.2). In the event that the Managing General Partner and/or its Affiliates purchase Units in a Partnership, the Managing General Partner and/or Affiliate will not be entitled to vote the Units so purchased (Sections 6.3(j) and 7.8).

  Investor Partners have the right to review the Partnership's books and records and list of Investor Partners at any reasonable time and have a copy of the list of Investor Partners mailed to the requesting Investor Partner at the latter's expense. Investor Partners have the right to submit proposals to the Managing General Partner for inclusion in the voting materials for the next meeting of Investor Partners for consideration and approval by the Investor Partners.

Retirement and Removal of the Managing General Partner

  In the event that the Managing General Partner desires to withdraw from the Partnership for whatever reason, it may do so only upon 120 days prior written notice and with the written consent of Investor Partners owning a majority of the then outstanding Units (Section 6.3(k)).

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

  In the event that Investor Partners desire to remove the Managing General Partner, they may do so at any time upon 90 days written notice, with the consent of Investor Partners owning a majority of the then outstanding Units, and upon the selection by such Investor Partners of a successor Managing General Partner within such 90-day period (Section 7.6).

Term and Dissolution

  The Partnership will continue for a maximum period ending December 31, 2047 (2048 in the case of a Partnership designated Blue Ridge Energy Fund 1998-- Limited Partnership) unless earlier dissolved upon the occurrence of any of the following:

(a) the written consent of the Investor Partners owning a majority of the then outstanding Units;

(b) the retirement, bankruptcy, adjudication of insanity or incapacity, withdrawal, removal, or death (or, in the case of a corporate Managing General Partner, the retirement, withdrawal, removal, dissolution, liquidation, or bankruptcy) of a Managing General Partner, unless a successor Managing General Partner is selected by Investor Partners owning a majority of the then outstanding Units within 90 days after such event;

(c) the sale, forfeiture, or abandonment of all, or substantially all, of the Partnership's property and the sale and/or collection of any evidences of indebtedness received in connection therewith; or

(d) the occurrence of any event causing dissolution of the Partnership under the Act (Section 9.1).

Indemnification

  The Managing General Partner has agreed to indemnify each of the Additional General Partners for obligations related to casualty losses which exceed available insurance coverage and Partnership assets (Section 7.2).

  If obligations incurred by the Partnership are the result of the negligence or misconduct of an Additional General Partner, or the contravention of the terms of the Partnership Agreement by the Additional General Partner, then the foregoing indemnification by the Managing General Partner will be unenforceable as to such Additional General Partner and such Additional General Partner will be liable to all other Partners for damages and obligations resulting therefrom (Section 7.2).

  The Managing General Partner will be entitled to reimbursement and indemnification for all expenditures made (including amounts paid in settlement of claims) or losses or judgments suffered by it in the ordinary and proper course of the Partnership's business, provided that the Managing General Partner has determined in good faith that the course of conduct which caused the loss or liability was in the reasonable best interest of the Partnership, that the Managing General Partner was acting on behalf of or performing services for the Partnership, and that the same were not the result of the negligence or wilful misconduct on the part of the Managing General Partner (Section 6.4). The Managing General Partner will have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the Managing General Partner if the Managing General Partner, in good faith, determined that such course of conduct was in the reasonable best interest of the Partnership and such course of conduct did not constitute negligence or misconduct of the Managing General Partner. The Managing General Partner will be indemnified by the Partnership to the limit of the insurance proceeds and tangible net assets of the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Partnership, provided that the same were not the result of gross negligence or wilful misconduct on the part of the Managing General Partner.

  Notwithstanding the above, the Managing General Partner will not be indemnified for liabilities arising under Federal and state securities laws unless (1) there has been a successful adjudication on the merits of each count involving securities law violations; or (2) such claims have been dismissed with prejudice on their merits by a court of competent jurisdiction; or (3) a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the position of any state securities regulatory authority in which securities of the Partnership were offered or sold as to indemnification for violations of securities laws; provided, however, the court need only

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

be advised of the positions of the securities regulatory authorities of those states (i) which are specifically set forth in the Prospectus and (ii) in which plaintiffs claim they were offered or sold Units.

  In any claim for indemnification for Federal and state securities laws violations, the party seeking indemnification must place before the court the position of the Securities and Exchange Commission and the Massachusetts Securities Division or respective state securities division, as the case may be, with respect to the issue of indemnification for securities laws violations.

  The Partnership will not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified (Section 6.4).

Reports to Partners

  The Managing General Partner will furnish to the Investor Partners certain semi-annual and annual reports which will contain financial statements (including a balance sheet and statements of income, Partners' equity and cash flows), which statements at fiscal year end will be audited by an independent accounting firm and will include a reconciliation of such statements with information provided to the Investor Partners for Federal income tax purposes. Financial statements furnished in a Partnership's semi-annual reports will not be audited. Semi-annually, all Investor Partners will also receive a summary itemization of the transactions between the Managing General Partner or any Affiliate thereof and the Partnership showing all items of compensation received by the Managing General Partner and its Affiliates. Annually beginning with the fiscal year ended December 31, 1997 with respect to Partnerships designated "Blue Ridge Energy Fund 1997--Limited Partnership," and December 31, 1998 with respect to Partnerships designated "Blue Ridge Energy Fund 1998--Limited Partnership," oil and gas reserve estimates prepared by an independent petroleum engineer will also be furnished to the Investor Partners. Annual reports will be provided to the Investor Partners within 120 days after the close of each Partnership fiscal year, and semi-annual reports will be provided within 75 days after the close of the first six months of each Partnership fiscal year. In addition, the Investor Partners will receive on a monthly basis while the Partnership is participating in the drilling and completion of wells, reports containing a description of the Partnerships' acquisition of interests in Prospects, including farm-ins and farm-outs, and the drilling, completion, and abandonment of wells thereon. All Investor Partners will receive a report containing information necessary for the preparation of their Federal income tax returns and any required state income tax returns by March 15 of each calendar year. Investor Partners will also receive in such monthly reports a summary of the status of wells drilled by the Partnership, the amount of oil or gas from each well and the drilling schedule for proposed wells, if known. The Managing General Partner may provide such other reports and financial statements as it deems necessary or desirable (Section 8.2).

Power of Attorney

  Each Investor Partner will grant to the Managing General Partner a power of attorney to execute certain documents deemed by the Managing General Partner to be necessary or convenient to the Partnership's business or required in connection with the qualification and continuance of the Partnership (Section 10.1).

Other Provisions

  Other provisions of the Partnership Agreement are summarized in this Prospectus under the headings "Terms of the Offering," "Source of Funds and Use of Proceeds," Participation in Costs and Revenues," "Management," "Fiduciary Responsibility of the Managing General Partner," and "Transferability of Units." The attention of prospective investors is directed to these sections.

                           TRANSFERABILITY OF UNITS

 .    The sale of Units by Investor Partners is limited; no market for the Units will develop.

 .    Purchasers of Units from Investor Partners must satisfy the suitability requirements of this offering and as imposed by law.

  No market for the Units will develop. An investment in the Partnerships should be considered an illiquid investment. Investors may not be able to sell their Units. In addition, as a basis of counsel's opinion that the

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Partnerships will not be treated as "publicly-traded partnerships," the Managing
General Partner has represented that the Units will not be traded on an established securities market.

  While Units of the Partnership are transferable, the ability of the transferee to become a substitute partner is limited, requiring among other things the consent of the Managing General Partner (Section 7.3). Transfers of fractional Units are prohibited, unless the Investor Partner owns less than a whole Unit, in which case the Investor Partner's entire fractional interest must be transferred. Units may be assigned only to a person otherwise qualified to become an Investor Partner, including the satisfaction of any relevant suitability requirements, as imposed by law or the Partnership. In no event may any assignment be made which, in the opinion of counsel to the Partnership, would result in the Partnership being considered to have been terminated for purposes of Code (S) 708, unless the Managing General Partner consents to such an assignment, or which, in the opinion of counsel to the Partnership, may not be effected without registration under the Securities Act of 1933, as amended, or would result in the violation of any applicable state securities laws. A substitute Additional General Partner will have the same rights and responsibilities, including unlimited liability, in the Partnership as every other Additional General Partner. Upon receipt of notice of a purported transfer or assignment of an Additional General Partner interest, the Managing General Partner, after having determined that the purported transferee satisfies the suitability standards of an Additional General Partner and other conditions established by the Partnership Agreement, will promptly notify the purported transferee of same and will include with the notice a copy of the Partnership Agreement, together with a signature page. In such notification, the Managing General Partner will advise the transferee that the transferee will have the same rights and responsibilities, including unlimited liability, as every other Additional General Partner and that the transferee will not become a Partner of record until the transferee returns the executed signature page to the Managing General Partner. A Partnership will not be required to recognize any assignment until the instrument of assignment has been delivered to the Managing General Partner. An assignee of an interest in a Partnership has certain rights of ownership, but may become a Substitute Investor Partner, and thus be entitled to all of the rights of an Additional General Partner or Limited Partner, as applicable, only upon meeting certain conditions, including (i) obtaining the consent of the Managing General Partner to such substitution, (ii) paying all costs and expenses incurred in connection with such substitution, (iii) making certain representations to the Managing General Partner and (iv) executing appropriate documents to evidence its agreement to be bound by all of the terms and provisions of the applicable Partnership Agreement.

  Conversion of Units by Additional General Partners. Upon written notice to the Managing General Partner, Additional General Partners will have the right to convert their interests into Limited Partner interests. See "Terms of the Offering--Conversion of Units by Additional General Partners." Moreover, upon completion of drilling by a Partnership, the Managing General Partner will convert all of the Additional General Partner interests of that Partnership into Limited Partner interests of that Partnership.

  Unit Repurchase Program. Beginning with the third anniversary of the date of the first cash distribution of each Partnership, Investor Partners may tender their Units to the Managing General Partner for repurchase, subject to certain conditions. See "Terms of the Offering--Unit Repurchase Program."


                              PLAN OF DISTRIBUTION

 . Sales will be made on a "minimum-maximum best efforts" basis through NASD-licensed broker-dealers.

 . The Dealer-Manager will receive an amount equal to 10% of the subscription proceeds as sales commissions and expenses.

 . Purchase of Units by the Managing General Partner and/or Affiliates may allow the offering to satisfy the minimum sales requirements and thereby allow the offering to close and a partnership to be funded.

  Units of limited and general partnership interest are being offered for sale through the Dealer-Manager, as principal distributor, and through other NASD-licensed broker-dealers with whom the Dealer-Manager may contract pursuant to the Selling Dealers Agreement on a "minimum-maximum best efforts" basis for each Partnership (the "Selling Dealers"), to a select group of investors who meet the suitability standards set forth under "Terms of the Offering--Investor Suitability." Units will not be sold to tax-exempt investors or to foreign investors. "Minimum-maximum best efforts" means (1) that the various broker-dealers which will sell the Units (a) will not be obligated

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

to sell or to purchase any amount of Units but (b) will be obligated to make a reasonable and diligent effort (that is, their "best efforts") to sell as many Units as possible and (2) that the offering will not close unless the minimum number of Units (1,000 Units aggregating $1,000,000) is sold within the offering period. The term "maximum" refers to the maximum proceeds ($2,000,000) that can be raised with respect to any Partnership.

  The Dealer-Manager, an NASD member, will receive a sales commission equal to 8% of the Investor Partners' Subscriptions and reimbursement of due diligence expenses, marketing support fees and other compensation equal to 2% of the Investor Partners' Subscriptions, for an aggregate of $1,000,000 ($100,000 if the minimum number of 1,000 Units is sold). The Dealer-Manager may reallow the 8% sales commission, in whole or in part, to NASD-licensed broker-dealers for sale of the Units. Any such commissions and other remuneration will be paid in cash solely on the amount of initial Subscriptions and only as permitted under federal and state securities laws and applicable rules and regulations. As provided in the soliciting dealers agreements between Dealer-Manager and the various Selling Dealers, the Managing General Partner, prior to the time that $1,000,000 or more of subscription funds have been received and cleared from subscribers that the Managing General Partner deems suitable to be Investor Partners in the Partnership in which Units are then being offered, may advance to the various NASD-licensed broker-dealers from the Managing General Partner's own funds the sales commissions and due diligence expenses which would otherwise be payable in connection with subscription funds received and cleared from subscribers that the Managing General Partner deems suitable to be Investor Partners prior to the close and funding of the Partnership. In the event that the minimum sale of 1,000 Units has not occurred as of such time as the particular offering terminates or the Managing General Partner determines not to organize and fund the Partnership for any reason, such broker-dealers which have been advanced commissions and due diligence expenses by the Managing General Partner with respect to the sale of Units in that Partnership are required by the soliciting-dealers agreements to return such commissions and due diligence expenses to the Managing General Partner promptly.

  No sales commissions will be paid on sales of Units to officers, directors, employees, or registered representatives of a soliciting dealer if such soliciting dealer, in its discretion, has elected to waive such sales commissions. Any Units so purchased will be held for investment and not for resale.

  The Managing General Partner, the Dealer-Manager and Selling Dealers have agreed to indemnify one another against certain civil liabilities, including liability under the Securities Act of 1933, as amended. Members of the selling group may be deemed to be "underwriters" as defined under the Securities Act of 1933, as amended, and their commissions and other payments may be deemed to be underwriting compensation.

  The Dealer-Manager may offer the Units and receive commissions in connection with the sale of Units only in those states in which it is lawfully qualified to do so.

  The Managing General Partner and its Affiliates may elect to purchase Units in the offering on the same terms and conditions as other investors, net of commissions. The purchase of Units by the Managing General Partner and/or its Affiliates may have the effect of allowing the offering to be subscribed to the minimum, thereby satisfying an express condition of the offering, and thus allow the offering to close. The Managing General Partner and/or its Affiliates will not purchase more than 10% of the Units subscribed by the Investor Partners in any Partnership. Additionally, not more than $100,000 of Units purchased by the Managing General Partner and Affiliates are permitted to be applied to satisfying the $1,000,000 minimum requirement. Any Units purchased by the Managing General Partner and/or its Affiliates will be held for investment and not for resale. Melissa Vera, the majority owner of the Dealer-Manager, is the daughter of Robert D. Burr, the President of the Managing General Partner. Ms. Vera's husband, Russell Vera, beneficially owns 2,000,000 shares (46.12%) of the Managing General Partner. See "Management--Certain Shareholders of the Managing General Partner." Accordingly, the Dealer-Manager may be deemed an affiliate of the Managing General Partner.


                               SALES LITERATURE

  In connection with the offering, the NASD-registered broker-dealers may utilize various sales literature which discusses certain aspects of the Program.

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Such sales material will not contain any material information which is not also set forth in the Prospectus. The offering of Units will be made only by means of this Prospectus.

                                LEGAL OPINIONS

  The validity of the Units offered hereby and certain Federal income tax matters discussed under "Tax Considerations" and in the tax opinion set forth in Appendix B to the Prospectus have been passed upon by Greenebaum Doll & McDonald PLLC, 3300 National City Tower, 101 South Fifth Street, Louisville, Kentucky 40202-3197, counsel to the Managing General Partner.

                                    EXPERTS

  The consolidated financial statements of Blue Ridge Group, Inc. and subsidiaries as of December 31, 1996, 1995, 1994 and in the Registration Statement have been included herein and in the Registration Statement in reliance upon the reports of Samson, Robbins & Associates PLLC, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

  A Registration Statement on Form SB-2 (Reg. No. 333-04964C) with respect to the Units offered hereby has been filed on behalf of the Partnerships with the Securities and Exchange Commission, Washington, D.C. 20549, under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission. Reference is made to such Registration Statement, including exhibits, for further information. Reference is hereby made to the copy of documents filed as exhibits to the Registration Statement for full statements of the provisions thereof, and each such statement in this Prospectus is qualified in all respects by this reference. Copies of any materials filed as a part of the Registration Statement may be obtained from the Securities and Exchange Commission by payment of the requisite fees therefor or may be examined in the offices of the Commission without charge. The Registration Statement and exhibits thereto may also be inspected, without charge, at the following regional offices: Northeast Regional Office, World Trade Center, Suite 1300, New York, New York 10048 and Midwest Regional Office, Citicorp Center, 500 W. Madison, Suite 1400, Chicago, Illinois 60661.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suite, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                               GLOSSARY OF TERMS

  The following terms used in this Prospectus shall (unless the context otherwise requires) have the following respective meanings:

  Act:  Kentucky Revised Uniform Limited Partnership Act.

  Additional General Partners: Those Investor Partners who purchase Units as Additional General Partners, and such Additional General Partners' transferees and assigns who are admitted as Substitute Investor Partners. The term "Additional General Partners" shall not include such Investor Partner who converts such Investor Partner's interest in the Partnership into a Limited Partner interest pursuant to Section 7.10.

  Administrative Costs: All customary and routine expenses incurred internally by the Managing General Partner for the conduct of program administration, including legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature which does not include costs which are directly incurred for the benefit of the Partnership. Administrative Costs shall not include third party costs associated with audits, tax preparation or independent engineering and geological reviews. Administrative Costs also shall not include overhead costs associated with the actual drilling, completing or production of oil and gas wells.

  Affiliate: An affiliate of a specified person means (a) any person directly or indirectly owning, controlling, or holding with power to vote 10 percent or more of the outstanding voting securities of such specified person; (b) any person 10 percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such specified person; (c) any person directly or indirectly controlling, controlled by, or under common control with such specified person; (d) any officer, director, trustee or partner of such specified person; and (e) if such specified person is an officer, director, trustee or partner, any person for which such person acts in any such capacity.

  BRG: Blue Ridge Group, Inc., a Nevada corporation organized in 1993.

  Capital Accounts: The accounts to be maintained for each Partner on the books and records of the Partnership pursuant to Section 3.1 of the Partnership Agreement.

  Capital Contribution: The total contributions made by a Partner to the capital of the Partnership pursuant to Article 2.

  Capital Expenditures: Those costs associated with property acquisition and the drilling and completion of oil and gas wells which are generally accepted as capital expenditures pursuant to the provisions of the Internal Revenue Code.

  Carried Interest: An equity interest in a program issued to a person without consideration, in the form of cash or tangible property, in an amount proportionately equivalent to that received from the participants.

  Code: The Internal Revenue Code of 1986, as amended.

  Cost: When used with respect to the sale of property to the Partnership, means
(a) the sum of the prices paid by the seller to an unaffiliated person for such property, including bonuses; (b) title insurance or examination costs, brokers' commissions, filing fees, recording costs, transfer taxes, if any, and like charges in connection with the acquisition of such property; (c) a pro rata portion of the seller's actual necessary and reasonable expenses for seismic and geophysical services; and (d) rentals and ad valorem taxes paid by the seller with respect to such property to the date of its transfer to the buyer, interest and points actually incurred on funds used to acquire or maintain such property, and such portion of the seller's reasonable, necessary and actual expenses for geological, engineering, drafting, accounting, legal and other like services allocated to the property cost in conformity with generally accepted accounting principles and industry standards, except for expenses in connection with the past drilling of wells which are not producers of sufficient quantities of oil or gas to make commercially reasonable their continued operations, and provided that the expenses enumerated in this subsection (d) hereof shall have been incurred not more than 36 months prior to the purchase by the Partnership; provided that such period may be extended, at the discretion of the state securities administrator, upon proper justification. When used with respect to services, "cost" means the reasonable, necessary and actual expense incurred by the seller on behalf of the Partnership in providing such services, determined in accordance with generally accepted accounting principles. As used elsewhere, "cost" means the price paid by the seller in an arm's-length transaction.

  Dealer-Manager: Ridgemont Securities, Inc.

  Depreciation: For each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for Federal income tax purposes, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the Federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the Federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing General Partner.

  Development Well: A well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

  Direct Costs: All actual and necessary costs directly incurred for the benefit of a Partnership and generally attributable to the goods and services provided to the Partnership by parties other than the Managing General Partner or its Affiliates such as audits, tax preparation, legal expenses, independent engineering reports and materials and supplies; provided, however, that Direct Costs shall not include any cost otherwise classified as Organization and Offering Costs, Administrative Costs or Operating Costs. Direct Costs may include the cost of services provided by the Managing General Partner or its Affiliates if such services are provided pursuant to written contracts and in compliance with Section 5.7(e) of the Partnership Agreement.

  Distributable Cash: Cash remaining for distribution to the Managing General Partner and the Investor Partners after the payment of all Partnership obligations, including debt service and the establishment of contingency reserves for anticipated future costs as determined by the Managing General Partner.

  Drilling and Completion Costs: All costs, excluding Operating Costs, of drilling, completing, testing, equipping and bringing a well into production or plugging and abandoning it, including all labor and other construction and installation costs incident thereto, location and surface damages, cementing, drilling mud and chemicals, drill stem tests and core analysis, engineering and well site geological expenses, electric logs, costs of plugging back, deepening, rework operations, repairing or performing remedial work of any type, costs of plugging and abandoning any well participated in by the Partnership, and reimbursements and compensation to well operators, including charges paid to the Managing General Partner as unit operator during the drilling and completion phase of a well, plus the cost of the gathering systems and of acquiring leasehold interests.

  Dry Hole: Any well abandoned without having produced oil or gas in commercial quantities.

  Escrow Agent: South Central Bank of Bowling Green, Inc., Bowling Green, Kentucky, or its successor.

  Exploratory Well: A well drilled to find commercially productive hydrocarbons in an unproved area, to find a new commercially productive horizon in a field previously found to be productive of hydrocarbons at another horizon, or to significantly extend a known prospect.

  Farm-in: An agreement whereby the purchaser of a leasehold or Working Interest agrees to be assigned an interest in certain specific acreage by the assignors, giving an interest such as an Overriding Royalty Interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

  Farm-out: An agreement whereby the owner of a leasehold or Working Interest agrees to assign an interest in certain specific acreage to the assignees, retaining an interest such as an Overriding Royalty Interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

  General Partners: The Additional General Partners and the Managing General Partner.

  Gross Asset Value: With respect to any asset, the asset's adjusted basis for Federal income tax purposes, except as follows:

   (1) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership;

   (2) The Gross Asset Value of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the Managing General Partner, as of the following times: (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Partnership of property in consideration for an interest in the Partnership; and (c) the liquidation of the Partnership within the meaning of Treas. Reg. (S) 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (a) and (b) above shall be made only if the Managing General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

   (3) The Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution; and

   (4) The Gross Asset Value of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code (S)(S) 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treas. Reg. (S) 1.704-1(b)(2)(iv)(m) and Section 3.2(g) of the Partnership Agreement; provided, however, that Gross Asset Value shall not be adjusted pursuant to Section 1.1(q)(iv) of the Partnership Agreement to the extent the Managing General Partner determines that an adjustment pursuant to Section 1.1(q)(ii) of the Partnership Agreement is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to Section 1.1(q)(iv) of the Partnership Agreement.

  If the Gross Asset Value of an asset has been determined or adjusted pursuant to Sections 1.1(q)(i), 1.1(q)(ii), or 1.1(q)(iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

  Horizon: A zone of a particular formation; that part of a formation of sufficient porosity and permeability to form a petroleum reservoir.

  IDC: Intangible drilling and development costs.

  Independent Expert: A person with no material relationship to the Managing General Partner who is qualified and who is in the business of rendering opinions regarding the value of oil and gas properties based upon the evaluation of all pertinent economic, financial, geologic and engineering information available to the Managing General Partner.

  Initial Limited Partner: Robert D. Burr or any successor to his interest.

  Investor Partner: Any investor participating in the Partnership as an Additional General Partner or a Limited Partner, but excluding the Managing General Partner and Initial Limited Partner.

  Landowners' Royalty Interest: An interest in production, or the proceeds therefrom, to be received free and clear of all costs of development, operation, or maintenance, reserved by a landowner upon the creation of an oil and gas lease.

  Lease: Full or partial interests in: (i) undeveloped oil and gas leases; (ii) oil and gas mineral rights; (iii) licenses; (iv) concessions; (v) contracts;
(vi) fee rights; or (vii) other rights authorizing the owner thereof to drill for, reduce to possession and produce oil and gas.

  Limited Partners: Those Investor Partners who purchase Units as Limited Partners, transferees or assignees who become Limited Partners, or Additional General Partners who convert their interests to limited partnership interests pursuant to the provisions of the Partnership Agreement.

  Loss: Tax loss with adjustments as provided in the Partnership Agreement.

  Management Fee: The fee to which the Managing General Partner is entitled pursuant to Section 6.6 of the Partnership Agreement.

  Managing General Partner: Blue Ridge Group, Inc. or its successors.

  Mcf: One thousand cubic feet of gas measured at the standard temperature of 60/o/ Fahrenheit and pressure of 14.65 psi.

  Net Subscriptions: An amount equal to total Subscriptions of the Investor Partners less the amount of Organization and Offering Costs of the Partnership.

  Net Well: The sum of fractional working interests owned and drilled by the Partnership.

  Non-capital Expenditures: Those expenditures associated with property acquisition and the drilling and completion of oil and gas wells that under present law are generally accepted as fully deductible currently for federal income tax purposes.

  Nonrecourse Liability: Shall have the meaning set forth in Treas Reg. (S)(S) 1.704-2(b)(3) and 1.752-1(a)(2).

  Offering Termination Date: December 31, 1997 with respect to Partnerships designated "Blue Ridge Energy Fund 1997--Limited Partnership" and December 31, 1998 with respect to Partnerships designated "Blue Ridge Energy Fund 1998-- Limited Partnership" or such earlier date as the Managing General Partner, in its sole and absolute discretion, shall select.

  Oil and Gas Interest: Any oil or gas royalty or lease, or fractional interest therein, or certificate of interest or participation or investment contract relative to such royalties, leases or fractional interests, or any other interest or right which permits the exploration of, drilling for, or production of oil and gas or other related hydrocarbons or the receipt of such production or the proceeds thereof.

  Operating Costs: Expenditures made and costs incurred in producing and marketing oil or gas from completed wells, including, in addition to labor, fuel, repairs, hauling, materials, supplies, utility charges and other costs incident to or therefrom, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations.

  Organization and Offering Costs: All costs of organizing and selling the offering including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts, expenses of qualification of the sale of the securities under federal and state law, including taxes and fees, accountants' and attorneys' fees and other front-end fees.

  Overriding Royalty Interest: An interest in the oil and gas produced pursuant to a specified oil and gas lease or leases, or the proceeds from the sale thereof, carved out of the working interest, to be received free and clear of all costs of development, operation, or maintenance.

  Participant: The purchaser of a Unit in a Program.

  Participant List: An alphabetical list of the names, addresses and business telephone numbers of the Investor Partners, along with the number of Units held by each of them.

  Partner Minimum Gain: Partner nonrecourse debt minimum gain within the meaning of Treas. Reg. (S) 1.704-2(i)(3).

  Partner Nonrecourse Debt: Shall have the meaning set forth in Treas. Reg. (S) 1.704-2(b)(4).

  Partner Nonrecourse Deductions: Shall have the meaning set forth in Treas. Reg. (S) 1.704-2(i)(2).

  Partners: The Managing General Partner, the Additional General Partners other than the Managing General Partner, and the Limited Partners. Reference to a "Partner" shall mean any one of the Partners.

  Partnership or Partnerships: One or all of the limited partnerships to be formed in the Blue Ridge Energy Fund 1996-1997 Drilling Program comprised of a series of up to ten limited partnerships to be designated as the Blue Ridge Energy Fund 1997-A Limited Partnership, the Blue Ridge Energy Fund 1997-B Limited Partnership, the Blue Ridge Energy Fund 1997-C Limited Partnership, Blue Ridge Energy Fund 1997-D Limited Partnership, Blue Ridge Energy Fund 1997-E Limited Partnership, Blue Ridge Energy Fund 1997-F Limited Partnership, Blue Ridge Energy Fund 1998-A Limited Partnership, Blue Ridge Energy Fund 1998-B Limited Partnership, Blue Ridge Energy Fund 1998-C Limited Partnership and Blue Ridge Energy Fund 1998-D Limited Partnership. The Partnerships will be governed by the Kentucky Revised Uniform Limited Partnership Act. Together the Partnerships, for purposes of this offering, are referred to as the Blue Ridge Energy Fund 1996/1997 Drilling Program or sometimes as the Program.

  Partnership Agreement: The Limited Partnership Agreement as it may be amended from time to time, the form of which is attached to the Prospectus as Appendix A.

  Partnership Minimum Gain: Partnership Minimum Gain as defined in Treas. Reg.
(S) 1.704-2(d)(1).

  Permitted Transfer: Shall mean any transfer of Units satisfying the provisions of Section 7.3 and 7.4 of the Partnership Agreement.

  Producing Properties: Properties or interests in properties producing oil and gas in commercial quantities, or containing shut-in wells capable of such production, or properties which are acquired as an incidental part of the acquisition of such properties. Producing Properties shall include associated well machinery and equipment, gathering systems, storage facilities or processing installations or other equipment and property associated with the production and field processing of oil or gas. Interests in properties may include Working Interests, production payments, Royalty Interests, Overriding Royalty Interests, Net Profits Interests and other nonoperating interests. Producing Properties may include gas gathering lines or pipelines. Interests in Producing Properties may be held indirectly through ownership of general or limited partnership interests, beneficial interests, interest in trusts, common or preferred stock, or other interests in entities, provided that the Managing General Partner determines that such means of ownership would not cause a Partnership to be subject to the provisions of the Investment Company Act of 1940. The geographical limits of a Producing Property may be enlarged or contracted on the basis of subsequently acquired geological data to define the productive limits of a reservoir, or as a result of action by a regulatory agency employing such criteria as the regulatory agency may determine.

  Profit: Taxable income with adjustments as provided in Partnership Agreement.

  Program: One or more limited partnerships formed, or to be formed, for the primary purpose of exploring oil or gas. Herein, Blue Ridge Energy Fund 1996/1997.

  Prospect: A contiguous oil and gas leasehold estate, or lesser interest therein, upon which drilling operations may be conducted. In general, a Prospect is an area in which a Partnership owns or intends to own one or more oil and gas interests, which is geographically defined on the basis of geological data by the Managing General Partner and which is reasonably anticipated by the Managing General Partner to contain at least one reservoir. An area covering lands which are believed by the Managing General Partner to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more horizons. The area, which may be different for different horizons, shall be designated by the Managing General Partner in writing prior to the conduct of program operations and shall be enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated hydrocarbon reserves and to include all acreage encompassed therein. A "prospect" with respect to a particular horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the Partnership is to a horizon containing proved reserves.

  Prospectus: The Partnership's Prospectus, including a preliminary prospectus, of which the Partnership Agreement is a part, pursuant to which the Units are being offered and sold.

  Proved Developed Oil and Gas Reserves: Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reservoirs" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

  Proved Oil and Gas Reserves: Proved oil and gas reserves are the estimated quantities of oil, gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

  (i) Reservoirs are considered proved if economic productibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and
       (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

 (ii) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

(iii) Estimates or proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as indicated additional reserves; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

  Proved Undeveloped Reserves: Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

  Reservoir: A separate structural or stratigraphic trap containing an accumulation of oil or gas.

  Roll-Up: A transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a roll-up entity. Such term does not include:

(i) a transaction involving securities of the Partnership that have been listed for at least 12 months on a national exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

(ii) a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

  (a) voting rights;

  (b) the term of existence of the Partnership;

  (c) sponsor compensation; or

  (d) the Partnership's investment objectives.

  Roll-Up Entity: A partnership, trust, corporation or other entity that would be created or survive after the successful completion of a proposed roll-up transaction.

  Royalty: A fractional undivided interest in the production of oil and gas wells, or the proceeds therefrom to be received free and clear of all costs of development, operations or maintenance. Royalties may be reserved by landowners upon the creation of an oil and gas lease ("landowner's royalty") or subsequently carved out of a working interest ("overriding royalty").

  Securities Act: Securities Act of 1933, as amended.

  Significant Transaction: Any transaction, other than a Roll-Up, which involves the acquisition, merger, conversion, or consolidation of the Partnership with or into another partnership, corporation or other entity and the issuance of securities to Investor Partners as a result of the transaction.

  Sponsor: Any person directly or indirectly instrumental in organizing, wholly or in part, a program or any person who will manage or is entitled to manage or participate in the management or control of a program. "Sponsor" includes the managing and controlling general partner(s) and any other person who actually controls or selects the person who controls 25% or more of the exploratory, developmental or producing activities of the Partnership, or any segment thereof, even if that person has not entered into a contract at the time of formation of the Partnership. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Units. Whenever the context of these guidelines so requires, the term "sponsor" shall be deemed to include its affiliates.

  Spudding Rule and Spudding Date: The date that drilling commences.

  Subscription Agreement: The agreement attached to the Prospectus as Appendix C, pursuant to which an investor subscribes to Units in the Partnership.

  Subscriptions: The Subscription Agreement(s) or the amount indicated on the Subscriptions Agreements that the Additional General Partners and the Limited Partners have agreed to pay to a Partnership.

  Substitute Investor Partner: Any Person admitted to the Partnership as an Investor Partner pursuant to Section 7.3 of the Partnership Agreement.

  Surviving Entity: The entity which survives a Significant Transaction.

  Tangible Costs: Those costs which are generally accepted as capital expenditures pursuant to the provisions of the Code.

  TMP: The tax matters partner of the Partnership for purposes of Code (S)(S) 6621 through 6233.

  Treas. Reg.: A regulation promulgated by the Treasury Department under Title 26 of the United States Code.

  Unit: An undivided interest of the Investor Partners in the aggregate interest in the capital and profits of the Partnership.

  Well Head Gas Price: The price paid by a gas purchaser for gas produced from Partnership wells excluding any tax reimbursements or transportation allowances.

  Working Interest: An interest in an oil and gas leasehold which is subject to some portion of the costs of development, operation, or maintenance.

                            BLUE RIDGE GROUP, INC.
                       CONSOLIDATED FINANCIAL STATEMENTS
                             For the Period Ended
                       December 31, 1996, 1995 and 1994
                  (With Independent Auditors' Report Thereon)
                               and June 30, 1997

                            BLUE RIDGE GROUP, INC.
                                 CONSOLIDATED
                             FINANCIAL STATEMENTS

                       DECEMBER 31, 1994, 1995, AND 1996

                  (With Independent Auditors' Report Thereon)

                               TABLE OF CONTENTS




                                                                           PAGE
                                                                           ----
INDEPENDENT AUDITORS' REPORT............................................... F-1

CONSOLIDATED BALANCE SHEETS................................................ F-2

CONSOLIDATED STATEMENTS OF INCOME.......................................... F-3

CONSOLIDATED STATEMENTS OF CHANGES
  IN STOCKHOLDERS' EQUITY.................................................. F-4

CONSOLIDATED STATEMENTS OF CASH FLOWS...................................... F-5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS......................... F-6 to F-22

Independent Auditors' Report
----------------------------


To the Board of Directors and
Stockholders of Blue Ridge Group, Inc.
Bowling Green, Kentucky

We have audited the accompanying consolidated balance sheets of Blue Ridge Group, Inc. as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for each of the two years ended December 31, 1996, 1995 and 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Blue Ridge Group, Inc. as of December 31, 1996, 1995 and 1994, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.



Samson, Robbins & Associates, P.L.L.C.
Dallas, Texas
April 21, 1997


Consolidated Balance Sheet

December 31,                                                              1996              1995
------------------------------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
Cash (Notes 7 & 10)                                                      $2,036,083        $1,413,985
Short Term Investments (Note 2)                                              86,135            88,695
Accounts Receivable:
   Managed Limited Partnerships and Joint Ventures (Notes 3 & 4)            287,335           174,817
   Real Estate Sales Contracts                                              127,754           247,780
   Trade                                                                     84,000            10,114
   Oil & Gas Sales                                                              ---             4,799
Subscriptions Receivable (Note 11)                                              ---            10,000
Inventory:
   Real Estate                                                              333,399           493,805
   Other                                                                     64,955            45,108
Advances to Related Parties (Note 5)                                         11,843           127,572
Notes Receivable Related Parties Short Term Portion (Note 5)                 92,041           192,934
Prepaid Expenses                                                             88,392            50,000
------------------------------------------------------------------------------------------------------
         Total Current Assets                                             3,211,937         2,859,609
INVESTMENTS
   Interests in Limited Partnerships & Joint Ventures (Notes 3 & 4)          95,671            40,450
   Minority Interest in Subsidiary (Notes 1 & 5)                                ---            64,792
PROPERTY AND EQUIPMENT, net (Note 6)                                      2,107,671           803,844
OTHER ASSETS
   Notes Receivable Related Parties, net of Current Portion (Note            96,735           126,463
    5)
   Excess of Investment over Assets Acquired, net (Note 5)                   98,520               ---
   Public Drilling Fund Formation and Marketing Costs (Note 1)              446,688               ---
   Deferred Charges (Note 1)                                                482,232             9,195
------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                             $6,539,454        $3,904,353
======================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts Payable and Accrued Liabilities                              $  342,445        $  319,903
   Drilling Advances (Notes 7 and 10)                                           ---           707,382
   Current Portion of Long Term Debt (Note 8)                               331,657           529,147
   Income Taxes Payable (Note 12)                                            45,560               ---
------------------------------------------------------------------------------------------------------
         Total Current Liabilities                                          719,662         1,556,432
MINORITY INTEREST SUBSIDIARIES (Notes 1 & 5)                                610,429               ---
DEFERRED INCOME TAX LIABILITY (Note 12)                                      64,615            34,565
LONG TERM DEBT (Note 8)                                                   3,118,123            53,498
------------------------------------------------------------------------------------------------------
         Total Liabilities                                                4,512,829         1,644,495
COMMITMENTS AND CONTINGENCIES (Notes 9, 10, & 13)                               ---               ---
STOCKHOLDERS' EQUITY (Notes 10 & 11)
   Preferred Stock, $0.001 par value; 3,000,000 shares authorized;
     659,033 shares and 1,132,233 issued and outstanding at December
     31, 1996, 1995 and 1994, respectively                                      659             1,132

   Common Stock, $0.001 par value; 20,000,000 shares authorized;
     4,441,131 shares and 3,586,825 issued and outstanding at December
     31, 1996, 1995 and 1994, respectively                                    4,441             3,587

Additional Paid-In Capital                                                2,347,955         2,528,044
Retained Deficit                                                           (326,430)         (272,905)
------------------------------------------------------------------------------------------------------
         Total Stockholders' Equity                                       2,026,625         2,259,858
------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $6,539,454        $3,904,353
------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these consolidated financial statements.

Consolidated Statements of Income


For the Years Ended                                 1996          1995          1994
---------------------------------------------------------------------------------------
OPERATING REVENUES (Note 1):
Turnkey Contract Sales                           $3,448,221    $3,149,600    $2,285,241
Drilling and Well Services                          573,728       696,565       276,269
Management Fees                                     238,571       269,880       308,899
Syndication Fees                                     24,585       260,876       256,695
Reimbursed Costs                                     95,873       351,482       182,500
Oil and Gas Sales                                   205,017        10,201        45,669
Real Estate Sales and Other                       1,737,890     1,144,331        16,575
---------------------------------------------------------------------------------------
    Total Operating Revenues                      6,323,885     5,882,935     3,371,848

OPERATING COSTS AND OTHER EXPENSES (Note 1):
Turnkey Contract Costs                            2,258,139     1,632,393     1,497,101
Drilling and Well Services Costs                     60,871       449,754       178,380
Lease Operating and Production Costs                 71,906         4,095        13,440
Construction Costs                                1,660,899       997,264           ---
Share of Partnerships' Losses (Note 4)               72,802       417,357       156,066
Depreciation, Depletion and Amortization            149,611       157,694        89,791
Marketing Costs                                     298,231       611,443       472,538
General and Administrative Costs                  1,419,651     1,175,262       901,897
---------------------------------------------------------------------------------------
    Total Operating Costs                         5,992,110     5,445,262     3,309,213
---------------------------------------------------------------------------------------
OPERATING INCOME                                    331,775       437,673        62,635

OTHER INCOME (EXPENSE):
Interest Expense                                   (178,162)      (93,705)      (49,298)
Minority Interest in Subsidiaries (Notes 1 and 5)   (58,270)        8,072           ---
Other, net                                          128,532        20,582         2,860
---------------------------------------------------------------------------------------
Total Other Income (Expense)                       (107,900)      (65,051)      (46,438)
---------------------------------------------------------------------------------------
INCOME BEFORE TAXES                                 223,875       372,622        16,197
Income Taxes (Note 12)                               77,098       105,154         2,100
---------------------------------------------------------------------------------------
NET INCOME                                       $  146,777    $  267,468    $   14,097
=======================================================================================

EARNINGS PER SHARE (Note 1):
Primary                                          $     0.04    $     0.07    $     0.00
---------------------------------------------------------------------------------------
Fully Diluted                                    $     0.04    $     0.07    $     0.00
---------------------------------------------------------------------------------------
Weighted Average Common Shares Outstanding        4,202,589     3,569,035     3,287,668
---------------------------------------------------------------------------------------

             The accompanying notes are an integral part of these
                      consolidated financial statements.

Consolidated Statements of Changes in Stockholders' Equity

                                 PREFERRED STOCK           COMMON  STOCK
                              ---------------------   --------------------   ADDITIONAL   RETAINED
                                NO. OF                  NO. OF                PAID-IN     EARNINGS
                                SHARES      AMOUNT      SHARES     AMOUNT     CAPITAL     (DEFICIT)     TOTAL
----------------------------------------------------------------------------------------------------------------

Balance December 31, 1993       523,700   $     524   2,500,000   $  2,500   $  523,176   $(247,382)  $  278,818
Sale of Stock:
 Common Stock                                           278,875        279      222,821                  223,100
 Preferred Stock
   Series A                     374,500         374                             324,326                  324,700
   Series B                     125,000         125                              84,875                   85,000
   Series C
     Issued                     114,833         115                             298,810                  298,925
     Subscribed                 313,667         314                             897,686                  898,000
Net Income                                                                                   14,097       14,097
Dividends Paid                                                                              (81,344)     (81,344)
----------------------------------------------------------------------------------------------------------------
Balance December 31, 1994     1,451,700   $   1,452   2,778,875   $  2,779   $2,351,694   $(314,629)  $2,041,296
Sale of Stock:
 Common Stock                                            29,594         30       69,970                   70,000
 Preferred Stock
   Series A                      56,200          56                              56,144                   56,200
   Series C
     Issued                     327,178         327                             239,625                  239,952
     Subscribed                (313,667)       (314)                           (189,000)                (189,314)
Conv. of Series C to Common    (389,178)       (389)    778,356        778         (389)        ---
Net Income                                                                                  267,468      267,468
Dividends Paid                                                                             (225,744)    (225,744)
----------------------------------------------------------------------------------------------------------------
Balance December 31, 1995     1,132,233       1,132   3,586,825      3,587    2,528,044    (272,905)   2,259,858
----------------------------------------------------------------------------------------------------------------

Prior Period Adjustment           5,000           5                             (26,713)    (35,705)     (62,413)
Conv. of Series A to Common    (428,700)       (428)    857,400        857         (429)
Conv. of Series C to Bonds      (49,500)        (50)                           (149,950)                (150,000)
Retirement of Stock                                      (3,094)        (3)      (2,997)                  (3,000)
Net Income                                                                                  146,777      146,777
Dividends Paid                                                                             (164,597)    (164,597)
----------------------------------------------------------------------------------------------------------------
Balance December 31, 1996       659,033   $     659   4,441,131   $  4,441   $2,347,955   $(326,430)  $2,026,625
----------------------------------------------------------------------------------------------------------------


             The accompanying notes are an integral part of these
                      consolidated financial statements.

Consolidated Statements of Cash Flows


Years Ended December 31,                                           1996           1995          1994
-----------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income                                                         $   146,777    $  267,468    $    14,097
Adjustments to Reconcile Net Income to Net Cash Flow
from Operating Activities:
Depreciation, Depletion and Amortization                               149,611       157,694         89,791
Increase in Income Taxes Payable                                        45,560           ---            ---
Net Loss on Investment in Partnerships                                  72,802       350,268            ---
Prior Period Adjustment                                                (62,413)          ---            ---
Net (Gain) on Sale of Assets                                           (66,633)       (1,981)        (1,260)
(Increase) Decrease in Accounts Receivable                              64,150      (210,585)      (225,575)
(Increase) in Prepaid Expenses and Deposits                            (38,392)      (38,624)       (18,526)
Increase in Accounts Payable & Accrued Liabilities                      22,542       120,232        174,938
(Increase) in Inventory                                                (19,847)          ---        119,741
Increase (Decrease) in Drilling Advances                              (707,382)      232,608        474,774
Increase in Deferred Taxes                                              30,050        34,565            ---
-----------------------------------------------------------------------------------------------------------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES                      (363,175)      911,645     (1,098,267)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in Limited Partnerships/Joint Ventures                     (130,363)      (12,419)      (534,365)
Investment in Subsidiary                                               576,701       (64,792)           ---
Investment in Real Estate                                              160,406      (538,913)           ---
(Purchase) Sale of Certificates of Deposit                              22,485       (28,695)       (60,000)
Net (Increase) Decrease in Advances/Notes Rec.-Related Parties         130,621       (78,438)      (259,324)
Purchase of Property and Equipment                                  (1,384,465)     (258,854)       (82,078)
Purchase of Short Term Investment                                      (19,925)          ---            ---
-----------------------------------------------------------------------------------------------------------
NET CASH USED IN INVESTING ACTIVITIES                                 (644,540)     (982,111)    (1,098,267)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of Debt                                                     (977,506)     (706,409)      (121,928)
New Borrowings                                                       1,589,641       912,757            ---
Sale of Convertible Bonds                                            2,255,000           ---            ---
Deferred Registration and Bond Offering Costs                         (919,725)          ---            ---
Issuance (Retirement) of Stock                                        (153,000)      365,838        931,725
Proceeds Received on Stock Subscriptions                                   ---       543,167        155,833
Dividends Paid                                                        (164,597)     (225,744)       (81,334)
-----------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                            1,629,813       889,609        884,296
-----------------------------------------------------------------------------------------------------------
NET INCREASE IN CASH                                                   622,098       819,143        414,009
-----------------------------------------------------------------------------------------------------------
CASH AT BEGINNING OF PERIOD                                          1,413,985       594,842        180,833
-----------------------------------------------------------------------------------------------------------
CASH AT END OF PERIOD                                              $ 2,036,083    $1,413,985    $   594,842
-----------------------------------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash Paid for Interest                                             $   184,135    $   93,705    $    79,986
-----------------------------------------------------------------------------------------------------------
Cash Paid for Federal Income Taxes                                 $    40,035    $   24,243    $       ---
-----------------------------------------------------------------------------------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       The accompanying notes are an integral part of these consolidated financial statements.


1.  OPERATIONS AND SUMMARY OF
    -------------------------
    SIGNIFICANT ACCOUNTING POLICIES
    -------------------------------

General
-------
     Blue Ridge Group, Inc., (the Company), a Nevada corporation, was organized in August, 1993, as the successor to Blue Ridge Drilling and Operating, Inc., a Kentucky corporation, which was organized in December, 1992. The Company has offices at 632 Adams Street, Suite 700, Bowling Green, Kentucky, 42101.

     The Company is engaged in the exploration and development of oil and gas leases primarily in Texas and Kentucky through one or more of the following activities: (i) acquisition of oil and gas leases; (ii) investment in partnerships sponsored by itself or affiliates; (iii) purchase of producing oil and gas properties; and (iv) acquisition of oil and gas companies which own properties and/or production. Wells drilled by the Company include both exploratory and development wells.

     The Company also owns and operates a drilling rig, a cementing business, and an acidizing business, and provides such services to its affiliates and investment partnerships as well as to third parties. The Company intends to continue providing such services to the oil and gas industry and will actively pursue the acquisition of other service operations which complement its ongoing philosophy of vertically integrating such services.

     The Company intends to maintain an active role in the oil and gas industry as an operator of oil and gas wells, a sponsor of oil and gas drilling programs, a participant in oil and gas programs, and as an independent producer of oil and gas.


     Blue Ridge Builders, Inc. ("Builders"), a Nevada corporation and a 66.7% majority owned subsidiary of the Company, was organized in September, 1994 and is involved in the development and construction of real estate properties in the Bowling Green, Kentucky area. The 1/3 minority interest in Builders is owned by an officer and director of the Company. To date, Builders has constructed and sold residential homes and lots. Builders intends to continue this activity as well as pursue the purchase, development and construction of residential subdivisions and commercial office parks. During 1996, Builders also remodeled the building purchased by the Company that will serve as the office complex for the Company.

     Blue Ridge Energy, Inc., ("Energy"), a Nevada corporation, and 78.6% owned subsidiary of the Company, was organized in November, 1994 as Gem Source, Incorporated, and subsequently changed its name to Blue Ridge Energy, Inc. in May, 1996. Energy also has offices at 632 Adams Street, Suite 710, Bowling Green, Kentucky, 42101, and intends to maintain an active role in the oil and gas industry as an operator of oil and gas wells, a sponsor of oil and gas drilling programs, a participant in oil and gas programs, and as an independent producer of oil and gas.

Principles of Consolidation
---------------------------
     The consolidated financial statements include the accounts of Blue Ridge Group, Inc., and its 66.7% owned subsidiary, Blue Ridge Builders, Inc., and its 78.6% owned subsidiary, Blue Ridge Energy, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates
----------------
     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Drilling Operations
-------------------
     The Company follows the percentage-of-completion method of accounting for day work and footage drilling arrangements. Under this method, all drilling revenues, direct costs and appropriate portions of indirect costs, related to the contracts in progress, are recognized as the contract drilling services are performed.

     The Company follows the completed contract method of accounting for turnkey drilling arrangements. Under this method, all drilling advances, direct costs, and appropriate portions of indirect costs related to contracts in progress are recognized as revenues and expenses in the period the contracts are substantially completed. This accounting method has been utilized by the Company based on the short term nature of the drilling contracts, i.e. 4-5 days.

Working Interests
-----------------
     Revenues from working interests the Company owns are recognized when the natural gas and oil are produced.

Managed Limited Partnerships
----------------------------------------
     The Company sponsors privately offered joint venture general and limited partnerships for which it serves as the joint venture manager. The purpose of these joint ventures is to acquire and develop oil and gas leases. The joint ventures enter into turnkey drilling contracts with the Company to drill, complete and equip, if warranted, the oil and gas leases. The Company receives direct compensation, reimbursement of costs and expenses, and revenues related to turnkey drilling contracts. Additionally, the Company earns a carried working interest to the tanks and pays only its pro rata share of well operating costs, while the joint ventures pay 100% of the costs of this carried working interest.

     The Company utilizes the equity method of accounting for its investment in these partnerships. Under this method, initial investments are recorded as an asset and the Company's share of income or loss is recorded as an increase or decrease to the investment account and appears as a single amount on the income statement.

Initial Public Offering
-----------------------
     During 1996, the Company began efforts to form a public drilling fund. Costs of syndication, registration, and qualification of the public drilling fund incurred by the Company have been deferred.

     A Form SB-2 Registration Statement was filed with the Securities and Exchange Commission, was approved and became effective September 24, 1996. The drilling fund, Blue Ridge Energy Fund 1996/1997, is a series of up to ten limited partnerships which will be formed to purchase, drill, own and operate oil and gas wells primarily in Texas, Oklahoma and Kentucky. A total of $10,000,000 of units of the partnership interest will be available for sale, however, the program has limited the maximum capitalization of an individual partnership to $2,000,000. At December 31, 1996, fifteen (15) units of Blue Ridge Energy Fund 1996/1997 had been sold.

Deferred Charges
----------------
     Legal and accounting fees, underwriting fees, printing costs, and other direct expenses associated with the issuance of the Company's Convertible Bonds during 1996 have been capitalized and are being amortized over the life of the bonds, which mature on April 1, 2004. The balance at December 31, 1996 is net of accumulated amortization of $34,895.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Property and Equipment
----------------------
     Property and equipment (other than oil and gas) are stated at cost. Depreciation is recognized on the straight line method over the estimated useful lives of the assets as follows:

                                                        Lives (years)
                                                        -------------
     Drilling Rig                                             10
     Machinery and Equipment                                  10
     Autos and Trucks                                          5
     Furniture and Fixtures                                   10
     Building                                                 40

     The Company follows the successful efforts method of accounting for oil and gas properties, using the lease as its accumulation center for capitalized costs. Under the successful efforts method of accounting, costs which relate directly to the discovery of oil and gas reserves and all development costs are capitalized.

     Exploration costs which do not result directly in the discovery of oil and gas reserves are charged to expense as incurred. The capitalized costs, consisting of lease and well equipment, lease acquisition costs and intangible development costs are depreciated, depleted and amortized on the unit-of-production method, based on estimates of recoverable proved developed oil and gas reserves of each respective lease.

     The costs of acquiring undeveloped properties are capitalized as incurred and carried until the property is capitalized as a producing oil and gas property, or is surrendered or otherwise disposed of, at which time the full amount is charged to operations. Maintenance and repairs are charged against operations as incurred. Renewals and betterments which extend the life or improve existing properties are capitalized.

     Upon disposition or retirement of property and equipment other than oil and gas properties, the cost and related accumulated depreciation are removed from the accounts and the gain or loss thereon, if any, is credited or charged to income. The Company recognizes the gain or loss on the sale of either a part of a proved oil and gas property or of an entire proved oil and gas property constituting a part of a field upon the sale or other disposition of such. The unamortized cost of the property or group of properties, a part of which was sold or otherwise disposed of, is apportioned to the interest sold and interest retained on the basis of the fair value of those interests.

     During 1996, the Company revised the useful lives utilized to depreciate the drilling rig and certain types of machinery and equipment from eight (8) years to ten (10) years. Additionally, estimated salvage values were revised to reflect 20% of original cost for the drilling rig and certain machinery and equipment.

Impairment of Long-Lived Assets
-------------------------------
     The Company follows the provisions of SFAS 121 -- "Accounting for the Impairment of Long-Lived Assets to be Disposed Of." Consequently, the Company reviews its long-lived assets to be held and used, including oil and gas properties accounted for under the successful efforts method of accounting, whenever events or circumstances indicate the carrying value of those assets may not be recoverable. An impairment loss is indicated if the sum of the expected future cash flows is less than the carrying amount of the assets. No significant impairment was determined to exist during the twelve months ended December 31, 1996.

Real Estate Operations
----------------------
     Revenues from construction contracts are recognized on the completed-contract method. This method is used because the typical contract is completed in three months or less and financial position and results of operations do not vary significantly from those which would result from use of the percentage-of-completion method. A contract is considered complete when all costs except insignificant items have been incurred and has been accepted by the customer.

     Construction costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

Inventories
-----------
     Inventories of houses under construction and developed lots are stated at cost using a specific identification method. The carrying value of homes under construction and developed lots is reduced to realizable value when such values are less than cost.

Earnings Per Share
------------------
     The Company's earnings per share is based on the weighted average number of common shares including stock options, which are considered common stock equivalents. The convertible preferred stock is considered anti-dilutive and therefore, excluded from the earnings per share calculations.

Income Taxes
------------
     Income taxes are provided based on earnings reported for financial statement purposes. The provision for income taxes differ from the amounts currently payable because of temporary differences (primarily depreciation) in the recognition of certain income and expense items for financial reporting and tax reporting purposes.

Cash Equivalents
----------------
     For purposes of reporting cash flows, cash includes cash on hand and cash on deposit.

2.   SHORT TERM INVESTMENTS
     ----------------------
     At December 31, 1996, the Company's short term investments were comprised of a certificate of deposit in the amount of $66,210 and precious metals at a cost of $19,925. The certificate of deposit which matures on November 18, 1997 and earns interest at a rate of 5.00%, has been pledged as collateral for the Company's subsidiary, Blue Ridge Builders, Inc. to obtain construction loans.

3.   AFFILIATED OIL AND GAS PARTNERSHIPS
     -----------------------------------
     The Company provides turnkey drilling services for the various oil and gas partnerships which it sponsors. Fees earned for these drilling services, including the sale of leases to the partnerships, amounted to $3,448,221 $3,149,600, and $2,285,241 during 1996, 1995 and 1994, respectively. The Company receives a management fee from the partnerships for its services in connection with the selection of the joint venture prospects and the initial operations of the joint venture in addition to syndication fees for funds raised directly by the Company. Management fees earned during the year ended December 31, 1996, 1995 and 1994 amounted to $238,571 $269,880, and $260,876 respectively, and syndication fees during the year ended December 31, 1996, 1995 and 1994 amounted to $24,585, $308,899 and $256,695, respectively.

Notes to Consolidated Financial Statements

     In connection with the sponsorship of oil and gas partnerships, the Company is reimbursed by the partnerships for certain operating and overhead costs incurred on their behalf, including filing fees, legal fees, accounting fees, printing costs and other miscellaneous expenses. These reimbursements totaled $95,873, $351,482, and $182,500 during the years ended December 31, 1996, 1995, and 1994, respectively.

4.  INVESTMENTS

     Included in the Company's investments are contributions made to the various Company sponsored oil and gas partnerships, less the applicable loss generated by these partnerships relative to the Company's percentage ownership in the amounts of $95,671 and $40,450 at December 31, 1996 and 1995, respectively. The following table reflects the net investment and allocated loss by year for each individual partnership that the Company sponsored during 1996 and 1995.

                                     Partnership   Partnership   Partnership                   December 31,
       Joint              Total       (Loss) for    (Loss) for    (Loss) for                     1996 Net
      Venture          Contribution      1994          1995          1996      Distributions    Investment
--------------------   ------------  -----------   -----------   -----------   --------------  ------------
BRE Production Fund      $ 13,410    $     ---      $     ---     $ (2,406)       $  (463)       $10,541
Bridge Meek                91,690       (5,294)       (86,396)         ---            ---            ---
Elliott Clear Creek        72,768          ---         (5,006)     (50,725)          (436)        16,601
Frio Trend                287,875     (134,376)      (153,499)         ---            ---            ---
Green River                14,850          ---        (14,850)         ---            ---            ---
Gulf Coast                 29,000      (13,159)       (15,841)         ---            ---            ---
Helen Buck                 18,500          ---            ---       (3,131)           ---         15,369
Ken-Tex                   120,100       (2,322)       (89,747)      (2,695)           ---         25,336
MIC-TLE 7                  21,105          ---        (11,486)      (2,767)          (634)         6,218
Nebo/West Broussard        10,473          ---         (5,447)      (1,080)          (218)         3,728
North Lick Creek           15,946          ---        (15,946)         ---            ---            ---
Otter Creek                 4,673          ---         (3,881)        (137)          (655)           ---
Ruth #3                     6,975          ---         (1,265)       1,005           (812)         5,903
Smackover/Woodbine I       20,688          ---            ---      (10,773)           ---          9,915
Stephens Clear Creek       17,061         (915)       (13,993)         (93)           ---          2,060
                         --------    ---------      ---------     --------        -------        -------
    Totals:              $745,114    $(156,066)     $(417,357)    $(72,802)       $(3,218)       $95,671
                         ========    =========      =========     ========        =======        =======

     At December 31, 1996 and 1995, the various joint venture partnerships owed the Company $287,335, $174,817, and $735,516, respectively, for amounts due the Company for turnkey drilling services, syndication fees and reimbursement of fees and expenses incurred on behalf of the joint venture. Additionally, the partnerships had advanced certain amounts at year end 1996 and 1995 as prepayment of drilling fees for services to be performed by the Company during 1996 and 1995. See Note 7 for additional information relative to these advances.

5.  RELATED PARTY TRANSACTIONS

Notes Receivable From Related Parties

     On October 24, 1994, the Company loaned $200,000 to the President of the Company. The note bears interest at the rate of 5.48% per annum on the unpaid balance and is to be repaid quarterly over five

Notes to Consolidated Financial Statements

years. As of year end 1996 the note is current. The unpaid balance at December 31, 1996 is $136,098, and additional short-term advances recorded in 1995 and due in 1996 totaling $26,510 were cleared in 1996.

     On May 10, 1995, the Company loaned $98,654 to an officer of the Company as interim financing for the purchase of a home. The note bears interest at the rate of 8.00% per annum, payable quarterly. All interest payments due and the principal balance were paid in full during 1996.

     On October 3, 1995, the Company loaned $30,000 to the Chief Financial Officer of the Company as interim financing for his relocation costs. During 1996 the Company extended the term of this note. The note bears interest at 8.00% per annum and is to be repaid in full on October 31, 1997. All interest due was paid in 1996 and the balance of the note at December 31, 1996 is $29,778.

     On December 31, 1994, the Company loaned $86,000 to Blue Ridge Builders, Inc. ("Builders"). The note bore interest at the rate of 12.0% per annum on the unpaid balance and was due and payable on December 31, 1995. During 1995 the Company exercised an option to acquire 2/3 of the stock of Builders effective January 1, 1995. In order to exercise this option, the Company converted the $86,000 note into the equity of Builders. Additionally, the Company contributed lots, at a cost of $178,000 and cash of $27,500 to Builder's equity. Builders has repaid $26,707 to yield a total investment in Builders of $264,793.

Advances to Related Parties

     During 1996 and 1995, the Company advanced funds to two related parties for working capital requirements and as advance payment for certain services to be provided.

     A total of $88,833 was outstanding at year end 1995 for advance payments made to Fortune Exploration of Kentucky, Inc. (Fortune) to be applied against future purchases of leases for the benefit of joint venture activities. Fortune is 100% owned by the trustee for The Argyle Trust, a principle shareholder of the Company. Fortune is a contract operator of oil and gas properties in Texas. The Company contracts through Fortune to have oil and gas properties drilled, completed and produced for itself and the joint venture partnerships which it manages. During 1996, Fortune performed significant duties as operator for various projects owned by the Company. Accordingly, a total of $71,340 was outstanding at year end 1996 and included with Accrued Liabilities on the accompanying financial statements.

     Ridgemont Securities, Inc. (Ridgemont), a registered Broker/Dealer, is based in Bowling Green and has been primarily responsible for the distribution of the Company's joint venture offerings. Ridgemont also offers other public oil and gas programs for sale. As of January 1, 1995, the Company agreed to reimburse Ridgemont for its pro rata share of actual expenditures incurred on behalf of the Company.

     During 1996, the Company advanced $126,000 to Blue Ridge Energy, Inc. for the purchase of a working interest in a well in Louisiana. The advance was repaid during 1997.

     During December, 1996, the Company entered into an agreement with two individuals to form a new corporation to conduct directional drilling services. The Nevada corporation called Blue Ridge Directional Services, Inc. (Directional), will be capitalized and 100% initially owned by the Company. The agreement requires the Company to fund $500,000 to Directional

Notes to Consolidated Financial Statements

as a loan, to be repaid with proceeds from the sale of preferred stock during 1997. The Company anticipates that the sale of the preferred stock will take approximately six months from the initial offer date. Directional will enter into employment contracts with the two individuals responsible for the management of daily operations and will set aside 49% of its common stock shares to be earned by these individuals over a five year period. At December 31, 1996, the Company has advanced approximately $77,200 to Directional for deposits on equipment purchases, office costs and related overhead items. These amounts have been included in the consolidated financial statements of the Company at December 31, 1996.

     The Company had miscellaneous advances of $5,264, $38,739, and $3,500 outstanding to certain employees at December 31, 1996, 1995 and 1994, respectively. The balance at December 31, 1996 is scheduled to be repaid by the employees during 1997.

Stock Transactions

     During March, 1996, the Company gained control of a Nevada corporation under the name of Gem Source, Incorporated (Gem Source) when it acquired 1,000,000 shares of restricted stock at $0.10 a share, or $100,000.

     In May 1996, the 2,633,000 outstanding common shares at that time were the subject of a 5 to 1 reverse split and the name was changed from Gem Source, Incorporated, to Blue Ridge Energy, Inc. In June 1996, the Company acquired another 1,000,000 of restricted common stock from the company treasury for $0.05 a share, or $50,000.

     At present, there are 1,526,600 shares of common stock issued and outstanding. A total of 1,200,000 shares, or 78.6%, is held by the Company and the remainder of 326,600 shares is held by 40 shareholders, almost all original stockholders of Gem Source.

     At the time the Company acquired control of Gem Source for $100,000, the net assets acquired amounted to approximately $1,480. This resulted in an excess of $98,520 of investment over assets acquired and is reflected as such in the accompanying consolidated financial statements. During 1996, Blue Ridge Energy, Inc. had total revenues of approximately $1,911,000, net income of approximately $172,000, and total stockholders' equity of approximately $800,000.

6.  PROPERTY AND EQUIPMENT

     Property and equipment, stated at cost, consisted of the following at December 31, 1996 and 1995:

                                             1996         1995
                                          -----------  -----------
     Drilling Rig                         $  539,035   $  539,035
     Oil and Gas Properties                  354,589       33,853
     Acidizing Equipment and Machinery       105,060      106,060
     Cement Equipment and Machinery          114,477       94,519
     Autos and Trucks                         71,771      103,637
     Other Equipment and Machinery            28,372       26,343
     Office Building and Land                952,808          ---
     Leasehold Improvements                   23,991       23,535
     Data Processing Equipment                54,327       43,108
     Furniture and Fixtures                  232,209      130,777
                                          ----------   ----------
                                           2,476,639    1,100,867
     Less Accumulated Depreciation,
       Depletion and Amortization           (368,968)    (297,023)
                                          ----------   ----------
                                          $2,107,671   $  803,844
                                          ==========   ==========

Depreciation and depletion expense relative to fixed assets was $114,716, $157,694 and $89,781 during 1996, 1995 and 1994, respectively.

--------------------------------------------------------------------------------
     During 1996, the Company acquired approximately $154,810 in non-producing leasehold interests from Target Leasing, Ltd. I in exchange for preferred stock issued by Blue Ridge Energy, Inc. The Company evaluated the non-producing leasehold transferred from Target Leasing, Ltd. I when initially acquired. The value assigned the acreage was based upon management's intention to utilize these properties for future drilling efforts. These leases have an average term of two to three years and will be evaluated annually to determine the appropriate carrying value.

     During 1996 the Company purchased and renovated a building located on approximately 2.5 acres in Bowling Green, Kentucky, for the purpose of utilizing the building for the Company corporate headquarters and to lease office and warehouse space to third parties. The total cost to acquire and renovate this property was approximately $953,000 at December 31, 1996. Blue Ridge Builders, Inc., a subsidiary of the Company, contracted with the Company to complete the required renovations. Profits attributable to these activities have been eliminated from the consolidated financial statements, and the resulting impact on the cost of the building has also been eliminated in consolidation.

7.  DRILLING ADVANCES

     During 1995 and 1994, the Company was advanced funds by several joint venture partnerships to prepay drilling costs, and management fees associated with various wells to be drilled in 1996 and 1995. The Company recorded such amounts of $707,382 and $474,774 as of December 31, 1995 and 1994, as current liabilities and recorded the appropriate fees earned as the work was completed during 1996 and 1995. Advances are held by the Company in a segregated bank account and are available to the Company as drilling progresses on related joint venture programs.

Notes to Consolidated Financial Statements

8.  NOTES PAYABLE
    -------------

Notes payable consisted of the following at year end 1996, 1995 and 1994:            1996             1995
                                                                                  ----------       ----------
     Note payable entered into during November, 1992, in the original amount of $383,477 to Concord Commercial Corporation;  monthly payments of $10,000 (including interest at 9% on the unpaid balance); collateralized by the Company's drilling rig; matured
      August, 1996.                                                               $      ---       $  93,245

     Note payable entered into during November, 1992, in the original amount of  $125,000 plus interest of $62,500 to an individual;
      originally scheduled monthly payments of $7,812 (including interest); on November 29, 1995 the individual agreed to schedule monthly payments for the remaining balance at $1,000 (including
      interest at 6% on the unpaid balance) for 60 months.                            41,002          51,725

     Note payable entered into during June, 1996 in the original amount of
      $920,000 to TransFinancial Bank; monthly payments of $8,600
      (including interest at 9.5% on the unpaid balance); collateralized by the Company's corporate headquarters, land and building; matures
      June, 2012.                                                                    808,079             ---

     Bonds payable issued in April, 1996 in the aggregate principal amount of $2,255,000 to various investors; monthly payments of interest only at 12% on the unpaid balance; convertible into shares of the
      Company's common stock; matures April 1, 2004.                               2,255,000             ---

     Various interim construction loans with varying interest rates ranging from 8.00% to 9.00% at two banks in Bowling Green, Kentucky as short term financing for new home construction.  These notes are collateralized by the applicable homes under construction and are
      repaid upon sale of the homes.                                                 268,656         379,301

     Notes payable entered into during 1996 to reimburse various investors: $27,450 to be repaid during 1997 with balance of $3,000
      to be repaid 1998.                                                              30,450             ---

     Various installment obligations for the purchase of autos and trucks.            46,593          58,374
                                                                                  ----------       ---------
                                                                                   3,449,780         582,645
            Less current maturities                                                 (331,657)       (529,147)
                                                                                  ----------       ---------
                                                                                  $3,118,123       $  53,498
                                                                                  ==========       =========

Scheduled maturities of notes and bonds payable for the five years subsequent to December 31, 1996 are as follows:

                   1997                        $  331,657
                   1998                            43,882
                   1999                            44,576
                   2000                            37,325
                   2001                            26,850
                   Thereafter                   2,965,490
                                               ----------
                                               $3,449,780
                                               ==========

     During 1996, the Company initiated and completed a private offering of convertible bonds to further finance expansion of its operations. The offering, which raised $2,255,000, was comprised of individual eight year $10,000 convertible bonds dated April 1, 1996. These bonds, which mature April 1, 2004, bear interest at the rate of 12% per year payable monthly beginning May 1, 1996.

     The bondholders whose subscriptions were accepted by the Company prior to April 15, 1996 are eligible to convert each $10,000 bond into 2,500 shares of Blue Ridge Common Stock. The bondholders whose subscriptions were accepted by the Company after April 15, 1996 and prior to May 15, 1996 are eligible to convert each $10,000 bond into 2,000 shares of Blue Ridge Common Stock. The bondholders whose subscriptions were accepted by the Company after May 15, 1996 are eligible to convert each $10,000 bond into 1,600 shares of Blue Ridge Common Stock. At maturity on April 1, 2004, the bondholder may (a) redeem the bond at face value, or (b) convert the bond into shares of Blue Ridge Common Stock per each bondholder's conversion eligibility status.

     The bonds may be redeemed by the Company at face value at anytime after issuance for cash ($10,000) or, at the option of the bondholder, for Blue Ridge Common Stock based upon the bondholder's conversion eligibility status.

     Additionally, during 1996, the Company negotiated a long term note payable to finance the acquisition and construction of an office complex in Bowling Green, Kentucky. The Company bought and renovated a warehouse to house its offices, the offices of related entities and to lease a significant portion to a third party. The amount drawn under this note at December 31, 1996, totaled $810,000 reduced for one scheduled payment in December. This note bears interest at a rate fixed at 9.5% for the first 36 months with a one year adjustable rate equal to the highest New York prime rate plus 1.0% for the remaining term of the loan. The term of the note is for 20 years. Interest only was initially due under the payment terms of this note with the first principal payment due in December, 1996.

     Subsequent to year end, the Company has drawn approximately $110,000 additional funds under this note to complete the renovation of the building.

9.   LEASE COMMITMENTS
     -----------------

     In December 1995, the Company leased an auto for 24 months. The following is a schedule of the Company's remaining future rental requirements under these leases:

     1997            $12,612
     1998                ---
     1999                ---
                     -------
                     $12,612
                     =======

10.  COMMITMENTS AND CONTINGENCIES
     -----------------------------

Commitments
-----------

     During 1995 and 1994, the Company had contracted to purchase and drill several wells in Texas and Kentucky on the behalf of the joint venture partnerships for which $707,382 and $474,774, respectively, had been advanced. All of these leaseholds were purchased and drilled during 1995 and 1996. These commitments have now been satisfied in full by the Company.

     The Company had guaranteed construction loans of up to $500,000 for its subsidiary, Blue Ridge Builders, Inc. The Company was released from these guarantees during 1996.

Notes to Consolidated Financial Statements


     The Company has agreed to automatically convert all shares of preferred stock outstanding effective as of the first day the Company's common stock is publicly traded on any exchange or over-the counter, or three years from the date of issuance, whichever comes first.

     The Company has agreed to maintain in force one or more policies of life insurance on the lives of the President of the Company and a related party sufficient to purchase each outstanding share of preferred stock at its conversion price.

     The Company has agreed to advance up to $500,000 to a newly formed subsidiary, Blue Ridge Directional Services, Inc. At December 31, 1996, a total of approximately $77,200 was advanced relative to this commitment (See Notes 5 and 13).

Contingencies
-------------

     The Company's drilling and oil and gas exploration and production operations are subject to inherent risks, including blowouts, fire and explosions which could result in personal injury or death, suspended drilling operations, damage to or destruction of equipment, damage to producing formations and pollution or other environmental hazards. As a protection against these hazards, the Company maintains general liability insurance coverage of approximately $10 million limited to $1 million per occurrence. The Company also maintains $1 million pollution liability insurance coverage. The Company believes it is adequately insured for public liability and property damage to others with respect to its operations. However, such insurance may not be sufficient to protect the Company against liability for all consequences of well disasters, extensive fire damage, or damage to the environment. The Company has never been fined or incurred liability for pollution or other environmental damage in connection with its operations.

     As of December 31, 1996, the Company had no significant customers or suppliers which could, individually, have a significant adverse effect on the Company's operations.

     The Company conducts its banking relations with two local financial institutions and does not anticipate any significant problems with future credit extensions. A significant amount of the Company's operating funds are maintained in one local bank insured by the FDIC.

11.  STOCKHOLDERS' EQUITY
     --------------------

     The Company is authorized to issue two classes of stock that are designated, respectively, common and preferred stock. The total number of shares of stock which the company initially had the authority to issue was 21,000,000 shares; 20,000,000 shares being designated as common stock, and 1,000,000 being designated as preferred stock. As of December 31, 1996, 1995 and 1994 the Company was authorized to issue 23,000,000 shares of stock -20,000,000 being designated as common stock and 3,000,000 shares designated as preferred stock.

Common Stock
------------

     The Company is the successor to Blue Ridge Drilling and Operating, Inc., a Kentucky corporation organized in December, 1992. When the Company merged with this entity in September, 1993, 2,500,000 shares of common stock of the Company were issued to the previous shareholders in exchange for the outstanding stock of the predecessor company at a value of $2,500.

     In addition, shareholders of Series A Preferred Stock who exercised warrants obtained when they purchased the Series A Preferred Stock purchased 278,875 shares of common stock at the rate of $0.80 per share during 1994. Total proceeds collected were

Notes to Consolidated Financial Statements

$223,100.

     During 1995, the Company issued 29,594 shares of Common Stock for cash and services rendered. Total proceeds collected were $70,000. On December 1, 1995, shareholders of the Company's Series C Preferred Stock elected to convert to Common Stock at a 1 for 2 rate and 778,356 shares of Common Stock were issued. During 1996, shareholders of the Company's Series A Preferred Stock elected to convert to Common Stock at the rate of 1 for 2, and 857,400 shares of common stock were issued. 3,333 shares of Series C Preferred Stock remain outstanding and will be converted to Common Stock on December 15, 1997 at a 1 for 1 rate.

     Other shares of common stock are the subject of stock options previously issued by the Company. 1,500,000 shares of common stock are subject to stock options held by management of the Company. This option expires on July 1, 1998 at the option price of $0.25 per share. At December 31, 1996, 1995 and 1994, none of these options had been exercised.

     At December 31, 1996, 1995 and 1994, there were 4,441,131, 3,586,825, and
2,778,875 respectively, shares of common stock issued and outstanding.

Series A Preferred Stock
------------------------

     In September, 1993, the Company authorized 500,000 shares of preferred stock as Series A Preferred Stock (Series A Stock). Subsequently, in November 1994, the Company increased this authorization to 1,200,000 shares of Series A Stock. This stock, which has a par value of $0.001 per share, was sold at a price of $1.00 per share together with warrants each to purchase one (1) share of Common Stock for $0.80 per share. These warrants expired on October 30, 1994 if not exercised as previously discussed. Series A Stock bears a 12% per annum dividend payable monthly and is convertible at the rate of one (1) share of Series A Stock for two (2) shares of Common Stock at the option of the shareholder. However, each share of Series A Stock shall automatically be converted into two (2) shares of Common Stock effective as of the first day the Company's Common Stock is publicly traded on any exchange or over-the-counter, or three years from date of issuance, whichever comes first. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series A Stock shall be entitled to receive, prior and in preference to any distribution of any assets of surplus funds of the Company to the holders of Common Stock, the amount of $1.00 per share plus all unpaid dividends on such share of each share of Series A Stock then held by the shareholder. The holder of each share of Series A Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of Common Stock.

     During 1996, many of the Series A Stock shareholders elected to convert to Common Stock at a rate of 1 for 2, and accordingly 428,700 shares of Series A Stock were retired resulting in 530,700 shares of Series A Stock remaining.

     At December 31, 1996, 1995 and 1994, there were 530,700, 954,400, and
828,200 respectively, shares of Series A Stock issued and outstanding.

Series B Preferred Stock
------------------------

Notes to Consolidated Financial Statements

     In August, 1994, the Company authorized 150,000 shares of preferred stock as Series B Preferred Stock (Series B Stock). This stock which has a par value of $0.001 per share was sold at a price of $0.80 per share. Series B Stock bears a 12% per annum dividend payable monthly and is convertible at the rate of one
(1) share of Series B Stock for one (1) share of Common Stock at the option of the shareholder. However, each share of Series B Stock shall automatically be converted into one (1) share of Common Stock effective as of the first day that the Company's Common Stock is publicly traded, or three years from date of issuance, whichever occurs first. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series B Stock shall be entitled to receive, prior and in preference to any distribution of any assets or surplus funds of the Company to the holders of the Common Stock, but subordinate to the liquidation preference of the Series A Preferred Stock, the amount of $1.00 per share plus all unpaid dividends on each share for each share of Series B Stock held by them. The holder of each share of Series B Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series B Stock could be converted and shall have voting rights and powers equal to those of the Common Stock.

     At December 31, 1996, 1995 and 1994, there were 125,000 shares of Series B Stock issued and outstanding.

Series C Preferred Stock
------------------------

     In November, 1994, the Company authorized 1,000,000 shares of preferred stock as Series C Preferred Stock (Series C Stock). This stock, which has a par value of $0.001 per share, was sold at $3.00 per share. The Series C Stock bears a 12% per annum dividend payable monthly and is convertible at the option of the shareholder, at the rate of one (1) share of Series C Stock for two (2) shares of Common Stock until December 1995; thereafter, convertible into one (1) fully paid share of Common Stock. However, each share of the Series C Stock shall be converted automatically into one (1) share of Common Stock effective as of the first day the Company's Common Stock is publicly traded, or December 15, 1996, whichever occurs first. During 1996, the Company allowed the one remaining shareholder of the Series C stock to elect to convert to Common stock on December 15, 1997, corresponding to the two year period allowed to convert from the date the stock was purchased. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series C Stock shall be entitled to receive, prior and in preference to any distribution of any assets or surplus funds to the holders of the Common Stock, but subordinate to the liquidation preference of the Series A and Series B Preferred Stock, the amount of $3.00 per share plus all unpaid dividends on such share for each share of Series C Stock held by them. The holder of each share of Series C Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series C Stock would be converted and shall have voting rights and powers equal to those of the Common Stock.

     The Company allowed individuals to pay for their subscribed amounts of Series C Stock in three installments. A total of 428,500 shares were subscribed to at December 31, 1994, resulting in total proceeds to be received of $1,285,500. However, discounts of $66,500 were given to certain investors resulting in net cash receipts of $1,219,000. $476,833 had been collected at December 31, 1994, of which $321,000 (including discounts) represented fully paid subscriptions. Accordingly, 114,833 shares of Series C Stock were issued and outstanding at December 31, 1994, with the remaining 313,667 shares to be issued during 1995 as shareholders paid the balance remaining on their subscription. The amount of subscribed but unpaid shares of Series C Stock resulted in a receivable of $742,167 at December 31, 1994. As of December 31, 1995, the Company had collected $543,167 and had forgiven $189,000 of these receivables resulting in a remaining balance of $10,000. This balance was collected during the first quarter of 1996.

     On December 1, 1995, many of the Series C Stock shareholders elected to convert to Common Stock at a rate of 1 for 2, and accordingly 389,178 shares of the Series C Stock were retired resulting in 52,833 shares of Series C Stock remaining. During 1996, 49,500 shares of the remaining Series C Stock were converted to Blue Ridge Group convertible bonds. At December 31, 1996, 3,333 shares of Series C Stock were outstanding and will be converted to common stock on December 15, 1997, at a rate of 1 for 1.

     See summary on page 24 for a schedule of the various classes of stock.

12.  INCOME TAXES
     ------------

     Effective January 1, 1994, the Company adopted the provisions of SFAS 109, which requires the use of the liability method under which deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The tax effects of significant temporary differences representing the net deferred tax liability at December 31, 1996 and 1995 were as follows:

                                             1996                 1995
                                           ---------            ---------
Tax Depreciation in Excess of Book         $(52,500)            $(49,500)

Intangible Drilling Costs                   (34,000)                 ---

Other                                        21,885               14,935
                                           ---------            ---------
Net Deferred Tax (Liability)               $(64,615)            $(34,565)
                                           =========            =========

Income Tax Expense consists of the following components:

                                             1996                 1995
                                          ----------            ---------
Currently Payable
     Federal Income Tax                  $   27,000             $ 41,936
     State Income Tax                        18,560                4,410
                                         ----------             --------
                                             45,560               46,346
Prior Year Taxes Paid                         1,488               24,243
Deferred Provision                           30,050               34,565
                                         ----------             --------
     Total Tax Expense                   $   77,098             $105,154
                                         ==========             ========

     During 1995, the Company concluded audits by the Internal Revenue Service for tax years 1992 and 1993. These audits resulted in additional tax of $24,243 and penalties and interest of $19,776 which have been reflected as expenses in the 1995 consolidated financial statements.

13.  SUBSEQUENT EVENTS
     -----------------
     In January of 1997, the Company purchased the assets of Relliford Cementing, Inc., for $100,000.

Notes to Consolidated Financial Statements

These assets consisted of assorted trucks and cementing equipment. Additionally, the Company purchased a piece of property near Columbia, Kentucky for $15,000 in order to construct a yard and shop facility for its well service operations. In February of 1997, the Company contracted with Blue Ridge Builders, Inc. to construct the aforementioned facility for approximately $135,000. The Company entered into a loan agreement with Beaver Dam Deposit Bank in the amount of $108,000 to finance the construction of this facility.

     During the first quarter of 1997, the Company advanced approximately $400,000 to Blue Ridge Directional Services, Inc. (Directional) in order to fund equipment purchases, start-up costs and working capital requirements. Directional is now in full operation and had sales of approximately $200,000 during the month of April.

     In March of 1997, the Company purchased a rotary drilling rig from Mustang Exploration, Inc., for approximately $250,000. The Company will base this rig out of Victoria, Texas, and has committed an additional $100,000 to refurbish the rig. In order to accomplish these actions, the Company has entered into a loan agreement secured by the drilling rig in the amount of $350,000 with Target Leasing, Ltd. II, a joint venture of a related party. It is anticipated that this rig will be in full operation by the end of May, 1997.

     In March of 1997, the Company also purchased an air-powered drilling rig from William Jewell for approximately $115,000. The Company will base this rig out of Columbia, Kentucky, and has committed an additional $60,000 to refurbish the rig. In order to accomplish these actions, the Company has entered into a loan agreement secured by the drilling rig in the amount of $175,000, with Target Leasing, Ltd. II, a joint venture of a related party. It is anticipated that this rig will be in full operation by the end of May, 1997.

     Also in March of 1997, the Company entered into an agreement with Posten and Posten Drilling Corporation and High Frontier, Inc. to acquire a 50% working interest and operate approximately 130 wells to be drilled in Clay, Owsley and Perry Counties, Kentucky. It is anticipated that the Company will pay for the acquisition of these working interests through the exchange of its drilling and well services at standard industry rates to be negotiated. It is also anticipated that the Company will sell these interest to the Company's public drilling fund. The Company has also entered into a contract with North American Energy Corporation for the sale of all gas produced from these wells.

14.  CAPITAL STRUCTURE

A summary of the Common and Preferred Stock account of the Company at December 31, 1996 is as follows:

                                        Shares      Par Value      Excess                         Net
                          Shares       Issued/      ($0.001/      Paid-in      Commissions      Paid-In
                        Authorized    Subscribed     share)       Capital         Paid          Capital
--------------------------------------------------------------------------------------------------------
Common                  20,000,000     4,441,131     $ 4,441     $1,404,287     $(37,075)     $1,367,212

Series A Preferred       1,200,000       530,700         531        953,017      (49,800)        903,217

Series B Preferred         150,000       125,000         125         99,875      (15,000)         84,875

Series C Preferred       1,000,000         3,333           3          8,496      (15,845)         (7,349)


SUMMARY:

COMMON                  20,000,000     4,441,131     $ 4,441     $1,404,207     $(37,075)     $1,367,212
--------------------------------------------------------------------------------------------------------
PREFERRED                2,350,000       659,033     $   659     $1,061,388     $(80,645)     $  980,743
--------------------------------------------------------------------------------------------------------

15.  SEGMENT INFORMATION

     A.  Year Ended December 31, 1996

                                                                           Real Estate
                                            Sponsor of      Oil Field      Development      Adjustments &
                                          Joint Ventures    Services      & Construction    Eliminations    Consolidated
                                          --------------    ---------     --------------    --------------  ------------
Sales to Unaffiliated Customers             $3,994,824      $573,728        $1,755,333        $       0      $ 6,323,885

Inter-segment Sales                            759,905        12,863            34,155         (806,923)               0
                                            ----------      --------        ----------        ---------      -----------
     Total Revenue                          $4,754,729      $586,591         1,789,488         (806,923)     $ 6,323,885
                                            ==========      ========        ==========        =========      ===========

Operating Profit                            $1,233,821      $134,455        $   42,623        $ (47,018)     $ 1,363,881
                                            ==========      ========        ==========        =========      ===========
General Corporate Expenses                                                                                    (1,032,106)

Interest Expense                                                                                                (178,162)

Interest & Miscellaneous Income                                                                                  128,532

Minority Interest in Subsidiary                                                                                  (58,270)
                                                                                                             -----------
     Income from Continuing Operations
         Before Income Taxes                                                                                 $   223,875
                                                                                                             ===========

Identifiable Assets at
     December 31, 1996                      $1,824,494      $685,157        $  537,076        $       0      $ 3,046,727
                                            ==========      ========        ==========        =========

     Corporate Assets                                                                                          3,394,207

Excess of Investment over Assets Acquired                                                                         98,520
                                                                                                             -----------
     Total Assets at December 31, 1996                                                                       $ 6,539,454
                                                                                                             ===========



Notes to Consolidated Financial Statements

16.  SUPPLEMENTAL INFORMATION ABOUT OIL AND GAS PRODUCING PROPERTIES (UNAUDITED)
     ---------------------------------------------------------------------------
Costs incurred in oil and gas acquisition, exploration and development activities:

                                             Year Ended
                                          December 31, 1996
                                          -----------------
Acquisition of proved properties               $ 22,484
Acquisition of unproved properties              172,252
Development Costs                               126,000
                                               --------
                                               $320,736
                                               ========

Reserve Quantities
------------------

The following tables present estimates of the Company's proved oil and gas reserves. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are expected to change as future information becomes available. The estimates are primarily based on the report of an independent petroleum engineer.

                                  Oil (BBLS)  Gas (MCF)
                                  ----------  ---------
Reserves -- January 1, 1996             ---        ---
Purchases of minerals in place       12,601         42
Extensions                              ---     40,000
Production                          (11,299)       (34)
                                    -------     ------
Reserves -- December 31, 1996         1,302     40,008
                                    =======     ======
Proved Developed Reserves
     January 1, 1996                    ---        ---
     December 31, 1996                1,302     40,008
                                    =======     ======

Standardized Measure of Discounted Future Net Cash Flows
--------------------------------------------------------
The following table presents the standardized measure of discounted future net cash flows relating to proved oil and gas reserves in accordance with SFAS 69:

                                                                              As of
                                                                        December 31, 1996
                                                                        -----------------
Future cash inflows                                                         $ 148,898
Future production costs                                                       (19,875)
Future income taxes                                                           (12,864)
                                                                            ---------
Future net cash flows                                                         116,159
10% annual discount for estimated timing of cash flows                        (37,393)
                                                                            ---------
Standardized measure of discounted future net cash flows                    $  78,766
                                                                            =========

Changes in Standardized Measure of Discounted Future Net Cash Flows:
                                                                            Year Ended
                                                                        December 31, 1996
                                                                        -----------------
Standardized measure of discounted future net cash flows (beginning)        $     ---
Sales of oil and gas, net of production costs                                (136,475)
Net changes in price and production costs                                         ---
Change in future income taxes                                                     ---
Accretion of discount                                                             ---
Purchases and extensions of reserves in place                                 215,241
                                                                            ---------
Standardized measure of discounted future net cash flows (ending)           $  78,766
                                                                            =========

                            BLUE RIDGE GROUP, INC.
                            CONDENSED CONSOLIDATED
                             FINANCIAL STATEMENTS

                                FOR THE QUARTER
                              ENDED JUNE 30, 1997

                               TABLE OF CONTENTS

                                                                       PAGE
                                                                   ------------

CONSOLIDATED BALANCE SHEETS.....................................   F-25 to F-26

CONSOLIDATED STATEMENTS OF INCOME...............................       F-27

CONSOLIDATED STATEMENTS OF CHANGES
  IN STOCKHOLDERS' EQUITY.......................................       F-28

CONSOLIDATED STATEMENTS OF CASH FLOWS...........................       F-29

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS......................   F-30 to F-35

                            BLUE RIDGE GROUP, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                       June 30,   December 31,
                                                         1997         1996
                                                      ----------  ------------
ASSETS
------
CURRENT ASSETS
Cash                                                  $  542,936    $2,036,083
Short-term Investments                                    86,135        86,135
Accounts Receivable:
  Managed Limited Partnerships and
     Joint Ventures                                      366,628       287,335
  Real Estate Sales Contracts                            206,277       127,754
  Trade and Other                                        890,186        84,000
Inventory:
  Real Estate                                            152,659       333,399
  Other                                                   73,951        64,955
Advances to Related Parties                              407,296        11,843
Notes Receivable Related Parties
     Short Term Portion                                   72,418        92,041
Prepaid Expenses                                         100,015        88,392
                                                      ----------    ----------
     Total Current Assets                              2,898,501     3,211,937

INVESTMENTS
Interests in Limited Partnerships and
     Joint Ventures                                      130,078        95,671

PROPERTY AND EQUIPMENT
     Net (Note 2)                                      4,222,049     2,107,671
OTHER ASSETS
Note Receivable Related Party, Net of
     Current Portion                                      75,080        96,735
Excess of Investment over Assets Acquired                 98,520        98,520
Public Drilling Fund Formation and Marketing Costs       713,718       446,688
Deferred Charges                                         481,992       482,232
                                                      ----------    ----------
TOTAL ASSETS                                          $8,619,938    $6,539,454
                                                      ==========    ==========

                  The accompanying notes are an integral part of these consolidated financial statements.

                                 BLUE RIDGE GROUP, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)


                                                   June 30,    December 31,
                                                     1997          1996
                                                  ----------   ------------
LIABILITIES AND
---------------
STOCKHOLDERS' EQUITY
--------------------
CURRENT LIABILITIES
Accounts Payable and Accrued Liabilities          $1,050,513     $  342,445
Income Taxes Payable                                  31,056         45,560
Short Term Notes Payable                             855,689            ---
Current Portion of Long Term Debt                     34,473        331,657
                                                  ----------     ----------
   Total Current Liabilities                       1,971,731        719,662

DEFERRED TAX LIABILITY                                   ---         64,615
MINORITY INTEREST IN SUBSIDIARY                    1,117,753        610,429

LONG TERM DEBT                                     3,434,934      3,118,123
                                                  ----------     ----------
   Total Liabilities                               6,524,418      4,512,829

COMMITMENTS AND CONTINGENCIES
   (Note 3)                                              ---            ---

STOCKHOLDERS' EQUITY
Preferred Stock, $0.001 par value; 3,000,000
   shares authorized; 659,033 shares issued
   and outstanding at December 31, 1996
   and March 31, 1997                                    659            659
Common stock, $0.001 par value; 20,000,000
   shares authorized; 4,441,131 shares
   issued and outstanding at December 31, 1996
   and March 31, 1997                                  5,441          4,441
Additional Paid-In Capital                         2,596,955      2,347,955
Retained Deficit                                    (507,535)      (326,430)
                                                  ----------     ----------
   Total Stockholders' Equity                      2,095,520      2,026,625
                                                  ----------     ----------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                              $8,619,938     $6,539,454
                                                  ==========     ==========

                  The accompanying notes are an integral part of these consolidated financial statements.

                             BLUE RIDGE GROUP, INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)


                                                    6 Months         6 Months
                                                 Ended June 30,   Ended June 30,
                                                      1997             1996
                                                 --------------   --------------
OPERATING REVENUES:
-------------------
Turnkey Contract Sales                            $1,342,470        $1,809,577
Drilling and Well Services                         1,291,012           225,278
Oil and Gas Sales                                     25,174            46,389
Real Estate Sales and Other                          993,290           888,111
                                                  ----------        ----------
    Total Operating Revenues                       3,651,946         2,969,355

OPERATING COSTS AND
-------------------
OTHER EXPENSES:
---------------
Turnkey Contract Costs                               892,934         1,014,881
Drilling and Well Services Costs                     701,549           162,348
Lease Operating and Production Costs                   8,754            13,311
Construction Costs                                   827,913           670,000
Share of Partnership Losses                           10,773                --
Depreciation, Depletion and Amortization             127,077            67,059
General and Administrative Costs                   1,075,060           732,297
                                                  ----------        ----------
    Total Operating Costs                          3,644,060         2,659,896
                                                  ----------        ----------
OPERATING INCOME (LOSS)                                7,886           309,459

OTHER INCOME (EXPENSE):
  Interest Expense                                  (198,508)          (27,990)
  Minority Interest in Subsidiary                    (29,935)          (29,272)
                                                  ----------        ----------
    Total Other Income (Expense)                    (228,443)          (57,262)
                                                  ----------        ----------
INCOME (LOSS) BEFORE TAXES                          (220,557)          252,197

Income Taxes                                         (74,989)           63,050
                                                  ----------        ----------
NET INCOME (LOSS)                                 $ (145,568)       $  189,147
                                                  ==========        ==========

EARNINGS PER SHARE:
-------------------
    Primary                                       $    (0.03)       $     0.05
                                                  ----------        ----------
    Fully Diluted                                 $    (0.03)       $     0.05
                                                  ----------        ----------
    Weighted Average Common Shares
    Outstanding                                    4,457,615         3,586,825
                                                  ----------        ----------


                  The accompanying notes are an integral part of these consolidated financial statements.

                            BLUE RIDGE GROUP, INC.
          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                PREFERRED STOCK         COMMON STOCK
                              -------------------    --------------------    ADDITIONAL    RETAINED
                               NO. OF                 NO. OF                  PAID-IN      EARNINGS
                               SHARES      AMOUNT     SHARES      AMOUNT      CAPITAL      (DEFICIT)       TOTAL
                              ---------    ------    ---------    -------    ----------    ---------     ----------
Balance December 31, 1995     1,132,233    $1,132    3,586,825    $ 3,587    $2,528,044    $(272,905)    $2,259,858
                              =========    ======    =========    =======    ==========    =========     ==========
Prior Period Adjustment           5,000         5                               (26,713)     (35,705)       (62,413)
Conv. of Series A to Common    (428,700)     (428)     857,400        857          (429)
Conv. of Series C to Bonds      (49,500)      (50)                             (149,950)                   (150,000)
Retirement of Stock                                     (3,094)        (3)       (2,997)                     (3,000)
Net Income                                                                                   146,777        146,777
Dividends Paid                                                                              (164,597)      (164,597)
                              ---------    ------    ---------    -------    ----------    ---------     ----------
Balance December 31, 1996       659,033    $  659    4,441,131    $ 4,441    $2,347,955    $(326,430)    $2,026,625
                              =========    ======    =========    =======    ==========    =========     ==========

Exercise of Stock Options                            1,000,000      1,000       249,000                     250,000
Net (Loss)                                                                                  (145,569)      (145,569)
Dividends Paid                                                                               (35,537)       (35,537)
                              ---------    ------    ---------    -------    ----------    ---------     ----------
Balance June 30, 1997           659,033    $  659    5,441,131    $ 5,441    $2,596,955    $(507,535)    $2,095,520
                              =========    ======    =========    =======    ==========    =========     ==========

                  The accompanying notes are an integral part of these consolidated financial statements.

                             BLUE RIDGE GROUP, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                                   6 Months              6 Months
                                                                                 Ended June 30,       Ended June 30,
                                                                                     1997                  1996
                                                                                 --------------       --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)                                                                 $  (145,568)          $  189,147
Adjustments to Reconcile Net Income to
  Net Cash Flow from Operating Activities:
  Depreciation, Depletion and Amortization                                            127,077               67,059
  (Increase) in Accounts Receivable                                                  (964,002)            (675,621)
  (Increase) in Prepaid Expenses and Deposits                                         (11,623)            (156,922)
  Increase in Accounts Payable and Accrued Liabilities                                708,068              294,414
  (Decrease) in Drilling Advances                                                         ---             (707,382)
  (Increase) Decrease in Inventory                                                    171,744             (210,336)
  Increase (Decrease) in Income Taxes                                                 (79,119)              63,050
                                                                                  -----------           ----------
NET CASH (USED) BY OPERATING ACTIVITIES                                              (193,423)           1,136,591)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Investment in Limited Partnerships/Joint Ventures                                   (34,407)             (36,690)
  Minority Interest in Subsidiary                                                     507,324             (100,000)
  Investment in Short-Term Invest. and Real Estate                                        ---                 (575)
  Net (Increase) Decrease in Advances / Notes
    Receivable--Related Parties                                                      (354,175)             219,802
  (Increase) in Public Fund Costs and Deferred Charges                               (266,790)                 ---
  Purchase of Property and Equipment                                               (2,241,455)            (617,116)
                                                                                  -----------           ----------
NET CASH (USED) IN INVESTING ACTIVITIES                                            (2,389,503)            (534,579)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of Debt                                                                  (303,657)             (72,795)
  New Borrowings                                                                    1,178,973            1,944,772
  Capitalized Loan Costs                                                                  ---             (439,278)
  Proceeds from Exercise of Stock Options                                             250,000               10,000
  Dividends Paid                                                                      (35,537)             (88,451)
                                                                                  -----------           ----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                           1,089,779            1,354,248
                                                                                  -----------           ----------
NET (DECREASE) IN CASH                                                             (1,493,147)            (316,922)
CASH AT BEGINNING OF PERIOD                                                         2,036,083            1,413,985
                                                                                  -----------           ----------
CASH AT END OF PERIOD                                                             $   542,936           $1,097,063
                                                                                  ===========           ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash Paid for Interest                                                            $   198,508           $   27,990
                                                                                  ===========           ==========
Cash Paid for Federal Income Taxes                                                $     4,130           $      ---
                                                                                  ===========           ==========

                            BLUE RIDGE GROUP, INC.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                  The accompanying notes are an integral part of these consolidated financial statements.


1.   BASIS OF PRESENTATION
     ---------------------

Blue Ridge Group, Inc., ("the Company"), a Nevada corporation, was organized in August, 1993, as the successor to Blue Ridge Drilling and Operating, Inc., a Kentucky corporation, which was organized in December, 1992. The Company has offices at 632 Adams Street, Suite 710, Bowling Green, Kentucky, 42101.

The Company owns majority interests in three subsidiaries as follows: 1) Blue Ridge Builders, Inc. ("Builders"), a Nevada corporation, is a 2/3 majority owned subsidiary of the Company and was organized in September, 1994. The 1/3 minority interest in Builders is owned by an officer and director of the Company. 2) Blue Ridge Energy, Inc., ("Energy"), a Nevada corporation, is a 78.6% majority owned subsidiary of the Company, was organized in November, 1994 as Gem Service Incorporated, and subsequently changed its name to Blue Ridge Energy, Inc. in May, 1996. 3) Blue Ridge Directional Services, Inc. ("Directional"), a Nevada corporation, is a 90% majority owned subsidiary of the Company and was organized in December of 1996.

The condensed consolidated financial statements include the accounts of Blue Ridge Group, Inc., its 66.7% owned subsidiary, Blue Ridge Builders, Inc., its 78.6% owned subsidiary, Blue Ridge Energy, Inc., and its 90% owned subsidiary Blue Ridge Directional Services, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

The accompanying condensed consolidated financial statements do not include all of the disclosures normally required by generally accepted accounting principles. Accordingly these statements should be read in conjunction with the audited consolidated financial statements of Blue Ridge Group, Inc. for the year ended December 31, 1996.

The accompanying condensed consolidated financial statements have been prepared in accordance with the Company's customary accounting practices and have not been audited. Management believes that the financial information included herein reflects all adjustments necessary for a fair presentation of interim results and that all such adjustments are of a normal and recurring nature.

2.   COMMITMENTS AND CONTINGENCIES
     -----------------------------

Commitments
-----------

A certificate of deposit in the amount of $66,000 has been pledged as collateral for construction loans for its subsidiary, Blue Ridge Builders, Inc. (Note 2). This pledge was released subsequent to June 30, 1997.

The Company has agreed to automatically convert all shares of preferred stock outstanding effective as of the first day the Company's common stock is publicly traded on any exchange or over-the-counter, or three years from the date of issuance, whichever comes first. The Company has agreed to maintain in force one or more policies of life insurance on the lives of the President of the Company and a related party sufficient to purchase each outstanding share of preferred stock at its conversion price.

Contingencies
-------------

The Company's drilling and oil and gas exploration and production operations are subject to inherent risks, including blowouts, fire and explosions which could result in personal injury or death, suspended drilling operations, damage to or destruction of equipment, damage to producing formations and pollution or other environmental hazards. As a protection against these hazards, the Company maintains general liability insurance coverage of approximately $10 million limited to $10 million per occurrence. The Company believes it is adequately insured for public liability and property damage to others with respect to its operations. However, such insurance may not be sufficient to protect the Company against liability for all consequences of well disasters, extensive fire damage, or damage to the environment. The Company has never been fined or incurred liability for pollution or other environmental damage in connection with its operations.

As of December 31, 1996 and June 30, 1997, the Company had no significant customers or suppliers which could, individually, have a significant adverse effect on the Company's operations.

The Company conducts its banking relations with two local financial institutions and does not anticipate any significant problems with future credit extensions. A significant amount of the Company's operating funds are maintained in one local bank insured by the FDIC.


3.   NEW BORROWINGS
     --------------

The Company has purchased and is in the process of refurbishing two drilling rigs. One rig is a rotary powered drilling rig capable of drilling to 12,500 feet and will be based out of Victoria, Texas. The other rig is an air-powered unit capable of drilling to 3,500 feet and will be based out of Columbia, Kentucky. As of June 30, 1997, approximately $700,000 and $150,000, respectively, had been expended on these drilling rigs. This $850,000 has been funded by $525,000 in short term notes payable to Target Leasing, Ltd. II and by $325,000 of the Company's working capital. Target Leasing, Ltd. II is a Limited Partnership whose Managing General Partner is a company wholly owned by a beneficial shareholder of the Company.

During the six months ended June 30, 1997 the Company increased its investment in and continued the development and expansion of its majority owned subsidiary, Blue Ridge Directional, Inc. ("Directional"). The additional investment of approximately $600,000 was funded from the Company's working capital and was used to purchase necessary directional drilling equipment. As a result of Directional's operational activity (primarily during the second quarter of 1997), revenues of approximately $1,000,000 were generated thereby increasing the Company's trade accounts receivable by approximately $760,000. Directional has entered into an agreement with Target Leasing, Ltd. II to factor various accounts receivable as deemed necessary. As of June 30, 1997, $310,689 was outstanding under this arrangement and has been included in the condensed consolidated financial statements as a short term note payable.


4.   EQUITY TRANSACTIONS
     -------------------

On June 27, 1997 the Company's majority shareholders, Argyle Trust and Longhorn Trust, exercised options to purchase 500,000 shares each of the Company's Common Stock for $0.25 per share. Both Argyle Trust and Longhorn Trust have remaining options expiring on July 1, 1998 to purchase another 250,000 shares each of the Company's Common Stock at $0.25 per share.

During the six months ended June 30, 1997, the Company's subsidiary, Blue Ridge Energy, Inc., entered into the private placement of its BRE Series C Preferred Stock, which has a par value of $0.001 per share, at $6.00 per share. The BRE Series C Preferred Stock bears a 12% per annum dividend, payable monthly, and shall be converted automatically into two (2) shares of BRE Common Stock effective when a registration for BRE Common Stock is filed with the SEC on June 30, 1999, whichever occurs first. As of June 30, 1996 approximately $498,000 had been received from the sale of this stock and had been used by Energy to provide working capital and purchase oil and gas properties.


5.   PROPERTY AND EQUIPMENT
     ----------------------

Property and equipment, stated at cost, consisted of the following at June 30, 1997 and December 31, 1996:

                                                  June 30,      December 31,
                                                    1997           1996
                                                 ----------     ------------
              Drilling Rigs                      $1,384,018     $  539,035
              Oil and Gas Properties                729,589        354,589
              Acidizing Equipment and Machinery     110,328        105,060
              Cement Equipment and Machinery        302,034        114,477
              Directional Drilling Equipment        557,348             --
              Autos and Trucks                      193,678         71,771
              Other Equipment and Machinery          28,372         28,372
              Office Buildings and Land           1,049,698        952,808
              Leasehold Improvements                     --         23,991
              Data Processing Equipment              64,005         54,327
              Furniture and Fixtures                242,171        232,209
                                                 ----------     ----------
                                                  4,661,241      2,476,639
              Less Accumulated Depreciation,
               Depletion and Amortization          (439,192)      (368,968)
                                                 ----------     ----------
                                                 $4,222,049     $2,107,671
                                                 ==========     ==========

                                                                      APPENDIX A
                                                                      ----------


                                    FORM OF

                              LIMITED PARTNERSHIP
                                   AGREEMENT

                                      FOR

                               BLUE RIDGE ENERGY
                                 FUND 199__-__
                              LIMITED PARTNERSHIP

                               TABLE OF CONTENTS

1.   The Partnership....................................................................................A-1
          1.1  Definitions..............................................................................A-1
          1.2  Organization.............................................................................A-7
          1.3  Partnership Name.........................................................................A-7
          1.4  Character of Business....................................................................A-7
          1.5  Principal Place of Business..............................................................A-8
          1.6  Term of Partnership......................................................................A-8
          1.7  Filings..................................................................................A-8
          1.8  Independent Activities...................................................................A-8

2.   Capitalization.....................................................................................A-8
          2.1  Capital Contributions of the Managing General Partner and Initial Limited Partner........A-8
          2.2  Capital Contributions of the Investor Partners...........................................A-9
          2.3  Additional Contributions.................................................................A-9

3.   Capital Accounts and Allocations...................................................................A-9
          3.1  Capital Accounts.........................................................................A-9
          3.2  Allocation of Profits and Losses........................................................A-10
          3.3  Depletion...............................................................................A-12
          3.4  Apportionment Among Partners............................................................A-13

4.   Distributions.....................................................................................A-13
          4.1  Time of Distribution....................................................................A-13
          4.2  Distributions...........................................................................A-13
          4.3  Capital Account Deficits................................................................A-13

5.   Activities........................................................................................A-13
          5.1  Management..............................................................................A-13
          5.2  Conduct of Operations...................................................................A-13
          5.3  Acquisition and Sale of Leases..........................................................A-15
          5.4  Title to Leases.........................................................................A-15
          5.5  Farmouts................................................................................A-15
          5.6  Release, Abandonment, and Sale or Exchange of Properties................................A-16
          5.7  Certain Transactions....................................................................A-16

6.   Managing General Partner..........................................................................A-19
          6.1  Managing General Partner................................................................A-19
          6.2  Authority of Managing General Partner...................................................A-19
          6.3  Certain Restrictions on Managing General Partner's Power and Authority..................A-21
          6.4  Indemnification of Managing General Partner.............................................A-22
          6.5  Withdrawal..............................................................................A-23
          6.6  Management Fee..........................................................................A-23
          6.7  Tax Matters Partner.....................................................................A-23

7.   Investor Partners.................................................................................A-24
          7.1  Management..............................................................................A-24
          7.2  Indemnification of Additional General Partners..........................................A-24
          7.3  Assignment of Units.....................................................................A-24
          7.4  Prohibited Transfers....................................................................A-25
          7.5  Withdrawal by Investor Partners.........................................................A-25
          7.6  Removal of Managing General Partner.....................................................A-25
          7.7  Calling of Meetings.....................................................................A-26
          7.8  Additional Voting Rights................................................................A-26
          7.9  Voting by Proxy.........................................................................A-26

                               TABLE OF CONTENTS

          7.10  Conversion of Additional General Partner Interests into Limited Partner Interests..  A-26
          7.11  Unit Repurchase Program............................................................  A-27
          7.12  Liability of Partners..............................................................  A-28

8.  Books and Records..............................................................................  A-28
          8.1  Books and Records...................................................................  A-28
          8.2  Reports.............................................................................  A-29
          8.3  Bank Accounts.......................................................................  A-30
          8.4  Federal Income Tax Elections........................................................  A-30

9.  Dissolution; Winding-Up........................................................................  A-30
          9.1  Dissolution.........................................................................  A-30
          9.2  Liquidation.........................................................................  A-31
          9.3  Winding-Up..........................................................................  A-31

10.  Power of Attorney.............................................................................  A-32
          10.1  Managing General Partner as Attorney-in-Fact.......................................  A-32
          10.2  Nature as Special Power............................................................  A-32

11.  Miscellaneous Provisions......................................................................  A-33
          11.1  Liability of Parties...............................................................  A-33
          11.2  Notices............................................................................  A-33
          11.3  Paragraph  Headings, Section References............................................  A-33
          11.4  Severability.......................................................................  A-33
          11.5  Sole Agreement.....................................................................  A-33
          11.6  Applicable Law.....................................................................  A-33
          11.7  Execution in Counterparts..........................................................  A-33
          11.8  Waiver of Action for Partition.....................................................  A-33
          11.9  Amendments.........................................................................  A-33
          11.10  Substitution of Signature Pages...................................................  A-34
          11.11  Incorporation by Reference........................................................  A-34

SIGNATURE PAGE.....................................................................................  A-35

                                    FORM OF
                         LIMITED PARTNERSHIP AGREEMENT
        OF BLUE RIDGE ENERGY FUND 1997 [1998]-____ LIMITED PARTNERSHIP,



  THIS LIMITED PARTNERSHIP AGREEMENT is made as of the _____ day of _______________, 1997 [1998], by and among (i) BLUE RIDGE GROUP, INC., a Nevada corporation, as the Managing General Partner, (ii) ___________________, as the Initial Limited Partner, and (iii) the Persons whose names are set forth on Exhibit A attached hereto, as Additional General Partners or as Limited Partners.

RECITALS:
---------

  A. The Managing General Partner and the Initial Limited Partner formed a Kentucky limited partnership named Blue Ridge Energy Fund 1997 [1998]-___ ("Partnership") pursuant to the provisions of the Kentucky Revised Uniform Limited Partnership Act.

  B. On the date hereof, the Additional General Partners and Limited Partners have been admitted to the Partnership.

  C. The parties desire to enter into this Agreement to set forth their mutual understandings.

AGREEMENT:
----------

  NOW, THEREFORE,  the parties hereto hereby agree as follows:

   1.  The Partnership.

     1.1 Definitions. Capitalized words and phrases used in this Agreement shall have the following meanings:

          (a) "Act" shall mean the Kentucky Revised Uniform Limited Partnership Act, as amended from time to time (or any corresponding provisions of succeeding law).

          (b) "Additional General Partner" shall mean an Investor Partner who purchases Units as an additional general partner, and such Additional General Partner's transferees and assigns who are admitted as a Substitute Investor Partner. The term "Additional General Partners" shall not include such Investor Partner who converts such Investor Partner's interest in the Partnership into a Limited Partner interest pursuant to Section 7.10.

          (c) "Administrative Costs" shall mean all customary and routine expenses incurred internally by the Managing General Partner for the conduct of program administration, including legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature which does not include costs which are directly incurred for the benefit of the Partnership. Administrative Costs shall not include third party costs associated with audits, tax preparation or independent engineering and geological reviews. Administrative Costs also shall not include overhead costs associated with the actual drilling, completing or production of oil and gas wells.

          (d) "Affiliate" of a specified Person shall mean (a) any Person directly or indirectly owing, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such specified Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such specified Person; (c) any Person directly or indirectly controlling, controlled by, or under common control with, such specified Person; (d) any officer, director, trustee or partner of such specified Person, and (e) if such specified Person is an officer, director, trustee or partner, any Person for which such Person acts in any such capacity.

          (e) "Agreement" shall mean this Limited Partnership Agreement, as amended from time to time.

          (f) "Capital Account" shall mean, with respect to any Partner, the capital account maintained for such Partner pursuant to Section 3.1.

          (g) "Capital Contribution" shall mean the total contributions made by a Partner to the capital of the Partnership pursuant to Article 2.

          (h) "Capital Expenditures" shall mean the costs associated with property acquisition and the drilling and completion of oil and gas wells which are generally accepted as capital expenditures pursuant to the provisions of the Internal Revenue Code.

          (i) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

          (j) "Cost," when used with respect to the sale of property to the Partnership, shall mean (a) the sum of the prices paid by the seller to an unaffiliated Person for such property, including bonuses; (b) title insurance or examination costs, brokers' commissions, filing fees, recording costs, transfer taxes, if any, and like charges in connection with the acquisition of such property; (c) a pro rata portion of the seller's actual necessary and reasonable expenses for seismic and geophysical services; and (d) rentals and ad valorem taxes paid by the seller with respect to such property to the date of its transfer to the buyer, interest and points actually incurred on funds used to acquire or maintain such property, and such portion of the seller's reasonable, necessary and actual expenses for geological, engineering, drafting, accounting, legal and other like services allocated to the property cost in conformity with generally accepted accounting principles and industry standards, except for expenses in connection with the past drilling of wells which are not producers of sufficient quantities of oil or gas to make commercially reasonable their continued operations, and provided that the expenses enumerated in this Section shall have been incurred not more than 36 months prior to the purchase by the Partnership; provided, however, that such period may be extended, at the discretion of the state securities administrator, upon proper justification. When used with respect to services, "Cost" shall mean the reasonable, necessary and actual expenses incurred by the seller on behalf of the Partnership in providing such services, determined in accordance with generally accepted accounting principles. As used elsewhere, "Cost" means the price paid the seller in an arm's-length transaction.

          (k) "Depreciation" shall mean, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for Federal income tax purposes, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the Federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the Federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing General Partner.

          (l) "Development Well" shall mean a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

          (m) "Direct Costs" shall mean all actual and necessary costs directly incurred for the benefit of the Partnership and generally attributable to the goods and services provided to the Partnership by parties other than the Managing General Partner or its Affiliates such as audits, tax preparation, legal expenses, independent engineering reports, materials and supplies; provided, however, that Direct Costs shall not include any cost otherwise classified as Organization and Offering Costs, Administrative Costs or Operating Costs. Direct Costs may include the cost of services provided by the Managing General Partner or its Affiliates if such services are provided pursuant to written contracts and in compliance with Section 5.7(e).

          (n) "Distributable Cash" shall mean for any period the excess, if any, of (A) the sum of (i) all gross receipts from any sources (including loan proceeds) for such period, other than from Capital Contributions, plus (ii) any funds released by the Managing General Partner from previously established reserves (referred to in (B)(ii) below), over (B) the sum of (i) all cash expenditures of the Partnership for such period not funded by capital contributions or paid out of previously established reserves (referred to in (B)(ii) below), plus (ii) a reasonable reserve for future expenditures as determined by the Managing General Partner.

          (o) "Drilling and Completion Costs" shall mean all Costs, excluding Operating Costs, of drilling, completing, testing, equipping and bringing a well into production or plugging and abandoning it, including all labor and other construction and installation costs incident thereto, location and surface damages, cementing, drilling mud and chemicals, drill stem tests and core analysis, engineering and well site geological expenses, electric logs, costs of plugging back, deepening, rework operations, repairing or performing remedial work of any type, costs of plugging and abandoning any well participated in by the Partnership, and reimbursements and compensation to well operators, including charges paid to the Managing General Partner as unit operator during the drilling and completion phase of a well, plus the cost of the gathering system and of acquiring leasehold interests.

          (p) "Farmout" shall mean an agreement whereby the owner of the leasehold or working interest agrees to assign his interest in certain specific acreage to the assignees, retaining some interest such as an overriding royalty interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

          (q) "General Partners" shall mean the Additional General Partners and the Managing General Partner.

          (r) "Gross Asset Value" shall mean, with respect to any asset, the asset's adjusted basis for Federal income tax purposes, except as follows:

            (1) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership;

            (2) The Gross Asset Value of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the Managing General Partner, as of the following times: (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Partnership of property in consideration for an interest in the Partnership; and (c) the liquidation of the Partnership within the meaning of Treas. Reg. (S) 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (a) and (b) above shall be made only if the Managing General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

            (3) The Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution; and

            (4) The Gross Asset Value of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code (S)(S) 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treas. Reg. (S) 1.704-1(b)(2)(iv)(m) and Section 3.2(g); provided, however, that Gross Asset Value shall not be adjusted pursuant to this Section 1.1(q)(iv) to the extent the Managing General Partner determines that an adjustment pursuant to Section 1.1(q)(ii) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 1.1(q)(iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to Sections 1.1(q)(i), 1.1(q)(ii), or 1.1(q)(iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

          (s) "Horizon" shall mean a zone of a particular formation; that part of a formation of sufficient porosity and permeability to form a petroleum reservoir.

          (t)  "IDC" shall mean intangible drilling and development costs.

          (u) "Independent Expert" shall mean a person with no material relationship with the Managing General Partner or its Affiliates who is qualified and who is in the business of rendering opinions regarding the value of oil and gas properties based upon the evaluation of all pertinent economic, financial, geologic and engineering information available to the Managing General Partner or its Affiliates.

          (v) "Initial Limited Partner" shall mean __________________ or any successor to the Initial Limited Partner's interest in the Partnership.

          (w) "Investor Partner" shall mean any Person other than the Managing General Partner and Initial Limited Partner (i) whose name is set forth on Exhibit A attached hereto as an Additional General Partner or as a Limited Partner, or who has been admitted as an additional or Substitute Investor Partner pursuant to the terms of this Agreement, and (ii) who is the owner of a Unit.

          (x) "Lease" shall mean full or partial interests in: (i) undeveloped oil and gas leases; (ii) oil and gas mineral rights; (iii) licenses; (iv) concessions; (v) contracts; (vi) fee rights; or (vii) other rights authorizing the owner thereof to drill for, reduce to possession, and produce oil and gas.

          (y) "Limited Partner" shall mean an Investor Partner who purchases Units as a Limited Partner, such Limited Partner's transferee or assignee who is admitted as a Substitute Investor Partner, and an Additional General Partner who converts their interest to a Limited Partner interest pursuant to the provisions of this Agreement.

          (z) "Management Fee" shall mean that fee to which the Managing General Partner is entitled pursuant to Section 6.6.

          (aa) "Managing General Partner" shall mean Blue Ridge Group, Inc. or its successors, in their capacity as the Managing General Partner.

          (bb) "Non-Capital Expenditures" shall mean those expenditures associated with property acquisition and the drilling and completion of oil and gas wells that under present law are generally accepted as fully deductible currently for federal income tax purposes.

          (cc) "Nonrecourse Liability" shall have the meaning set forth in Treas Reg. (S)(S) 1.704-2(b)(3) and 1.752-1(a)(2).

          (dd) "Oil and Gas Interest" shall mean any oil or gas royalty or lease, or fractional interest therein, or certificate of interest or participation or investment contract relative to such royalties, leases, or fractional interests, or any other interest or right which permits the exploration of, drilling for, or production of oil and gas or other related hydrocarbons or the receipt of such production or the proceeds thereof.

          (ee) "Operating Costs" shall mean expenditures made and costs incurred in producing and marketing oil or gas from completed wells, including, in addition to labor, fuel, repairs, hauling, materials, supplies, utility charges, and other costs incident to or therefrom, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations.

          (ff) "Organization and Offering Costs" shall mean all costs of organizing and selling the offering including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts, expenses of qualification of the sale of the securities under Federal and state law, including taxes and fees, accountants' and attorneys' fees and other front-end fees.

          (gg) "Overriding Royalty Interest" shall mean an interest in the oil and gas produced pursuant to a specified oil and gas lease or leases, or the proceeds from the sale thereof, carved out of the Working Interest, to be received free and clear of all costs of development, operation, or maintenance.

          (hh) "Participant List" shall mean an alphabetical list of the names, addresses and business telephone numbers of the Investor Partners, along with the number of Units held by each of them.

          (ii) "Partner Minimum Gain" shall mean partner nonrecourse debt minimum gain within the meaning of Treas. Reg. (S) 1.704-2(i)(3).

          (jj) "Partner Nonrecourse Debt" shall have the meaning set forth in Treas. Reg. (S) 1.704-2(b)(4).

          (kk) "Partner Nonrecourse Deductions" shall have the meaning set forth in Treas. Reg. (S) 1.704-2(i)(2).

          (ll) "Partners" shall mean the Managing General Partner, the Initial Limited Partner, and the Investor Partners.

          (mm) "Partnership" shall mean the partnership formed by the Partners pursuant to the Act and governed by this Agreement.

          (nn) "Partnership Minimum Gain" shall have the meaning set forth in Treas. Reg. (S)(S) 1.704-2(b)(2).

          (oo) "Permitted Transfer" shall mean any transfer of Units satisfying the provisions of Section 7.3.

          (pp) "Person" shall mean any individual, partnership, corporation, limited liability company, trust, or other entity.

          (qq) "Profits" and "Losses" shall mean, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code (S) 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code (S) 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

            (1) Any income of the Partnership that is exempt from Federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section shall be added to such taxable income or loss;

            (2) Any expenditures of the Partnership described in Code (S) 705(a)(2)(B) or treated as Code (S) 705(a)(2)(B) expenditures pursuant to Treas. Reg. (S) 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.1(qq) shall be subtracted from such taxable income or loss;

            (3) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Sections 1.1(q)(ii) or 1.1(q)(ii), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purpose of computing Profits or Losses;

            (4) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

            (5) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with Section 1.1(k); and

            (6) Notwithstanding any other provisions of this Section 1.1(qq), any items which are specially allocated pursuant to this Agreement shall not be taken into account in computing Profits or Losses.

          (rr) "Prospect" shall mean a contiguous Oil and Gas Interest, upon which drilling operations may be conducted. In general, a Prospect is an area in which the Partnership owns or intends to own one or more Oil and Gas Interests which is geographically defined on the basis of geological data by the Managing General Partner and which is reasonably anticipated by the Managing General Partner to contain at least one reservoir. An area covering lands which are believed by the Managing General Partner to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more horizons. The area, which may be different for different horizons, shall be designated by the Managing General Partner in writing prior to the conduct of operations and shall be enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated hydrocarbon reserves and to include all acreage encompassed therein. A "prospect" with respect to a particular horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the Partnership is to a horizon containing proved reserves.

          (ss) "Prospectus" shall mean that Prospectus (including any preliminary prospectus), of which a form of this Agreement is a part, pursuant to which the Units are being offered and sold.

          (tt) "Proved Reserves" shall mean those quantities of crude oil, natural gas, and natural gas liquids which, upon analysis of geologic and engineering data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions. Proved reserves are limited to those quantities of oil and gas which can be expected, with little doubt, to be recoverable commercially at current prices and costs, under existing regulatory practices and with existing conventional equipment and operating methods. Depending upon their status of development, such proved reserves shall be subdivided into the following classifications:

            (1) Proved Developed Reserves. These are proved reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. This classification shall include:

               (A) Proved Developed Producing Reserves. These are proved developed reserves which are expected to be produced from existing completion interval(s) now open for production in existing wells; and

               (B) Proved Developed Non-Producing Reserves. These are proved developed reserves which exist behind the casing of existing wells, or at minor depths below the present bottom of such wells, which are expected to be produced through these wells in the predictable future, where the cost of making such oil and gas available for production should be relatively small compared to the cost of a new well.

Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "Proved Developed Reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

            (2) Proved Undeveloped Reserves. These are proved reserves which are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units, which are virtually certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation.

Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir. If warranted, however, a narrative discussion can be provided to point out those areas where future drilling or other operations may develop oil and gas production which at the time of filing is considered too uncertain to be expressed as numerical estimates for proved reserves.

          (uu) "Proved Undeveloped Reserves" shall mean the reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for Proved Undeveloped Reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same Reservoir.

          (vv) "Roll-Up" shall mean a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include:

            (1) a transaction involving securities of the Partnership that have been listed for at least 12 months on a national exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System, or

            (2) a transaction involving the conversion to corporate, trust, limited liability company, or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

               (A)  voting rights;

               (B)  the term of existence of the surviving entity;

               (C)  Sponsor compensation; or

               (D)  the Partnership's investment objectives.

          (ww) "Roll-Up Entity" shall mean a partnership, trust, corporation, limited liability company, or other entity that would be created or survive after the successful completion of a proposed Roll-Up transaction.

          (xx) "Significant Transaction" shall mean a transaction other than a Roll-Up involving the acquisition, merger, conversion, or consolidation of the Partnership with or into another partnership, corporation, limited liability company or other entity and the issuance of securities to Investor Partners as a result of such transaction.

          (yy) "Sponsor" shall mean any Person directly or indirectly instrumental in organizing, wholly or in part, a program or any Person who will manage or is entitled to manage or participate in the management or control of a program. "Sponsor" includes the managing and controlling general partner(s) and any other Person who actually controls or selects the Person who controls 25% or more of the exploratory, developmental, or producing activities of the Partnership, or any segment thereof, even if that Person has not entered into a contract at the time of formation of the Partnership. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Units. Whenever the context of these guidelines so requires, the term "Sponsor" shall be deemed to include its Affiliates.

          (zz) "Subscription Agreement" shall mean the agreement attached to the Prospectus as Appendix C, pursuant to which an investor subscribes to Units in the Partnership.

          (aaa) "Substitute Investor Partner" shall mean any Person admitted to the Partnership as an Investor Partner pursuant to Section 7.3(c).

          (bbb) "Surviving Entity" shall mean the entity which survives a Significant Transaction.

          (ccc) "TMP" shall mean the tax matters partner of the Partnership for purposes of Code (S)(S) 6621 through 6233.

          (ddd) "Unit" shall mean an interest of an Investor Partner in the Partnership, each Unit representing a Capital Contribution of $1,000 to the Partnership.

          (eee) "Working Interest" shall mean an interest in an oil and gas leasehold which is subject to some portion of the costs of development, operation, or maintenance.

     1.2  Organization.   The parties hereto do hereby form a limited
partnership pursuant to the provisions of the Act. The Partners hereby agree to continue the Partnership as a limited partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement.

     1.3 Partnership Name. The name of the Partnership shall be Blue Ridge Energy Fund 1997-____ Limited Partnership, [Blue Ridge Energy Fund 1998-____ Limited Partnership,] and all business of the Partnership shall be conducted in such name. The Managing General Partner may change the name of the Partnership upon ten days notice to the Investor Partners. The Partnership shall hold all of its property in the name of the Partnership and not in the name of any Partner.

     1.4 Character of Business. The principal business of the Partnership shall be to acquire Leases, drill sites, and other interests in oil and/or gas properties and to drill for oil, gas, hydrocarbons, and other minerals located in, on, or under such properties, to produce and sell oil, gas, hydrocarbons, and other minerals from such properties, and to invest and generally engage in any and all phases of the oil and gas business. Such business purpose shall include, without limitation, the purchase, sale, acquisition, disposition, exploration, development, operation, and production of oil and gas properties of any character. The Partnership shall not acquire property in exchange for Units. Without limiting the foregoing, Partnership activities may be undertaken as principal, agent, general partner, syndicate member, joint venturer, participant, or otherwise.

     1.5 Principal Place of Business. The principal place of business of the Partnership shall be at 632 Adams Street, Suite 700, Bowling Green, Kentucky 42101. The Managing General Partner may change the principal place of business of the Partnership to any other place within the Commonwealth of Kentucky upon ten days notice to the Investor Partners.

     1.6  Term of Partnership.    The Partnership commenced upon the filing of
its Certificate of Limited Partnership, and shall continue until terminated as provided in Article 9.1.

     1.7  Filings.

          (a) A Certificate of Limited Partnership has been filed in the office of the Secretary of State of the Commonwealth of Kentucky in accordance with the provisions of the Act. The Managing General Partner shall take any and all other actions reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of Kentucky. The Managing General Partner shall cause amendments to the Certificate to be filed whenever required by the Act.

          (b) The Managing General Partner shall execute and cause to be filed all such documents and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership qualified to do business in any other states or jurisdictions in which the Partnership engages in business.

          (c) The agent for service of process on the Partnership shall be Blue Ridge Group, Inc. or any successor as appointed by the Managing General Partner.

          (d) Upon the dissolution of the Partnership, the Managing General Partner shall promptly execute and cause to be filed a Certificate of Cancellation in accordance with the Act and all such other documents as may be necessary for the Partnership to withdraw from any other states or jurisdictions in which the Partnership has qualified to do business.

     1.8 Independent Activities. Each General Partner and each Limited Partner may, notwithstanding this Agreement, engage in whatever activities they choose, whether the same are competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest in such activities to the Partnership or any Partner. Except as otherwise provided herein, however, the Managing General Partner and its Affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account only after they have determined that such opportunity either cannot be pursued by the Partnership because of insufficient funds or because it is not appropriate for the Partnership under the existing circumstances. Neither this Agreement, nor any activity undertaken pursuant hereto, shall prevent the Managing General Partner from engaging in such activities, or require the Managing General Partner to permit the Partnership or any Partner to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by the Managing General Partner and the admission of each Investor Partner, each Investor Partner hereby waives, relinquishes, and renounces any such right or claim of participation. Notwithstanding the foregoing, the Managing General Partner still has a fiduciary obligation to the Investor Partners.

   2.  Capitalization.

     2.1 Capital Contributions of the Managing General Partner and Initial Limited Partner.

          (a) On or before the date hereof, the Managing General Partner shall make a Capital Contribution in cash to the Partnership of an amount equal to not less than 5% of the aggregate Capital Contributions of the Investor Partners. In consideration of making such Capital Contribution, becoming a General Partner, subjecting its assets to the liabilities of the Partnership, and undertaking other obligations as herein set forth, the Managing General Partner shall receive the interest in the Partnership provided herein.

          (b) On or before the date hereof, the Initial Limited Partner shall contribute $100 in cash to the capital of the Partnership. Upon the earlier to occur of (i) the conversion of an Additional General Partner's interest into a Limited Partner interest, or (ii) the admission of another Limited Partner to the Partnership, the Partnership shall redeem in full, without interest or deduction, the Initial Limited Partner's Capital Contribution, and the Initial Limited Partner shall cease to be a Partner.

     2.2  Capital Contributions of the Investor Partners.

          (a) Upon execution of this Agreement, each initial Investor Partner (whose names and addresses and number of Units for which the Investor Partner has subscribed are set forth in Exhibit A) shall contribute to the capital of the Partnership the sum of $1,000 for each Unit purchased. The minimum subscription by an Investor Partner is five Units ($5,000). The maximum aggregate number of Units which may be purchased by Investor Partners is 2,000 Units. The contributions of the Investor Partners shall be in cash or by check subject to collection.

          (b) If less than 2,000 Units have been purchased on the date hereof, the Managing General Partner may continue to sell Units (but not more than 2,000 Units in the aggregate) until such time as the Partnership expends its funds for reasons other than the payment of Organization and Offering Costs and the purchase of Prospects.

          (c) Except as provided in Section 4.3, any proceeds of the offering of Units for sale pursuant to the Prospectus not used, committed for use, or reserved as operating capital in the Partnership's operations within one year after the closing of such offering shall be distributed pro rata to the Investor Partners as a return of capital and the Managing General Partner shall reimburse such Investor Partners for selling expenses, management fees, and offering expenses allocable to the return of capital.

          (d) Until proceeds from the public offering are invested in the Partnership's operations, such proceeds may be temporarily invested in income producing short-term, highly liquid investments where there is appropriate safety of principal, such as U.S. Treasury obligations, certificate of deposits or money market accounts. Any such income shall be allocated pro rata to the Investor Partners providing such capital contributions.

     2.3 Additional Contributions. Except as otherwise specifically provided in the Act, no Investor Partner shall be required or obligated (a) to contribute any capital to the Partnership other than as provided in Section 2.2, or (b) to lend any funds to the Partnership. No interest shall be paid on any Capital Contributions and, except as otherwise provided herein, no Partner, other than the Initial Limited Partner as authorized herein, may withdraw the Partner's Capital Contribution. The Units are nonassessable; however, General Partners are liable, in addition to their Capital Contributions, for Partnership obligations and liabilities represented by their ownership of interests as General Partners in accordance with Kentucky law.

   3.  Capital Accounts and Allocations.

     3.1  Capital Accounts.

          (a) General. A separate Capital Account shall be established and maintained for each Partner on the books and records of the Partnership. A Partner shall have a single Capital Account even though the Partner may be both a General Partner and a Limited Partner. Capital Accounts shall be maintained in accordance with Treas. Reg. (S) 1.704-1(b) and any inconsistency between the provisions of this Section 3.1 and such regulation shall be resolved in favor of such regulation. In the event the Managing General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts are computed in order to comply with such regulation, the Managing General Partner may make such modification provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Section 9.3 upon the dissolution of the Partnership. The Managing General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Treas. Reg. (S) 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treas. Reg. (S) 1.704-1(b).

          (b) Increases in Capital Accounts. Each Partner's Capital Account shall be credited with (i) the amount of money contributed by such Partner to the Partnership; (ii) the amount of any Partnership liabilities that are assumed by such Partner (within the meaning of Treas. Reg. (S) 1.704-1(b)(2)(iv)(c)); (iii) the Gross Asset Value of property contributed by such Partner to the Partnership (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Code (S) 752); and (iv) allocations to such Partner of Profits (or items thereof), including income and gain exempt from tax and income and gain described in Treas. Reg. (S) 1.704-1(b)(2)(iv)(g) (relating to adjustments to reflect book value).

          (c) Decreases in Capital Accounts. Each Partner's Capital Account shall be debited with (i) the amount of money distributed to such Partner by the Partnership; (ii) the amount of such Partner's individual liabilities that are assumed by the Partnership (other than liabilities described in Treas. Reg. (S) 1.704-1(b)(2)(iv)(b)(2) that are assumed by the Partnership); (iii) the Gross Asset Value of property distributed to such Partner by the Partnership (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Code (S) 752); (iv) allocations to such Partner of expenditures of the Partnership not deductible in computing Partnership taxable income and not properly chargeable to capital account (as described in Code (S) 705(a)(2)(B)), and (v) allocations to such Partner of Losses (or item thereof), including Losses and deductions described in Treas. Reg. (S) 1.704-1(b)(2)(iv)(g) (relating to adjustments to reflect book value), but excluding items described in (iv) above and excluding Losses or deductions described in Treas. Reg. (S) 1.704-1(b)(4)(iii) (relating to excess percentage depletion.)

          (d)  Adjustments to Capital Accounts Related to Depletion.

            (1) Solely for purposes of maintaining the Capital Accounts, each year the Partnership shall compute (in accordance with Treas. Reg. (S) 1.704-1(b)(2)(iv)(k)) a simulated depletion allowance for each Oil and Gas Interest using that method, as between the cost depletion method and the percentage depletion method (without regard to the limitations of Code (S) 613A(c)(3) which theoretically could apply to any Partner), which results in the greatest simulated depletion allowance. The simulated depletion allowance with respect to each Oil and Gas Interest shall reduce the Partners' Capital Accounts in the same proportion as the Partners were allocated adjusted basis with respect to such Oil and Gas Interest under Section 3.3(a). In no event shall the Partnership's aggregate simulated depletion allowance with respect to an Oil and Gas Interest exceed the Partnership's adjusted basis in the Oil and Gas Interest (maintained solely for Capital Account purposes).

            (2) Upon the taxable disposition of an Oil and Gas Interest by the Partnership, the Partnership shall determine the simulated (hypothetical) gain or loss with respect to such Oil and Gas Interest (solely for Capital Account purposes) by subtracting the Partnership's simulated adjusted basis for the Oil and Gas Interest sold (maintained solely for Capital Account purposes) from the amount realized by the Partnership upon such disposition. Simulated adjusted basis shall be determined by reducing the adjusted basis by the aggregate simulated depletion charged to the Capital Accounts of all Partners in accordance with Section 3.1(d)(i). The Capital Accounts of the Partners shall be adjusted upward by the amount of any simulated gain on such disposition in proportion to such Partners' allocable share of the portion of total amount realized from the disposition of such Oil and Gas Interest that exceeds the Partnership's simulated adjusted basis in such Oil and Gas Interest. The Capital Accounts of the Partners shall be adjusted downward by the amount of any simulated loss in proportion to such Partners' allocable shares of the total amount realized from the disposition of such Oil and Gas Interest that represents recovery of the Partnership's simulated adjusted basis in such Oil and Gas Interest.

          (e) Restoration of Negative Capital Accounts. Except as otherwise provided in this Agreement, neither an Investor Partner nor the Initial Limited Partner shall be obligated to the Partnership or to any other Partner to restore any negative balance in their Capital Accounts. Upon liquidation of the Partnership, or the liquidation of the interest of the Managing General Partner (in each case determined as provided in Treas. Reg. (S) 1.704-1(b)(2)(ii)(g), if the Managing General Partner has a deficit balance in its Capital Account after crediting all Profit upon the sale of the Partnership's assets which have been sold, and after making all allocations provided for herein, then the Managing General Partner shall be obligated to contribute to the Partnership, on or before the later to occur of (i) the close of the Partnership's taxable year, or
(ii) 90 days following such liquidation, an amount equal to such deficit balance for distribution in accordance with the terms of this Agreement.

     3.2  Allocation of Profits and Losses.

          (a) General. Except as provided in this Section 3.2 or in Section 3.3, Profits and Losses of the Partnership shall be allocated 80% to the Investor Partners and 20% to the Managing General Partner. The foregoing allocation of Profits and Losses is an allocation of each item of income, gain, loss, and deduction which, in the aggregate, constitute a part of Profits or Losses. Notwithstanding the above allocations, the following special allocations shall be employed.

            (1) IDC and recapture of IDC shall be allocated 95% to the Investor Partners and 5% to the Managing General Partner;

            (2) Organization and Offering Costs, net of commissions, and due diligence expenses payable to the dealer manager and the soliciting dealers, shall be paid by the Managing General Partner; such commissions, and due diligence expenses payable to the dealer manager and the soliciting dealers shall be allocated 100% to the Investor Partners; except that Organization and Offering Costs in excess of 10% of the Investor Partners' Capital Contributions shall be allocated 100% to the Managing General Partner and 0% to the Investor Partners;

            (3) The Management Fee shall be allocated 100% to the Investor Partners and 0% to the Managing General Partner;

            (4) Costs of Leases and Costs of tangible equipment, including Depreciation, shall be allocated 95% to the Investor Partners and 5% to the Managing General Partner;

            (5) Drilling and Completion Costs shall be allocated 95% to the Investor Partners and 5% to the Managing General Partner;

            (6) Operating Costs shall be allocated 80% to the Investor Partners and 20% to the Managing General Partner;

            (7) Direct Costs shall be allocated 95% to the Investor Partners and 5% to the Managing General Partner; and

            (8) Administrative Costs shall be allocated 100% to the Managing General Partner and 0% to the Investor Partners.

          (b) Capital Account Deficits. Notwithstanding anything to the contrary in Section 3.2(a), no Investor Partner shall be allocated any item to the extent that such allocation would create or increase a deficit in such Investor Partner's Capital Account. For purposes of this Section 3.2(b), in determining whether an allocation would create or increase a deficit in an Investor Partner's Capital Account, such Capital Account shall be reduced for those items described in Treas. Reg. (S)(S) 1.704-1(b)(2)(ii)(d)(4), (5), and (6) and shall be increased by any amounts which such Partner is obligated to restore in accordance with Treas. Reg. (S) 1.704-1(b)(2)(ii)(c), or is deemed obligated to restore pursuant to Treas. Reg. (S)(S) 1.704-2(g)(1) and 1.704-2(i)(5). Any item, the allocation of which to any Investor Partner is prohibited by this
Section 3.2(b), shall be reallocated to those Investor Partners not having a deficit in their Capital Accounts (as adjusted as provided in this Section 3.2(b) in the proportion that the positive balance of each such Investor Partner's adjusted Capital Account bears to the aggregate balance of all such Investor Partners' adjusted Capital Accounts, with any remaining losses or deductions being allocated to the Managing General Partner. Notwithstanding the provisions of Section 3.2(a), to the extent items are allocated to the Partners by virtue of the preceding provisions of this Section 3.2(b), the Profits thereafter recognized shall be allocated to such Partners (in proportion to the items previously allocated to them pursuant to this Section 3.2(b) until such time as the Profits allocated to them pursuant to this sentence equals the items allocated to them pursuant to the preceding provisions of this Section 3.2(b).

          (c) Qualified Income Offset. In the event any Investor Partner unexpectedly receives any adjustments, allocations, or distributions described in Treas. Reg. (S) 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Partnership income and gain shall be specifically allocated to such Investor Partner in an amount and manner sufficient to eliminate (to the extent required by the regulations) the deficit balance in such Investor Partner's Capital Account (as adjusted in accordance with the provisions of Section 3.2(b)) as quickly as possible; provided, however, that an allocation pursuant to this Section shall be made if and only to the extent that such Investor Partner would have a deficit Capital Account (as adjusted in Section 3.2(b)) after all other allocations provided for in Article have been tentatively made as if this
Section 3.2(c) were not in this Agreement. It is the intention of the Partners that the provisions of this Section 3.2(c) constitute a "qualified income offset" within the meaning of Treas. Reg. (S) 1.704-1(b)(2)(ii)(d), and such provisions shall be so construed.

          (d) Minimum Gain Chargeback. Notwithstanding any other provision of this Section 3.2, if there is a net decrease in Partnership Minimum Gain during any taxable year, all Partners shall be allocated items of Partnership income and gain for that year equal to that Partner's share (within the meaning of Treas. Reg. (S) 1.704-2(g)(2)) of the net decrease in Partnership Minimum Gain. Notwithstanding the preceding sentence, no such chargeback shall be made to the extent one or more of the exceptions and/or waivers provided for in Treas. Reg.
(S) 1.704-2(f) applies. This Section 3.2(d) is intended to comply with the minimum gain chargeback requirement of Treas. Reg. (S) 1.704-2(f) and shall be interpreted consistently therewith.

          (e) Partner Minimum Gain Chargeback. Notwithstanding any other provision of this Section 3.2, other than Section 3.2(d), if there is a net decrease in Partner Minimum Gain attributable to Partner Nonrecourse Debt during any Partnership fiscal year, rules similar to those contained in Section 3.2 shall apply in a manner consistent with Treas. Reg. (S) 1.704-2(i)(4). This
Section 3.2(d) is intended to comply with the minimum gain chargeback requirement of Treas. Reg. (S) 1.704-2(i)(4) and shall be interpreted consistently therewith.

          (f) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treas. Reg. (S) 1.704-2(i)(1).

          (g) Code (S) 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code (S)(S) 734(b) or 743(b) is required, pursuant to Treas. Reg. (S) 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such regulation.

          (h) Curative Allocations. Notwithstanding anything in this Section 3.2, if as a result of the regulatory allocations provided for in Sections 3.2(c) through 3.2(f) the Managing General Partner determines that the Capital Accounts of the Partners do not reflect the economic agreement among the parties, the Managing General Partner, in its discretion, may adjust the allocations provided for in Section 3.2(a) so that the Capital Accounts of the Partners will be equal to the amount they would have been equal to had such regulatory allocations not been a part of this Agreement.

          (i) Agreement to be Bound. The Partners are aware of the income tax consequences of the allocations made by this Section 3.2 and hereby agree to be bound by the provisions of this Section 3.2 in reporting their shares of Partnership income and loss for income tax purposes.

          (j) Excess Nonrecourse Liabilities. For purposes of Code (S) 752 and the regulations thereunder, the excess nonrecourse liabilities of the Partnership (within the meaning of Treas. Reg. (S) 1.752-3(a)(3)), if any, shall be allocated 95% to the Investor Partners and 5% to the Managing General Partner.

     3.3  Depletion.

          (a) The depletion deduction with respect to each Oil and Gas Interest of the Partnership shall be computed separately by each Partner in accordance with Code (S) 613A(c)(7)(D) for Federal income tax purposes. For purposes of such computation, the adjusted basis of each Oil and Gas Interest shall be allocated in accordance with the Partners' interests in the capital of the Partnership.

          (b) Upon the taxable disposition of an Oil or Gas Interest by the Partnership, the amount realized therefrom shall be allocated among the Partners (for purposes of calculating their individual gain or loss on such disposition for Federal income tax purposes) as follows:

            (1) The portion of the total amount realized upon the taxable disposition of such property that represents recovery of its simulated adjusted tax basis therein (as calculated pursuant to Section 3.1(d)) shall be allocated to the Partners in the same proportion as the aggregate adjusted basis of such property was allocated to such Partners (or their predecessors in interest) pursuant to Section 3.3(a); and

            (2) The portion of the total amount realized upon the taxable disposition of such property that represents the excess over the simulated adjusted tax basis therein shall be allocated in accordance with the provisions of Section 3.2 as if such gain constituted an item of Profit.

     3.4  Apportionment Among Partners.

          (a) Except as otherwise provided in this Agreement, all allocations and distributions to the Investor Partners shall be apportioned among them pro rata based upon the number of Units held by each of the Investor Partners.

          (b) For purposes of Section 3.4(a), an Investor Partner's pro rata share in Units shall be calculated as of the end of the taxable year for which such allocation has been made; provided, however, that if a transferee of a Unit is admitted as an Investor Partner during the course of the taxable year, the apportionment of allocations and distributions between the transferor and transferee of such Unit shall be made in the manner provided in Section 3.4(a).

          (c) If, during any taxable year of the Partnership, there is a change in any Partner's interest in the Partnership, each Partner's allocation of any item of income, gain, loss, deduction, or credit of the Partnership for such taxable year shall be determined by taking into account the varying interests of the Partners pursuant to such method as is permitted by Code (S) 706(d) and the regulations thereunder.

   4.  Distributions.

     4.1 Time of Distribution. The Managing General Partner shall distribute the Partnership's Distributable Cash at such time as it shall determine, but such distributions shall be made not less frequently than quarterly.

     4.2 Distributions. Except as provided in Section 4.3, all distributions (other than those made in connection with the liquidation of the Partnership, which distributions shall be made in accordance with Section 9.3) shall be made 80% to the Investor Partners and 20% to the Managing General Partner. In no event shall funds be advanced or borrowed for purposes of distributions if the amount of such distributions would exceed the Partnership's accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to such revenues. The determination of such revenues and costs shall be made in accordance with generally accepted accounting principles, consistently applied. Cash distributions from the Partnership to the Managing General Partner shall only be made in conjunction with simultaneous distributions to Investor Partners.

     4.3 Capital Account Deficits. No distributions shall be made to any Investor Partner to the extent such distribution would create or increase a deficit in such Investor Partner's Capital Account (as adjusted in Section 3.2(b)). If a distribution is not made to an Investor Partner by reason of the preceding sentence, then the amount which would have been distributed to such Investor Partner shall be distributed to the other Partners in the proportion that the positive Capital Account balance of each Partner bears to the aggregate positive Capital Account balances of all of the Partners. Any such amount remaining after reduction of all Capital Accounts to zero shall be distributed to the Managing General Partner.

   5.  Activities.

     5.1 Management. The Managing General Partner shall conduct, direct, and exercise full and exclusive control over all activities of the Partnership. Investor Partners shall have no power over the conduct of the affairs of the Partnership or otherwise commit or bind the Partnership in any manner. The Managing General Partner shall manage the affairs of the Partnership in a prudent and businesslike fashion and shall use its best efforts to carry out the purposes and character of the business of the Partnership.

     5.2  Conduct of Operations.

          (a)  Program of Operations.

            (1) The Managing General Partner shall establish a program of operations for the Partnership which shall be in conformance with the following policies: (x) no less than 90% of the Capital Contributions net of Organization and Offering Costs shall be applied to drilling and completing Development Wells; (y) the Partnership shall drill all of its wells in the United States; and (z) the Prospects will be acquired pursuant to an arrangement whereby the Partnership will acquire between 51% and 100% of the Working Interest, subject to landowners' royalty interests and the royalty interests payable to unaffiliated third parties in varying amounts; provided, however, that the weighted average for all Prospects of the Partnership shall not exceed 20%. At its discretion, the Partnership may purchase less than a 51% Working Interest in the Prospects acquired.

            (2) The Investor Partners agree to participate in the Partnership's program of operations as established by the Managing General Partner; provided, however, that no well drilled to the point of setting casing need be completed if, in the Partnership's opinion, such well is unlikely to be productive of oil or gas in quantities sufficient to justify the expenditures required for well completion. The Partnership may participate with others in the drilling of wells and it may enter into joint ventures, partnerships, or other such arrangements.

          (b) All transactions between the Partnership and the Managing General Partner or its Affiliates shall be on terms no less favorable than those terms which could be obtained between the Partnership and independent third parties dealing at arm's-length, subject to the provisions of Section 5.7.

          (c) The Partnership shall not participate in any joint operations on any co-owned Lease unless there has been acquired or reserved on behalf of the Partnership the right to take in kind or separately dispose of its proportionate share of the oil and gas produced from such Lease, exclusive of production which may be used in development and production operations on the Lease and production unavoidably lost, and, if the Managing General Partner is the operator of such Lease, the Managing General Partner shall enter into written agreements with every other person or entity owning any working or operating interest reserving to such person or entity a similar right to take in-kind so as not to result in the Partnership being treated as a member of an association taxable as a corporation for Federal income tax purposes.

          (d) The relationship of the Partnership and the Managing General Partner (or an Affiliate retaining or acquiring an interest) as co-owners in Leases, except to the extent superseded by an operating agreement consistent with the provisions of Section 5.2(c), and except to the extent inconsistent with this Agreement, shall be governed by the AAPL Form 610 Model Operating Agreement-1982, with a provision reserving the right to take production in-kind, naming the Managing General Partner as operator and the Partnership as a non-operator, and with the accounting procedure to govern as the accounting procedures under such operating agreements.

          (e) The Managing General Partner is expected to act as the operator of all Partnership wells, and the Managing General Partner may designate such other persons as it deems appropriate to conduct the actual drilling and producing operations of the Partnership.

          (f) As operator of Partnership wells, the Managing General Partner or its Affiliates shall receive per-well charges for each producing well based on the Working Interest acquired by the Partnership. These per-well charges shall be subject to annual adjustment beginning January 1, 1997 [1998] [1999] as provided in the accounting procedures of the operating agreements.

          (g) The Managing General Partner shall drill wells pursuant to drilling contracts with the Partnership based upon competitive prices and terms in the geographic area of operations, and to the extent that such prices exceed its Costs, the Managing General Partner shall be deemed to have received compensation.

          (h) The Managing General Partner shall be reimbursed by the Partnership for Direct Costs. The Managing General Partner shall not be reimbursed for any Administrative Costs. All other expenses shall be borne by the Partnership.

          (i) The Managing General Partner and its Affiliates may enter into other transactions (embodied in a written contract) with the Partnership, such as providing services, supplies, and equipment, and shall be entitled to compensation for such services at prices and on terms that are competitive in the geographic area of operations.

          (j) The Partnership shall make no loans to the Managing General Partner or any Affiliate thereof.

          (k) The funds of the Partnership shall not be commingled with the funds of any other Person.

          (l) Notwithstanding any provision herein to the contrary, no creditor shall receive, as a result of making any loan, a direct or indirect interest in the Profits, capital, or property of the Partnership other than as a secured creditor.

          (m) The Managing General Partner shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the Managing General Partner's possession or control, and shall not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Partnership.

     5.3  Acquisition and Sale of Leases.

          (a) To the extent the Partnership does not acquire a full interest in a Lease from the Managing General Partner or its Affiliate, the remainder of the interest in such Lease may be held by the Managing General Partner or such Affiliate, as applicable, which may retain and exploit it for its own account or sell or otherwise dispose of all or a part of such remaining interest. Profits from such exploitation and/or disposition shall be for the benefit of the Managing General Partner or its Affiliate to the exclusion of the Partnership. Any Leases acquired by the Partnership from the Managing General Partner or its Affiliate shall be acquired only at the Managing General Partner's or such Affiliate's Cost, unless the Managing General Partner shall have reason to believe that Cost is in excess of the fair market value of such property, in which case the price shall not exceed the fair market value. The Managing General Partner shall obtain an appraisal from an Independent Expert with respect to sales of properties by the Managing General Partner and its Affiliates to the Partnership. Neither the Managing General Partner nor any Affiliate shall acquire or retain any carried, reversionary, or Overriding Royalty Interest on the Lease interests acquired by the Partnership, nor shall the Managing General Partner or its Affiliates enter into any farmout arrangements with respect to its retained interest, except as provided in
Section 5.5.

          (b) The Partnership shall acquire only Leases reasonably expected to meet the stated purposes of the Partnership. No Leases shall be acquired for the purpose of a subsequent sale or farmout unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that such an acquisition would be in the Partnership's best interest.

          (c) Neither the Managing General Partner nor its Affiliates, except other partnerships sponsored by them, shall purchase any productive properties from the Partnership.

     5.4  Title to Leases.

          (a) Record title to each Lease acquired by the Partnership may be temporarily held in the name of the Managing General Partner, or in the name of any nominee designated by the Managing General Partner, as agent for the Partnership until a productive well is completed on a Lease. Thereafter, record title to Leases shall be assigned to and placed in the name of the Partnership.

          (b) The Managing General Partner shall take the necessary steps in its best judgment to render title to the Leases to be assigned to the Partnership acceptable for the purposes of the Partnership. No operation shall be commenced on any Prospect acquired by the Partnership unless the Managing General Partner is satisfied that the undertaking of such operation would be in the best interest of Investor Partners and the Partnership. The Managing General Partner shall be free, however, to use its own best judgment in waiving title requirements and shall not be liable to the Partnership or Investor Partners for any mistakes of judgment unless such mistakes were made in a manner not in accordance with general industry standards in the geographic area and such mistakes were not the result of negligence by the Managing General Partner. Neither the Managing General Partner nor its Affiliates shall be deemed to be making any warranties or representations, express or implied, as to the validity or merchantability of the title to any Lease assigned to the Partnership or the extent of the interest covered thereby.

     5.5  Farmouts.

          (a) No Partnership Lease shall be farmed out, sold, or otherwise disposed of unless the Managing General Partner determines that (i) the Partnership lacks sufficient funds to drill on such Lease and is unable to obtain suitable financing, (ii) the Leases have been downgraded by events occurring after assignments to the Partnership, (iii) drilling on the Leases would result in an excessive concentration of Partnership funds creating, in the Managing General Partner's opinion, undue risk to the Partnership, or (iv) the Managing General Partner, exercising the standard of a prudent operator, determines that the farmout is in the best interests of the Partnership.

          (b) Farmouts between the Partnership and the Managing General Partner or its Affiliates, including any other affiliated limited partnership, shall be effected on terms deemed fair by the Managing General Partner. The Managing General Partner, exercising the standard of a prudent operator, shall determine that the farmout is in the best interest of the Partnership and the terms of the farmout are consistent with, and in any case, no less favorable to the Partnership than, those utilized in the geographic area of operations for similar arrangements. The respective obligations and revenue sharing of all affiliated parties to the transactions shall be substantially the same, and the compensation arrangement or any other interest or right of either the Managing General Partner or its Affiliates shall be substantially the same in each participating partnership or, if different, shall be reduced to reflect the lower compensation arrangement.

     5.6 Release, Abandonment, and Sale or Exchange of Properties. Except as provided elsewhere in this Article 5 and in Section 6.3, the Managing General Partner shall have full power to dispose of the production and other assets of the Partnership, including the power to determine which Leases shall be released or permitted to terminate, those wells to be abandoned, whether any Lease or well shall be sold or exchanged, and the terms therefor. In the event the Managing General Partner sells, transfers, or otherwise disposes of nonproducing property of the Partnership, the sale, transfer, or disposition shall, to the extent possible, be made at a price which is the higher of the fair market value of the property on the date of the sale, transfer, or disposition or the Cost of such property to the Partnership.

     5.7  Certain Transactions.

          (a) Whenever the Managing General Partner or its Affiliates sell, transfer, or assign an interest in a Prospect to the Partnership, they shall assign to the Partnership an equal proportionate interest in each of the Leases comprising the Prospect. If the Managing General Partner or its Affiliates (except another affiliated partnership in which the interest of the Managing General Partner or its Affiliates is identical to or less than their interest in the Partnership) subsequently propose to acquire an interest in a Prospect in which the Partnership possesses an interest, or in a Prospect abandoned by the Partnership, within one year preceding such proposed acquisition, the Managing General Partner or its Affiliates shall offer an equivalent interest therein to the Partnership and, if funds, including borrowings, are not available to the Partnership to enable it to consummate a purchase of an equivalent interest in such property and pay the development costs thereof, neither the Managing General Partner nor any of its Affiliates shall acquire such interest or property. The term "abandoned" shall mean the termination, either voluntarily or by operation of the Lease or otherwise, of all of the Partnership's interest in the Prospect. These limitations shall not apply after the lapse of five years from the date of formation of the Partnership.

          (b) The geological limits of a Prospect shall be enlarged or contracted on the basis of subsequently acquired geological data that further defines the productive limits of the underlying oil and/or gas reservoir and shall include all of the acreage determined by such subsequent data to be encompassed by such reservoir. Further, where the Managing General Partner or Affiliate owns a separate property interest in such enlarged area, such interest shall be sold to the Partnership if the activities of the Partnership were material in establishing the existence of Proved Undeveloped Reserves which are attributable to such separate property interest; provided, however, that the Partnership shall not be required to expend additional funds unless they are available from the initial capitalization of the Partnership or if the Managing General Partner believes it is prudent to borrow for the purpose of acquiring such additional acreage.

          (c) The Partnership shall not purchase properties from, or sell properties to, any other affiliated partnership. This prohibition, however, shall not apply to transactions among affiliated partnerships by which property is transferred from one to another in exchange for the transferee's obligation to conduct drilling activities on such property or to joint ventures among such affiliated partnerships; provided, however, that the respective obligations and revenue sharing of all parties to the transaction are substantially the same and the compensation arrangement or any other interest or right of either the Managing General Partner or its Affiliates is the same in each affiliated partnership, or, if different, the aggregate compensation of the Managing General Partner is reduced to reflect the lower compensation arrangement.

          (d) During the existence of the Partnership, and before it has ceased operations, neither the Managing General Partner nor any of its Affiliates (excluding another partnership where the Managing General Partner's or its Affiliates' interest in such partnership is identical to or less than their interest in the Partnership) shall acquire, retain, or drill for their own account any Oil and Gas Interest in any Prospect in which the Partnership possesses an interest, except for transactions whereby the Managing General Partner or such Affiliate acquires or retains a proportionate Working Interest, the respective obligations of the Managing General Partner or the Affiliate and the Partnership are substantially the same after the sale of the interest to the Partnership, and the Managing General Partner's or Affiliate's interest in revenues does not exceed the amount proportionate to its Working Interest.

          (e) Any services, equipment, or supplies which the Managing General Partner or an Affiliate furnishes to the Partnership shall be furnished at the lesser of the Managing General Partner's or the Affiliate's Cost or a competitive rate which could be obtained in the geographical area of operations unless the Managing General Partner or any Affiliate is engaged to a substantial extent, as an ordinary and ongoing business, in providing such services, equipment, or supplies to others in the industry, in which event, the services, supplies, or equipment may be provided by such person to the Partnership at prices competitive with those charged by others in the geographical area of operations which would be available to the Partnership. If such entity is not engaged in the business as set forth above, then such compensation, price or rental shall be the Cost of such services, equipment or supplies to such entity, or the competitive rate which could be obtained in the area, whichever is less. Any drilling services provided by the Managing General Partner or its Affiliates shall be billed only on a per foot, per day, or per hour rate, or some combination thereof. No turnkey drilling contracts shall be made between the Managing General Partner or its Affiliates and the Partnership. Neither the Managing General Partner nor its Affiliates shall profit by drilling in contravention of its fiduciary obligations to the Partnership. Any such services for which the Managing General Partner or an Affiliate is to receive compensation shall be embodied in a written contract which precisely describes the services to be rendered and all compensation to be paid.

          (f) Advance payments by the Partnership to the Managing General Partner are prohibited, except where necessary to secure tax benefits of prepaid drilling costs.

          (g) Neither the Managing General Partner nor its Affiliates shall make any future commitments of the Partnership's production which do not primarily benefit the Partnership, nor shall the Managing General Partner or any Affiliate utilize Partnership funds as compensating balances for the benefit of the Managing General Partner or the Affiliate.

          (h) No rebates or give-ups may be received by the Managing General Partner or any of its Affiliates, nor may the Managing General Partner or any Affiliate participate in any reciprocal business arrangements which would circumvent these restrictions.

            (1) During a period of five years from the date of formation of the Partnership, if the Managing General Partner or any of its Affiliates proposes to acquire from an unaffiliated person an interest in a Prospect in which the Partnership possesses an interest, or in a Prospect in which the Partnership's interest has been terminated without compensation within one year preceding such proposed acquisition, the following conditions shall apply:

               (A) If the Managing General Partner or the Affiliate does not currently own property in the Prospect separately from the Partnership, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase an interest in the Prospect.

               (B) If the Managing General Partner or the Affiliate currently owns a proportionate interest in the prospect, then the interest to be acquired shall be divided between the Partnership and the Managing General Partner or the Affiliate in the same proportion as is the other property in the Prospect; provided however, if cash or financing is not available to the Partnership to enable it to consummate a purchase of the additional interest to which it is entitled, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase any additional interest in the Prospect.

          (i) If the Partnership acquires property pursuant to a farmout or joint venture from an affiliated program, the Managing General Partner's and/or its Affiliates' aggregate compensation associated with the property and any direct and indirect ownership interest in the property may not exceed the lower of the compensation and ownership interest the Managing General Partner and/or its Affiliates could receive if the property were separately owned or retained by either one of the programs.

          (j) Neither the Managing General Partner nor any Affiliate, including affiliated programs, may purchase or acquire any property from the partnership, nor lend money to the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Investor Partners and then subject to the following conditions:

          (k) A sale, transfer, or conveyance, including a farmout, of an undeveloped property from the Partnership to the Managing General Partner or an Affiliate, other than an affiliated program, must be made at the higher of Cost or fair market value.

            (1) A sale, transfer, or conveyance of a developed property from the Partnership to the Managing General Partner or an Affiliate, other than an affiliated drilling program in which the interest of the Managing General Partner is substantially similar to or less than its interest in the Partnership, shall not be permitted except in connection with the liquidation of the Partnership and then only at fair market value.

            (2) Except in connection with farmouts or joint ventures made in compliance with Section 5.7(i), a transfer of an undeveloped property from the Partnership to an affiliated drilling program must be made at fair market value if the property has been held for more than two years. Otherwise, if the Managing General Partner deems it to be in the best interest of the Partnership, the transfer may be made at Cost.

            (3) Except in connection with farmouts or joint ventures made in compliance with Section 5.7(i), a transfer of any type of property from the Partnership to an affiliated program must be made at fair market value if the property has been held for more than six months or there have been significant expenditures made in connection with the property. Otherwise, if the Managing General Partner deems it to be in the best interest of the Partnership, the transfer may be made at Cost as adjusted for intervening operations.

            (4) For the purpose of this Section 5.7(b), Fair Market Value shall be established by appraisal by an independent expert.

            (5) In the case of a loan by the Managing General Partner or an Affiliate to the Partnership, the interest rate will be the lesser of (A) the rate at which the lender could borrow from an independent third party financial institution or (B) the rate at which the Partnership could borrow from an independent third party financial institution, for a similar loan.

          (l) If the Partnership participates in other partnerships or joint ventures (multi-tier arrangements), the terms of any such arrangements shall not result in the circumvention of any of the requirements or prohibitions contained in this Agreement, including the following:

            (1) there will be no duplication or increase in Organization and Offering Costs, the Managing General Partner's compensation, Partnership expenses or other fees and costs;

            (2) there will be no substantive alteration in the fiduciary and contractual relationship between the Managing General Partner and the Investor Partners; and

            (3) there will be no diminishment in the voting rights of the Investor Partners.

          (m) In connection with a proposed Roll-Up or Significant Transaction, the following shall apply:

            (1) An appraisal of all Partnership assets shall be obtained from an Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the appropriate state securities administrator, as an exhibit to the registration statement for the offering. The appraisal shall be based upon all relevant information, including current reserve estimates prepared by an independent petroleum consultant, and shall indicate the value of the Partnership's assets assuming an orderly liquidation as of a date immediately prior to the announcement of the proposed Roll-Up transaction or Significant Transaction. The appraisal shall assume an orderly liquidation of Partnership assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and the Investor Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Investor Partners in connection with a proposed Roll-Up or a Significant Transaction.

            (2) In connection with a proposed Roll-Up or a Significant Transaction, Investor Partners who vote "no" on the proposal shall be offered the choice of:

               (A) accepting the securities of the Roll-Up Entity or the Surviving Entity offered in the proposed Roll-Up or the Significant Transaction.

               (B) remaining as Investor Partners in the Partnership and preserving their interests therin on the same terms and conditions as existed previously; or

               (C) receiving cash in an amount equal to the Investor Partners' pro-rata share of the appraised value of the net assets of the Partnership.

            (3) The Partnership shall not participate in any proposed Roll-Up or Significant Transaction which, if approved, would result in the diminishment of an Investor Partner's voting rights under the Roll-Up Entity's or Surviving Entity's chartering agreement. In no event shall the democracy rights of Investor Partners in the Roll-Up Entity or Surviving Entity be less than those provided for under Sections 7.7 and 7.8. If the Roll-Up Entity or the Surviving Entity is a corporation, the democracy rights of Investor Partners shall correspond to the democracy rights provided for in this Agreement to the greatest extent possible.

            (4) The Partnership shall not participate in any proposed Roll-Up or Significant Transaction which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity or Surviving Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity or Surviving Entity), nor shall the Partnership participate in any proposed Roll-Up or Significant Transaction which would limit the ability of an Investor Partner to exercise the voting rights of its securities of the Roll-Up Entity or Surviving Entity on the basis of the number of Partnership Units held by that Investor Partner.

            (5) The Partnership shall not participate in a Roll-Up or Significant Transaction in which Investor Partners' rights of access to the records of the Roll-Up Entity or Surviving Entity will be less than those provided for under Section 8.1.

            (6) The Partnership shall not participate in any proposed Roll-Up or Significant Transaction in which any of the costs of the transaction would be borne by the Partnership if less than 80% in interest of the Investor Partners vote to approve the Roll-Up or Significant Transaction.

            (7) The Partnership shall not participate in a Roll-Up or Significant Transaction unless the Roll-Up or Significant Transaction is approved by 80% in interest of the investor Partners.

   6.  Managing General Partner.

     6.1 Managing General Partner. The Managing General Partner shall have the sole and exclusive right and power to manage and control the affairs of and to operate the Partnership, to do all things necessary to carry on the business of the Partnership for the purposes described in Section 1.4 and to conduct the activities of the Partnership as set forth in Article 5. No financial institution or any other person, firm, or corporation dealing with the Managing General Partner shall be required to ascertain whether the Managing General Partner is acting in accordance with this Agreement, but such financial institution or such other person, firm, or corporation shall be protected in relying solely upon the deed, transfer, or assurance of, and the execution of such instrument or instruments by, the Managing General Partner. The Managing General Partner shall devote so much of its time to the business of the Partnership as in its judgment the conduct of the Partnership's business shall reasonably require and shall not be obligated to do or perform any act or thing in connection with the business of the Partnership not expressly set forth herein. The Managing General Partner may engage in business ventures of any nature and description independently or with others and neither the Partnership nor any of the Investor Partners shall have any rights in and to such independent ventures or the income or profits derived therefrom. Except as otherwise provided herein, the Managing General Partner and its Affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account only after they have determined that such opportunity either cannot be pursued by the Partnership because of insufficient funds or because it is not appropriate for the Partnership under the existing circumstances.

     6.2 Authority of Managing General Partner. The Managing General Partner is specifically authorized and empowered, on behalf of the Partnership, and by consent of the Investor Partners herein given, to do any act, execute any document or enter into any contract or any agreement of any nature necessary or desirable, in the opinion of the Managing General Partner, in pursuance of the purposes of the Partnership. Without limiting the generality of the foregoing, in addition to any and all other powers conferred upon the Managing General Partner pursuant to this Agreement and the Act, and except as otherwise prohibited by law or hereunder, the Managing General Partner shall have the power and authority to:

          (a) Acquire leases and other Oil and Gas Interests in furtherance of the Partnership's business;

          (b) Enter into and execute pooling agreements, farm out agreements, operating agreements, unitization agreements, dry and bottom hole and acreage contribution letters, construction contracts, and any and all documents or instruments customarily employed in the oil and gas industry in connection with the acquisition, sale, exploration, development, or operation of Oil and Gas Interests, and all other instruments deemed by the Managing General Partner to be necessary or appropriate to the proper operation of Oil or Gas Interests or to effectively and properly perform its duties or exercise its powers hereunder;

          (c) Make expenditures and incur any obligations it deems necessary to implement the purposes of the Partnership, employ and retain such personnel as it deems desirable for the conduct of the Partnership's activities, including employees, consultants, and attorneys and exercise on behalf of the Partnership, in such manner as the Managing General Partner, in its sole judgment, deems best, all rights, elections, and obligations granted to or imposed upon the Partnership;

          (d) Manage, operate, and develop any Partnership property, and enter into operating agreements with respect to properties acquired by the Partnership, including an operating agreement with the Managing General Partner as described in the Prospectus, which agreements may contain such terms, provisions, and conditions as are usual and customary within the industry and as the Managing General Partner shall approve;

          (e) Compromise, sue, or defend any and all claims in favor of or against the Partnership;

          (f) Subject to the provisions of Section 8.4, make or revoke any election permitted the Partnership by any taxing authority;

          (g) Perform any and all acts it deems necessary or appropriate for the protection and preservation of Partnership assets;

          (h) Maintain, at the expense of the Partnership, such insurance coverage for public liability, fire and casualty, and any and all other insurance necessary or appropriate to the business of the Partnership in such amounts and of such types as it shall determine from time to time;

          (i) Buy, sell, or lease property or assets on behalf of the Partnership;

          (j)  Enter into agreements to hire services of any kind or nature;

          (k)  Assign interests in properties to the Partnership;

          (l) Borrow money on behalf of the Partnership from third parties or the Managing General Partner or its Affiliates; provided, however, that no such borrowing shall occur until all of the Additional General Partners have been converted to Limited Partners.

          (m) Enter into soliciting dealer agreements and perform all of the Partnership's obligations thereunder, to issue and sell Units pursuant to the terms and conditions of this Agreement, the Subscription Agreements, and the Prospectus, to accept and execute on behalf of the Partnership Subscription Agreements, and to admit Investor Partners and Substitute Investor Partners; and

          (n) Perform any and all acts, and execute any and all documents, it deems necessary or appropriate to carry out the purposes of the Partnership.

     6.3 Certain Restrictions on Managing General Partner's Power and Authority. Notwithstanding any other provisions of this Agreement to the contrary, neither the Managing General Partner nor any of its Affiliates shall have the power or authority to, and shall not, do, perform, or authorize any of the following:

          (a) Use any revenues from Partnership operations for the purposes of acquiring Leases in new or unrelated Prospects or paying any Organization and Offering Costs; provided, however, that revenues from Partnership operations may be used for other Partnership operations, including, without limitation, for the purposes of drilling, completing, maintaining, recompleting, and operating wells on existing Partnership Prospects and acquiring and developing new Leases to the extent such Leases are considered by the Managing General Partner, in its sole discretion, to be a part of a Prospect in which the Partnership then owns a Lease;

          (b) Without having first received the prior consent of the holders of a majority of the then outstanding Units entitled to vote,

            (1) sell all, or substantially all, of the assets of the Partnership (except upon liquidation of the Partnership pursuant to Article
  9), unless cash funds of the Partnership are insufficient to pay the obligations and other liabilities of the Partnership;

            (2)  dispose of the good will of the Partnership;

            (3) do any other act which would make it impossible to carry on the ordinary business of the Partnership; or

            (4) agree to the terminating or amendment of any operating agreement to which the Partnership is a party, or waive any rights of the Partnership thereunder, except for amendments to the operating agreement which the Managing General Partner believes are necessary or advisable to ensure that the operating agreement conforms to any changes in or modifications to the Code or that do not adversely affect the Investor Partners in any material respect;

          (c) Guarantee, in the name or on behalf of the Partnership, the payment of money or the performance of any contract or other obligation of any Person other than the Partnership;

          (d) Bind or obligate the Partnership with respect to any matter outside the scope of the Partnership business;

          (e) Use the Partnership name, credit, or property for other than Partnership purposes;

          (f) Take any action, or permit any other Person to take any action, with respect to the assets or property of the Partnership which does not benefit the Partnership, including, among other things, utilization of funds of the Partnership as compensating balances for its own benefit or the commitment of future production;

          (g) Benefit from any arrangement for the marketing of oil and gas production or other relationships affecting the property of the Managing General Partner and the Partnership, unless such benefits are fairly and equitably apportioned among the Managing General Partner, its Affiliates, and the Partnership;

          (h) Utilize Partnership funds to invest in the securities of another Person except in the following instances;

               (A) investments in Working Interests or undivided Lease interests made in the ordinary course of the Partnership's business;

               (B)  temporary investments made in compliance with Section
  2.2(d);

               (C) investments involving less than 5% of Partnership capital which are a necessary and incidental part of a property acquisition transaction; and

               (D) investments in entities established solely to limit the Partnership's liabilities associated with the ownership or operation of property or equipment; provided, however, that in such instances duplicative fees and expenses shall be prohibited.

          (i)  Vote with respect to any Unit held by it; or

          (j) Sell, transfer, or assign its interest (except for a collateral assignment which may by granted to a bank or other financial institution) in the Partnership, or any part thereof, or otherwise withdraw as Managing General Partner without 120 days prior written notice and the written consent of Investor Partners owning a majority of the then outstanding Units.

     6.4  Indemnification of Managing General Partner.

          (a) The Managing General Partner shall have no liability to the Partnership or to any Investor Partner for any loss suffered by the Partnership which arises out of any action or inaction of the Managing General Partner if the Managing General Partner, in good faith, determined that such course of conduct was in the best interest of the Partnership, that the Managing General Partner was acting on behalf of or performing services for the Partnership, and the such course of conduct did not constitute negligence or misconduct of the Managing General Partner. The Managing General Partner shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by it in connection with the Partnership, provided that the Managing General Partner has determined, in good faith, that he course of conduct which caused the loss or liability was in the best interest of the Partnership, that the Managing General Partner was acting on behalf of or performing services for the Partnership, and that the same were not the result of negligence or misconduct on the part of the Managing General Partner. Indemnification of the Managing General Partner is recoverable only from the tangible net assets of the Partnership, including the insurance proceeds from the Partnership's insurance policies and the insurance and indemnification of the Partnership's subcontractors, and is not recoverable from the Investor Partners.

          (b) Notwithstanding the provisions of Section 6.4(a), the Managing General Partner and any person acting as a broker-dealer shall not be indemnified for liabilities arising under Federal and state securities laws unless (i) there has been a successful adjudication on the merits of each count involving securities law violations, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (iii) a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of any state securities regulatory authority in which securities of the Partnership were offered or sold as to indemnification for violation of securities laws; provided however, the court need only be advised of the positions of the securities regulatory authorities of those states (i) which are specifically set forth in the program agreement and (ii) in which plaintiffs claim they were offered or sold Units. In any claim for indemnification for Federal or state securities laws violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission and the Massachusetts Securities Division or respective state securities division, as the case may be, with respect to the issue of indemnification for securities laws violations.

          (c) The advancement of Partnership funds to a Sponsor or its Affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if the Partnership has adequate funds available and the following conditions are satisfied:

            (1) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership;

            (2) the legal action is initiated by a third party who is not participant, or the legal action is initiated by a participant and a court of competent jurisdiction specifically approves such advancement; and

            (3) the Sponsor or its Affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

          (d) The Partnership shall not incur the cost of the portion of any insurance which insures the Managing General Partner against any liability as to which the Managing General Partner is herein prohibited from being indemnified.

     6.5  Withdrawal.

          (a) Notwithstanding the limitations contained in Section 6.30(j), the Managing General Partner shall have the right, by giving written notice to the Investor Partners, to substitute in its stead as managing general partner any successor entity or any entity controlled by the Managing General Partner having a tangible net worth of at least $5 million, and the Investor Partners, by execution of this Agreement, hereby expressly consent to such a transfer unless it would adversely affect the status of the Partnership as a partnership for Federal income tax purposes.

          (b) The Managing General Partner may not voluntarily withdraw from the Partnership prior to the Partnership's completion of its primary drilling and/or acquisition activities, and then only after 120 days written notice to the Investor Partners. The Managing General Partner may not partially withdraw its property interests held by the Partnership unless such withdrawal is necessary to satisfy the bona fide request of its creditors or approved by the vote of a majority-in-interest of the Investor Partners. The Managing General Partner shall fully indemnify the Partnership against any additional expenses which may result from a partial withdrawal of property interests and such withdrawal may not result in a greater amount of Direct Costs or Administrative Costs being allocated to the Investor Partners. The withdrawing Managing General Partner shall pay all expense incurred as a result of its withdrawal.

          (c) In the event a Managing General Partner withdraws, its interest in the assets of the Partnership shall be determined by independent appraisal by a qualified independent petroleum engineering consultant who shall be selected by mutual agreement of the Managing General Partner and the successor Managing General Partner. Such appraisal will take into account an appropriate discount to reflect the risk of recovery of oil and gas reserves, and, at its election, the removed Managing General Partner's interest in the Partnership assets may be distributed to or the interest of the Managing General Partner in the Partnership may be retained by it as a Limited Partner in the reconstituted limited partnership; provided, however, that if immediate payment to the withdrawn Managing General Partner would impose financial or operational hardship upon the Partnership, as determined by the successor Managing General Partner in the exercise of its fiduciary duties to the Partnership, payment (plus reasonable interest) to the removed Managing General Partner may be postponed to that time when, in the determination of the successor Managing General Partner, such payment will not cause a hardship to the Partnership. The cost of such appraisal shall be borne by the Partnership. The successor Managing General Partner shall have the option to purchase at least 20% of the removed Managing General Partner's interest for the value determined by the independent appraisal. The removed Managing General Partner, at the time of its removal shall cause, to the extent it is legally possible, its successor to be transferred or assigned all its rights, obligations, and interests in contracts entered into by it on behalf of the Partnership. In any event, the removed Managing General Partner shall cause its rights, obligations, and interests in any contract to terminate at the time of its removal.

          (d) For the purposes of Sections 6.5(c), 7.6(c), the method of payment will be a non-interest bearing unsecured promissory note with principal payable from distributions the Managing General Partner would have received under this Agreement had the Managing General Partner not withdrawn.

     6.6 Management Fee. The Partnership shall pay the Managing General Partner, on the date hereof, a one-time management fee equal to 5% of the total Capital Contributions made by the Investor Partners.

     6.7 Tax Matters Partner. The Managing General Partner shall serve as the Tax Matters Partner for purposes of Code (SS)6221 through 6233. The Partnership may engage its accountants and/or attorneys to assist the Tax Matters Partner in discharging its duties hereunder.

   7.  INVESTOR PARTNERS.

     7.1 Management. No Investor Partner shall take part in the control or management of the business or transact any business for the Partnership, and no Investor Partner shall have the power to sign for or bind the Partnership, all of such authority having been given to the Managing General Partner in Article
6. Any action or conduct of Investor Partners on behalf of the Partnership is hereby expressly prohibited. Any Investor Partner who violates the provisions of this Section 7.1 shall be liable to the remaining Investor Partners, the Managing General Partner, and the Partnership for any damages, costs, or expenses any of them may incur as a result of such violation. Investor Partners shall have the right to vote only with respect to those matters specifically provided for in these Articles.

     7.2 Indemnification of Additional General Partners. Except as otherwise provided in this Section 7.2, the Managing General Partner agrees to indemnify each of the Additional General Partners for the amounts of obligations, risks, losses, or judgments of the Partnership or the Managing General Partner which exceed the amount of applicable insurance coverage and amounts which would become available from the sale of all Partnership assets. Such indemnification applies to casualty losses and to business losses, such as losses incurred in connection with the drilling of an unproductive well, to the extent such losses exceed the Additional General Partners' interest in the undistributed net assets of the Partnership. If, however, such excess obligations are the result of the negligence or misconduct of an Additional General Partner, or the contravention of the terms of this Agreement by the Additional General Partner, then the foregoing indemnification by the Managing General Partner shall not apply as to such Additional General Partner and such Additional General Partner shall be liable to all other Partners for damages and obligations resulting therefrom.

     7.3  Assignment of Units.

          (a) An Investor Partner may transfer all or any portion of the Investor Partner's Units, subject to the following conditions:

            (1) Except in the case of a transfer of Units at death, as a result of adjudication of incompetency or insanity, or involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Partnership such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Partnership to effect such transfer;

            (2) The transferor and transferee shall furnish the Partnership with the transferee's taxpayer identification number and sufficient information to determine the transferee's initial tax basis in the Units transferred; and

            (3) The Partnership is reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such transfer.

          (b) A Person who acquires one or more Units but who is not admitted as a Substitute Investor Partner, shall only be entitled to allocations and distributions with respect to such Units in accordance with this Agreement, but shall have no right to any information or accounting of the affairs of the Partnership, shall not be entitled to inspect the books or records of the Partnership, and shall not have any of the rights of an Additional General Partner or a Limited Partner under the Act or this Agreement.

          (c) Subject to the other provisions of this Article 7, a transferee of Units may be admitted to the Partnership as a Substitute Investor Partner only upon satisfaction of the following conditions;

            (1) The Managing General Partner consents to such admission, which consent can be withheld in its absolute discretion;

            (2) The Units with respect to which the transferee is being admitted were acquired by means of a Permitted Transfer;

            (3) The transferee becomes a party to this Agreement as a Partner and executes such documents and instruments as the Managing General Partner may reasonably request as may be necessary or appropriate to confirm such transferee as a Partner of the Partnership and such transferee's agreement to be bound by the terms and conditions hereof; and

            (4) If the transferee is not an individual of legal majority, the transferee provides the Partnership with evidence satisfactory to counsel for the Partnership of the authority of the transferee to become a Partner and to be bound by the terms and conditions of this Agreement.

          (d) In any calendar quarter in which a transfer of a Unit occurs, the Partnership shall recognize the assignment not later than the last day of the calendar month following receipt of notice of assignment and required documentation.

          (e) Each Investor Partner hereby covenants and agrees with the Partnership, for the benefit of the Partnership and all Partners, that (i) the Investor Partner is not currently making a market in Units and (ii) the Investor Partner will not transfer any Unit on an established securities market or a secondary market (or the substantial equivalent thereof) within the meaning of Code (S) 7704(b) (and any regulations, proposed regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service that may be promulgated or published thereunder). Each Investor Partner further agrees that the Investor Partner will not transfer any Unit to any Person unless such Person agrees to be bound by the provisions of this Section 7.3 and to transfer such Units only to Persons who agree to be similarly bound.

     7.4  Prohibited Transfers.

          (a) Any purported Transfer of Units that is not a Permitted Transfer shall be null and void and of no effect whatever. If, however, the Partnership is required by a court of competent jurisdiction to recognize a transfer that is not a Permitted Transfer (or if the Managing General Partner, in its sole discretion, elects to recognize a transfer that is not a Permitted Transfer), the Partnership shall have the right (without limiting any other legal or equitable rights of the Partnership) to withhold distributions to which such transferee would otherwise be entitled and apply such distributions to satisfy the debts, obligations, or liabilities for damages that the transferor or transferee of such Units may have to the Partnership.

          (b) In the case of transfer or attempted transfer of Units that is not a Permitted Transfer, the parties engaging or attempting to engage in such transfer shall be liable to indemnify and hold harmless the Partnership and the other Partners from all cost, liability, and damage that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and lawyers fees and expenses) as a result of such transfer or attempted transfer and efforts to enforce the indemnity granted hereby.

     7.5 Withdrawal by Investor Partners. An Investor Partner may not withdraw from the Partnership, except as otherwise provided in this Agreement.

     7.6  Removal of Managing General Partner.

          (a) The Managing General Partner may be removed at any time, upon 90 days prior written notice, by the vote of Investor Partners owning a majority of the then outstanding Units, and upon the selection by such Investor Partners of a successor Managing General Partner within such 90-day period.

          (b) Any successor Managing General Partner may be removed upon the terms and conditions provided in Section 7.6(a).

          (c) In the event a Managing General Partner is removed, its interest in the assets of the Partnership shall be determined by independent appraisal by a qualified independent petroleum engineering consultant who shall be selected by mutual agreement of the Managing General Partner and the successor Managing General Partner. Such appraisal will take into account an appropriate discount to reflect the risk of recovery of oil and gas reserves, and, at its election, the removed Managing General Partner's interest in the Partnership assets may be distributed to it or the interest of the Managing General Partner in the Partnership may be retained by it as a Limited Partner in the reconstituted limited partnership; provided, however, that if immediate payment to the removed Managing General Partner would impose financial or operational hardship upon the Partnership, as determined by the successor Managing General Partner in the exercise of its fiduciary duties to the Partnership, payment (plus reasonable interest) to the removed Managing General Partner may be postponed to that time when, in the determination of the successor Managing General Partner, such payment will not cause a hardship to the Partnership. The cost of such appraisal shall be borne by the Partnership. The successor
Managing General Partner shall have the option to purchase at least 20% of the removed Managing General Partner's interest for the value determined by the independent appraisal. The removed Managing General Partner, at the time of its removal shall cause, to the extent it is legally possible, its successor to be transferred or assigned all its rights, obligations, and interests in contracts entered into by it on behalf of the Partnership. In any event, the removed Managing General Partner shall cause its rights, obligations, and interests in any contract to terminate at the time of its removal.

          (d) For the purposes of Section 6.5(c), 7.6(c), the method of payment will be an interest bearing promissory note coming due in no less than five years with equal installments each year.

          (e) Upon the effectiveness of the removal of the Managing General Partner, the assets, books, and records of the Partnership shall be surrendered to the successor Managing General Partner, provided that the successor Managing General Partner shall have first (i) agreed to accept the responsibilities of the Managing General Partner, and (ii) made arrangements satisfactory to the removed Managing General Partner to relieve such Managing General Partner from personal liability on all Partnership borrowings or, if any Partnership creditor will not consent to such relief, agreed to indemnify the removed Managing General Partner for any subsequent liability with respect to such borrowings. Immediately after the removal of a Managing General Partner, the successor Managing General Partner shall prepare, execute, and file for recordation such Certificate of Amendment to the Partnership's Certificate of Limited Partnership as may be required by the Act.

     7.7 Calling of Meetings. Investor Partners owning 10% or more of the then outstanding Units entitled to vote shall have the right to request that the Managing General Partner call a meeting of the Partners. The Managing General Partner shall call such a meeting and shall deposit in the United States mails within 15 days after receipt of such request written notice to all Investor Partners of the meeting and the purpose of the meeting, which shall be held on a date not less than 30, nor more than 60, days after the date of the mailing of such notice, at a reasonable time and place. Investor Partners shall have the right to submit proposals to the Managing General Partner for inclusion in the voting materials for the next meeting of Investor Partners for consideration and approval by the Investor Partners. Investor Partners shall have the right to vote in person or by proxy.

     7.8 Additional Voting Rights. Investor Partners shall be entitled to all voting rights granted to them under this Agreement and as specified by the Act. Each Unit is entitled to one vote on all matters; each fractional Unit is entitled to that fraction of one vote equal to the fractional interest in the Unit. Except as otherwise provided herein, at any meeting of Investor Partners, a vote of a majority of Units represented at such meeting, in person or by proxy, with respect to matters considered at the meeting at which a quorum is present shall be required for approval of any such matters. In addition, except as otherwise provided in this Section 7.8 and in Section 5.7(m), holders of a majority of the then outstanding Units may, without the concurrence of the Managing General Partner, vote to (a) approve or disapprove the sale of all, or substantially all, of the assets of the Partnership, (b) dissolve the Partnership, (c) remove the Managing General Partner and elect a new Managing General Partner, (d) amend this Agreement, (e) elect a new Managing General Partner if the Managing General Partner elects to withdraw from the Partnership, and (f) cancel any contract for services with the Managing General Partner or any Affiliates without penalty upon 60 days' notice. The Partnership shall not participate in a Roll-Up or Significant Transaction unless the Roll-Up or Significant Transaction is approved by Investor Partners owning at least 80% of the Units. A majority in interest of the then outstanding Units entitled to vote shall constitute a quorum. In determining the requisite percentage in interest of Units necessary to approve a matter on which the Managing General Partner and its Affiliates may not vote or consent, any Units owned by the Managing General Partner and its Affiliates shall not be included.

     7.9 Voting by Proxy. The Investor Partners may vote either in person or by proxy.

     7.10 Conversion of Additional General Partner Interests into Limited Partner Interests.

          (a) As provided herein, Additional General Partners may elect to convert, transfer, and exchange their Additional General Partner interests for Limited Partner interests upon receipt by the Managing General Partner of written notice of such election. An Additional General Partner may request conversion of all, but not less than all of such Additional General Partner's interests for Limited Partner interests at any time after the earlier of (i) one year following the closing of the securities offering which relates to the Partnership and the disbursement to the Partnership of the proceeds of such securities offering or (ii) when all wells have been placed into production.

          (b) The Managing General Partner shall notify all Additional General Partners at least 30 days prior to any material change in the amount of the Partnership's insurance coverage. Within this 30-day period, and notwithstanding the provisions of Section 7.10(a), Additional General Partners shall have the right to immediately convert their Additional General Partner interests into Limited Partner interests by giving written notice to the Managing General Partner.

          (c) The Managing General Partner shall convert the interests of all Additional General Partners into Limited Partner interests upon completion of drilling by the Partnership.

          (d) The Managing General Partner shall cause the conversion of Additional General Partner interests into Limited Partner interests to be effected as promptly as possible as prudent business judgment dictates. Conversion of an Additional General Partner interest to a Limited Partner interest shall be conditioned upon a finding by the Managing General Partner that such conversion will not cause a termination of the Partnership for Federal income tax purposes, and will be effective upon the Managing General Partner's filing an amendment to its Certificate of Limited Partnership reflecting such conversion. The Managing General Partner is obligated to file an amendment to its Certificate of Limited Partnership during the full calendar month after receipt of the required notice from the Additional General Partner and a determination by the Managing General Partner that the conversion will not constitute a termination of the Partnership for Federal income tax purposes. The effecting of the conversion is subject to the satisfaction of the condition that the electing Additional General Partner provide written notice to the Managing General Partner of such intent to covert. Upon such conversion, such Additional General Partner shall become a Limited Partner but such Additional General Partner shall remain liable to the Partnership for any additional Capital Contribution(s) required and such Additional General Partner's proportionate share of any Partnership obligation or liability arising prior to the conversion.

          (e) Limited Partners may not convert and/or exchange their interests for Additional General Partner interests.

     7.11 Unit Repurchase Program.

          (a) Beginning with the third anniversary of the date of the first cash distribution of the Partnership, Investor Partners may tender their Units to the Managing General Partner for repurchase, subject to the Managing General Partner's financial ability to repurchase and the Managing General Partner's receipt of an opinion of counsel that the Managing General Partner's repurchase of Units pursuant to this Section 7.11 will not cause the Partnership to be treated as a "publicly traded partnership" for purposes of Code (S)(S) 469 and 7704. Failure to receive such opinion shall preclude the Managing General Partner from making any offers to repurchase Units. Subject to such financial condition and legal opinion, the Managing General Partner shall offer to annually repurchase for cash a maximum of 10% of the total interests in Partnership Capital or Profits.

          (b) The Unit Repurchase Program shall be subject to the following conditions:

            (1) The Managing General Partner must receive written notification from the particular Investor Partner of such Investor Partner's intention to exercise the repurchase right not less than 60 calendar days before the repurchase date;

            (2) The repurchase price is established by the Managing General Partner not more often than quarterly as of March 31, June 30, September 30, and December 31 of each year; and

            (3) The sum of the Units transferred during the taxable year of the Partnership does not exceed 10% of the total interests in Partnership Capital or Profit.

          (c) The Managing General Partner shall not favor one partnership of which it is a Managing General Partner over another in the repurchase of units of such partnerships. Each such partnership shall stand on equal footing before the Managing General Partner. To the extent that the Managing General Partner is unable, due to its financial condition, limitations imposed by the Code, or the Managing General Partner's loan agreement(s) with banks, to repurchase all such units tendered, each Person tendering such units shall be entitled to have such Person's units repurchased on a "first come-first served" basis, regardless of which partnership is involved, provided that the Managing General Partner determines that the repurchase of a particular Person's units will not result in the termination of the particular partnership involved for Federal income tax purposes and in such partnership being treated as a "publicly traded partnership" within the meaning of Code (S) 7704. If more than 10% of the total interests in Partnership Capital or Profits are tendered during the Partnership's taxable year, Units shall be purchased on a "first come-first served" basis.

          (d) The offer price for Units shall make shall be a cash amount equal to three times that cash distributions attributable to the tendered Unit from production for the 12 month period ending on the semi-annual determination date immediately preceding the date on which the above-referenced written notification is actually received by the Managing General Partner at its corporate offices. The Managing General Partner may, in its sole and absolute discretion, increase the offer price for interest tendered for sale. The Managing General Partner shall provide the Investor Partners a written offer of a specified price for purchase of the particular Units within 30 days after the Managing General Partner's receipt of written notification.

          (e) Upon any repurchase, the Managing General Partner shall hold such purchased Units for its own use and not for resale and it shall not create a market in the Units.

     7.12 Liability of Partners. Except as otherwise provided in this Agreement or the Act, each General Partner shall be jointly and severally liable for the debts and obligations of the Partnership. In addition, each Additional General Partner shall be jointly and severally liable for any wrongful acts or omissions of the Managing General Partner and/or the misapplication of money or property of a third party by the Managing General Partner acting within the scope of its apparent authority to the extent such acts or omissions are chargeable to the Partnership.

   8.  Books and Records.

     8.1  Books and Records.

          (a) For accounting and income tax purposes, the Partnership shall operate on a calendar year.

          (b) The Managing General Partner shall keep just and true records and books of account with respect to the operations of the Partnership and shall maintain and preserve during the term of the Partnership and for four years thereafter all such records, books of account, and other relevant Partnership documents. The Managing General Partner shall maintain for at least six years all records necessary to substantiate the fact that Units were sold only to purchasers for whom such Units were suitable. Such books shall be maintained at the principal place of business of the Partnership and shall be kept on the accrual method of accounting.

          (c) The Managing General Partner shall keep or cause to be kept complete and accurate books and records with respect to the Partnership's business, which books and records shall at all times be kept at the principal office of the Partnership. Any records maintained by the Partnership in the regular course of its business, including the names and addresses of Investor Partners, books of account, and records of Partnership proceedings, may be kept on or be in the form of RAM disks, magnetic tape, photographs, micrographics, or any other information storage device; provided, however, that the records so kept are convertible into clearly legible written form within a reasonable period of time. The books and records of the Partnership shall be made available for review by any Investor Partner or the Investor Partner's representative at any reasonable time.

          (d)

            (1) The Participant List shall be maintained as a part of the books and records of the Partnership and shall be available for the inspection by any Investor Partner's designated agent at the principal office of the Partnership upon the request of any Investor Partner.

            (2) The Participant List shall be updated at least quarterly to reflect changes in the information contained therein.

            (3) A copy of the Participant List shall be mailed to any Investor Partner requesting the Participant List within ten days of the request. The copy of the Participant List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership.

            (4) The purposes for which an Investor Partner may request a copy of the Participant List include, without limitation, matters relating to voting rights under this Agreement and the exercise of Investor Partners' rights under federal proxy laws.

            (5) If the Managing General Partner neglects or refuses to exhibit, produce, or mail a copy of the Participant List as requested, the Managing General Partner shall be liable to any Investor Partner requesting the Participant List of the costs, including attorneys fees, incurred by that Investor Partner for compelling the production of the Participant List, and for actual damages suffered by any Investor Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Participant List is to secure the Participant List of Investor Partners or other information for the purpose of selling such Participant List or information or copies thereof, or of using the same for a commercial purpose other than in the interest of the Investor Partner relative to the affairs of the Partnership. The Managing General Partner may require the Investor Partner requesting the Participant List to represent that the Participant List is not requested for a commercial purpose unrelated to the Investor Partner's interest in the Partnership. The remedies provided hereunder to Investor Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Investor Partners under federal law, or the laws of any state.

     8.2 Reports. The Managing General Partner shall deliver to each Investor Partner the following financial statements and reports at the times indicated below:

          (a) Within 75 days after the end of the first six months of each fiscal year, and within 120 days after the end of fiscal year, financial statements, including a balance sheet and statements of income, Partners' equity, and cash flows, all of which shall be prepared in accordance with generally accepted accounting principles. The annual financial statements shall be accompanied by (i) a report of an independent certified public accountant designated by the Managing General Partner stating that an audit of such financial statements has been made in accordance with generally accepted auditing standards and that in its opinion such financial statements present fairly the financial condition, results of operations, and cash flow of the Partnership in accordance with generally accepted accounting principles and (ii) a reconciliation of such financial statements with the information furnished to the Investor Partners for Federal income tax reporting purposes.

          (b) By March 15 of each year, a report containing such information as to enable each Investor Partner to prepare and file such Investor Partner's Federal income tax return and any required state income tax return.

          (c) Within 120 days after the end of each fiscal year beginning with the fiscal year ending December 31, 1997 [1998], (i) a summary of the computations of the total estimated proved oil and gas reserves of the Partnership as of the end of such fiscal year and the dollar value thereof at then existing prices and a computation of each Investor Partner's interest in such value, such reserve computations to be based upon engineering reports prepared by qualified independent petroleum engineers, (ii) an estimate of the time required for the extraction of such proved reserves and the present worth thereof (discounted at a rate generally accepted in the oil and gas industry and undiscounted), and (iii) a statement that because of the time period required to extract such reserves, the present value of revenues to be obtained in the future is less than if such revenues were immediately receivable. Each such report shall be prepared in accordance with customary and generally accepted standards and practices for petroleum engineers and shall be prepared by a recognized independent petroleum engineer selected from time to time by the Managing General Partner. No later than 90 days following the occurrence of an event resulting in a reduction in an amount of 10% or more of the estimated value of the proved oil and gas reserves as last reported to the Investor Partners, other than a reduction resulting from production, a new summary conforming to the requirements set forth above in this Section 8.2(c) shall be delivered to the Investor Partners.

          (d) Within 75 days after the end of the first six months of each fiscal year, and within 120 days after the end of each fiscal year, (i) a summary itemization, by type and/or classification, of any transaction of the Partnership since the date of the last such report with the Managing General Partner or any Affiliate thereof and the total fees, compensation, and reimbursement paid by the Partnership (or indirectly on behalf of the Partnership) to the Managing General Partner and its Affiliates, and (ii) a schedule reflecting (A) the total Costs of the Partnership (and, where applicable, the Costs pertaining to each Lease) and the Costs paid by the Managing General Partner and by the Investor Partners and (B) the total revenues of the Partnership and the revenues of the Partnership and the revenues received by or credited to the accounts of the Managing General Partner and the Investor Partners. Each semi-annual report delivered by the Managing General Partner may contain summary estimates of the information described in subdivision (i) of
Section 8.2(c).

          (e) Independent certified public accountants shall provide written attestation annually that the method used to allocate Costs was consistent with the method described in the Prospectus and that the total amount of Costs did not materially exceed the amounts actually incurred by the Managing General Partner. Such attestation shall be included in a report issued within 120 days after the end of each fiscal year.

          (f) Within 15 days after the end of each calendar month while the Partnership is participating in the drilling and completion of wells in which it has an interest until the end of such activity, and thereafter for a period of three years within 75 days after the end of the first six months of each fiscal year and within 120 days after the end of each fiscal year, (i) a description of each Prospect or field in which the Partnership owns Leases, including the Cost, location, number of acres under lease, and the interest owned therein by the Partnership (provided that after the initial description of each such Prospect or field has been provided to the Investor Partners, only material changes, if any, with respect to such Prospect or field need be described), (ii) a description of all farmins and farmouts of the Partnership made since the date of the last such report, including the reason therefor, the location and timing thereof, the Person to whom made and terms thereof, and (iii) a summary of the wells drilled by the Partnership, indicating whether each of such wells has been completed, a statement of the Cost of each well completed or abandoned and the reason for abandoning any well after commencement of production. Each report delivered by the Managing General Partner may contain summary estimates of the information described in subdivision (iii).

          (g) Such other reports and financial statements as the Managing General Partner shall determine from time to time.

          (h) Concurrently with their transmittal to Investor Partners and as required, the Managing General Partner shall file a copy of each such report with the California Commissioner of Corporations and with the securities divisions of other states.

     8.3 Bank Accounts. All funds of the Partnership shall be deposited in such separate bank account or accounts, short term obligations of the U.S. Government or its agencies, or other interest-bearing investments and money market or liquid asset mutual funds as shall be determined by the Managing General Partner. All withdrawals therefrom shall be made upon checks signed by the Managing General Partner or any person authorized to do so by the Managing General Partner.

     8.4  Federal Income Tax Elections.

          (a) Except as otherwise provided in this Section 8.4, all elections required or permitted to be made by the Partnership under the Code shall be made by the Managing General Partner in its sole discretion. Each Partner agrees to provide the Partnership with all information necessary to give effect to any election to be made by the Partnership.

          (b) The Partnership shall elect to currently deduct IDC as an expense for income tax purposes and shall require any partnership, joint venture, or other arrangement in which it is a party to make such an election.

   9.  DISSOLUTION; WINDING-UP.

     9.1  Dissolution.

          (a) Except as otherwise provided herein, the retirement, withdrawal, removal, death, insanity, incapacity, dissolution, or bankruptcy of any Investor Partner shall not dissolve the Partnership. The successor to the rights of such Investor Partner shall have all the rights of an Investor Partner for the purpose of settling or administering the estate or affairs of such Investor Partner; provided, however, that no successor shall become a Substitute Investor Partner except in accordance with Article 7; and provided further that upon the occurrence of any of the events referred to in the first sentence of this
Section 9.1(a) with respect to an Additional General Partner, the Partnership shall be dissolved and wound up unless at that time there is at least one other General Partner, in which event the business of the Partnership shall continue to carried on. Neither the expulsion of any Investor Partner, nor the admission or substitution of an Investor Partner.

shall work a dissolution of the Partnership. The estate of a deceased, insane, incompetent, or bankrupt Investor Partnership shall be liable for all his liabilities as an Investor Partner.

          (b)  The Partnership shall be dissolved upon the earliest to occur of,
(i) the written consent of the Investor Partners owning a majority of the then outstanding Units to dissolve and wind up the affairs of the Partnership; (ii) subject to the provisions of Section 9.1(c), the retirement, withdrawal, removal, death, adjudication of insanity or incapacity, or bankruptcy (or, in the case of a corporate Managing General Partner, the withdrawal, removal, filing of a certificate of dissolution, liquidation, or bankruptcy) of the Managing General Partner; (iii) the sale, forfeiture, or abandonment of all, or substantially all, of the Partnership's property and the sale and/or collection of any evidences of indebtedness received in connection therewith; (iv) December 31, 2046 [2047]; (v) a dissolution event described in Section 9.1(a); or (vi) any event causing dissolution of the Partnership under the Act.

          (c) In the case of any event described in Section 9.1(b)(ii), if a successor Managing General Partner is selected by Investor Partners owning a majority of the then outstanding Units within 90 days after such event, and if such Investor Partners agree within such 90 day period to continue the business of the Partnership, then the Partnership shall not be dissolved.

          (d) If the retirement, withdrawal, removal, death, insanity, incapacity, dissolution, liquidation, or bankruptcy of any Partner, or the assignment of a Partner's interest in the Partnership, or the substitution or admission of a new Partner, shall be deemed under the Act to cause a dissolution of the Partnership, then, except as provided in Section 9.1(c), the remaining Partners may, in accordance with the Act, continue the Partnership business as a new partnership and all such remaning Partners agree to be bound by the provisions of this Agreement.

     9.2 Liquidation. Upon a dissolution of the Partnership, the Managing General Partner, or in the event there is no Managing General Partner, any other Person selected by the Investor Partners to act as the liquidator, shall cause the affairs of the Partnership to be wound up and shall take account of the Partnership's assets (including Capital Contributions, if any, of the Managing General Partner pursuant to Section 3.1(e) subject to the provisions of Section 9.3(a)(4), be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom (which dissolution and liquidation may be accomplished over a period spanning one or more tax years in the sole discretion of the Managing General Partner or the liquidator), to the extent sufficient therefor, shall be applied and distributed in accordance with
Section 9.3.

     9.3 Winding-Up.

          (a) Upon the dissolution of the Partnership and winding up of its affairs, the assets of the Partnership shall be distributed as follows:

            (1) all of the Partnership's debts and liabilities to Persons other than the Managing General Partner shall be paid and discharged;

            (2) all outstanding debts and liabilities to the Managing General Partner shall be paid and discharged;

            (3) to the establishment of any cash reserves which the Managing General Partner or liquidator determines to create in their sole discretion for unmatured and/or contingent liabilities or obligations of the Partnerships; and

            (4) to the Partners, in accordance with their respective Capital Accounts; provided, however, that if the Managing General Partner or liquidator establishes any reserves in accordance with the provisions of
  Section 9.3(a)(iii) (including distribution of any released reserves), then the distributions pursuant to this Section 9.3(a)(iv) shall be pro rata in accordance with the balances of the Partners' Capital Accounts.

          (b) Distributions pursuant to this Section 9.3 shall be made in cash or in kind to the Partners, at the election of the Managing General Partner. Notwithstanding the provision of this Section 9.3(a)(4), in no event shall the Partners reserve the right to take in kind and separately dispose of their share of production.

          (c) Any in kind property distributions to the Investor Partners shall be made to a liquidating trust or similar entity for the benefit of the Investor Partners, unless at the time of the distribution:

            (1) the Managing General Partner shall offer the individual Investor Partners the election of receiving in kind property distributions and the Investor Partners accept such offer after being advised of the risks associated with such direct ownership; or

            (2) there are alternative arrangements in place which assure the Investor Partners that they will not, at any time, be responsible for the operation or disposition of Partnership properties.

   10. POWER OF ATTORNEY.

     10.1 Managing General Partner as Attorney-in-Fact. Each Investor Partner makes, constitutes, and appoints the Managing General Partner their true and lawful attorney-in-fact, with full power of substitution, in the name, place, and stead of the Investor Partner, from time to time to make, execute, sign, acknowledge, and file:

          (a) Any notices or certificates as may be required under the Act and under the laws of any other state or jurisdiction in which the Partnership shall engage, or seek to engage, to do business and to do such other acts as are required to constitute the Partnership as a limited partnership under such laws.

          (b) Any amendment to the Agreement pursuant to and which complies with
Section 11.9.

          (c) Such certificates, instruments, and documents as may be required by, or may be appropriate under the laws of any state or other jurisdiction in which the Partnership is doing or intends to do business.

          (d) Such certificates, instruments, and documents as may be required by, or as may be appropriate for the Investor Partner to comply with, the laws of any state or other jurisdiction to reflect a change of name or address of the Investor Partner.

          (e) Such certificates, instruments, and documents as may be required to be filed with the Department of Interior (including any bureau, office or other unit thereof, whether in Washington, D.C. or in the field, or any officer or employee thereof), as well as with any other federal or state agencies, departments, bureaus, offices, or authorities and pertaining to (i) any and all offers to lease, Leases (including amendments, modifications, supplements, renewals, and exchanges thereof) of, or with respect to, any lands under the jurisdiction of the United States or any state including, without limitation, lands within the public domain, and acquired lands, and provides for the leasing thereof, (ii) all statements of interest and holdings on behalf of the Partnership or the Investor Partner; (iii) any other statements, notices, or communications required or permitted to be filed or which may hereafter be required or permitted to be filed under any law, rule, or regulation of the United States, or any state relating to the leasing of lands for oil or gas exploration or development, (iv) any request for approval of assignments or transfers of oil and gas Leases, any unitization or pooling agreements and any other documents relating to lands under the jurisdiction of the United States or any state; and (v) any other documents or instruments which said attorney-in-fact, in its sole discretion, shall determine should be filed.

          (f) Any further document, including furnishing verified copies of this Agreement and/or excerpts therefrom, which said attorney-in-fact shall consider necessary or convenient in connection with any of the foregoing, hereby giving said attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the foregoing as fully as the undersigned might and could do if personally present, and hereby ratifying and confirming all that said attorney-in-fact shall lawfully do to cause to be done by virtue hereof.

     10.2  Nature as Special Power.  The foregoing grant of authority:

          (a) is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death or incompetency of the Investor Partner granting it;

          (b) shall survive the delivery of any assignment by the Investor Partner of the whole or any portion of the Investor Partner's Units; except that where the assignee thereof has been approved by the Managing General Partner for admission to the Partnership as a Substitute Investor Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling said attorney-in-fact to execute, acknowledge, and file any instrument necessary to effect such substitution; and

          (c) may be exercised by said attorney-in-fact by a listing of all of the Partners executing any instrument with a single signature of said attorney-in-fact.

   11. MISCELLANEOUS PROVISIONS.

     11.1 Liability of Parties. By entering into this Agreement, no party shall become liable for any other party's obligations relating to any activities beyond the scope of this Agreement, except as provided by the Act. If any party suffers, or is held liable for, any loss or liability of the Partnership which is in excess of that agreed upon herein, such party shall be indemnified by the other parties, to the extent of their respective interests in the Partnership, as provided herein.

     11.2 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an officer of the party to whom the same is directed or sent by registered or certified mail, postage and charges prepaid, addressed as follows (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section):

          (a) If to the Managing General Partner, 632 Adams Street, Suite 700, Bowling Green, Kentucky 42101.

          (b) If to an Investor Partner, at such Investor Partner's address for purposes of notice which is set forth on Exhibit A attached hereto. Unless otherwise expressly set forth in this Agreement to the contrary, any such notice shall be deemed to be given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

     11.3 Paragraph Headings, Section References. The headings in the Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof. All references herein to Sections shall refer to Sections of this Agreement unless the context clearly requires otherwise.

     11.4 Severability. Every portion of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

     11.5 Sole Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and no amendment, modification, or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by the Managing General Partner and such percentage of Investor Partners as provided in Section 11.9.

     11.6 Applicable Law. This Agreement, shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky without regard to its conflict of law rules.

     11.7 Execution of in Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts shall be construed together and shall constitute one agreement.

     11.8 Waiver of Action for Partition. Each Partner irrevocably waives, during the term of the Partnership, any right that such Partner may have to maintain any action for partition with respect to the Partnership and the property of the Partnership.

     11.9 Amendments.

          (a) Unless otherwise specifically herein provided, this Agreement shall not be amended without the consent of Investor Partners owning a majority of the then outstanding Units entitled to vote.

          (b) The Managing General Partner may, without Notice to, or consent of, any Investor Partner, amend any provisions of this Agreement, or consent to and execute any amendment to this Agreement, to reflect:

            (1) A change in the name or location of the principal place of business of the Partnership;

            (2) the admission of Substitute Investor Partners or additional Investor Partners in accordance with this Agreement;

            (3) A reduction in, return of, all or a portion of any Investor Partner's Capital Contribution;

            (4)  A correction of any typographical error or omission;

            (5) A change which is necessary in order to qualify the Partnership as a limited partnership under the laws of any other state or which is necessary or advisable, in the opinion of the Managing General Partner, to ensure that the Partnership will be treated as a partnership and not as an association taxable as a corporation for Federal income tax purposes;

            (6) A change in the allocation provisions, in accordance with the provisions of Section ?, in a manner that, in the sole opinion of the Managing General Partner (which opinion shall be determinative), would result in the most favorable aggregate consequences to the Investor Partners as nearly as possible consistent with the allocations contained herein, for such allocations to be recognized for Federal income tax purposes due to developments in the Federal income tax laws or otherwise; or

            (7)  Any other amendment similar to the foregoing;

provided however, that the Managing General Partner shall have no authority, right, or power under this Section 11.9(b) to amend the voting rights of the Investor Partners.

      11.10 Substitution of Signature Pages. This Agreement has been executed in duplicate by the Investor Partners and one executed copy of the signature page is attached to the Investor Partner's copy of this Agreement. It is agreed that the other executed copy of such signature page may be attached to an identical copy of this Agreement together with the signature pages from counterpart Agreements which may be executed by other Investor Partners.

      11.11 Incorporation by Reference. Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is hereby incorporated in this Agreement by reference.

                                   * * * * *

                                SIGNATURE PAGE

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

MANAGING GENERAL PARTNER:               INITIAL LIMITED PARTNER:

Blue Ridge Group, Inc.
632 Adams Street, Suite 700             ____________________________________
Bowling Green, Kentucky 42101           Name:               ____________________
                                              Address:      ____________________
                                                            ____________________
By:______________________________
      Robert D. Burr, President
      and Chief Executive Officer             Phone Number: ____________________


                               INVESTOR PARTNERS

________________________________________________________________________________


              COMPLETE TO INVEST AS AN ADDITIONAL GENERAL PARTNER


                                        ADDITIONAL GENERAL PARTNER(S):

NUMBER OF UNITS                         Name:__________________________
 PURCHASED                                              (Print Name)


________________________                _______________________________
                                                        (Signature)

SUBSCRIPTION PRICE                      Address:         _____________________
                                                         _____________________
                                                         _____________________

$_______________________                Phone Number:    _____________________

________________________________________________________________________________


                    COMPLETE TO INVEST AS A LIMITED PARTNER

                                        LIMITED PARTNER(S):

                                        Name:__________________________
NUMBER OF UNITS PURCHASED                               (Print Name)

________________________                _______________________________
                                                        (Signature)


SUBSCRIPTION PRICE                      Address:         _____________________
                                                         _____________________
                                                         _____________________

$_______________________                Phone Number:    _____________________

                                   EXHIBIT A
                                      TO
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
             Blue Ridge Energy Fund 1997-___ Limited Partnership,
            [Blue Ridge Energy Fund 1998-___ Limited Partnership,]
                        A Kentucky Limited Partnership

                                                                    Number of
Names and Addresses of Investors              Nature of Interest      Units
--------------------------------              ------------------      -----

                                  APPENDIX B
                                  ----------

                [LETTERHEAD OF GREENEBAUM DOLL & McDONALD PLLC]


                                 May 31, 1996


Blue Ridge Group, Inc.
1953 Scottsville Road
Suite 201
Bowling Green, Kentucky 42104

Ladies and Gentlemen:

     We have acted as counsel for Blue Ridge Group, Inc., the corporation which will act as the Managing General Partner/1/ of the Partnerships, in connection with the formation and financing of the Partnerships. In that connection, you have requested our opinion concerning the treatment of the Partnerships as partnerships for Federal income tax purposes and certain Federal income tax consequences to investors who contribute capital to, and become Investor Partners of, the Partnerships.

     We have examined the form of the Agreement of Limited Partnership of the Partnerships attached as an Exhibit to the Prospectus. You have also furnished us with various representations and statements of the parties to the transactions as set forth herein. Our opinion is based upon the premise that the transactions will be consummated in accordance with the documents furnished to us and that such representations and statements are correct.


------------------
     /1/All defined terms used herein which are not defined herein shall have the same meaning as those terms have in the Prospectus.

GREENEBAUM DOLL
 & McDONALD PLLC

Blue Ridge Group, Inc.
May 31, 1996
Page -2-

                                REPRESENTATIONS
                                ---------------

     You have represented to us, and asked us to assume, the following:

      1. The Partnerships will be engaging in their oil and gas business with a view to seeking an economic profit therefrom without regard to tax benefits.

      2. No election will be made by a Partnership to be excluded from the application of Subchapter K of the Code.

      3. The Units will not be traded on an established securities market, will not be readily tradeable on a secondary market or the substantial equivalent thereof, nor will the Managing General Partner create a market for the Units.

      4. The Managing General Partner will at all times act independently of the Investor Partners, will not act as agent of the Investor Partners and there are no agreements or arrangements which could be so construed.

      5. At no time will a Partnership have more than 500 Partners. For this purpose, the owners of Investor Partners which are partnerships, S corporations and trusts will be treated as partners of the Partnership.

      6. The Limited Partners will not own, directly or indirectly, more than 5% of the outstanding stock of the Managing General Partner, taking into account the attribution rules of section 318 of the Code.

      7. The Managing General Partner has, and will continue to have at all times during the existence of a Partnership, a net worth in excess of $2,000,000 (excluding its interests in the Partnerships and all other limited partnerships of which it is a general partner).

      8. None of the Partnerships' oil and gas income will be from non-Working Interests.

      9. The fees payable to the Managing General Partner for drilling Partnership wells pursuant to the Drilling and Completion Contracts ("Contracts") are reasonable in amount and reflect the level of services which is anticipated to be rendered to the Partnerships.

GREENEBAUM DOLL
 & McDONALD PLLC
May 31, 1996
Page -3-


     10.  The Partnerships will elect to currently deduct IDC.

     11. All Partnership wells will be spudded no later than March 31, 1997 with respect to Partnerships designated "Blue Ridge Energy Fund 1996-__ Limited Partnership," and March 31, 1998 with respect to Partnerships designated "Blue Ridge Energy Fund 1997-__ Limited Partnership."

     12. At least 90% of the gross income of each of the Partnerships will constitute income derived from the exploration, development, production and marketing of oil and gas.

      13. It is not anticipated that the sum of (i) the aggregate deductions and (ii) 350% of the aggregate credits of any Partnership as of the close of any of the first five years ending after the sale of Units with respect to that Partnership, will exceed 200% of the cash invested by the Partners of such Partnership as of such dates.

     14. None of the Investor Partners will be tax-exempt entities, nonresident aliens or foreign corporations.

      15. It is expected that all Investor Partners will be in substantially the same marginal Federal income tax bracket (before taking into account their distributive shares of the Partnerships' Profits, Losses and items thereof).


                                  DISCUSSION
                                  ----------

A.   Treatment of the Partnership as a Partnership.
     ---------------------------------------------

     Under current regulations, a limited partnership will be subject to Federal income tax as an association taxable as a corporation when its corporate characteristics exceed its noncorporate characteristics. Treas. Reg.
(S) 301.7701-2(a)(3). Treas. Reg. (S) 301.7701-2(a)(2) indicates that the relevant major characteristics to be considered are (i) continuity of life, (ii) free transferability of interests, (iii) centralization of management, and (iv) limited liability. These regulations are binding upon the Service. See, Larson
v. Commissioner, 66 T.C. 159 (1976), appeal dismissed (9th Cir. 1978); Zuckman
v. United States, 524 F.2d 729 (Ct. Cl. 1975); Rev. Rul. 79-106, 1979-1 C.B.
448.

     The regulations provide that an organization lacks the corporate characteristic of continuity of life if it is a limited partnership subject to a statute corresponding to the uniform

GREENBAUM DOLL
 & McDONALD PLLC

Blue Ridge Group, Inc.
May 31, 1996
Page -4-

limited partnership act ("ULPA"). Treas. Reg. (S) 301.7701-2(b) (3). Treas. Reg.
(S) 301.7701-2(a)(5) provides that references to the ULPA includes both the original ULPA adopted in 1916 as well as the revised ULPA adopted in 1976. The Partnerships will be subject to the Act which is the 1985 version of the revised ULPA. We have examined the Act and the 1976 version of the revised ULPA. Because the differences between the two versions of the revised ULPA are not significant in terms of the nature of the limited partnership and the rights and obligations of the partners, and because the Service has ruled that other states which have adopted the 1985 version of the revised ULPA have statutes which correspond to the ULPA (see, e.g., Rev. Rul. 89-38, 1989-1 C.B. 318; Rev. Rul. 88-23, 1988-1
C.B. 404), we are of the opinion that references to the ULPA in Treas. Reg.
(S) 301.7701-2 include the 1985 version of the revised ULPA as well.

     In Rev. Proc. 89-12, 1989-1 C.B. 798, the Service indicated that in order for the Service to issue an advance ruling to the effect that a limited partnership formed in a state with a statute corresponding to the ULPA lacks continuity of life, in the case of the removal of a general partner, "the partnership agreement may not permit less than a majority-in-interest of limited partners to elect a new general partner to continue the partnership ...." Under the Partnership Agreement, if the Investor Partners remove the Managing General Partner, such Investor Partners, by vote of the holders of a majority of the Units, may elect a successor Managing General Partner. Such an event could occur at a time when the Investor Partners are Additional General Partners, with the result that this requirement of Rev. Proc. 89-12 will not be met because the removal of the Managing General Partner and selection of a successor Managing General Partner could be approved by less than a majority in interest of the Limited Partners. We do not believe, however, that Rev. Proc. 89-12 contemplated a situation such as here presented.

     In Rev. Proc 92-35, 1992-1 C.B. 790, the Service stated that if the bankruptcy or removal of a general partner causes a dissolution of the partnership unless the partnership is continued with the consent of the remaining general partners or at least a majority in interest of the limited partners, the Service will not take the position that the partnership has the corporate characteristic of continuity of life. In Rev. Proc. 94-46, 1994-2 C.B. 688, the Service defined what the term "majority in interest" means for purposes of Rev. Proc. 92-35 and Treas. Reg. (S) 301.7701-2(b)(1). Under the Partnership Agreement, upon the bankruptcy or removal of the Managing General Partner, the Partnership will dissolve unless Investor Partners owning a majority of the Units

GREENEBAUM DOLL
 & McDONALD PLLC

Blue Ridge Group, Inc.
May 31, 1996
Page -5-

consent to its continuation and select a successor Managing General Partner within 90 days of the occurrence of such event.

     While the provisions of the Partnership Agreement do not exactly conform with the provisions of the Revenue Procedures referred to above, and since those Revenue Procedures merely set forth the Service's advance ruling position, rather than statements of the law, it is our opinion that under Treas. Reg.
(S) 301.7701-2(b)(3), the Partnership will lack the corporate characteristic of continuity of life.

     In order for the corporate characteristic of free transferability of interests to exist, the regulations require that the members of the partnership have the power, without the consent of the other members of the partnership, to substitute a person who is not a member of the partnership in their place. Treas. Reg. (S) 301.7701-2(e)(1). Under the Partnership Agreement, while Investor Partners may assign, transfer or convey their Units to another party, they may not have such other party become a substitute Investor Partner without the Managing General Partner's consent, which consent may be withheld by the General Partner for any reason whatsoever. The mere ability of partners to assign their interests without the ability to have the transferee admitted to the partnership as a substitute partner without first obtaining consent from other partners does not constitute the corporate characteristic of free transferability. Treas. Reg. (S) 301.7701-2(e)(1). Accordingly, the Partnership will lack the corporate characteristic of free transferability of interest.

     The regulations indicate that a limited partnership subject to a statute corresponding to the ULPA generally does not have the corporate characteristic of centralized management, but that such centralized management does exist in such a limited partnership "if substantially all of the interests in the partnership are owned by the limited partners." Treas. Reg. (S) 301.7701-2(c)(4). In Rev. Proc. 89-12, supra, the Service indicated that it will require that the limited partners not own more than 80% of the total interests in the limited partnership in order to rule that a limited partnership lacks centralized management. Given the amount the Managing General Partner intends to invest in the Partnership, while such test may be met initially if a sufficient number of Investor Partners invest as Additional General Partners, such test will not be met once the Additional General Partners' interests have been converted to Limited Partner interests. Because the term "substantial" as used in the above quoted regulation is not defined therein or in any rulings or pronouncements of the Service (the 80% test referred to above is merely for advance ruling purposes, and

GREENEBAUM DOLL
 & McDONALD PLLC

Blue Ridge Group, Inc.
May 31, 1996
Page -6-

not the position of the Service as a matter of substantive law), we are unable to express an opinion as to whether centralization of management will exist throughout the life of the Partnerships.

     The regulations provide, in effect, that a limited partnership will have the corporate characteristic of limited liability if the general partner of the limited partnership has no substantial assets (other than its interest in the partnership) which could be reached by a creditor of the organization and when it is merely a "dummy" acting as the agent of the limited partners. Treas. Reg.
(S) 301.7701-2(d)(2). That the general partner must both lack substantial assets and be a dummy was made clear in both Larson v. Commissioner, supra at 1890, and Zuckman v. United States, supra at 741.

     Rev. Proc. 89-12, supra, provides that a limited partnership will generally be deemed to lack limited liability if the corporate general partner has a net worth (excluding its interest in limited partnerships of which it is a general partner) at the time of the ruling request equal to at least 10% of the total contributions to the limited partnership and is expected to continue to have a net worth (excluding its interest in limited partnerships of which it is a general partner) equal to at least 10% of the total contributions to the limited partnership throughout the life of the limited partnership. Based upon the representations set forth herein, the Managing General Partner will meet this net worth requirement.

     In Larson v. Commissioner, supra at 181, the Tax Court indicated that a general partner is a "dummy" when it is under the control of the limited partners. In Zuckman v. United States, supra at 741, the Court of Claims indicated that a general partner is a "dummy" when it acts as agent of the limited partners. Based upon the representations set forth herein, in our opinion the Managing General Partner should not be considered a mere dummy acting as agent of the Limited Partners. Given the net worth of the Managing General Partner as represented herein, and our opinion that the Managing General Partner should not be considered a mere dummy acting as agent of the Limited Partners, we are of the opinion that the corporate characteristic of limited liability, as that term is defined in the above cited regulation, will not be present.

     Since in our opinion the Partnerships will lack the corporate characteristics of free transferability of interests, continuity of life and limited liability, its major corporate characteristics will not exceed its major noncorporate characteristics within the

GREENEBAUM DOLL
 & McDONALD PLLC

Blue Ridge Group, Inc.
May 31, 1996
Page -7-

meaning of Treas. Reg. (S) 301.7701-2(a)(3). Therefore, we are of the opinion that the Partnership will be taxable as a partnership for Federal income tax purposes, and not as an association taxable as a corporation. Larson v. Commissioner, supra; Zuckman v. United States, supra.

     Under recently released proposed regulations, an unincorporated entity (such as the Partnerships) will be treated as partnerships for Federal income tax purposes unless they elect to be treated as associations taxable as corporations. These regulations, however, will not become effective until they have been finalized. The preamble to the proposed regulations provide that the Service will not challenge the classification of an existing unincorporated entity if the entity has a reasonable basis for its claimed classification and claimed such classification in all prior years. 61 Fed. Reg. 21989, 21991 (May 13, 1996).

     Section 7704(a) of the Code generally provides that a "publicly traded partnership" will be treated as a corporation. Section 7704(b) of the Code defines the term "publicly traded partnership" to mean any partnership if "(1) interests in such partnership are traded on an established securities market, or
(2) interests in such partnership are readily tradeable on a secondary market (or a substantial equivalent thereof)." Section 7704(c) of the Code provides that a publicly traded partnership will not be treated as a corporation if 90% of its income is from certain types of income, including income from the exploration, development, production or marketing of natural resources. Based upon the provisions of the Partnership Agreement and the representations set forth herein, section 7704 of the Code will not cause the Partnerships to be treated as corporations for Federal income tax purposes.

B.   Effect of Allocations in Partnership Agreement.
     ----------------------------------------------

     Section 704(b)(2) of the Code provides that a partner's distributive share of a partnership's income, gain, loss, deduction or credit is to be determined in accordance with a partner's interest in the partnership (determined by taking into account all facts and circumstances) if the allocations provided for in the partnership agreement do not have substantial economic effect. Under Treas. Reg.
(S) 1.704-1(b)(2)(i), in order for an allocation to have substantial economic effect, the allocation must have economic effect and such economic effect must be substantial. In order for there to be economic effect, Treas. Reg.
(S) 1.704-1(b)(2)(ii)(b) requires that, throughout the term of the partnership agreement, the partnership agreement must provide (A) for the determination and

GREENEBAUM DOLL
& McDONALD PLLC

Blue Ridge Group, Inc.
May 31, 1996
Page - 8 -

maintenance of the partners' capital accounts in accordance with the rules of Treas. Reg. (S) 1.704-1(b)(2)(iv), (B) that upon liquidation of the partnership and any partner's interest in the partnership, liquidating distributions must be made in accordance with the positive capital account balances of the partners and (C) that if a partner has a deficit balance in the partner's capital account following the liquidation of such partner's interest in the partnership, such partner must be unconditionally obligated to restore the amount of such deficit balance to the partnership by the end of such taxable year or 90 days after the date of such liquidation, if later.

     The Partnership Agreement meets tests (A) and (B) referred to above, but does not meet the test referred to in (C) above because while the Managing General Partner has an obligation to restore a deficit Capital Account, the Investor Partners are not obligated to restore deficit Capital Accounts. Where a partnership agreement meets the tests referred to in (A) and (B) above, but does not meet the test referred to in (C) above, Treas. Reg. (S) 1.704-1(b)(2)(ii)(d) provides an alternate economic effect test which applies if the partnership agreement contains a "qualified income offset" provision. Under this alternate economic effect test, the allocations in the partnership agreement will be considered to have economic effect to the extent that the allocations do not cause or increase a deficit balance in a partner's capital account at the end of the year in excess of any limited dollar amount such partner is obligated (or deemed obligated) to restore. The Partnership Agreement contains a qualified income offset provision.

     In determining a partner's capital account for such purpose, the partner's capital account must be reduced by the items referred to in Treas. Reg. (S) 1.704-1(b)(2)(ii)(d)(4), (5) and (6). Treas. Reg. (S) 1.704-1(b)(2)(ii)(d)(4)
deals with adjustments for simulated depletion required under Treas. Reg.
(S) 1.704-1(b)(2)(iv)(k), while Treas. Reg. (S) 1.704-1(b)(2)(ii)(d)(6)
generally requires that an adjustment be made for distributions that as of the end of the year are reasonably expected to be made to the partner, to the extent they exceed offsetting increases to the partner's capital account that are reasonably expected to occur during or prior to the partnership years in which such distributions are reasonably expected to be made.

     The Partnership Agreement generally provides that losses are not allocated to the Investor Partners if such losses would cause a deficit in the Investor Partner's Capital Account, modified to take into account the adjustments provided for in Treas. Reg. (S)

GREENEBAUM DOLL
 & MCDONALD PLLC

Blue Ridge Group, Inc.
May 31, 1996
Page - 9 -

1.704-1(b)(2)(ii)(d)(4) and (6) and for amounts the Investor Partner is obligated (or deemed obligated) to restore under the regulations.

     Treas. Reg. (S) 1.704-2(b)(1) provides that there can never be economic effect to an allocation of a loss or deduction attributable to nonrecourse liabilities. Treas. Reg. (S) 1.704-2(e) provides that allocation of nonrecourse deductions will be deemed made in accordance with the partners' interests in the partnership if four tests are met. These tests are generally as follows: (i) that the tests referred to in (A) and (B) above are met and either the test referred to in (C) above is met, or the partnership agreement contains a "qualified income offset" provision, (ii) that the partnership agreement allocate nonrecourse deductions in a manner which is reasonably consistent with allocations, which have substantial economic effect, of some significant partnership item attributable to the property secured by the nonrecourse debt,
(iii) that the partnership agreement contains a "minimum gain chargeback" provision (within the meaning of Treas. Reg. (S) 1.704-2(f)) and (iv) all other material allocations and capital account adjustments under the partnership agreement are recognized under the regulations. The Partnership Agreement contains a "minimum gain chargeback" provision and otherwise meets the tests referred to above.

     Based upon the foregoing, we are of the opinion that the allocations contained in the Partnership Agreement will be deemed to have economic effect under the alternate economic effect test to the extent an Investor Partner is obligated (or deemed obligated) to restore, and decreased by contemplated distributions in excess of contemplated income (within the meaning of Treas. Reg. (S) 1.704-1(b)(2)(ii)(d)(6)) and simulated depletion deductions, is positive at the close of a taxable year.

     Treas. Reg. (S) 1.704-1(b)(2)(iii)(b) provides that the economic effect of an allocation is not substantial if there is a strong likelihood that (A) the net increases and decreases that will be recorded in the partners' capital accounts will not differ substantially from what they would have been if the allocation was not in the partnership agreement and (B) the total tax liabilities of the partners will be less than they would have been had the allocation not been in the partnership agreement. In our opinion, the Partnership Agreement does not contain any allocations which result in such shifting tax consequences.

GREENEBAUM DOLL
 & MCDONALD PLLC

Blue Ridge Group, Inc.
May 31, 1996
Page - 10 -

     Treas. Reg. (S) 1.704-1(b)(2)(iii)(c) provides that the economic effect of an allocation is not substantial if such allocation will be largely offset by one or more other allocations, and at the time such allocations became part of the partnership agreement there is a strong likelihood that (A) the net increases and decreases that will be recorded in the partners' capital accounts for the years to which the allocations relate will not be substantially different from what they would have been if the original allocation and the offsetting allocation(s) were not in the partnership agreement and (B) the total tax liabilities of the partners will be less than if the allocations were not in the partnership agreement. Treas. Reg. (S) 1.704-1(b)(2)(iii)(c) further provides that there cannot be a strong likelihood that the economic effect of an allocation will be offset by an allocation of gain or loss from the disposition of partnership property. In our opinion, the Partnership Agreement does not contain any allocations which result in transitory allocations of the type described in Treas. Reg. (S) 1.704-1(b)(2)(iii)(c).

     Treas. Reg. (S) 1.704-1(b)(2)(iii)(a), however, provides that an allocation may be insubstantial under its general rule, even though it does not result in shifting tax consequences, and is not a transitory allocation. Treas. Reg. (S) 1.704-1(b)(2)(iii)(a) provides, in relevant part, as follows:

          "Notwithstanding the preceding sentence, the economic effect of an allocation (or allocations) is not substantial if, at the time the allocation becomes part of the partnership agreement, (1) the after-tax economic consequences of at least one partner may, in present value terms, be enhanced compared to such consequences if the allocation (or allocations) were not contained in the partnership agreement, and (2) there is a strong likelihood that the after-tax economic consequences of no partner will, in present value terms, be substantially diminished compared to such consequences if the allocation (or allocations) were not contained in the partnership agreement."

In making this determination, a partner's tax attributes which are unrelated to the partnership will be taken into account. While it is obviously impossible for us to determine all of the tax attributes of each Investor partner (particularly when the identities of the Investor partners are not presently known), we are

GREENEBAUM DOLL
 & MCDONALD PLLC

Blue Ridge Group, Inc.
May 31, 1996
Page - 11 -

of the opinion that if the Service were to successfully contend that the allocations in the Partnership Agreement were insubstantial under the general rule referred to above, it is more likely than not that the allocations of Profits and Loss (and items thereof) to the Investor Partners would not be substantially modified from that set forth in the Partnership Agreement.

C.   Applicability of Passive Loss Rules

     Section 469(a) of the Code generally prohibits a taxpayer from deducting passive losses against any income other than passive income. Section 469(c)(1) of the Code provides that the term "passive activity" means any activity which involves the conduct of a trade or business and in which the taxpayer does not materially participate. Section 469(c)(3) of the Code, however, contains a special rule for oil and gas activities. Under this special rule, a working interest in an oil and gas property which the taxpayer holds directly or through an entity which does not limit the liability of the taxpayer is not considered a passive activity. Thus, if a Partnership is not considered an entity which limits the liability of the Investor Partners, the investor Partners' distributive shares of the Partnership's losses from its oil and gas activities will not be subject to the passive loss limitation.

     Under the Partner Agreement, the Additional General Partners are generally indemnified by the Managing General Partner for liabilities they may incur by reason of being General Partner for liabilities they may incur by reason of being General Partners. Temp. Treas. Reg. (S) 1.469-IT(e)(4)(v) and the examples contained therein make clear that if the taxpayer is a general partner, and under state law is jointly and severally liable for all of the partnership's liabilities, the taxpayer will be considered to hold a working interest through an entity which does not limit the taxpayer's liability, even if there are indemnification, stop loss arrangements, insurance or similar arrangements and even though other partners of the partnership may have limited liability. Since the Partnership will be subject to the Act, the Investor Partners who are Additional General Partners will be jointly and severally liable for all of the Partnership's liabilities with the result that such Investor Partners will be entitled to deduct their distributive shares of the Partnership's Losses (and items thereof) from its oil and gas activities without regard to the passive loss rules.

     Temp. Treas. Reg. (S) 1.469-IT(e)(4)(ii), however, provides that if a taxpayer holds a working interest through an entity which does not limit the taxpayer's liability and the taxpayer does not materially participate in the drilling activity, then the

Greenebaum Doll
 & McDonald PLLC

Blue Ridge Group, Inc.
May 31, 1996
Page - 12 -

taxpayer's "disqualified deductions" are nevertheless treated as deductions attributable to a passive activity. The term "disqualified deductions" means deductions with respect to which economic performance occurs at a time when the taxpayer's interest in the working interest is held through an entity that does limit the taxpayer's liability. Therefore, if an Additional general Partner's interest were to be converted into a Limited Partner interest, and economic performance [within the meaning of section 461(h) of the Code, but without regard to section 461(i)(2) of the Code (the special rule discussed in detail below which treats economic performance as occurring during the taxable year with respect to amounts paid to a driller in the taxable year if the well is spud before the close of the 90th day after the taxable year)], occurs at the time when an Investor Partner holds the working interest through an entity which does limit the Investor Partner's liability, the deductions will be considered attributable to a passive activity. Thus, if an Additional General Partner's interest is converted into a Limited Partner interest and economic performance with respect to any deductible item occurs after the conversion, such deduction will be considered attributable to a passive activity, even though the amount is deductible in a year in which the Investor Partner was an Additional General Partner.

D.   IDC

     Under Section 263(c) of the Code, the Service is to promulgate regulations providing for an election by a taxpayer to currently deduct IDC in the case of oil and gas wells. Treas. Reg. (S)1.612-4(a) provides that the owner of a working interest may deduct IDC rather than capitalizing them. The Partnerships intend to make such an election.

     A taxpayer's classification of a cost as IDC is not binding on the Service, which might reclassify an item classified by the taxpayer as IDC as a cost which must be capitalized. In Bernuth v. Commissioner 57 T.C. 225 (1971), aff'd 470 F.2d 710 (2nd Cir. 1972), the Tax Court denied the taxpayer a deduction for that portion of a turnkey drilling contract price that was in excess of a reasonable cost for drilling the wells in question, holding that the amount specified in the turnkey contract was not controlling. Similarly, the Service, in Rev. Rul. 73-211, 1973-1 C.B. 303, concluded that excessive turnkey costs are not deductible as IDc.

     To the extent the amount paid by the Partnerships to the Managing General Partner pursuant to the Contract meets the reasonable price standards imposed by the Bernuth case and Rev. Rul. 73-211, and to the extent such amounts are not allocable to

Greenebaum Doll
 & McDonald PLLC

Blue Ridge Group, Inc.
May 31, 1996
Page - 13 -

tangible property, leasehold costs or other amount which must be capitalized, such amounts should qualify as IDC.

     Because of the inherently factual nature of the inquiry, we are unable to express an opinion regarding the reasonableness or proper characterization of the payments to be made by the Partnerships to the Managing General Partner under the Contracts.

     The Partnerships will use the accrual method of accounting. Under the accrual method of accounting, an expense is generally deductible when all the events have occurred that establish the liability and the amount of the liability can be determined with reasonable accuracy. Treas. Reg. (S) 1.461-1(a)
(2). In addition, the economic performance test of Section 461(h) of the Code must be met. Section 461(h)(2)(A) of the Code provides that where the liability relates to the providing of services to the taxpayer by another person, economic performance occurs as such person provides the services. Under the Contract, it is expected that the Partnerships will pay the Managing General Partner for drilling some of the Partnerships' wells in a taxable year prior to the taxable year in which the Managing General Partner actually performs the drilling services.

     Section 461(i)(2) of the Code provides a special rule in the case of oil and gas wells. That section provides that in the case of a tax shelter, economic performance with respect to amounts paid for drilling an oil and gas well are treated as having occurred within the taxable year in which paid if drilling of the well commences before the close of the 90th day after the close of the taxable year. For purposes of Section 461(i) of the Code, the term "tax shelter" includes any enterprise (other than a C corporation) if interests in the enterprise have been offered for sale in an offering required to be registered with a Federal or state agency regulating the offering of securities. Since the Units will be sold pursuant to a required registration statement filed with the Securities and Exchange Commission, for purposes of Section 461(i) of the Code, the Partnerships will be considered tax shelters. Thus, the Partnerships will not be prohibited from deducting the prepaid drilling expenses they incur by reason of the economic performance rule if the drilling of the wells in fact commences before the close of the 90th day after the close of the year in which the prepayment is made.

     Under the special rule of Section 461(i)(2) of the Code, in lieu of the general basis limitation on deductibility by a partner of a partnership's losses, the losses are limited to the partner's "cash basis." Section 461(i) (2)
(B) (i) of the Code. The term "cash

Greenebaum Doll
 & McDonald PLLC

Blue Ridge Group, Inc.
May 31, 1996
Page - 14 -

basis" generally means the partner's adjusted basis or the partner's partnership interest determined without regard to (i) any liability of the partnership and
(ii) any amount borrowed by the partner with respect to the partnership which was arranged by the partnership or by any person who participated in the organization, sale or management of the partnership, or which is secured by an asset of the partnership. Section 461(i)(2)(C) of the Code. Since the Partnerships will not borrow money to pay for the drilling to be performed under the Contract, and neither the Partnerships nor related parties will be involved in arranging loans for the Investor Partners, this limitation will not present an issue.
     Thus, if the Partnerships prepay IDC and the drilling of the wells is commenced on or before 90 days following the close of the taxable year in which the prepayment occurred, the Investor Partners will not be prevented from deducting the prepaid drilling expenses in the year incurred by virtue of the economic performance test. This does not mean, however, that the Partnerships will necessarily be permitted to deduct the prepaid drilling expenses in the year of prepayment. There is authority in the prepayment of expense area (including prepayment of IDC) which stands for the proposition that prepaid expenses will only be deductible in the year paid if (i) the expenditure is a payment and not merely a deposit, (ii) the payment is made for a business purpose and (iii) the deduction of the prepaid expense does not result in a material distortion of income. See, Keller v. Commissioner, 79 T.C. 7 (1982), aff'd 725 F.2d 1173 (8th Cir. 1984); and Jolley v. Commissioner, 47 T.C.M. 1082
(1984).

     Under the Contract, the Partnerships will be required to pay for the drilling services (but not the completion services) at the time the Contract is entered into by the parties. The amount to be prepaid is equal to a per footage cost multiplied by the depth to which the particular well is to be drilled. The Partnerships will have the right, however, to direct that the drilling be ceased at any time prior to reaching the specified depth. If the Partnership so directs, the unused portion of the prepayment (as described in the Contract) will not be refunded, but may be applied by the Partnership the drilling of other wells. This provision raises an issue as to whether the payments to be made by the Partnerships are payments or deposits. In the Keller case, the Tax Court stated the following:

          "The key to this question (of deposit vs. payment) is refundability. (citation omitted) Similarly, for purposes of advanced payments of IDC, the application of the drilling

Greenebaum Doll
 & McDonald PLLC

Blue Ridge Group, Inc.
May 31, 1996
Page - 15 -

          partnership's prepaid amounts for cancelled wells to different wells does not change our conclusion that the prepayments on turnkey drilling contracts properly are classified as payments instead of as deposits." 79 T.C. at 47.

The Tax Court reached its conclusion on this issue notwithstanding that the Service specifically argued that the ability to apply prepaid amounts for cancelled wells to different wells implied that the prepayments were deposits.

     Although the above-quoted language related to turnkey drilling contracts, rather than footage contracts, we do not believe that this difference changes the result. Nor does the fact that the Court in Keller also considered footage contracts and held that the payments there involved were merely deposits, since under those contracts if the wells were not drilled to the specified depth, the taxpayer was entitled to a refund.

     The business purpose test and material distortion of income test are factual in nature. In Rev. Rul. 80-71, 1980-1 C.B. 106, a limited partnership made a prepayment to an affiliate of the general partner. In distinguishing earlier authorities which had allowed the deductibility of prepaid IDC, the Ruling holds that in light of all the factors presented, the prepaid IDC resulted in a substantial distortion of the limited partnership's income, with the result that they were not deductible in the year prepaid. Rather, they were deductible when the affiliate of the general partner paid an independent drilling contractor for the drilling services.

     The fact that the prepayment is made to a general partner or its affiliates should not automatically result in a finding of nondeductibility of prepaid IDC.

     In Dillingham v. United States, 81-2 USTC (P)9601 at 88,013 (W.D. Okla.), the court stated the following:

          "The fact that the owner and contractor is the general partner of the partnership-owner, does not change this result where, as here, the Plaintiffs have shown that prepayment was required for a legitimate business purpose and the transaction was not a sham to merely permit Plaintiffs to control the timing of the deduction."

Greenbaum Doll
& McDonald PLLC

Blue Ridge Group, Inc.
May 31, 1996
Page - 16 -


See also, Cheroff v. Commissioner, 40 T.C.M. 183 (1980).

     Typically, the business purpose proffered to support the deductibility of prepaid IDC is that by making the prepayment the taxpayer has locked in a fixed price and has shifted the drilling risk to the owner. See Keller, supra at 47; Jolley, supra at 1086. While the contracts involved in successful prepaid IDC cases have typically been turnkey contracts, as opposed to footage contracts, since the Contracts provide for a fixed price per foot drilled, regardless of the expense of drilling, the Partnerships will have effectively locked in the price of the wells.

     As indicate above, in order for the Partnerships to be entitled to deduct the prepaid IDC in the year of prepayment, it will be necessary for the Partnerships to substantiate that there was a business purpose requiring the prepayment and that the deductibility of the prepayment in the year of prepayment does not result in a material distortion of income. Where the Service takes the position that there is a material distortion of income, the taxpayer has a strong burden to overcome to the Service's position. See, e.g. Ansley-Sheppard-Burgess Company v. Commissioner, 104 T.C. 367, 370 (1995). Due to the inherently factual nature of the inquiry, we are unable to express an opinion as to whether the Partnerships will be entitled to deduct the prepaid IDC in the year of prepayment. If such deduction is not allowed in the year of prepayment, then we are of the opinion that the prepaid IDC will be deductible in the year in which the drilling services are performed.


                               SCOPE OF OPINION
                               ----------------
     This opinion represents our views as to the interpretation of existing law and cannot be taken as an assurance of how the law will subsequently develop. Accordingly, no assurance can be given that the Service will not alter its present views, either prospectively or retroactively, or adopt new views with regard to any of the matters upon which we are rendering an opinion, nor can any assurance be given that the Service will not audit or question the treatment given to various items on a Partnership's Federal partnership tax return.

     We have reviewed the "Tax Considerations" section of the Prospectus and are satisfied that all material tax issues are considered therein. While there are certain issues on which a lack of authority or the inherently factual nature of the inquiry prevents us from expressing a firm conclusion on the probable outcome in the event of litigation, it is our opinion that, in the aggregate, the

Greenbaum Doll
& McDonald PLLC

Blue Ridge Group, Inc.
May 31, 1996
Page - 17 -

tax benefits which are a significant feature of an investment in the Partnership will be realized, although not necessarily in the year in which the Partnerships intend to claim such tax benefits.

     We hereby consent to the use of our name in the Prospectus under the heading "Tax Considerations" and to the filing of this opinion with such state securities administrators or commissioners as may be necessary or appropriate. This opinion should not be relied upon by anyone other than the Partnerships and their Partners.


                                  Very truly yours,

                                  GREENEBAUM DOLL & MCDONALD PLLC



                                  By: /s/ Charles Fassler
                                      --------------------------------------
                                          Charles Fassler, Member

                            APPENDIX C TO PROSPECTUS
                            ------------------------

                             SUBSCRIPTION AGREEMENT
                             ----------------------

          Blue Ridge Energy Fund 1997 [1998]-____ Limited Partnership


     I hereby agree to purchase _____ Unit(s) in the Blue Ridge Energy Fund 1997 [1998]-____ Limited Partnership (the "Partnership") at $1,000 per Unit.
Enclosed please find my check in the amount of $________________. My completion and execution of this Subscription Agreement also constitutes my execution of the Limited Partnership Agreement and the Certificate of Limited Partnership of the Partnership. If this Subscription is accepted, I agree to be bound and governed by the provisions of the Limited Partnership Agreement of the Partnership. With respect to this purchase, being aware that a broker may sell to me only if I qualify according to the express standards stated herein and in the Prospectus, I represent that:

     (a) I have received a copy of the Prospectus for the Partnership. _______ Initial

     (b) I have a net worth of not less than $150,000 (exclusive of home, furnishings and automobiles); or I have a net worth of not less than $45,000 (exclusive of home, furnishings and automobiles) and had during my last tax year or estimate that I will have 1997 [1998] taxable income as defined in Section 63 of the Internal Revenue Code of 1986 of at least $45,000, without regard to an investment in the
          Partnership.    _______
                          Initial

     (c) If a resident of Alabama, Arizona, California, Colorado, Florida, Georgia, Illinois, Indiana, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Nevada, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Utah, Virginia or Washington, I am aware of and satisfy the additional suitability and other requirements stated in Appendix D to the Prospectus. I am aware that Appendix D is subject to change, and I have consulted my broker on the additional suitability and other
          requirements of my state of residence.    _______
                                                    Initial

     (d) If a resident of California, I acknowledge and understand that the offering may not comply with __ all the rules set forth in Title 10 of the California Administrative Code; the following are some, but not necessarily all, of the possible deviations from the California rules:
          Program selling expenses may exceed the established limit; and the compensation formula varies from the California rules. Even in light of such non-compliance, I affirmatively state that I still want to
          invest in the Partnership.    _______
                                        Initial

     (e)  Except as set forth in (f) below, I am purchasing Units for my own
          account.   _______
                     Initial

     (f) If a fiduciary, I am purchasing for a person or entity having the appropriate income and/or net __ worth specified in (c) or (d) above.
          _______
          Initial

     (g)  I certify that the number shown as my Social Security or Taxpayer
          Identification Number on the __ signature page is correct.    _______
                                                                        Initial

          The above representations do not constitute a waiver of any rights that I may have under the Acts administered by the Securities and Exchange Commission or by any state regulatory agency administering statutes bearing on the sale of securities.

          (i) The purchase of Units as an Additional General Partner involves a risk of unlimited liability to the extent that the Partnership's liabilities exceed its insurance proceeds, the Partnerships assets, and indemnification by the Managing General Partner, as described in "Risk Factors" in the Prospectus.

          (ii) The NASD requires the Soliciting Dealer or registered representative to inform potential investors of all pertinent facts relating to the liquidity and marketability of the Units, including the following:

               (aa) The risks involved in the offering, including the
                    speculative nature of the investment and the speculative nature of drilling for oil and gas;

               (bb) the financial hazards involved in the offering, including the risk of losing my entire investment;

               (cc) the lack of liquidity of this investment;

               (dd) the restrictions of transferability of the Units; and

               (ee) the tax consequences of the investment.

     Investors are required to execute their own subscription agreements. The Managing General Partner will not accept any subscription agreement that has been executed by someone other than the investor or in the case of fiduciary accounts by someone who does not have the legal power of attorney to sign on the investor's behalf.

     The Managing General Partner may not complete a sale of Units to an investor until at least five business days after the date the investor receives a final prospectus. In addition, the Managing General Partner will send each investor a confirmation of purchase.

                        Signature and Power of Attorney
                        -------------------------------

     I hereby appoint Blue Ridge Group, Inc., with full power of substitution, my true and lawful attorney to execute, file, swear to and record any Certificate(s) of Limited Partnership or amendments thereto (including but not limited to any amendments filed for the purpose of the admission of any substituted Partners) or cancellation thereof, including any other instruments which may be required by law in any jurisdiction to permit qualification of the Partnership as a limited partnership or for any other purpose necessary to implement the Limited Partnership Agreement, and as more fully described in
Article X of the Limited Partnership Agreement.

     If a resident of California, I am aware of and satisfy the additional suitability requirements stated in Appendix D to the Prospectus and acknowledge the receipt of California Rule 260.141.11 at pages D-2, D-3, D-4 and D-5 of Appendix D to the Prospectus.

Date: ________________, 199__.



_____________________________     _______________________________
Signature                                    Signature

____________________________      ________________________________
Please Print Name                        Please Print Name


____________________________      ________________________________
Social Security or Tax            Social Security or Tax
Identification Number             Identification Number

     I utilize the calendar year as my Federal income tax year, unless indicated otherwise as follows:
_______________________________________________________________________________.


Mailing Address:  _____________________________________________

                  _____________________________________________
                  Street

                  ________________________, _______, __________
                  City                      State      Zip Code

Address for Distributions and Notices, if different from above:

_________________________________________________________________
Street

____________________________, ___________, __________
City                          State        Zip Code

Account or Reference No. ____________________________

Business Telephone No. (___)__________

Home Telephone No. (___) __________

Type of Units Purchased:            [  ] Units as an Additional
                                            General Partner
IF NO SELECTION IS MADE, THE
THE PARTNERSHIP CANNOT ACCEPT       [  ] Units as a Limited
YOUR SUBSCRIPTION AND WILL                  Partner
HAVE TO RETURN THIS
SUBSCRIPTION AGREEMENT AND YOUR
MONEY TO YOU.

Title to Units to be held:          [  ] Individual Ownership

                                    [  ] Joint Tenants with Right of
                                            Survivorship (both persons
                                            must sign)

                                    [  ]    Tenants in Common (both persons must
                                            sign)

                                    [  ]    Other ___________________

                   TO BE COMPLETED BY BLUE RIDGE GROUP, INC.

     Blue Ridge Group, Inc., as the Managing General Partner of the Partnership, hereby accepts this Subscription and agrees to hold and invest the same pursuant to the terms and conditions of the Limited Partnership Agreement of the Partnership.



ATTEST:                                BLUE RIDGE GROUP, INC.

By: _______________________________    By:  ________________________________
     James T. Cook, Jr.                Its: ________________________________
     Secretary

                                         Date: _____________________________

                                    * * * *

                  TO BE COMPLETED BY REGISTERED REPRESENTATIVE
                      (For Commission and Other Purposes)

     I hereby represent that I have discharged my affirmative obligations under Rule 2810(b)(2)(B) and (3)(D) of the NASD's Conduct Rules and specifically have obtained information from the above-named subscriber concerning his/her net worth, annual income, federal income tax bracket, investment portfolio and other financial information and have determined that an investment in the Partnership is suitable for such subscriber, that such subscriber is or will be in a financial position to realize the benefits of this investment, and that such subscriber has a fair market net worth sufficient to sustain the risks for this investment. I have also informed the subscriber of all pertinent facts relating to the liquidity and marketability of an investment in the Partnership, of the risks of unlimited liability regarding an investment as an Additional General Partner, and of the passive loss limitations for tax purposes of an investment as a Limited Partner.


______________________________         ______________________________
Name of Brokerage Firm                 Office Number


______________________________         ______________________________
Registered Representative              Office Address

                                       ______________________________
                                       City          State   Zip Code


______________________________         ______________________________
Name (Please Print)                    Social Security Number


______________________________         ______________________________
Area Code     Telephone Number         Signature

                                       ______________________________
                                       Date

                            APPENDIX D TO PROSPECTUS

                        BLUE RIDGE ENERGY FUND 1996/1997
                        --------------------------------
                       SPECIAL SUBSCRIPTION INSTRUCTIONS
                       ---------------------------------

     Checks for Units should be made payable to South Central Bank, as Escrow Agent for Blue Ridge Energy Fund 1997-[1998] Limited Partnership and should be given to the subscriber's broker for submission to the Dealer Manager and Escrow Agent. The minimum subscription is $5,000. Subscriptions are payable only in cash upon subscription. In the event that a subscriber purchases Units in a particular Partnership on more than one occasion during an offering period, the minimum purchase on each occasion is $5,000 (5 Units).

Signature Requirement.

- Investors are required to execute their own subscription agreements. The Managing General Partner will not accept any subscription agreement that has been executed by someone other than the investor or in the case of fiduciary accounts someone who does not have the legal power of attorney to sign on the investor's behalf.

Limited Partner Subscribers:

-    If a resident of New Jersey, I

     (1) Have a net worth of not less than $150,000 (exclusive of home, furnishings and automobiles), or

     (2) Have a minimum net worth of $60,000 (exclusive of home, furnishings and automobiles) and Had during the last tax year or estimates that he will have during the current tax year taxable income as defined by
          Section 63 of the Code of at least $60,000 without regard to any investment in Units.

-    If a resident of Arizona, Minnesota, Michigan, North Carolina or
     Pennsylvania, I

     (1) Have a net worth of not less than $225,000 (exclusive of home, furnishings and automobiles), or

     (2) Have a minimum net worth of $60,000 (exclusive of home, furnishings and automobiles) and had during the last tax year or estimates that he will have during the current tax year taxable income as defined by
          Section 63 of the Code of at least $60,000 without regard to any investment in Units.

- If I am a Michigan, Ohio or Pennsylvania resident, my investment in the Partnership will not be equal to more than 10% of my net worth, exclusive of home, furnishings and automobiles.

Additional General Partner Subscribers:

- If a resident of Alabama, California, Colorado, Florida, Georgia, Illinois, Indiana, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Nevada, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Utah, Virginia or Washington, I

     (1) Have an individual or joint minimum net worth with my spouse of $225,000 or more, without regard to the investment in the Program, (exclusive of home, home furnishings and automobiles) and a combined minimum gross income of $100,000 or more for the current year and for the two previous years; or

     (2) Have an individual or joint minimum net worth with my spouse in excess of $1,000,000, inclusive of home, home furnishings and automobiles; or

     (3) Have an individual or joint minimum net worth with my spouse in excess of $500,000, exclusive of home, home furnishings and automobiles; or

     (4) Have a combined minimum gross income in excess of $200,000 in the current year and the two previous years.

- If I am a Michigan, Ohio or Pennsylvania resident, my investment in the Partnership will not be equal to more than 10% of my net worth, exclusive of home, furnishings and automobiles.


                         ATTENTION CALIFORNIA INVESTORS

- A resident of California who subscribes for Units of general partnership interest must represent that he:

     (1) Has a net worth of not less than $250,000 (exclusive of home, furnishings and automobiles) and expects to have gross income in 1997 (with respect to investments in Partnerships designated Blue Ridge Energy Fund 1997 Limited Partnership ) or in 1998 (with respect to investments in Partnerships designated Blue Ridge Energy Fund 1998 Limited Partnership) of $65,000 or more, or

     (2) Has a net worth of not less than $500,000 (exclusive of home, furnishings and automobiles), or

     (3)  Has a net worth of not less than $1,000,000, or

     (4) Expects to have gross income in 1997 (with respect to Partnerships designated Blue Ridge Energy Fund 1997 Limited Partnership ) and in 1998 (with respect to Partnerships designated Blue Ridge Energy Fund 1998 Limited Partnership ) of not less than $200,000.

- A resident of California who subscribes for Units of limited partnership interest must represent that he

     (1) Has a net worth of not less than $250,000 (exclusive of home, furnishings and automobiles) and expects to have gross income in 1997 for Partnership designated Blue Ridge Energy Fund 1997 Limited Partnership and 1998 for Partnerships designated Blue Ridge Energy Fund 1998 Limited Partnership of $65,000 or more, or

     (2) Has net worth of not less than $500,000 (exclusive of home, furnishings and automobiles), or

     (3)  Has a net worth of not less than $1,000,000, or

     (4) Expects to have gross income in 1997 (with respect to investments in Partnerships designated Blue Ridge Energy Fund 1997 Limited Partnership) or in 1998 (with respect to investments in Partnerships designated Blue Ridge Energy Fund 1998 Limited Partnership of not less than $200,000.

-    If a resident of California, I am aware that:

     IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

     As a condition of qualification of the Units for sale in the State of California, the following rule is hereby delivered to each California purchaser.

     California Administrative Code, Title 10, CH. 3, Rule 260.141.11. Restriction on transfer.

     (a) The issuer of a security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.102.141.10, and 260.534.10
          shall cause a copy of this Section to be delivered to each issue or transferee of such security at the time the certificate evidencing the security is delivered to the issues or transferee.

     (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

          (1)  to the issuer;

          (2)  pursuant to the order or process of any court;

          (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

          (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

          (5) to the holders of securities of the same class of the same issuer;

          (6)  by way of gift or donation inter vivos or on death;

          (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

          (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

          (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

          (10) by way of a sale qualified under Section 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (11) by a corporation to a wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation;

          (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualifications;

          (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

          (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

          (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person

               (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule,

               (ii)  delivers to each purchaser a copy of this rule, and

               (iii) advises the Commissioner of the name of each purchaser; or

          (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

     (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

               "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

     As a condition of qualification of the Units for sale in the State of California, each California subscriber through the execution of the Subscription Agreement acknowledges his understanding that the California Department of Corporations has adopted certain regulations and guidelines which apply to oil and gas interests offered to the public in the State of California.

================================================================================

  No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Program or the Managing General Partner. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation, nor does it constitute an offer to sell or solicitation of an offer to buy any security other than the Units offered hereby. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.
                         --------------------------

                               TABLE OF CONTENTS

                                                                Page
Summary of Offering...........................................     1
Risk Factors..................................................     8
Terms of the Offering.........................................    18
Assessments and Financing.....................................    26
Source of Funds and Use of Proceeds...........................    27
Participation in Costs and Revenues...........................    28
Compensation of the Managing
  General Partner and Affiliates..............................    34
Proposed Activities...........................................    36
Investment Objectives.........................................    37
Development Policies..........................................    37
Competition, Markets and Regulations..........................    51
Management....................................................    53
Conflicts of Interest.........................................    57
Fiduciary Responsibility of the
  Managing General Partner....................................    62
Prior Activities..............................................    63
Tax Considerations............................................    73
Summary of Partnership Agreement..............................    85
Transferability of Units......................................    88
Plan of Distribution..........................................    89
Sales Literature..............................................    90
Legal Opinions................................................    91
Experts.......................................................    91
Additional Information........................................    91
Glossary of Terms.............................................    92
Financial Statements..........................................   F-1
Appendices....................................................   A-1

  All dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================

                            10,000 Units of General
                       and Limited Partnership Interest



                                  BLUE RIDGE

                             ENERGY FUND 1996/1997



                                  $10,000,000
                            Aggregate Subscription



                                  ----------

                                  PROSPECTUS

                             Dated ________, 1997



                          Ridgemont Securities, Inc.
                                Dealer-Manager
                                (800) 586-8764



================================================================================

               PART II - Information Not Required in Prospectus

                                                                        Page No.
                                                                        --------

Item 24.  Indemnification of Directors and Officers.......................  II-2
Item 25.  Other Expenses of Issuance and Distribution.....................  II-3
Item 26.  Recent Sales of Unregistered Securities.........................  II-4
Item 27.  Index to Exhibits...............................................  II-6
Item 28.  Undertakings....................................................  II-7
Signatures................................................................  II-8

               PART II - Information Not Required in Prospectus


Item 24.  Indemnification of Directors and Officers.

A.   Indemnification of Managing General Partner.

  The Managing General Partner shall have no liability to the Partnership or to any Investor Partner for any loss suffered by the Partnership which arises out of any action or inaction of the Managing General Partner if the Managing General Partner, in good faith, determined that such course of conduct was in the best interest of the Partnership, that the Managing General Partner was acting on behalf of or performing services for the Partnership, and that such course of conduct did not constitute negligence or misconduct of the Managing General Partner. The Managing General Partner shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by it in connection with the Partnership, provided that the Managing General Partner has determined in good faith that the course of conduct which caused the loss or liability was in the best interests of the Partnership, that the Managing General Partner was acting on behalf of or performing services for the Partnership, and that the same were not the result of negligence or misconduct on the part of the Managing General Partner. Indemnification of the Managing General Partner is recoverable only from the tangible net assets of the Partnership, including the insurance proceeds from the Partnership's insurance policies and the insurance and indemnification of the Partnership's subcontractors, and is not recoverable from the Investor Partners.

  Notwithstanding the above, the Managing General Partner and any person acting as a broker-dealer shall not be indemnified for liabilities arising under federal and state securities laws unless:

  (1) There has been a successful adjudication on the merits of each count involving securities law violations,

  (2) Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or

  (3) A court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of any state securities regulatory authority in which securities of the Partnership were offered or sold as to indemnification for violation of securities laws; provided however, the court need only be advised of the positions of the securities regulatory authorities of those states

      (i)   which are specifically set forth in the program agreement, and

      (ii)  in which plaintiffs claim they were offered or sold program units.

  In any claim for indemnification for federal or state securities laws violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission and the Massachusetts Securities Division or respective state securities division, as the case may be, with respect to the issue of indemnification for securities law violations.

  The advancement of Partnership funds to a sponsor or its affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if the Partnership has adequate funds available and the following conditions are satisfied:

  (1) The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership, and

  (2) The legal action is initiated by a third party who is not a participant, or the legal action is initiated by a participant and a court of competent jurisdiction specifically approves such advancement, and

  (3) The sponsor or its affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

  The Partnership shall not incur the cost of the portion of any insurance which insures the Managing General Partner against any liability as to which the Managing General Partner is herein prohibited from being indemnified.


B.   Indemnification of Additional General Partners.

  Except as otherwise provided below, the Managing General Partner agrees to indemnify each of the Additional General Partners for the amounts of obligations, risks, losses, or judgments of the Partnership or the Managing General Partner which exceed the amount of applicable insurance coverage and amounts which would become available from the sale of all Partnership assets. Such indemnification applies to casualty losses and to business losses, such as losses incurred in connection with the drilling of an unproductive well, to the extent such losses exceed the Additional General Partners' interest in the undistributed net assets of the Partnership. If, however, such excess obligations are the result of the negligence or misconduct of an Additional General Partner, or the contravention of the terms of the Partnership Agreement by the Additional General Partner, then the foregoing indemnification by the Managing General Partner shall not apply as to such Additional General Partner and such Additional General Partner shall be liable to all other Partners for damages and obligations resulting therefrom.

Item 25.  Other Expenses of Issuance and Distribution.


  The following table sets forth the estimated costs and expenses to be borne by the Partnership in connection with the offering described in the Registration Statement.

  Registration Fee.................................................  $  3,449
  Legal Fees and Expenses..........................................   150,000
  Accounting Fees and Expenses.....................................    25,000
  Printing and Engraving Expenses..................................    50,000
  Blue Sky Fees and Expenses.......................................    10,000
  Transfer Agent's and Registrar's Fees............................       -0-
  Miscellaneous Expenses...........................................     5,000
                                                                     --------
  Total............................................................  $243,449



Item 26. Recent Sales of Unregistered Securities(1)

Title of                                Class of         Number of   Approximate   Price Per   Units   Total Dollar  Commissions and
Security                                Investor         Investors    Date Sold      Unit      Sold    Amount Sold   Discounts Paid
--------                                --------         ---------   -----------   ---------  -------  ------------  --------------
Ken-Tex Joint Venture                   Accredited           22        10/93        $10,000    30.50      $305,000      $ 47,250
                                        Non-Accredited        8        10/93         10,000    11.00       110,000        16,500
                                                            ---                              -------      --------      --------
            Total                                            30                                41.50      $415,000      $ 63,750

Frio Trend Joint Venture                Accredited           72        01/94         10,000    55.86      $558,600      $ 88,500
                                        Non-Accredited       29        01/94         10,000    18.00       180,000        27,000
                                                            ---                              -------      --------      --------
            Total                                           101                                73.86      $738,600      $115,500

Bridge-Meek Joint Venture               Accredited           51        04/94         10,000    60.00      $600,000      $ 90,000
                                        Non-Accredited       24        04/94         10,000    16.25       162,500        24,375
                                                            ---                              -------      --------      --------
            Total                                            75                                76.25      $762,500      $114,375

Gulf Coast I Joint Venture              Accredited           29        09/94          9,800    27.00      $264,600      $ 38,220
                                        Non-Accredited       20        09/94          9,800    16.00       156,800        23,520
                                                            ---                              -------      --------      --------
            Total                                            49                                43.00      $421,400      $ 61,740

Stephens/Clear Creek Joint Venture      Accredited           38        11/94          9,800    32.37      $317,226      $ 47,040
                                        Non-Accredited       21        11/94          9,800    12.50       122,500        18,375
                                                            ---                              -------      --------      --------
            Total                                            49                                44.87      $439,726      $ 65,415

Elliott I/Clear Creek Joint Venture     Accredited           38        11/95          9,800    44.50      $436,100      $ 63,945
                                        Non-Accredited       30        11/95          9,800    14.50       142,100        21,315
                                                            ---                              -------      --------      --------
            Total                                            68                                59.00      $578,200      $ 85,260

Nebo West Joint Venture                 Accredited           44        02/95         12,000    37.50      $450,000      $ 67,500
                                        Non-Accredited       17        02/95         12,000    12.00       144,000        21,600
                                                            ---                              -------      --------      --------
            Total                                            61                                49.50      $594,000      $ 89,100

Green River Joint Venture               Accredited           38        05/95         10,000    34.00      $340,000      $ 51,000
                                        Non-Accredited       30        05/95         10,000    13.50       135,000        20,250
                                                            ---                              -------      --------      --------
            Total                                            68                                47.50      $475,000      $ 71,250

North Lick Creek Joint Venture          Accredited           39        06/95          7,500    42.00      $315,000      $ 47,250
                                        Non-Accredited       34        06/95          7,500    17.42       130,650        19,598
                                                            ---                              -------      --------      --------
            Total                                            73                                59.42      $445,650      $ 66,848



Title of                        Class of      Number of   Approximate   Price Per    Units    Total Dollar   Commissions and
Security                        Investor      Investors    Date Sold      Unit       Sold     Amount Sold    Discounts Paid
--------                        --------      ---------   -----------   ---------   -------   ------------   ---------------
MIC-TLE #7/Joint Venture     Accredited              47         08/95      10,000     55.75     $  557,500          $ 83,625
                             Non-Accredited          29         08/95      10,000     20.25        202,500            30,375
             Total                                  ---                             -------     ----------          --------
                                                     76                               76.00     $  760,000          $114,000

Otter Creek Joint Venture    Accredited              28         09/95      10,500     39.00     $  409,500          $ 61,425
                             Non-Accredited          12         09/95      10,500      5.50         57,750             8,663
             Total                                  ---                             -------     ----------          --------
                                                     40                               44.50     $  467,250          $ 70,088

Ruth Joint Venture #3        Accredited              31         12/95      20,000     27.50     $  550,000          $ 82,500
                             Non-Accredited          14         12/95      20,000      7.33        147,600            22,140
             Total                                  ---                             -------     ----------          --------
                                                     45                               34.88     $  697,600          $104,640

Helen Buck Joint Venture #1  Accredited              36         01/96      20,000     33.00     $  660,000          $ 99,000
                             Non-Accredited          22         01/96      20,000      9.25        185,000            27,750
             Total                                  ---                             -------     ----------          --------
                                                     58                               42.25     $  845,000          $126,750

Blue Ridge Group, Inc.       Accredited              48         10/93        1.00   941,900     $  941,900          $ 94,190
Series A Preferred Stock     Non-Accredited           5         10/93        1.00    12,500         12,500             1,250
                                                    ---                             -------     ----------          --------
             Total                                   53                             954,400     $  954,400          $ 95,440

Blue Ridge Group, Inc.       Accredited               1         08/94        0.80   125,000     $  100,000          $ 10,000
Series B Preferred Stock     Non-Accredited           0         08/94        0.80         0              0                 0
                                                    ---                             -------     ----------          --------
             Total                                    1                             125,000     $  100,000          $ 10,000

Blue Ridge Group, Inc.       Accredited              76         12/94        3.00   282,011     $  846,033          $126,905
Series C Preferred Stock     Non-Accredited          24         12/94        3.00   160,000        480,000            72,000
                                                    ---                             -------     ----------          --------
             Total                                  100                             442,011     $1,326,033          $198,905

Blue Ridge Group, Inc.       Accredited              29         04/96      10,000       148     $1,480,000          $185,000
Convertible Bonds            Non-Accredited          26         04/96      10,000        52        520,000            65,000
                                                    ---                             -------     ----------          --------
             Total                                   55                                 200     $2,000,000          $250,000

---------------

(1) Each of the Recent Sales of Unregistered Securities was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D, Rule 506, promulgated by the Securities and Exchange Commission thereunder.

Items 27.  Exhibits

Index to and Description of Exhibits

      Number      Description
      ------      -----------

        1.1      * Dealer-Manager Agreement
        1.2      * Selling Dealers Agreement

        3.1 Form of Limited Partnership Agreement (included as Appendix A to the prospectus, which is filed as a part of this Registration Statement)
        3.2      * Articles of Incorporation of Blue Ridge Group, Inc.
        3.3      * Bylaws of Blue Ridge Group, Inc.

        5.1      * Opinion of Greenebaum Doll & McDonald PLLC as to legality of the securities being registered
        5.2 Opinion of Greenebaum Doll & McDonald PLLC as to various tax matters discussed in the prospectus (included as Appendix D to the prospectus, filed as a part of this Registration
                   Statement)

       10.1      * Form of Drilling and Operating Agreement
       10.2      * Form of Drilling and Completion Contract
       10.3      * Form of Escrow Agreement with South Central Bank of Bowling
                   Green, Inc.
       23.1      * Consent of Greenebaum Doll & McDonald PLLC (included in
                   Exhibit 5.1)
       23.2        Consent of Samson, Robbins & Associates PLLC

---------------
   * Previously filed

Item 28.  Undertakings


The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Act");

      (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (c) To include any additional or changed material information on the plan of distribution.

  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suite, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


  In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, in the City of Bowling Green, Commonwealth of Kentucky, on September 30, 1997.

                              Blue Ridge Energy Fund 1996/1997
                              By:   Blue Ridge Group, Inc., a Nevada
                                    Corporation, Managing General Partner


                              By:   /s/ Robert D. Burr
                                    -------------------------------------
                                    Robert D. Burr
                                    President and Chief Executive Officer
                                    of the Managing General Partner

  In accordance with the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date stated.


 Signature                                                Title                          Date
 ---------                                                -----                          ----
/s/ Robert D. Burr
------------------------------           Chairman of the Board, Chief               September 30, 1997
Robert D. Burr                           Executive Officer and Director of
                                         the Managing General Partner
/s/ James T. Cook, Jr.
------------------------------           Director, Vice President-Finance           September 30, 1997
James T. Cook, Jr.                       and Chief Financial Officer of the
                                         Managing General Partner, (Chief
                                         Financial and Accounting Officer)
/s/ Gregory B. Shea
------------------------------           Director and Vice President-Development    September 30, 1997
Gregory B. Shea                          of the Managing General Partner